            As filed with the Securities and Exchange Commission on May 4, 2000.

                                                              File No. 33-64945
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                       POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                  ------------

         Massachusetts                    6311                    04-2664016
  (State or Other Jurisdiction      (Primary Standard         (I.R.S. Employer
     of Incorporation or        Industrial Classification    Identification No.)
         Organization)                 Code Number)

                              200 Clarendon Street
                          Boston, Massachusetts 02117
                                 (617) 572-4390
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)

                                  ------------

                          Arnold R. Bergenan, Esquire
                      John Hancock Life Insurance Company
                               John Hancock Place
                           Boston, Massachusetts 02117
            (Name, address including zip code, and telephone number))

                                  ------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: (X)

                           PROSPECTUS DATED MAY 1, 2000

                          DECLARATION VARIABLE ANNUITY


            a deferred combination fixed and variable annuity contract issued by

             JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")



The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

     VARIABLE INVESTMENT OPTION                        MANAGED BY
     --------------------------                        ----------
--------------------------------------------------------------------------------
  V.A. International...............   Indocam  International Investment Services
  V.A. Regional Bank...............   John Hancock Advisers, Inc.
  V.A. Financial Industries........   John Hancock Advisers, Inc.
  V.A. Small Cap Growth............   John Hancock Advisers, Inc.
  V.A. Mid Cap Growth..............   John Hancock Advisers, Inc.
  V.A. Large Cap Growth............   John Hancock Advisers, Inc.
  V.A. Relative Value..............   John Hancock Advisers, Inc.
  V.A. Core Equity.................   Independence Investment Associates, Inc.
  V.A. Sovereign Investors.........   John Hancock Advisers, Inc.
  V.A. 500 Index...................   John Hancock Advisers, Inc.
  V.A. Bond........................   John Hancock Advisers, Inc.
  V.A. Strategic Income............   John Hancock Advisers, Inc.
  V.A. High Yield Bond.............   John Hancock Advisers, Inc.
  V.A. Money Market................   John Hancock Advisers, Inc.
--------------------------------------------------------------------------------


  Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

     The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add or delete variable investment options in the future.

     When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of the John Hancock Declaration Trust ("the Trust"). In this prospectus, the investment options of the Trust are referred to as "funds". In the prospectuses for the Trust, the investment options may also be referred to as "funds", "portfolios" or "series".

     The Trust is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of the Trust. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for the Trust. The Trust prospectus contains detailed information about each available fund. Be sure to read that prospectus before selecting any of the variable investment options shown on page 1.

     For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

     The annuity described in this prospectus may be sold on a group basis. If you purchase the annuity under a group contract, you will be issued a group certificate. If that is the case, the word "contract" as used in this prospectus should be interpreted as meaning the certificate issued to you under the group contract.

                     JOHN HANCOCK ANNUITY SERVICING OFFICE
                     -------------------------------------

                      Mail Delivery                Phone:
                      -------------                ------
                                              1-800-824-0335
                       529 Main Street
                    Charlestown, MA 02129           Fax:
                                                    ----
                                              1-617-886-3070

     Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

********************************************************************************

     Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           GUIDE TO THIS PROSPECTUS

  This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     . The first section contains an "INDEX OF KEY WORDS."

     . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

     . "CONDENSED FINANCIAL INFORMATION" follows the "Additional Information."
       This gives some basic information about the size and past performance of the variable investment options.

 The Trust's prospectus is attached at the end of this prospectus. You should save these prospectuses for future reference.

                               IMPORTANT NOTICES

 This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

 We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2000. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 48.

 The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

                               INDEX OF KEY WORDS

  We define or explain each of the following key words used in this prospectus on the pages shown below:

  KEY WORD                                                                 PAGE

  Accumulation units..................................................... 28
  Annuitant.............................................................. 9
  Annuity payments....................................................... 29
  Annuity period......................................................... 12
  Contract year.......................................................... 10
  Date of issue.......................................................... 10
  Date of maturity....................................................... 9
  Free withdrawal amount................................................. 17
  Funds.................................................................. 2
  Guarantee periods...................................................... 2
  Investment options..................................................... 14
  Market value adjustment................................................ 12
  Premium payments....................................................... 9
  Surrender value........................................................ 19
  Surrender.............................................................. 17
  Variable investment options............................................ cover
  Withdrawal charge...................................................... 17
  Withdrawal............................................................. 17

                                   FEE TABLE

  The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

OWNER TRANSACTION EXPENSES AND ANNUAL CONTRACT FEE

     . Maximum Withdrawal Charge (as % of amount withdrawn) 6% .Annual Contract . Fee (applies only to contracts of less than $10,000) $30

ANNUAL CONTRACT EXPENSES (AS A % OF AVERAGE THE TOTAL VALUE OF THE CONTRACT)


                                      LESS THAN     $250,000
                                       $250,000     OR MORE
--------------------------------------------------------------
  Mortality and Expense Risk Charge      0.90%       0.90%
--------------------------------------------------------------
  Administrative Services Charge         0.35%       0.10%
--------------------------------------------------------------
  Total Annual Contract Charge           1.25%       1.00%
--------------------------------------------------------------

                                            Initial Premium Payment

  These annual contract expenses don't apply to amounts held in the guarantee periods.

ANNUAL FUND EXPENSES (BASED ON % OF AVERAGE NET ASSETS)


  The Funds must pay investment management fees and other operating expenses. These fees and expenses are different for each Fund and reduce the investment return of each Fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select.

  The following figures for the Funds are based on historical Fund expenses, as a percentage (rounded to two decimal places) of each Fund's average daily net assets for 1999, except as indicated in the Notes on page 6. Expenses of the Funds are not fixed or specified under the terms of the contracts, and expenses may vary from year to year.

                                          Investment    Other      Total Fund
                                          Management     Fund       Operating
Fund Name*                                    Fee     Expenses**   Expenses***
----------                                ----------  ----------   -----------
JOHN HANCOCK DECLARATION TRUST:
V.A. International......................    0.90%       0.25%         1.15%
V.A. Financial Industries...............    0.80%       0.10%         0.90%
V.A. Small Cap Growth...................    0.75%       0.25%         1.00%
V.A. Large Cap Growth...................    0.75%       0.25%         1.00%
V.A. Core Equity........................    0.70%       0.13%         0.83%
V.A. Sovereign Investors................    0.60%       0.10%         0.70%
V.A. 500 Index..........................    0.10%       0.25%         0.35%
V.A. Bond...............................    0.50%       0.25%         0.75%
V.A. Strategic Income...................    0.60%       0.25%         0.85%
V.A. Money Market.......................    0.50%       0.16%         0.66%
JOHN HANCOCK DECLARATION TRUST -
 CONTINUED:
 .V.A. Regional Bank.....................    0.80%       0.20%         1.00%
 .V.A. Mid Cap Growth....................    0.75%       0.25%         1.00%
V.A. Relative Value*....................    0.60%       0.17%         0.77%
V.A. High Yield Bond....................    0.60%       0.25%         0.85%

NOTES TO ANNUAL FUND EXPENSES

  *The V.A. Relative Value Fund was formerly the V.A. Large Cap Value Fund.

  ** The investment manager has agreed to limit temporarily (1) other expenses of each fund to 0.25% of the fund's average daily assets, and (2) the management fee of V.A. 500 Index Fund to 0.10% of its average daily net assets. Without these limitations, other fund expenses for the V.A. International, V.A. Financial Industries, V.A. Small Cap Growth, V.A. Large Cap Growth, V.A. Core Equity, V.A. Sovereign Investors, V.A. 500 Index, V.A. Bond, V.A. Strategic Income, V.A. Money Market, V.A. Regional Bank, V.A. Mid Cap Growth, V.A. Relative Value, V.A. High Yield Bond would have been 1.61%, 0.10%, 0.63%, 0.27%, 0.13%, 0.10%, 0.45%, 0.51%, 0.27%, 0.16%, 0.20%, 1.61%,
    0.17%, and 0.43%, respectively, and the management fee for the V.A. 500 Index would have been 0.35%.

  ***Total fund expenses, without these limitations,  for the V.A.
    International, V.A. Financial Industries, V.A. Small Cap Growth, V.A. Large Cap Growth, V.A. Core Equity, V.A. Sovereign Investors, V.A. 500 Index, V.A. Bond, V.A. Strategic Income, V.A. Money Market, V.A. Regional Bank, V.A. Mid Cap Growth, V.A. Relative Value, V.A. High Yield Bond would have been 2.51%, 0.90%, 1.38%, 1.02%, 0.83%, 0.70%, 0.75%, 1.01%, 0.87%, 0.66%, 1.00%, 2.36%,
    0.77% and 1.03%, respectively. Other fund expenses and total fund expenses as a percentage of average net assets are expected to decrease as the net assets of the funds grow.

EXAMPLES

The following examples on page 7 illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets. These examples do not include any applicable premium taxes or any fees for optional benefit riders. The examples should not be considered representations of past or future expenses; actual charges may be greater or less than those shown above. The examples assume Fund expenses at rates set forth above for 1999, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

  If you "surrender" (turn in) your contract at the end of the applicable time period, you would pay:

                                  1 YEAR     3 YEARS       5 YEARS      10 YEARS
V.A. International                $79        $120          $165         $276
V.A. Regional Bank                $77        $116          $157         $261
V.A. Financial Industries         $76        $113          $152         $250
V.A. Small Cap Growth             $77        $116          $157         $261
V.A. Mid Cap Growth               $77        $116          $157         $261
V.A. Large Cap Growth             $77        $116          $157         $261
V.A. Relative Value               $75        $109          $145         $237
V.A. Core Equity                  $75        $110          $148         $243
V.A. Sovereign Investors          $74        $107          $142         $230
V.A. 500 Index                    $70        $ 96          $124         $192
V.A. Bond                         $75        $108          $144         $235
V.A. Strategic Income             $76        $111          $149         $245
V.A. High Yield Bond              $76        $111          $149         $245
V.A. Money Market                 $74        $105          $140         $225

  If you begin receiving payments under one of our annuity payment options at the end of the applicable time period, or if you do not surrender your contact, you would pay the following current expenses:

                                    1 YEAR   3 YEARS  5 YEARS    10 YEARS
V.A. International                  $25      $75      $129      $276
V.A. Regional Bank                  $23      $71      $122      $261
V.A. Financial Industries           $22      $68      $116      $250
V.A. Small Cap Growth               $23      $71      $122      $261
V.A. Mid Cap Growth                 $23      $71      $122      $261
V.A. Large Cap Growth               $23      $71      $122      $261
V.A. Relative Value                 $21      $64      $110      $237
V.A. Core Equity                    $21      $66      $113      $243
V.A. Sovereign Investors            $20      $62      $106      $230
V.A. 500 Index                      $16      $51      $ 88      $192
V.A. Bond                           $21      $63      $109      $235
V.A. Strategic Income               $22      $66      $114      $245
V.A. High Yield Bond                $22      $66      $114      $245
V.A. Money Market                   $20      $61      $104      $225

                               BASIC INFORMATION

  This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  QUESTION                                                                    PAGES TO SEE
  --------                                                                    ------------
What is the contract?........................................................         9

Who owns the contract?.......................................................         9

Is the owner also the annuitant?.............................................         9

How can I invest money in a contract?........................................      9-11

How will the value of my investment in the contract change over time?........     11-12

What annuity benefits does the contract provide?.............................     12-13

What are the tax consequences of owning a contract?..........................        13

How can I change my contract's investment allocations?.......................     14-16

What fees and charges will be deducted from my contract?.....................     16-19

How can I withdraw money from my contract?...................................     19-21

What happens if the annuitant dies before my contract's date of maturity?....     21-23

WHAT IS THE CONTRACT?

  The contract is a "deferred payment variable annuity contract." An annuity contract provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a deferred payment contract, the annuity payments will begin on a future date, called the contract's "date of maturity." Under a variable annuity contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master contract.

WHO OWNS THE CONTRACT?

That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion.

 IS THE OWNER ALSO THE ANNUITANT?

  Again, that's up to you. The annuitant is the person upon whose death the contract's death benefit becomes payable. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime.
 In many cases, the same person is both the annuitant and the owner of a contract. However, you are free to name another person as annuitant.

HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

  We call the investments you make in your contract "premiums" or "premium payments." In general, you need at least a $1,000 initial premium payment to purchase a contract. If you choose to contribute more money into your contract, each subsequent premium payment must also be at least $500. If you deposit money directly from your bank account, your subsequent premium payments can be as small as $100.

Applying for a contract

  An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

  Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

  In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution, but delay the effectiveness of the contract until we receive your signed application. In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

  We measure the years and anniversaries of your contract from its date of issue. We use the term "contract year" to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

  You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

                                                                YOU MAY NOT MAKE ANY
               IF YOUR CONTRACT IS USED TO FUND               PREMIUM PAYMENTS AFTER
                                                                 ANNUITANT REACHES A
-----------------------------------------------------------------------------------------------------
  a "tax qualified plan"*                                             70 1/2**
-----------------------------------------------------------------------------------------------------
  a non-tax qualified plan                                            84
                                                                      1/2
-----------------------------------------------------------------------------------------------------

  * as that term is used in "Tax Information," beginning on page 33. ** except for a Roth IRA, which has no age limit.

  We will not issue a contract if the proposed annuitant is older than age 84. We may waive any of these limits, however.

Ways to make premium payments

  Premium payments made by check or money order must be:

     . drawn on a U.S. bank,

     . drawn in U.S. dollars, and

     . made payable to "John Hancock."

  Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at one of the addresses shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below.
You can find information about other methods of premium payment by contacting your JHVLICO representative or by contacting the John Hancock Annuity Servicing Office.

  Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

  If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

  If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

     . issue a contract;

     . accept premium payments;  or

     . allow other transactions.

  After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

 HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

  Prior to a contract's date of maturity, the amount you've invested in any VARIABLE INVESTMENT OPTION will increase or decrease based upon the investment experience of the corresponding Fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the Fund directly and reinvested all Fund dividends and distributions in additional shares.

  Like a regular mutual fund, each Fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table on pages 5 and 6. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we credit to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 16.

  The amount you've invested in a GUARANTEE PERIOD will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. We currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

  However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 27.

  At any time before the date of maturity, your "TOTAL VALUE OF YOUR CONTRACT" equals

     . the total amount you invested,

     . minus all charges we deduct,

     . minus all withdrawals you have made,

     . plus or minus any positive or negative MVA's that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

     . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value daily while it is in that option, and

     . plus the interest we credit to any of your contract's value while it is in a guarantee period.

 WHAT ANNUITY BENEFITS DOES A CONTRACT PROVIDE?

  If your contract is still in effect on its date of maturity, it enters what is called the "annuity period". During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity.
Therefore you
should exercise care in selecting your date of maturity and your choices that are in effect on that date.

  You should carefully review the discussion under "The annuity period," beginning on page 29, for information about all of these choices you can make.

 WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

  In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

     . partial withdrawal (including systematic withdrawals),

     . full withdrawal ("surrender"),

     . payment of death benefit proceeds as a single sum upon the annuitant's death,

     . periodic payments under one of our annuity payment options.

 How much you will be taxed on distribution is based upon complex tax rules and depends on matters such as

     . the type of the distribution,

     . when the distribution is made,

     . the nature of any tax qualified retirement plan for which the contract is being used,

     . the circumstances under which the payments are made.

  If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

  Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

  THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN

CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

 HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

  When you apply for your contract, you specify the variable investment options or guarantee periods (together, your "investment options") in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

  Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using counts as one "use" of an investment option, even if you had used that option at an earlier time. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

  Up to 12 times during each year of your contract, you may transfer:

     . all or part of the assets held in one VARIABLE INVESTMENT OPTION to any other available variable investment option or guarantee period, or

     . all or part of the assets held in one GUARANTEE PERIOD to any other available guarantee period or variable investment option.

 Transfers under our dollar cost averaging program do not count toward the 12 you are allowed each year. However, you may not:

     . transfer assets within 30 days prior to the contract's date of maturity,

     . transfer more than $1,000,000 in a contract year from any one variable investment option or guarantee period, without our prior approval,

     . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

     . make any transfers, during the annuity period, to or from a fixed investment option, or

     . make any transfer during the annuity period that would result in more than four investment options being used at once.

  The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. The use of such transfers may be disruptive to a Fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a Fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

  You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the one of the locations shown on page
2. Your request should include:

     . your name,

     . daytime telephone number,

     . contract number,

     . the names of the investment options being transferred to and from each, and

     . the amount of each transfer.

 The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

  Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

  If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

  The contracts are not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers among investment options. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Mortality and expense risk charge

  We deduct a daily charge that compensates us primarily for mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 0.90% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

  In return for mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to a pay greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less.

Administrative services charge

  We deduct a daily charge for administrative and clerical services that the contracts require us to provide.

  On an annual basis, this charge equals 0.35% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.) However, if your initial premium payment was more than $250,000, we reduce the charge to 0.10%.

Annual contract fee

  Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value of less than $10,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to $50.

Premium taxes

  We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

  In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

  If you withdraw some money from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred withdrawal load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

  Here's how we determine the charge:  In any contract year, you may withdraw up
  ----------------------------------
to 10% of the total value of your contract (computed as of the beginning of the contract year) without the assessment of any withdrawal charge. We refer to this amount as the "free withdrawal amount." However, if the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

  The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:

YEARS FROM DATE OF PREMIUM PAYMENT TO
   DATE OF SURRENDER OR WITHDRAWAL                        WITHDRAWAL CHARGE*
-------------------------------------                     ------------------
----------------------------------------------------------------------------
  7 or more..............................................       0%
----------------------------------------------------------------------------
  6 but less than 7......................................       2%
----------------------------------------------------------------------------
  5 but less than 6......................................       3%
----------------------------------------------------------------------------
  4 but less than 5......................................       4%
----------------------------------------------------------------------------
  3 but less than 4......................................       5%
----------------------------------------------------------------------------
  2 but less than 3......................................       5%
----------------------------------------------------------------------------
  less than 2............................................       6%
----------------------------------------------------------------------------


  * AS A PERCENTAGE OF THE AMOUNT OF SUCH PREMIUM THAT WE CONSIDER TO HAVE BEEN WITHDRAWN (INCLUDING THE WITHDRAWAL CHARGE), AS EXPLAINED IN THE TEXT IMMEDIATELY BELOW.

  Solely for purposes of determining the amount of the withdrawal charge, we assume that each withdrawal (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations. For this purpose, we also consider any amounts that we deduct for the annual contract charge to have been withdrawals of premium payments (which means that no withdrawal charge will ever be paid on those amounts).

  The amount of any withdrawal that exceeds any remaining premium payments that have not already been considered as withdrawn will not be subject to any withdrawal charge. This means that no withdrawal charge will apply to any favorable investment experience that you have earned.

  Here's how we deduct the withdrawal charge:  We deduct the withdrawal charge
  ------------------------------------------
proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a Growth option and 40% from the V.A. Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the V.A. Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

  You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

  When withdrawal charges don't apply:  We don't assess a withdrawal charge in
  -----------------------------------
the following situations:

     . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

     . on certain withdrawals if you have elected the nursing home rider that waives the withdrawal charge; and

     . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

  How an MVA affects the withdrawal charge:  If you make a withdrawal from a
  ----------------------------------------
guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much less. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much more.

Other charges

  We offer, subject to state availability, three optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we charge an amount equal to 1/12/th/ of the following annual percentages:

Stepped up death benefit*                                                0.15% of total value of your contract
--------------------------------------------------------------------------------------------------------------------------
Accidental death benefit                                                 0.10% of total value of your contract
--------------------------------------------------------------------------------------------------------------------------
                                                                         0.05% of that portion of your contract's total
Nursing home waiver                                                      value attributable to premiums that are still
                                                                         subject to surrender charges
--------------------------------------------------------------------------------------------------------------------------

     *Some people refer to this benefit as the "enhanced stepped-up death benefit."

 We deduct the charge proportionally from each of your investment options, based on your value in each.

 HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

 Prior to your contract's date of maturity, if the annuitant is living, you may:

     . surrender your contract for a cash payment of its "surrender value," or

     . make a partial withdrawal of the surrender value.

 The "surrender value" of a contract is the total value of a contract, after any market value adjustment, MINUS the annual contract fee and any applicable premium tax and withdrawal charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

 Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
33. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

 We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

  Without our prior approval, you may not make a partial withdrawal

     . for an amount less than $100, or

     . if the remaining total value of your contract would be less than $1,000.

  If your "free withdrawal value" at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other partial withdrawals. We reserve the right to terminate your contract if the value of your contract becomes zero.

  You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Nursing home waiver of withdrawal charge

  If your state permits, you may purchase an optional nursing home waiver of withdrawal charge rider when you apply for a contract. Under this rider, we will waive the withdrawal charge on any withdrawals, provided all the following conditions apply:

     . you become confined to a nursing home beginning at least 90 days after we issue your contract.

     . you remain in the nursing home for at least 90 consecutive days and receive skilled nursing care.

     . we receive your request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility.

     . your confinement is prescribed by a doctor and medically necessary.

 You may not purchase this rider if (1) you are older than 75 years at application or (2) if you were confined to a nursing home within the past two years.

  For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

Systematic withdrawal plan

  Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless you request otherwise and we agree, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 11, and "What fees and charges will be deducted from my contract?" beginning on page 16. The same tax consequences also generally will apply.

  The following conditions apply to systematic withdrawal plans:

     . you may elect the plan only if the total value of your contract equals
       $15,000 or more.

     . the amount of each systematic withdrawal must equal at least $100.

     . if the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

     . you may cancel the plan at any time.

     . we reserve the right to modify the terms or conditions of the plan at any time without prior notice.

Dollar cost averaging program

  You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the dollar cost averaging program:

     . you may elect the program only if the total value of your contract equals
       $15,000 or more.

     . the amount of each transfer must equal at least $250.

     . you may change your dollar cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

     . you may discontinue the program at any time.

     . the program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

     . automatic transfers to or from guarantee periods are not permitted.

     . we reserve the right to suspend or terminate the program at any time.

 WHAT HAPPENS IF THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

Standard death benefit

  If the annuitant dies before your contract's date of maturity, we will pay a standard death benefit, unless you have elected an enhanced death benefit rider.

  The standard death benefit is the greater of:

     . the total value of your contract, adjusted by any then-applicable market value adjustment, or

     . the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

  We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

     . proof of the annuitant's death, and

     . any required instructions as to method of settlement.

  Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 29.

Enhanced death benefit riders

  "Stepped-up" death benefit rider: If you are under age 80 when you apply for
   --------------------------------
your contract, you may elect to enhance the standard death benefit by purchasing a stepped-up death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greater of:

     . the standard death benefit (described above) or

     . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary.

  For these purposes, however, we count only those contract anniversaries that occur (1) BEFORE we receive proof of death and any required settlement instructions and (2) BEFORE the annuitant attains age 80 1/2.

  You may elect this rider ONLY when you apply for the contract and ONLY if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 16 under "What fees and charges will be deducted from my contract?" For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

  Accidental death benefit rider: If you are under age 80 when you apply for
  ------------------------------
your contract, you may elect to purchase an accidental death benefit rider. In addition to any other death benefit, this rider provides a benefit upon the accidental death of the annuitant prior to the earlier of:

     . the contract's date of maturity, and

     . the annuitant's 80/th/ birthday.

  Under this rider, the beneficiary will receive an amount equal to the total value of the contract as of the date of the accident, up to a maximum of $200,000. We will pay the benefit after we receive, at the John Hancock Annuity Servicing Office:

     . proof of the annuitant's death, and

     . any required instructions as to method of settlement.

  You may elect this rider ONLY when you apply for the contract. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 16 under "What fees and charges will be deducted from my contract?" For a complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy upon request. Not all states allow this benefit.

                            ADDITIONAL INFORMATION

  This section of the prospectus provides additional information that is not contained in the Basic Information section on pages 8 through 23.

  CONTENTS OF THIS SECTION                                         PAGES TO SEE

  Description of JHVLICO.........................................       25

  Who should purchase a contract.................................       25

  How we support the variable investment options.................       26

  How we support the guarantee periods...........................       26

  How the guarantee periods work.................................    26-27

  The accumulation period........................................       28

  The annuity period.............................................    29-31

  Variable investment option valuation procedures................       31

  Distribution requirements following death of owner.............       32

  Miscellaneous provisions.......................................       33

  Tax information................................................    33-38

  Further information about JHVLICO..............................       38

  Management's discussion and analysis...........................    39-46

  Performance information........................................    46-47

  Reports........................................................       47

  Voting privileges..............................................       47

  Certain changes................................................       47

  Distribution of contracts......................................    47-48

  Experts........................................................       48

  Registration statement.........................................       48

  Appendix A - Details About Our Guarantee Periods...............    73-76

  Appendix B - Examples of Withdrawal Charge Calculation.........    77-79

 DESCRIPTION OF JHVLICO

  We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 1999, John Hancock's assets were approximately $71 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

  It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

WHO SHOULD PURCHASE A CONTRACT?

  We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We provide general federal income tax information for contracts not purchased in connection with a tax qualified retirement plan beginning on page 33.

  We also designed the contracts for purchase under:

     . traditional individual retirement annuity ("IRA") plans satisfying the requirements of Section 408 of the Code;

     . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
       Section 408A of the Code;

     . SIMPLE IRA plans adopted under Section 408(p) of the Code;

     . Simplified Employee Pension plans ("SEPs") adopted under Section
       408(k) of the Code;

     . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations; and

     . pension or profit-sharing plans qualified under section 401(a) of the Code.

  When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

  We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

 To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

  We hold the Fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

  The Account's assets, including the Trust's shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the policies cannot be reached by any other persons who may have claims against us.

  All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

HOW WE SUPPORT THE GUARANTEE PERIODS

  All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

  Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its accumulated value to the Money Market option under your contract, unless you elect to:

     . withdraw all or a portion of any such amount from the contract,

     . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

     . allocate all or a portion of such amount to one or more of the variable investment options.

  You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

  We currently make available guarantee periods with durations up to ten years. You may not select a guarantee period if it extends beyond your contract's date of maturity. We reserve the right to add or delete guarantee periods from those that are available at any time for new allocations.

Guaranteed interest rates

  Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

  We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates.

  You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time by calling the John Hancock Annuity Servicing Office at the telephone number on page 2.

Calculation of market value adjustment ("MVA")

  If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment.

  A market value adjustment also generally applies to:

     . death benefits pursuant to your contract,

     . amounts you apply to an annuity option, and

     . amounts paid in a single sum in lieu of an annuity.

  The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract. Here is how the MVA works:

 We compare
     . the guaranteed rate of the guarantee period from which the assets are being taken WITH
     . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains in the guarantee period from which the assets are being taken.
 If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your contract's value.
If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.

  For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

  The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

Your value in our variable investment options

  Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

  To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

dollar amount of transaction DIVIDED BY value of one accumulation unit for the applicable variable investment option at the time of such transaction

  The value of each accumulation unit will change daily depending upon the investment performance of the Fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

  Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

number of accumulation units in the variable investment options TIMES value of one accumulation unit for the applicable variable investment option at that time

Your value in the guarantee periods

  On any date, the total value of your contract in a guarantee period equals:

     . the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

     . the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

     . the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

     . the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

     . the amount of any charges and fees deducted from that guarantee period, PLUS

     . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

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THE ANNUITY PERIOD

Date of maturity

  Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be:

     . at least 6 months after the date the first premium payment is applied to your contract, and

     . no later than the maximum age specified in your contract (normally age 95).

  Subject always to these requirements, you may subsequently select an earlier date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 34.)

Choosing fixed or variable annuity payments

  During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

  We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (directing all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

  We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option.

  Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

  Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 30).

  Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

  If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

  Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

     . you have not made an election prior to the annuitant's death;

     . the beneficiary is entitled to payment of a death benefit of at least
       $5,000 in a single sum; and

     . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

  We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

  The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

     . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

     . if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

     . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

   Assumed investment rate

  The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

  You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

  The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then subtract any applicable premium tax charge and divide the difference by $1,000.

 We then multiply the result by the greater of:

     . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

     . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

  Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

  OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

  Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

  OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

  OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

  OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

  OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

  With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

  If the payee is more than 85 years old on the date of maturity, the following two options are not available:

     . Option A:  "life annuity with 5 years guaranteed" and

     . Option B: "life annuity without further payment on the death of payee."

 VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

  We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading.
 Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER

  If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the box below. In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

  The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

  Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

 IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:

     . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

     . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the entire interest (as discussed below) in the contract on the date of your death must be:

     (1) paid out in full within five years of your death or

     (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death

  If you are the annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the annuitant, the entire interest equals

     . the surrender value if paid out in full within five years of your death,
       or
     . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

 IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN

     . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

  To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

  Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. The contract designates the person you choose as beneficiary. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect whether or not you or the annuitant is then alive. However, these changes are subject to:

     . the rights of any assignees of record,

     . the any action taken prior to receipt of the notice, and

     . certain other conditions.

  An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

TAX INFORMATION

Our income taxes

  We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

  The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Contracts not purchased to fund a tax qualified plan

   Undistributed gains

  We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

  However, a contract owned other than by a natural person does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

   Annuity payments

  When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to the payee, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

  The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

   Surrenders and withdrawals before date of maturity

  When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract or if no annuity payment option is selected for a death benefit payment.

  When you take a partial withdrawal from a contract, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. The taxable portion generally equals the amount, if any, by which the payment exceeds your then investment in the contract. If you assign or pledge any part your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

  For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JHVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

   Penalty for premature withdrawals

  The taxable portion of any withdrawal or single sum payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

Diversification requirements

  Each of the Funds of the Trust intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

  The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the Fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of Fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

  We have no responsibility for determining whether a particular retirement plan satisfies the applicable requirements of the Code or whether a particular employee is eligible for inclusion under a plan.

   Withholding on rollover distributions

  The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

   Contracts purchased as traditional IRAs

  A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of (a) 100% of compensation includable in your gross income, or (b) $2,000 per year. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to $2,000 for each of you and your spouse (or, if less, your combined compensation).

  You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return. The amount of your deduction is based on the following factors:

     . whether you or your spouse is an active participant in an employer sponsored retirement plan,

     . your federal income tax filing status, and

     . your "Modified Adjusted Gross Income".

  Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

  If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or any annuity payment, may be excluded from your taxable income when you receive the proceeds. In general, all other amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply similar to those described above for such non-qualified contracts).

  The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

   Contracts purchased as Roth IRAs

  In general, you may make purchase payments of up to $2,000 each year for a type of non-deductible IRA contract, known as a Roth IRA. Any contributions made during the year for any other IRA you have will reduce the amount you otherwise could contribute to a Roth IRA. Also, the $2000 maximum for a Roth IRA phases out for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

  If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

     . after you reach age 59 1/2,

     . on your death or disability, or

     . to qualified first-time homebuyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

  The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax.

  You can convert a traditional IRA to a Roth IRA, unless:

     . you have adjusted gross income over $100,000, or

     . you are a married taxpayer filing a separate return.

 The $2,000 Roth IRA contribution limit does not apply to converted amounts.

  You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

   Contracts purchased under SIMPLE IRA plans

  In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contibutions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed certain contribution limits (currently $6,000 a year). Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

   Contracts purchased under Simplified Employee Pension plans (SEPs)

  SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum amount that may be contributed to an SEP is the lesser of 15% of compensation or the IRS compensation limit for the year ($170,000 for the year 2000).

   Contracts purchased under Section 403(b) plans

  Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into contracts owned by their employees that are not taxable currently to the employee.

  The amount of such non-taxable contributions each year

     . is limited by a maximum (called the "exclusion allowance") that is computed in accordance with a formula prescribed under the Code;

     . may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed $10,500 (subject to cost of living increases); and

     . is subject to certain other limits (described in Section 415 of the Code).

  When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income.

  Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

     . on the employee's separation from service, death, or disability,

     . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

     . transfers and exchanges to other products that qualify under Section
       403(b).

   Contracts purchased for pension and profit sharing plans qualified under
   Section 401(a)

  In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

  Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

  The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

  IRS required minimum distributions to the employee must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

   Contracts purchased for "top-heavy" plans

  Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

   Tax-free rollovers

  The discussion above covers certain fully or partially tax-free "rollovers" from a regular IRA to a Roth IRA. You may also make a tax-free rollover from

     . a traditional IRA to another traditional IRA,

     . any tax-qualified plan to a traditional IRA, and

     . any tax-qualified plan to another tax-qualified plan of the same type
       (i.e. 403(b) to 403(b), corporate plan to corporate plan, etc.)

  We do not have to withhold tax if you roll over your entire distribution and you request us to pay it directly to the successor plan. Otherwise, 20% mandatory withholding will apply and reduce the amount you can roll over to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before taking such a distribution.

   See your own tax adviser

  The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

FURTHER INFORMATION ABOUT JHVLICO

Description of JHVLICO

  We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering price of $17 per share. At December 31, 1999, JHVLICO had $74.8 billion of life insurance in force.

  JHVLICO markets its policies through

     . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

     . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

  In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL"). At December 31, 1998, IPL's principal business consisted of a run-off of a block of single premium whole life insurance. More information about IPL is contained in Note 2 to JHVLICO's Financial Statements beginning on page 61.

Selected financial data

  You should read the following financial data for JHVLICO along with

     . "Management's Discussion and Analysis of Financial Condition and Results of Operations", immediately following this section, and

     . JHVLICO's financial statements and the notes to the financial statements, beginning on page 53.

  Past results do not necessarily indicate future results. The selected financial data and financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners ("NAIC") ("statutory accounting practices."). See Note 1 to JHVLICO's financial statements, beginning on page 57, for additional information about the accounting practices.

                                     SELECTED FINANCIAL DATA

                                        Year ended     Year ended     Year ended      Year ended     Year ended
                                       December 31,   December 31,   December 31,    December 31,   December 31,
                                           1999           1998            1997            1996          1995
                                       (in millions)  (in millions)  (in millions)   (in millions)   (in millions)
 INCOME STATEMENT DATA
       Premiums                          $   950.8      $ 1,272.3      $   872.7      $    820.6      $   570.9
       Net investment
    income                                   136.0          122.8           89.7            76.1           62.1
       Other income, net                     605.4          618.1          449.1           427.7           98.7
       TOTAL REVENUES                    $ 1,692.2        2,013.2        1,411.5         1,324.4          731.7
       Total benefits
    and expenses                         $ 1,573.6        1,963.9        1,342.5         1,249.0          672.2
       Income tax expense                     42.9           33.1           38.5            38.6           28.4
       Net realized capital gains
           (losses)                           (1.7)          (0.6)          (3.0)          (1.5)            0.5
       Net gain                               74.0      $    15.6      $    27.5      $     35.3      $    31.6

    BALANCE SHEET DATA
       Total assets                      $10,613.0      $ 8,599.0      $ 6,521.5      $  4,567.8      $ 3,446.3
       Total obligations                  10,216.0        8,268.2        6,199.8         4,284.7        3,197.6
       Total stockholder's equity            397.0      $   330.8      $   321.7      $    283.1      $   248.7


MANAGEMENT'S DISCUSSION AND ANALYSIS

Financial condition

  During the past fiscal year, JHVLICO's total assets grew primarily due to the growth in the total assets of the JHVLICO's separate accounts due to increased sales of variable life and variable annuity products as well as market appreciation on separate account assets as a result of strong market performance.

  Likewise, its total obligations grew. Total stockholder's equity also grew during this period. The following chart shows percentage growth in total assets, total obligations and total stockholder's equity for the twelve-month period ended December 31, 1999:


                                       Year ended     Year ended
                                       ----------     ----------
                                      December 31,   December 31,    % change
                                      ------------   ------------    --------
                                          1999           1998
                                          ----           ----
                                      (in millions)  (in millions)
                                      -------------  -------------
Total assets  -  JHVLICO                $  10,613.0      $ 8,599.0       23.4%

Total assets  -  JHVLICO separate
accounts                                $   8,268.2      $ 6,595.2       25.4%

Total obligations - JHVLICO             $  10,216.0      $ 8,268.2       23.6%

Total obligations - JHVLICO separate
accounts                                $   8,261.6      $ 6,589.4       25.4%

Total shareholder equity                $     397.0      $   330.8       20.0%

  Separate account assets and liabilities consist primarily of the fund balances associated with JHVLICO's variable life and annuity business. The asset holdings include fixed income, equity, growth, total return, real estate, global, and international mutual funds with liabilities representing amounts due to policyholders.

  During the 1998 fiscal year, a similar pattern of growth occurred. It is shown on the following chart:

                                       Year ended     Year ended
                                       ----------     ----------
                                      December 31,   December 31,    % change
                                      ------------   ------------    --------
                                          1998           1997
                                          ----           ----
                                      (in millions)  (in millions)
                                      -------------  -------------
Total assets  -  JHVLICO                  $ 8,599.0      $ 6,521.5      31.9%
Total assets  -  JHVLICO separate
accounts                                  $ 6,595.2      $ 4,691.1      40.6%
Total obligations - JHVLICO               $ 8,268.2      $ 6,199.8      33.4%
Total obligations - JHVLICO separate
accounts                                  $ 6,589.4      $ 4,685.7      40.6%
Total stockholder's equity                $   330.8      $   321.7       2.8%

  JHVLICO's bond portfolio remains highly diversified. It maintains the diversity of its bond portfolio by:

     . investing in a wide variety of geographic regions and industry groups, and

     . limiting the size of individual investment relative to the total portfolio.

  JHVLICO invests new money predominantly in long-term investment grade corporate bonds. As a result, 86.0% of JHVLICO's general account bonds were investment grade bonds, and 9.8% were medium grade bonds as of December 31, 1999. The corresponding percentages as of December 31, 1998, were 86.1% and 10.8%, respectively. For medium grade bonds, JHVLICO invests mostly in private placements that provide long-term financing for medium size companies. These bonds typically are protected by individually negotiated financial covenants and/or collateral. As of December 31, 1999, the remaining 4.2% of JHVLICO's total general account bonds consisted of lower grade bonds and bonds in default. Bonds in default represent 0.8% of JHVLICO's general account bonds.

  Management believes JHVLICO's commercial mortgage lending practices continue to be strong. JHVLICO generally makes mortgage loans against properties with proven track records and high occupancy levels. Typically, JHVLICO does not make construction or condominium loans nor lend more than 75% of the property's value at the time of the loan. JHVLICO uses a computer based mortgage risk analysis system in managing the credit risk related to its mortgage loans.

  JHVLICO has outstanding commitments to purchase long-term bonds and issue real estate mortgages totaling $15.4 million and $3.5 million, respectively, at December 31, 1999. The corresponding amounts at December 31, 1998 were $5.9 million and $24.8 million, respectively. JHVLICO monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. Most of the commitments at December 31, 1999 expire in 2000.

Reserves and obligations

  JHVLICO's obligations consist primarily of aggregate reserves for life policies and annuity contracts. As of December 31, 1999, JHVLICO's general account reserves totaled $1,866.6 million and its separate account obligations totaled $8,261.6 million. As of December 31, 1998, the corresponding amounts were $1,652.0 million and $6,589.4 million, respectively. JHVLICO computes these liabilities in accordance with commonly accepted actuarial standards. Its actuarial assumptions are in accordance with, or more conservative than, those called for in state regulations. Total reserves meet the requirements of Massachusetts insurance laws.

  Every year, JHVLICO performs reserve adequacy testing, usually during the fourth quarter. Intensive asset adequacy testing was performed in 1999 for the vast majority of reserves. During 1999 and 1998, JHVLICO made no refinements to reserves.

  JHVLICO's investment reserves include the asset valuation reserve ("AVR") and interest maintenance reserve ("IMR") required by the NAIC and state insurance regulatory authorities. The AVR stabilizes statutory surplus from non-interest related fluctuations in the market value of bonds, stocks, mortgage loans, real estate and other invested assets. The AVR generally captures realized and unrealized capital gains or losses on such assets, other than those resulting from interest rate changes.

  Each year, the amount of an insurer's AVR will fluctuate as the non-interest related capital gains and/ or losses are absorbed by the reserve. To adjust for such changes over time, an annual contribution must be made to the AVR equal to 20% of the difference between the AVR reserve objective (as determined annually according to the type and quality of an insurer's assets) and the actual AVR.

  JHVLICO includes the AVR in its obligations. Its AVR was $23.1 million at December 31, 1999, and $21.9 million as of December 31, 1998. During 1998, JHVLICO made a voluntary contribution of $0.7 million to the AVR. Such contributions may result in a slower rate of growth of, or a reduction to, stockholder's equity. During 1999, there have been no voluntary contributions to the AVR. Changes in the AVR are accounted for as direct increases or decreases in stockholder's equity. The impact of the AVR on JHVLICO's stockholder's equity position will depend, in part, on JHVLICO's investment portfolio.

  The IMR captures realized capital gains and losses (net of taxes) on fixed income investments (primarily bonds and mortgage loans) resulting from changes in interest rate levels. JHVLICO does not reflect these amounts in its stockholder equity account but amortizes them into net investment income over the estimated remaining lives of the investments disposed. At December 31, 1999 and December 31, 1998, JHVLICO's IMR balance was $7.4 million and $10.7 million, respectively. The impact on the IMR on JHVLICO's stockholder's equity depends upon the amount of future interest related capital gains and losses on fixed income investments.

Results of operations

   1999 compared to 1998

  Net gains from operations, before net realized capital gains/losses, totaled $75.7 million in 1999, a $59.5 million increase over 1998. The increase in the net gain is due principally to continued growth in the annuity line of business within JHVLICO. This line of business had a growth in net gain of $25.6 million due to higher separate account fees and expense allowances on business reinsured with John Hancock. The remaining $33.9 million increase in net gain is due to the Universal Life line of business which had higher net investment income and lower premium taxes during 1999 compared with 1998.

  During 1999, total revenues decreased by 15.9% (or $321.0 million) to $1,692.2 million. Premium, net of premium ceded to reinsurers, decreased by 25.3% (or $321.5 million) to $950.8 million. This decrease in premium is primarily due to large single premium ($340.0 million) bank owned life insurance sales that occurred during 1998 which have not recurred during 1999. Net investment income increased by 10.7% (or $13.2 million) to $136.0 million. This increase is primarily due to a 4.6% (or $4.4 million) increase in gross income on long-term bonds, and a 25.3% (or $6.3 million) increase in gross income on commercial and agricultural mortgages. The increases can both be attributed to an increased asset base. Other income decreased by $12.7 million primarily as a result of reserve adjustments on reinsurance ceded.

  During 1999, total benefits and expenses decreased by 19.9% (or $390.3 million) to $1,573.6 million. Benefit payments and additions to reserves decreased by 25.5% (or $422.9 million) to $1,238.7 million. This decrease is primarily the result of a bank owned life insurance reserve increase in 1998 of $380.1 million that did not recur in 1999. Insurance expenses increased by 14.7% (or $40.2 million) to $314.4 million. This consists of an $11.3 million increase in commission expenses resulting from the sale of new and renewal business, and a $28.9 million increase in the expenses of providing services to policyholders.

   1998 compared to 1997

  Net gain from operations , before net realized capital losses, totaled $16.2 million in 1998, $14.3 million lower than in 1997. A net loss of $9.8 million in 1998 resulting from the individual annuity line of business contributed significantly to this decrease in operating gain. First year commissions and taxes on sales of $340.0 million of bank owned life insurance further diminished the gain.

  During 1998, total revenues increased by 42.6% (or $601.7 million) to $2,013.2 million. Premium, net of premium ceded to reinsurers, increased by 45.8% (or $399.6 million) to $1,272.3 million. This increase is principally due to the sale of a single-premium bank owned life insurance policy with a premium of $340.0 million. Net investment income increased by 36.9% (or $33.1 million) to $122.8 million. This increase is primarily due to a 47.8% (or $31.0 million) increase in gross income on long-term bonds, and a 27.8% (or $5.4 million) increase in gross income on commercial mortgages. The increases can both be attributed to an increased asset base. Other income increased by $169.0 million as a result of reserve adjustments on reinsurance ceded.

  During 1998, total benefits and expenses increased by 46.3% (or $621.4 million) to $1,963.9 million. Benefit payments and additions to reserves increased by 52.4% (or $571.4 million) to $1,661.6 million. This increase is largely the result of an increase in reserves of $297.4 million associated with the sale of bank owned life insurance. Insurance expenses increased by 17.6% (or $41.0 million) to $274.2 million. This consists of a $27.3 million increase in commission expenses resulting from the sale of new and renewal business, and a $13.7 million increase in the expenses of providing services to policyholders.

Liquidity and capital resources

  JHVLICO's liquidity resources for the past two fiscal years were as follows:

                                                                             Year ended      Year ended
                                                                             ----------      ----------
                           Type of Investments                              December 31,    December 31,
                           -------------------                              ------------    ------------
                                                                                1999            1998
                                                                                ----            ----
                                                                            (in millions)   (in millions)
                                                                            -------------   -------------
                                           Cash and short-term investments    $ 250.1         $  19.9
                                                                              $    4
                                                              Public bonds      54.1          $ 461.9
                                                                              $    6
                                                                                   0
                                                                                   9.
                                  Investment-grade private placement bonds         4          $ 619.9


  In addition, JHVLICO's separate accounts are highly liquid and available to meet most outflow needs for variable life insurance.

  JHVLICO's management believes the liquidity resources of $1,313.6 million as of December 31, 1999, strongly position JHVLICO to meet all its obligations to policyholders and others. Funds provided by normal operations generally satisfy JHVLICO's financing needs. There were no outstanding borrowings as of December 31, 1999. As of December 31, 1998, JHVLICO had $61.9 million in outstanding borrowings from an affiliate. Total surplus, also know as stockholder's equity, plus the AVR, amounted to $420.1 million as of December

31, 1999, and $352.7 million as of December 31, 1998. The current statutory accounting treatment of taxes for deferred acquisition costs ("DAC taxes") currently results in a reduction to JHVLICO's surplus. This reduction will persist during periods of growth in new business. DAC taxes result from federal income tax law that approximates acquisition expenses, and then spreads the corresponding tax deduction over a period of years. As a result, the DAC tax is collected immediately and subsequently returned through tax deductions in later years.

  Since it began operations, JHVLICO has received a total of $576.7 million in capital contributions from John Hancock, of which $572.4 million is credited to paid-in capital and $2.5 million was credited to capital stock as of December 31, 1999. In 1993, JHVLICO returned $1.8 million of capital to John Hancock.
To support JHVLICO's operations, for the indefinite future, John Hancock will continue to make capital contributions, if necessary, to ensure that JHVLICO maintains shareholder's equity of at least $1.0 million. JHVLICO's stockholder's equity, net of unassigned deficit, amounted to $397.0 million at December 31, 1999 and $330.8 million at December 31, 1998.In December, 1992, the NAIC approved risk-based capital ("RBC") standards for life insurance companies.
It also approved a model act (the "RBC Model Act") to apply such standards at the state level. The RBC Model Act requires life insurers to submit an annual RBC report comparing the company's total adjusted capital (statutory surplus plus AVR, voluntary investment reserves, and one-half the apportioned dividend liability) with its risk-based capital as calculated by an RBC formula. The formula takes into account the risk characteristics of the company's investments and products. Insurance regulators use the formula as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action, not as a means to rank insurers. As of December 31, 1999, JHVLICO's total adjusted capital as defined by the NAIC was well in excess of the RBC standards.


Reinsurance

  To reduce its exposure to large losses under its insurance policies, JHVLICO enters into reinsurance arrangements with its parent, John Hancock, and other non-affiliated insurance companies. For more information about JHVLICO's reinsurance arrangements, see Notes 5 and 7 of the Notes to Financial Statements.

Separate Accounts

  State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

  The life insurance business is highly competitive. There are approximately 1,300 stock and other types of insurers in the life/health insurance business in the United States. According to the July, 1999 issue of Best's Review Life/Health, JHVLICO ranks 82nd in terms of net premiums written during 1998. JHVLICO's parent, JHLICO, ranks 9th.

  Best's Company Report, dated June 1, 1999, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of its parent company and the capital guarantee discussed below. Standard & Poor's Corporation and Duff & Phelps Credit Rating Company have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

  JHLICO provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria which were revised in 1999, 1998 and 1997 to reflect continuing changes in JHVLICO's operations. The amount of service fee charged to JHVLICO was $188.3 million, $157.5 million, and $123.6 million in 1999, 1998 and 1997, respectively.

Transactions with John Hancock

  As indicated, property, personnel and facilities are provided, at a service fee, by JHLICO for purposes of JHVLICO's operations, and the two companies have entered into certain reinsurance arrangements. In addition, JHLICO has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to JHLICO during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent. (See Notes 2 and 5 of the Notes to Financial Statements.)

  JHLICO receives no additional compensation for its services as underwriter and distributor of the contracts issued by JHVLICO. See Note 5 of JHVLICO's Notes to Financial Statements for additional information.

Legal Proceedings

  In the normal course of its business operations, JHVLICO is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1999. JHVLICO does not believe that this ordinary routine litigation or any other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on its business, financial condition or results of operations.

  Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved settlement of a nationwide class action lawsuit regarding sales practices against John Hancock, JHVLICO and John Hancock Distributors, Inc. (Duhaime, et al v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc.)

  During 1999, in conjunction with this settlement, JHVLICO recorded a related reserve of $194.9 million representing our share of the settlement and received a capital contribution from John Hancock of $194.9 million. The reserve held at December 31, 1999 amounted to $136.5 million. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by JHVLICO. John Hancock and JHVLICO will continue to update their estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated.
If JHVLICO's share of the settlement increases, John Hancock will contribute additional capital to JHVLICO so that JHVLICO's total stockholder's equity would not be impacted.

Regulations

  JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. This extensive state regulation along with proposals to adopt a federal regulatory framework may in the future adversely affect JHVLICO's ability to sustain adequate returns. JHVLICO's business also could be adversely affected by:

     . changes in state law relating to asset and reserve valuation requirements;

     . limitations on investments and risk-based capital requirements;  and,

     . at the federal level, laws and regulations that may affect certain aspects of the insurance industry.

  States levy assessments against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

  Regulators have discretionary authority to limit or prohibit an insurer from issuing new business to policyholders if the regulators determine that

     . such insurer is not maintaining minimum statutory surplus or capital, or

     . further transaction of business would be hazardous to the policyholders.

  Based upon their current or anticipated levels if statutory surplus and the volume of their new sales, JHVLICO and its affiliates do not believe regulations will limit their issuance of new insurance business.

  Although the federal government does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal laws and regulations may significantly affect the insurance business by removing barriers preventing banks from engaging in the insurance business, limiting medical testing for insurability, changing the tax laws affecting the taxation of insurance companies and insurance products, and prohibiting the use of gender in determining insurance and pension rates and benefits. Such initiatives could impact the relative desirability of various personal investment vehicles.

Directors

  The directors and executive officers of JHVLICO are as follows:

                   Name         Age    Position with JHVLICO     Other business within past 5 years
                   ----         ---    ---------------------     ----------------------------------
David D'Alessandro,             49   Chairman                   President, Chief Operations Officer,
Director                                                        and Chief Executive Officer-Elect,
                                                                John Hancock
                                                                Life Insurance Company
Michele G. Van Leer,            42   Vice Chairman & President  Senior Vice President, Life Product
Director                                                        M Hancock
Robert S. Paster,               47   Vice President             Second Vice President, Direct Distribution
Director
Robert R. Reitano,              49   Vice President & CIO       Vice President, Investment Policy &
Director                                                        R Hancock
                                                                Senior Vice President,
Barbara L. Luddy,               48   Vice President & Actuary   Financial Reporting & John Hancock
Director
Bruce M. Jones                  42   Vice President             Vice President, Annuity Product Managing
Director                                                        Hancock;
                                                                Prior to July, 1999,
                                                                Senior Vice President &
                                                                Chief Operation Officer, Phoenix Home
                                                                Company; Vice President, Marketing De
                                                                Home Life Insurance Company
Ronald J. Bocage,               54   Vice President & Counsel   Vice President & Counsel, Insurance a
Director                                                        Products Division, John Hancock
Thomas J. Lee,                  45   Vice President             Vice President, Life Product
Director                                                        and Systems Management,
                                                                John Hancock
Paul J. Strong                  53   Vice President             Vice President, Retail
Director                                                        Life Product Management, John Hancock;
                                                                Prior to September, 1999,
                                                                Senior Vice President,
                                                                Product Management, Jefferson Pilot F
                                                                Company; Senior Vice President, Marketing
                                                                Insurance Company of America
Daniel L. Ouellette             50   Vice President             Senior Vice President, Retail Marketing,
                                                                John Hancock
Patrick F. Smith                57   Controller                 Senior
                                                                Associate Controller, Controller's De
                                                                Hancock
Julie H. Indge                  46   Treasurer                  Financial Officer, Financial Sector M
                                                                Hancock
Peter H. Scavongelli            42   Secretary                  State Compliance Officer,
                                                                John Hancock


  We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any withdrawal charge and it may be for additional durations.

  We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. CURRENT YIELD refers to the income earned on your investment in the Money Market investment option over a 7-day period an then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

  EFFECTIVE YIELD is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

  Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

 REPORTS

  At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Trust.

 VOTING PRIVILEGES

  At meetings of the Trust's shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

 CERTAIN CHANGES

  We reserve the right, subject to applicable law, including any required shareholder approval,

     . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

     . to add or delete variable investment options,

     . to change the underlying investment vehicles,

     . to operate the Account in any form permitted by law, and

     . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

DISTRIBUTION OF CONTRACTS

  John Hancock Funds, Inc. ("JHFI") acts as principal distributor of the contracts sold through this prospectus. JHFI is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. Its address is 101 Huntington Avenue, Boston, Massachusetts 02199.

  You can purchase a contract through broker-dealers and certain financial institutions who have entered into selling agreements with JHFI and JHVLICO and whose representatives are authorized by applicable law to sell annuity products.
 We do not
expect the compensation to such broker-dealers and financial institutions to exceed 7.0% of premium payments. We offer these contracts on a continuous basis, but neither JHVLICO nor JHFI is obligated to sell any particular amount of contracts. We reimburse JHFI for direct and indirect expenses actually incurred in connection with the marketing and sale of these contracts. JHFI is a subsidiary John Hancock Life Insurance Company.

EXPERTS

  Ernst & Young LLP, independent auditors, have audited the financial statements of John Hancock Variable Life Insurance Company that appear herein and the financial statements of the Account that appear in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. Those financial statements are included in the registration statement in reliance upon Ernst & Young's reports given upon the firm's authority as experts in accounting and auditing.

REGISTRATION STATEMENT

  JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

  This prospectus omits certain information contained in the registration statement filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:


                                                                  page of SAI
VARIATIONS IN CHARGES. ...................................................  2
DISTRIBUTION..............................................................  2
CALCULATION OF PERFORMANCE DATA...........................................  2
OTHER PERFORMANCE INFORMATION.............................................  4
CALCULATION OF ANNUITY PAYMENTS...........................................  4
ADDITIONAL INFORMATION
 ABOUT DETERMINING UNIT VALUES............................................  6
PURCHASES AND
  REDEMPTIONS OF FUND SHARES..............................................  7
THE ACCOUNT...............................................................  7
DELAY OF CERTAIN PAYMENTS.................................................  8
LIABILITY FOR TELEPHONE TRANSFERS.........................................  8
VOTING PRIVILEGES.........................................................  9
FINANCIAL STATEMENTS...................................................... 10

   CONDENSED FINANCIAL INFORMATION FOR JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF CONDENSED FINANCIAL INFORMATION FOR JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

  The following table provides selected data for Declaration accumulation shares for contracts with initial premium payments of less than $250,000. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                                       Year Ended    Year Ended    Year Ended     Year Ended
                                                                      December 31,  December 31,  December 31,   December 31,
                                                                          1999          1998          1997           1996
                                                                      ------------  ------------  ------------   ------------
V.A. INTERNATIONAL
 Accumulation share value:
 Beginning of period (1)...........................................   $    12.72    $    11.03    $    11.23     $    10.00
  End of period ...................................................   $    16.52    $    12.72    $    11.03     $    11.23
 Number of Accumulation Shares outstanding at end of period........      186,268       175,840        82,217          1,150
 V.A. REGIONAL BANK
 Accumulation share value:
 Beginning of period (2)...........................................   $     9.28    $    10.00            --             --
  End of period....................................................   $     8.72    $     9.28            --             --
 Number of Accumulation Shares outstanding at end of period........    1,059,331       932,895            --             --
V.A. FINANCIAL INDUSTRIES
 Accumulation share value:
 Beginning of period (3)...........................................   $    14.36    $    13.39    $    10.00             --
  End of period....................................................   $    14.25    $    14.36    $    13.39             --
 Number of Accumulation Shares outstanding at end of period........    1,506,906     1,826,652       645,730             --
V.A. SMALL CAP GROWTH
 Accumulation share value:
 Beginning of period (1)...........................................   $    11.68    $    10.20    $     9.30     $    10.00
  End of period....................................................        19.44    $    11.68    $    10.20     $     9.30
 Number of Accumulation Shares outstanding at end of period........   $  399,533       258,922       135,012          4,394
 V.A. MID CAP GROWTH
 Accumulation share value:
 Beginning of period (2)...........................................   $    10.90    $    10.00            --             --
  End of period....................................................   $    16.81    $    10.90                           --
 Number of Accumulation Shares outstanding at end of period........      129,542        54,353            --             --
V.A. LARGE CAP GROWTH
 Accumulation share value:
 Beginning of period (1)...........................................   $    11.99    $    10.55    $     9.35     $    10.00
  End of period....................................................   $    15.48    $    11.99    $    10.55     $     9.35
 Number of Accumulation Shares outstanding at end of period........      434,766       633,493       123,249          5,866
V.A. RELATIVE VALUE
 Accumulation share value:
 Beginning of period (2) ..........................................   $    12.99    $    10.00            --             --
  End of period....................................................   $    18.55    $    12.99            --             --
 Number of Accumulation Shares outstanding at end of period........      835,684       281,068            --             --
V.A. CORE EQUITY
 Accumulation share value:
 Beginning of period (1)...........................................   $    18.22    $    14.36    $    11.13     $    10.00
  End of period....................................................   $    20.49    $    18.22    $    14.36     $    11.13
 Number of Accumulation Shares outstanding at end of period........      873,116       703,630       259,402          2,760
V.A. SOVEREIGN INVESTORS
 Accumulation share value:
 Beginning of period (1)...........................................   $    15.79    $    13.68    $    10.78     $    10.00
  End of period....................................................   $    16.19    $    15.79    $    13.68     $    10.78
 Number of Accumulation Shares outstanding at end of period........    1,174,921     1,123,202       457,510          2,637

V.A. 500 INDEX
 Accumulation share value:
 Beginning of period (1)...........................................   $    18.01    $    14.20    $    11.10     $    10.00
  End of period....................................................   $    21.49    $    18.01    $    14.20     $    11.10
 Number of Accumulation Shares outstanding at end of period........      808,879       756,187       400,829      13,253.77
V.A. BOND
 Accumulation share value:
 Beginning of period (1)...........................................   $    12.22   $     11.31    $    15.11     $    10.00
  End of period....................................................   $    12.00   $     12.22    $    11.31     $    15.11
 Number of Accumulation Shares outstanding at end of period........      345,135       356,434        79,719          1,170
V.A.STRATEGIC INCOME Accumulation share value:
 Beginning of period (1)...........................................   $    12.19   $     11.78    $    10.70     $    10.00
  End of period....................................................   $    12.62   $     12.19    $    11.78     $    10.70
 Number of Accumulation Shares outstanding at end of period........      513,276       522,909       144,638            188
V.A. HIGH YIELD BOND
 Accumulation share value:
 Beginning of period (2)...........................................   $     8.88   $     10.00            --             --
  End of period....................................................   $     9.92   $      8.88                           --
 Number of Accumulation Shares outstanding at end of period........      389,012       294,896            --             --
V.A. MONEY MARKET
 Accumulation share value:
 Beginning of period (1)...........................................   $     1.08   $      1.05    $     1.02     $     1.00
  End of period....................................................   $     1.12   $      1.08    $     1.05     $     1.02
 Number of Accumulation Shares outstanding at end of period........    6,201,791     7,219,761     4,783,240        100,008

  (1) Values shown for 1996 begin on August 29,1996.
  (2) Values shown for 1998 begin on the commencement of operations.
  (3) Values shown for 1997 begin on April 30, 1997.

  The following table provides selected data for Declaration accumulation shares for contracts with initial premium payments of $250,000 or more. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                                       Year Ended    Year Ended    Year Ended     Year Ended
                                                                      December 31,  December 31,  December 31,   December 31,
                                                                          1999          1998          1997           1996
                                                                      ------------  ------------  ------------   ------------
V.A. INTERNATIONAL
 Accumulation share value:
 Beginning of period...............................................    $  12.79      $  11.07      $  10.00           --
  End of period....................................................    $  16.66      $  12.79      $  11.07           --
 Number of Accumulation Shares outstanding at end of period........       8,505        10,519         6,738           --
 V.A. REGIONAL BANK
 Accumulation share value:
 Beginning of period (1)...........................................    $   9.29      $  10.00            --           --
  End of period....................................................    $   8.75      $   9.29            --           --
 Number of Accumulation Shares outstanding at end of period........     281,344       170,432            --           --
V.A. FINANCIAL INDUSTRIES
 Accumulation share value:
 Beginning of period (2)...........................................    $  14.42      $  13.41      $  10.00           --
  End of period....................................................    $  14.35      $  14.42      $  13.41           --
 Number of Accumulation Shares outstanding at end of period........      93,950       149,851        73,106           --
V.A. SMALL CAP GROWTH
 Accumulation share value:
 Beginning of period...............................................    $  11.75      $  10.23      $  10.00           --
  End of period....................................................    $  19.60      $  11.75      $  10.23           --
 Number of Accumulation Shares outstanding at end of period........      68,803        58,818        44,095           --
 V.A. MID CAP GROWTH
 Accumulation share value:
 Beginning of period (1)...........................................    $  10.93      $  10.00            --           --
  End of period....................................................    $  16.90      $  10.93            --           --
 Number of Accumulation Shares outstanding at end of period........      11,933         2,143            --           --
V.A. LARGE CAP GROWTH
 Accumulation share value:
 Beginning of period...............................................    $  12.02      $  10.59      $  10.00           --
  End of period....................................................    $  15.61      $  12.02      $  10.59           --
 Number of Accumulation Shares outstanding at end of period........     181,976        39,844        48,828           --
V.A. RELATIVE VALUE
 Accumulation share value:
 Beginning of period (1)...........................................    $  12.02      $  10.00            --           --
  End of period....................................................    $  18.64      $  12.02            --           --
 Number of Accumulation Shares outstanding at end of period........      92,423        39,844            --           --
V.A. CORE EQUITY
 Accumulation share value:
 Beginning of period ..............................................    $  18.32      $  14.41      $  10.00           --
  End of period....................................................    $  20.66      $  18.32      $  14.41           --
 Number of Accumulation Shares outstanding at end of period........     177,325        49,598        34,004           --
V.A. SOVEREIGN INVESTORS
 Accumulation share value:
 Beginning of period...............................................    $  15.88      $  13.72      $  10.00           --
  End of period....................................................    $  16.33      $  15.88      $  13.72           --
 Number of Accumulation Shares outstanding at end of period........     353,031       202,960        80,430           --
V.A. 500 INDEX
 Accumulation share value:
 Beginning of period...............................................      $18.11      $  14.25      $  10.00           --
  End of period....................................................      $21.67      $  18.11      $  ?4.25??         --
 Number of Accumulation Shares outstanding at end of period........     135,944        59,369        24,242           --
V.A. BOND
 Accumulation share value:
 Beginning of period...............................................    $  12.29      $  11.35      $  10.00           --
  End of period....................................................    $  12.11      $  12.29      $  11.35           --
 Number of Accumulation Shares outstanding at end of period........      47,706        46,646        21,295           --
V.A.STRATEGIC INCOME Accumulation share value:
 Beginning of period...............................................    $  12.26      $  11.82      $  10.00           --
  End of period....................................................    $  12.73      $  12.26      $  11.82           --
 Number of Accumulation Shares outstanding at end of period........      38,562        51,125        17,907           --
V.A. HIGH YIELD BOND
 Accumulation share value:
 Beginning of period (1)...........................................    $   8.90      $  10.00            --           --
  End of period....................................................    $   9.97      $   8.90            --           --
 Number of Accumulation Shares outstanding at end of period........       4,428         4,428            --           --
V.A. MONEY MARKET
 Accumulation share value:
 Beginning of period...............................................    $   1.09      $   1.05      $   1.00           --
  End of period....................................................    $   1.13      $   1.09      $   1.05           --
 Number of Accumulation Shares outstanding at end of period........     611,877       724,906       660,312           --

  (1) Values shown for 1998 begin on the commencement of operations.
  (2) Values shown for 1997 begin on April 30,1997.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Directors and Policyholders
John Hancock Variable Life Insurance Company

  We have audited the accompanying statutory-basis statements of financial position of John Hancock Variable Life Insurance Company as of December 31, 1999 and 1998, and the related statutory-basis statements of operations and unassigned deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States also are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

  In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of John Hancock Variable Life Insurance Company at December 31, 1999 and 1998, or the results of its operations or its cash flows for the years then ended.

  However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Hancock Variable Life Insurance Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance.


                                                               ERNST & YOUNG LLP

Boston, Massachusetts
March 10, 2000

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

               STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION

                                                            DECEMBER 31,
                                                        ---------------------
                                                           1999       1998
                                                        ----------  -----------
                                                            (IN MILLIONS)
ASSETS
Bonds--Note 6........................................   $ 1,216.3    $1,185.8
Preferred stocks.....................................        35.9        36.5
Common stocks........................................         3.2         3.1
Investment in affiliates.............................        80.7        81.7
Mortgage loans on real estate--Note 6................       433.1       388.1
Real estate..........................................        25.0        41.0
Policy loans.........................................       172.1       137.7
Cash items:
   Cash in banks.....................................        27.2        11.4
   Temporary cash investments........................       222.9         8.5
                                                        ---------    --------
                                                            250.1        19.9

Premiums due and deferred............................        29.9        32.7
Investment income due and accrued....................        33.2        29.8
Other general account assets.........................        65.3        47.5
Assets held in separate accounts.....................     8,268.2     6,595.2
                                                        ---------    --------


 TOTAL ASSETS........................................   $10,613.0    $8,599.0
                                                        =========    ========

OBLIGATIONS AND STOCKHOLDER'S EQUITY
OBLIGATIONS
  Policy reserves....................................   $ 1,866.6    $1,652.0
  Federal income and other taxes payable--Note 1.....        67.3        44.3
  Other general account obligations..................       219.0       150.9
  Transfers from separate accounts, net..............      (221.6)     (190.3)
  Asset valuation reserve--Note 1....................        23.1        21.9
  Obligations related to separate accounts...........     8,261.6     6,589.4
                                                        ---------    --------
 TOTAL OBLIGATIONS...................................    10,216.0     8,268.2

STOCKHOLDER'S EQUITY
  Common Stock, $50 par value; authorized 50,000
    shares;
     issued and outstanding 50,000 shares............         2.5         2.5
  Paid-in capital....................................       572.4       377.5
  Unassigned deficit--Note 10........................      (177.9)      (49.2)
                                                        ---------    --------
  TOTAL STOCKHOLDER'S EQUITY.........................       397.0       330.8
                                                        ---------    --------

 TOTAL OBLIGATIONS AND STOCKHOLDER'S EQUITY..........   $10,613.0    $8,599.0
                                                        =========    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

        STATUTORY-BASIS STATEMENTS OF OPERATIONS AND UNASSIGNED DEFICIT

                                                                          YEAR ENDED DECEMBER 31,
                                                                        1999                   1998
                                                                        ----                   ----
                                                                               (IN MILLIONS)
INCOME
Premiums.........................................................     $1,272.3                 136.0
Net investment income--Note 3 ...................................        605.4                 122.8
Other, net ......................................................                              618.1
                                                                      --------             ---------
                                                                       1,692.2               2,013.2

BENEFITS AND EXPENSES
Payments to policyholders and beneficiaries......................        349.9                 301.4
Additions to reserves to provide for future payments to
   policyholders and beneficiaries...............................        888.8               1,360.2
Expenses of providing service to policyholders and
 obtaining new insurance--Note 5.................................        314.4                 274.2
State and miscellaneous taxes....................................         20.5                  28.1
                                                                      --------             ---------
                                                                       1,573.6               1,963.9

 Gain from operations before federal income
 taxes and net realized capital losses                                   118.6                  49.3
Federal income taxes--Note 1.....................................         42.9                  33.1
                                                                      --------             ---------
 GAIN FROM OPERATIONS BEFORE NET REALIZED CAPITAL LOSSES                  75.7                  16.2
Net realized capital losses--Note 4 .............................         (1.7)                 (0.6)
                                                                      --------             ---------
  NET INCOME.....................................................         74.0                  15.6

Unassigned deficit at beginning of year..........................        (49.2)                (58.3)
Net unrealized capital losses and other adjustments--Note 4               (3.8)                 (6.0)
Other reserves and adjustments--Note 10..........................       (198.9)                 (0.5)
                                                                      --------             ---------

    UNASSIGNED DEFICIT AT END OF YEAR............................      $(177.9)
                                                                      ========             =========

The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                   STATUTORY-BASIS STATEMENTS OF CASH FLOWS


                                                    YEAR ENDED DECEMBER 31,
                                                    -----------------------
                                                      1999        1998
                                                      ----        ----
                                                       (IN MILLIONS)

Cash flows from operating activities:
   Insurance premiums............................
   Net investment income.........................     134.2      118.2
   Benefits to policyholders and beneficiaries...    (321.6)    (275.5)
Dividends paid to policyholders..................     (25.6)     (22.3)
Insurance expenses and taxes.....................    (344.8)    (296.9)
Net transfers to separate accounts...............    (705.3)    (874.4)
   Other, net....................................     540.6      551.3
                                                    --------   -------
  NET CASH PROVIDED FROM OPERATIONS..............     236.0      475.7
                                                    --------   -------

Cash flows used in investing activities:
   Bond purchases................................    (240.7)    (618.8)
   Bond sales....................................     108.3      340.7
   Bond maturities and scheduled redemptions.....      78.4      111.8
   Bond prepayments..............................      18.7       76.5
   Stock purchases...............................      (3.9)     (23.4)
   Proceeds from stock sales.....................       3.6        1.9
   Real estate purchases.........................      (2.2)      (4.2)
   Real estate sales.............................      17.8        2.1
   Other invested assets purchases...............      (4.5)       0.0
   Mortgage loans issued.........................     (70.7)    (145.5)
   Mortgage loan repayments......................      25.3       33.2
   Other, net....................................     (68.9)    (435.2)
                                                    -------    -------
 NET CASH USED IN INVESTING ACTIVITIES...........    (138.8)    (660.9)
                                                    -------    -------

Cash flows from financing activities:

   Capital contribution..........................     194.9
   Net (decrease) increase in short-term note
 payable.........................................     (61.9)      61.9
                                                    -------    -------
 NET CASH PROVIDED FROM FINANCING ACTIVITIES.....     133.0       61.9
                                                    -------    -------

INCREASE (DECREASE) IN CASH AND TEMPORARY CASH
INVESTMENTS                                           230.2

Cash and temporary cash investments at beginning
 of year.........................................      19.9      143.2
                                                    -------    -------
CASH AND TEMPORARY CASH INVESTMENTS AT END OF
 YEAR............................................     250.1    $  19.9
                                                    =======    =======


The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRACTICES

  John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (formerly John Hancock Mutual Life Insurance Company) (John Hancock). The Company, domiciled in the Commonwealth of Massachusetts, principally writes variable and universal life insurance policies. Those policies primarily are marketed through John Hancock's sales organization, Signator Insurance Agency, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers.
 Policies also are sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

  The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

 Basis of Presentation

  The financial statements have been prepared using accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners (NAIC), which practices differ from generally accepted accounting principles (GAAP).

  The significant differences from GAAP include: (1) policy acquisition costs are charged to expense as incurred rather than deferred and amortized in relation to future estimated gross profits; (2) policy reserves are based on statutory mortality, morbidity, and interest requirements without consideration of withdrawals and Company experience; (3) certain assets designated as "nonadmitted assets" are excluded from the balance sheet by direct charges to surplus; (4) reinsurance recoverables are netted against reserves and claim liabilities rather than reflected as an asset; (5) bonds held as available for sale are recorded at amortized cost or market value as determined by the NAIC rather than at fair value; (6) an Asset Valuation Reserve and Interest Maintenance Reserve as prescribed by the NAIC are not calculated under GAAP.
 Under GAAP, realized capital gains and losses are reported in the income statement on a pretax basis as incurred and investment valuation allowances are provided when there has been a decline in value deemed other than temporary; (7) investments in affiliates are carried at their net equity value with changes in value being recorded directly to unassigned deficit rather than consolidated in the financial statements; (8) no provision is made for the deferred income tax effects of temporary differences between book and tax basis reporting; and (9) certain items, including modifications to required policy reserves resulting from changes in actuarial assumptions, are recorded directly to unassigned deficit rather than being reflected in income. The effects of the foregoing variances from GAAP have not been determined but are presumed to be material.

  The significant accounting practices of the Company are as follows:

 Pending Statutory Standards

  During March 1998, the NAIC adopted codified statutory accounting principles ("Codification") effective January 1, 2001. Codification will likely change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. Codification will require adoption by the various states before it becomes the prescribed statutory basis of accounting for insurance companies domesticated within those states. Accordingly, before Codification

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY becomes effective for the Company, the Commonwealth of Massachusetts must adopt Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results to the Division Insurance. At this time, it is anticipated that the Commonwealth of Massachusetts will adopt Codification effective January 1, 2001. The impact of any such changes on the Company's unassigned deficit is not expected to be material.

 Revenues and Expenses

  Premium revenues are recognized over the premium-paying period of the policies whereas expenses, including the acquisition costs of new business, are charged to operations as incurred and policyholder dividends are provided as paid or accrued.

 Cash and Temporary Cash Investments

  Cash includes currency on hand and demand deposits with financial institutions. Temporary cash investments are short-term, highly-liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

 Valuation of Assets

  General account investments are carried at amounts determined on the following bases:

  Bond and stock values are carried as prescribed by the NAIC; bonds generally at amortized amounts or cost, preferred stocks generally at cost and common stocks at fair value. The discount or premium on bonds is amortized using the interest method.

  Investments in affiliates are included on the statutory equity method.

  Loan-backed bonds and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from broker dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for interest-only securities, which are valued using the prospective method.

  The net interest effect of interest rate and currency rate swap transactions is recorded as an adjustment of interest income as incurred. The initial cost of interest rate cap agreements is amortized to net investment income over the life of the related agreement. Gains and losses on financial futures contracts used as hedges against interest rate fluctuations are deferred and recognized in income over the period being hedged.

  Mortgage loans are carried at outstanding principal balance or amortized cost.

  Investment real estate is carried at depreciated cost, less encumbrances. Depreciation on investment real estate is recorded on a straight-line basis. Accumulated depreciation amounted to $1.9 million in 1999 and $3.0 million in
1998.

  Real estate acquired in satisfaction of debt and real estate held for sale are carried at the lower of cost or fair value.

  Policy loans are carried at outstanding principal balance, not in excess of policy cash surrender value.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Asset Valuation and Interest Maintenance Reserves

  The Asset Valuation Reserve (AVR) is computed in accordance with the prescribed NAIC formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to the unassigned deficit.

  The Company also records the NAIC prescribed Interest Maintenance Reserve
(IMR) that represents that portion of the after tax net accumulated unamortized realized capital gains and losses on sales of fixed income securities, principally bonds and mortgage loans, attributable to changes in the general level of interest rates. Such gains and losses are deferred and amortized into income over the remaining expected lives of the investments sold. At December 31, 1999, the IMR, net of 1999 amortization of $2.3 million, amounted to $7.4 million, which is included in policy reserves. The corresponding 1998 amounts were $2.4 million and $10.7 million, respectively.

 Goodwill

  The excess of cost over the statutory book value of the net assets of life insurance business acquired was $8.9 million and $11.4 million at December 31, 1999 and 1998, respectively, and generally is amortized over a ten-year period using a straight-line method.

 Separate Accounts

  Separate account assets and liabilities reported in the accompanying statements of financial position represent funds that are separately administered, principally for variable life insurance policies, and for which the contractholder, rather than the Company, generally bears the investment risk. Separate account obligations are intended to be satisfied from separate account assets and not from assets of the general account. Separate accounts generally are reported at fair value. The operations of the separate accounts are not included in the statement of operations; however, income earned on amounts initially invested by the Company in the formation of new separate accounts is included in other income.

 Fair Value Disclosure of Financial Instruments

  Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information about certain financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company. See Note 11.

  The methods and assumptions utilized by the Company in estimating its fair value disclosures for financial instruments are as follows:

  The carrying amounts reported in the statement of financial position for cash and temporary cash investments approximate their fair values.

  Fair values for public bonds are obtained from an independent pricing service. Fair values for private placement securities and publicly traded bonds not provided by the independent pricing service are estimated by the

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Company by discounting expected future cash flows using current market rates applicable to the yield, credit quality and maturity of the investments.

  The fair values for common and preferred stocks, other than its subsidiary investments, which are carried at equity values, are based on quoted market prices.

  Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap agreements, and currency swap agreements are based on current settlement values. The current settlement values are based on brokerage quotes that utilize pricing models or formulas using current assumptions.

  The fair value for mortgage loan is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the underlying loans. Mortgage loans with similar characteristics and credit risks are engaged into qualitative categories for purposes of the fair value calculations.

  The carrying amount in the statement of financial position for policy loans approximates their fair value.

  The fair value for outstanding commitments to purchase long-term bonds and issue real estate mortgages is estimated using a discounted cash flow method incorporating adjustments for the difference in the level of interest rates between the dates the commitments were made and December 31, 1999.

 Capital Gains and Losses

  Realized capital gains and losses are determined using the specific identification method. Realized capital gains and losses, net of taxes and amounts transferred to the IMR, are included in net gain or loss. Unrealized gains and losses, which consist of market value and book value adjustments, are shown as adjustments to the unassigned deficit.

 Policy Reserves

  Life reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Commonwealth of Massachusetts Division of Insurance. Reserves for variable life insurance policies are maintained principally on the modified preliminary term method using the 1958 and 1980 Commissioner's Standard Ordinary (CSO) mortality tables, with an assumed interest rate of 4% for policies issued prior to May 1, 1983 and 41/2% for policies issued on or thereafter. Reserves for single premium policies are determined by the net single premium method using the 1958 CSO mortality table, with an assumed interest rate of 4%. Reserves for universal life policies issued prior to 1985 are equal to the gross account value which at all times exceeds minimum statutory requirements. Reserves for universal life policies issued from 1985 through 1988 are maintained at the greater of the Commissioner's Reserve Valuation Method (CRVM) using the 1958 CSO mortality table, with 41/2% interest or the cash surrender value. Reserves for universal life policies issued after 1988 and for flexible variable policies are maintained using the greater of the cash surrender value or the CRVM method with the 1980 CSO mortality table and 51/2% interest for policies issued from 1988 through 1992; 5% interest for policies issued in 1993 and 1994; and 41/2% interest for policies issued in 1995 through 1999.

 Federal Income Taxes

  Federal income taxes are reported in the financial statements based on amounts determined to be payable as a result of operations within the current accounting period. The operations of the Company are consolidated with John Hancock in filing a consolidated federal income tax return basis for the affiliated group.
 The federal income

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY taxes of the Company are allocated on a separate return basis with certain adjustments. The Company made federal income tax payments of $10.6 million in 1999 and $38.2 million in 1998.

  Income before taxes differs from taxable income principally due to tax-exempt investment income, the limitation placed on the tax deductibility of policyholder dividends, accelerated depreciation, differences in policy reserves for tax return and financial statement purposes, capitalization of policy acquisition expenses for tax purposes and other adjustments prescribed by the Internal Revenue Code.

  Amounts for disputed tax issues relating to the prior years are charged or credited directly to policyholders' contingency reserve.

 Adjustments to Policy Reserves

  From time to time, the Company finds it appropriate to modify certain required policy reserves because of changes in actuarial assumptions. Reserve modifications resulting from such determinations are recorded directly to stockholder's equity. No such refinements were made during 1999 or 1998.

 Reinsurance

  Premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income. Amounts applicable to reinsurance ceded for future policy benefits, unearned premium reserves and claim liabilities have been reported as reductions of these items.

2. ACQUISITION

  On June 23, 1993, the Company acquired all of the outstanding shares of stock of Colonial Penn Annuity and Life Insurance Company (CPAL) from Colonial Penn Life Insurance Company for an aggregate purchase price of approximately $42.5 million. At the date of acquisition, assets of CPAL were approximately $648.5 million, consisting principally of cash and temporary cash investments and liabilities were approximately $635.2 million, consisting principally of reserves related to a block of interest sensitive single-premium whole life insurance business assumed by CPAL from Charter National Life Insurance Company (Charter). The purchase price includes contingent payments of up to approximately $7.3 million payable between 1994 and 1998 based on the actual lapse experience of the business in force on June 23, 1993. The Company made the final contingent payment to CPAL of $1.5 million during 1998.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  On June 24, 1993, the Company contributed $24.6 million in additional capital to CPAL. CPAL was renamed John Hancock Life Insurance Company of America (JHLICOA) on July 7, 1993. JHLICOA was subsequently renamed Investors Partner Life Insurance Company (IPL) on March 5, 1998. IPL manages the business assumed from Charter and began marketing term life and variable universal life products through brokers in 1999. Summarized financial information for IPL for 1999 and 1998 is as follows:


                                                          1999          1998
                                                          -------       -------
                                                       (IN MILLIONS)
Total assets.........................................         570.7     587.8
Total liabilities....................................         498.9     517.5
Total revenue........................................          35.6      38.8
Net income...........................................           3.5       3.8

3. NET INVESTMENT INCOME

Investment income has been reduced by the following amounts:


                                                        1999      1998
                                                      ------    ------
                                                         (IN MILLIONS)
Investment expenses...............................    $  9.5    $   8.3
Interest expense..................................        1.7       2.4
Depreciation expense..............................        0.6       0.8
Investment taxes..................................        0.3       0.7
                                                      -------   -------

                                                      $  12.1   $  12.2
                                                      =======   =======

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

4. NET CAPITAL GAINS (LOSSES) AND OTHER ADJUSTMENTS

Net realized capital gains (losses) consist of the following items:


                                                     1999         1998
                                                     ------     ------
                                                          (IN MILLIONS)
Net gains from asset sales.........................    (2.8)       7.6
Capital gains tax..................................     0.2       (2.9)
Net capital gains transferred to IMR...............     0.9       (5.3)
                                                    -------    -------

Net REALIZED CAPITAL LOSSES........................    (1.7)      (0.6)
                                                    =======    =======


Net unrealized capital gains (losses) and other adjustments consist of the following items:


                                                          1999       1998
                                                          ----       ----
                                                             (IN MILLIONS)
Net losses from changes in security values and book
     value adjustments..............................       (2.6)       (2.7)
Increase in asset valuation reserve.................       (1.2)       (3.3)
                                                         ------      ------


Net UNREALIZED CAPITAL LOSSES AND OTHER ADJUSTMENTS        (3.8)       (6.0)
                                                         ======      ======

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

5. TRANSACTIONS WITH PARENT

  The Company's Parent provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. The Parent annually determines a fee for these services and facilities based on a number of criteria which were revised in 1999 and 1998 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $188.3 million and $157.5 million in 1999 and 1998, respectively, which has been included in insurance and investment expenses. The Parent has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's stockholder's equity from declining below $1.0 million.

  The service fee charged to the Company by the Parent includes $0.2 million and $0.7 million in 1999 and 1998, respectively, representing the portion of the provision for retiree benefit plans determined under the accrual method, including a provision for the 1993 transition liability which is being amortized over twenty years, that was allocated to the Company.

  The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 1999 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $44.5 million and $4.9 million of cash for tax, commission, and expense allowances to the Company, which increased the Company's net gain from operations by $20.6 million and $22.2 million in 1999 and 1998, respectively.

  Effective January 1, 1996, the Company entered into a modified coinsurance agreement with John Hancock to reinsure 50% of the 1995 inforce block and 50% of 1996 and all future issue years of certain variable annuity contracts (Independence Preferred, Declaration, Independence 2000, MarketPlace, and Revolution). In connection with this agreement, the Company received a net cash payment of $40.0 million and $12.7 million in 1999 and 1998, respectively, for surrender benefits, tax, reserve increase, commission, expense allowances and premium, This agreement increased the Company's net gain from operations by $26.9 million and $8.4 million in 1999 and 1998, respectively.

  Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 110% of expected mortality claims in 1999 and 1998 for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $0.8 million and 1.0 million in 1999 and 1998, respectively, for mortality claims to the Company. This agreement decreased the Company's net gain from operations in both 1999 and 1998 by $0.5 million.

  At December 31, 1998 the Company had outstanding a short-term note of $61.9 million payable to an affiliate at a variable rate of interest. The note was part of a revolving line of credit and was repaid in 1999. Interest paid in 1999 and 1998 was $1.7 million and $2.9 million, respectively. The note is included in other general account obligations at December 31, 1998.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

6. INVESTMENTS

The statement value and fair value of bonds are shown below:


                                   -------------   ----------         -----------        --------
                                   (IN MILLIONS)
December 31, 1999.................
U.S. Treasury
 securities and
 obligations of U.S.
 government
 corporations and
 agencies.........................           5.9          0.0                 0.1              5.8
Obligations of states
 and political
 subdivisions.....................           2.2          0.1                 0.1              2.2
Debit securities
 issued by foreign
 governments......................          13.9          0.8                 0.1             14.6
Corporate securities..............         964.9         13.0                59.4            918.5
Mortgage-backed
 securities.......................         229.4          0.5                 7.8            222.1
                                        --------       ------              ------        ---------

Total bonds.......................
                                        ========       ======              ======         ========

December 31, 1998
U.S. Treasury
 securities and
 obligations of U.S.
 government
 corporations and
 agencies.........................           5.1          0.1                 0.0              5.2
Obligations of states
 and political
 subdivisions.....................           3.2          0.3                 0.0              3.5
Corporate securities                       925.2         50.4                15.0            960.6
Mortgage-backed
 securities.......................         252.3         10.0                 0.1            262.2
                                        --------       ------              ------         --------

Total bonds.......................                                           15.1
                                        ========       ======              ======          =======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The statement value and fair value of bonds at December 31, 1999, by contractual maturity, are shown below. Maturities will differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.


                                                                      FAIR
                                                          VALUE      VALUE
                                                        --------   ---------
                                                          (IN MILLIONS)
Due in one year or less............................  $   58.5           58.2
Due after one year through five years..............     286.8          282.0
Due after five years through ten years.............     425.4          405.6
Due after ten years................................     216.2          195.3
                                                     --------        -------
                                                        986.9          941.1

Mortgage-backed securities.........................     229.4          222.1
                                                     --------        -------

                                                     $1,216.3
                                                     ========        =======


  Gross gains of $0.3 million in 1999 and $3.4 million in 1998 and gross losses of $4.0 million in 1999 and $0.7 million in 1998 were realized from the sale of bonds.

  At December 31, 1999, bonds with an admitted asset value of $9.1 million were on deposit with state insurance departments to satisfy regulatory requirements.

  The cost of common stocks was $3.1 million and $2.1 million at December 31, 1999 and 1998, respectively. At December 31, 1999, gross unrealized appreciation on common stocks totaled $1.2 million, and gross unrealized depreciation totaled $1.1 million. The fair value of preferred stock totaled $35.9 million at December 31, 1999 and $36.5 million at December 31, 1998.

  Bonds with amortized cost of $0.4 million were non-income producing for the twelve months ended December 31, 1999.

  At December 31, 1999, the mortgage loan portfolio was diversified by geographic region and specific collateral property type as displayed below. The Company controls credit risk through credit approvals, limits and monitoring procedures.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                GEOGRAPHIC
 PROPERTY TYPE                                CONCENTRATION


Apartments. . . . . . . .       $112.1      East North Central      $  71.3
Hotels. . . . . . . . . .         11.3      East South Central          7.4
Industrial. . . . . . . .         66.0      Middle Atlantic            28.5
Office buildings. . . . .         86.4      Mountain                   21.0
Retail. . . . . . . . . .         25.5      New England                37.5
Agricultural. . . . . . .         99.6      Pacific                   111.1
Other . . . . . . . . . .         32.2      South Atlantic             87.6

                                            West North Central         16.6

                                            West South Central         48.6

                                            Other                       3.5
                                                                     ------

                                $433.1                               $433.1
                                                                     ======


  At December 31, 1999, the fair values of the commercial and agricultural mortgage loans portfolios were $323.5 million and $98.2 million, respectively.
 The corresponding amounts as of December 31, 1998 were approximately $331.3 million and $70.0 million, respectively.

  The maximum and minimum lending rates for mortgage loans during 1999 were 14.24% and 6.84% for agricultural loans, 7.45% and 7.00% for other properties.
 Generally, the maximum percentage of any loan to the value of security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, is 75%. For city mortgages, fire insurance is carried on all commercial and residential properties at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the building, except as permitted by regulations of the Federal Housing Commission on loans fully insured under the provisions of the National Housing Act. For agricultural mortgage loans, fire insurance is not normally required on land based loans except in those instances where a building is critical to the farming operation.
 Fire insurance is required on all agri-business facilities in an aggregate amount equal to the loan balance.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

7. REINSURANCE

  The Company cedes business to reinsurers to share risks under variable life, universal life and flexible variable life insurance policies for the purpose of reducing exposure to large losses. Premiums, benefits and reserves ceded to reinsurers in 1999 were $594.9 million, $132.8 million, and $13.6 million, respectively. The corresponding amounts in 1998 were $590.2 million, $63.2 million, and $8.2 million, respectively.

  Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

  Neither the Company, nor any of its related parties, control, either directly or indirectly, any external reinsurers with which the Company conducts business.
 No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

  The Company has not entered into any reinsurance agreement in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 1999 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

8. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  The notional amounts, carrying values and estimated fail values of the Company's derivative instruments were as follows at December 31:


                         NUMBER OF CONTRACTS/                             ASSETS (LIABILITIES)
 NOTIONAL AMOUNTS                             1999                               1998
                                                    FAIR VALUE
                       -------        -------   ---------  ---------    ---------   ---------
                                          (IN MILLIONS)
Futures contracts to
 sell securities             362.0      947.0      $0.6   $   0.6       $ (0.5)     $ (0.5)
Interest rate swap
 agreements                 $965.0     $365.0        --      11.5           --       (17.7)
Interest rate cap
 agreements                  239.4       89.4       5.6       5.6          3.1        (3.3)
Currency rate swap
 agreements                   15.8       15.8        --      (1.6)          --

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The Company uses futures contracts, interest rate swap, cap agreements, and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels, foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities.

  The futures contracts expire in 2000. The interest rate swap agreements expire in 2000 to 2011. The interest rate cap agreements expire in 2006 to 2008. The currency rate swap agreements expire in 2006 to 2009.

  The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

9. POLICY RESERVES POLICYHOLDERS' AND BENIFICIARIES' FUNDS AND OBLIGATIONS RELATED TO SEPARATE ACCOUNTS

  The Company' annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal, with and without adjustment, are summarized as follows.


                                                    DECEMBER 31, 1999   PERCENT
                                                    ----------------    -------
                                                        (IN MILLIONS)
Subject to discretionary withdrawal (with
adjustment)
With market value adjustment.....................   $     3.8            0.1%
At book value less surrender charge                      40.5            1.5
At market value..................................     2,326.6           87.1
                                                                    --------
     Total with adjustment.......................     2,370.9           88.7
Subject to discretionary withdrawal                     287.1           10.7
   at book value (without adjustment)............
Not subject to discretionary withdrawal--general
 account.........................................        15.4            0.6
                                                                    --------

Total annuity reserves and deposit liabilities      $ 2,673.4          100.0%
                                                                    ========

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

10. COMMITMENTS AND CONTINGENCIES

  The Company has extended commitments to purchase long-term bonds and issue real estate mortgages totaling $15.4 million and $3.5 million, respectively, at December 31, 1999. The Company monitors the creditworthiness of borrowers under long-term bonds commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above is $19.4 million at December 31, 1999. The majority of these commitments expire in 2000.

  In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1999. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

  During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. During 1999, the Company recorded a $194.9 million reserve, through a direct charge to its unassigned deficit, representing the Company's share of the settlement and John Hancock contributed $194.9 million of capital to the Company. The reserve held at December 31, 1999 amounted to $136.5 million and is based on a number of factors, including the estimated number of claims, the expected type of relief to be sought by class members (general relief or alternative dispute resolution), the estimated cost per claim and the estimated costs to administer the claims.

  Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total stockholder's equity would not be impacted.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                                         DECEMBER 31,
                                                1999                        1998
                                        --------------------    ---------------------
                                         CARRYING     FAIR       CARRYING      FAIR
                                          AMOUNT      VALUE       AMOUNT       VALUE
                                        ----------   -------    ----------    -------
                                                        (IN MILLIONS)
ASSETS
   Bonds--Note 6
   Preferred stocks--Note 6.........          35.9      35.9          36.5       36.5
   Common stocks--Note 6............           3.2       3.2           3.1        3.1
   Mortgage loans on real
    estate--Note 6..................         433.1     421.7         388.1      401.3
   Policy loans--Note 1.............         172.1     172.1         137.7      137.7
   Cash items--Note 1...............         250.1     250.1          19.9       19.9

Derivatives assets
 (liabilities) relating
   to: --Note 8
   Futures contracts................           0.6       0.6          (0.5)      (0.5)
   Interest rate swaps..............            --      11.5            --      (17.7)
   Currency rate swaps..............            --      (1.6)           --       (3.3)
   Interest rate caps...............           5.6       5.6           3.1        3.1

LIABILITIES
   Commitments--Note 10.............            --      19.4            --       32.1

  The carrying amounts in the table are included in the statutory-basis statements of financial position. The method and assumptions utilized by the Company in estimating its fair value disclosures are described in Note 1.

12. SUBSEQUENT EVENTS

REORGANIZATION AND INITIAL PUBLIC OFFERING

  Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

13. IMPACT OF YEAR 2000 (UNAUDITED)

  The Company participated in the Year 2000 remediation project of its parent, John Hancock. By late 1999, John Hancock and the Company completed their Year 2000 readiness plan to address issues that could result from computer programs written using two digits to define the applicable year rather than four to define the applicable year and century. As a result, John Hancock and the Company were prepared for the transition to the Year 2000 and did not experience any significant Year 2000 problems with respect to mission critical information technology ("IT") or non-IT systems, applications or infrastructure. During the date rollover to the year 2000, John Hancock and the Company implemented and monitored their millennium rollover plan and conducted business as usual on Monday, January 3, 2000.

  Since January 3, 2000, the information systems, including mission critical systems, which in the event of a Year 2000 failure would have the greatest impact on operations, have functioned properly. In addition, neither John Hancock nor the Company have experienced any significant Year 2000 issues related to interactions with material business partners. No disruptions have occurred which impact John Hancock or the Company's ability to process claims, update customer accounts, process financial transactions, or report accurate data to management and no business interruptions due to Year 2000 issues have been experienced. While John Hancock and the Company continue to monitor their systems, and those of material business partners, closely to ensure that no unexpected Year 2000 issues develop, neither John Hancock nor the Company have reason to expect any such issues.

  The costs of the Year 2000 project consist of internal IT personnel and external costs such as consultants, programmers, replacement software, and hardware. The costs of the Year 2000 project are expensed as incurred. The project is funded partially through a reallocation of resources from discretionary projects. Through December 31, 1999, John Hancock has incurred and expensed approximately $20.8 million in related payroll costs for internal IT personnel on the project. The estimated remaining IT personnel costs of the project are approximately $1.0 million. Through December 31, 1999, John Hancock has incurred and expensed approximately $47.0 million in external costs for the project. John Hancock's estimated remaining external cost of the project is approximately $2.0 million. The total costs of the Year 2000 project to John Hancock, based on management's best estimates, include approximately $21.7 million in internal IT personnel, $14.6 million in the external modification of software, $18.3 million for external solution providers, $9.1 million in replacement costs of non-compliant IT systems and $6.9 million in oversight, test facilities and other expenses. Accordingly, the estimated range of total costs of the Year 2000 project to John Hancock, internal and external, is approximately $70 to $72.5 million. John Hancock's total Year 2000 project costs include the estimated impact of external solution providers based on presently available information.

                APPENDIX A - DETAILS ABOUT OUR GUARANTEED PERIODS

 INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

  We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

  We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     .  corporate bonds,

     .  mortgages,

     .  mortgage-backed and asset-backed securities, and

     .  government and agency issues.

  We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

 GUARANTEED INTEREST RATES

  We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     .  receive your premium payment,

     .  effectuate your transfer, or

     .  renew your guarantee period.

  We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

 COMPUTATION OF MARKET VALUE ADJUSTMENT

  We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula LOGO :

  where,

     .  G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

 SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period (n)           60 months
-------------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT:
LOGO


 Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $234.73 = $10,234.73

 SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           9%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT:
LOGO


 Amount withdrawn or transferred (adjusted for money market adjustment): $10,000
- 666.42 = $9,333.58

 SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7.75%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT:
LOGO

 Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 114.94  = $9,885.06

  -------------------------------------------------------------------------

 *All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

             APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

ASSUME THE FOLLOWING FACTS:

  On January 1, 1997, you make a $5000 initial premium payment and we issue you a contract.

  On January 1, 1998, you make a $1000 premium payment On January 1, 1999, you make a $1000 premium payment.

  On January 1, 2000, the total value of your contract is $9000 because of good investment earnings.

  Now assume you make a partial withdrawal of $6000 (no tax withholding) on January 2, 2000. In this case, assuming no prior withdrawals, we would deduct a CDSL of $272.23. We withdraw a total of $6272.23 from your contract.

  $6000.00   --  withdrawal request payable to you
  + 272.23   --  withdrawal charge payable to us
  --------
  $6272.23   --   total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

  1. We FIRST reduce your $5,000 INITIAL PREMIUM PAYMENT by the three annual $30 contract fees we assessed on January 1, 1998, 1999, and 2000. We withdraw the remaining $4910 from your contract.

  $5000
      -30   --  1998 contract fee payable to us
      -30   --  1999 contract fee payable to us
      -30   --  2000 contract fee payable to us
  -------
  $4910     --  amount of your initial premium payment we would consider to be withdrawn.

  Under the free withdrawal provision, we deduct 10% of the total value of your contract at the beginning of the contract year, or $900 (.10 x $9000). We pay the $900 to you as part of your withdrawal request, and we assess a withdrawal charge on the remaining balance of $4010. Because you made the initial premium payment 3 years ago, the withdrawal charge percentage is 5%.

      We deduct the resulting $200.50 from your contract to cover the withdrawal charge on your initial premium payment. We pay the remainder of $3809.50 to you as a part of your withdrawal request.

  $  4910
     -900   --  free withdrawal amount (payable to you)
  -------
  $  4010
    x .05
  -------
  $200.50   --  withdrawal charge on initial premium payment (payable to us)

  $4010.00
   -200.50
  --------
   3809.50  --  part of withdrawal request payable to you

  2. We NEXT deem the entire amount of your 1998 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 1998 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

  $1000
   x.05
  -----
  $  50   --  withdrawal charge on 1998 premium payment (payable to us)

  $1000
   - 50
  -----
  $ 950   --  part of withdrawal request payable to you

  3. We NEXT determine what additional amount we need to withdraw to provide you with the total $6000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $900 from the free withdrawal amount, $3809.50 from your initial premium payment, and $950 from your 1998 premium payment. Therefore, $340.50 is needed to reach $6000.

  $6000.00   --   total withdrawal amount requested
   -900.00   --   free withdrawal amount
  -3809.50   --   payment deemed from initial premium payment -950.00 -- payment deemed from 1998 premium payment
   -------
   $340.50   --   additional payment to you needed to reach $6000

  We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 1999. We use the following formula to determine how much more we need to withdraw:

  Remainder due to you   =   Withdrawal needed - [applicable withdrawal charge
    percentage times withdrawal needed]

  $340.50   =    x - [.06x]
  $340.50   = .94x

  $ 340.5
  -------
     0.94   =    x

  $362.23   =    x

   $362.23    --   deemed withdrawn from 1999 premium payment
  -$340.50    --   part of withdrawal request payable to you
  --------
   $ 21.73    --   withdrawal charge on 1999 premium deemed withdrawn (payable to us)

                           PROSPECTUS DATED MAY 1, 2000

                             PATRIOT VARIABLE ANNUITY

            a deferred combination fixed and variable annuity contract issued by

             JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")


The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

  VARIABLE INVESTMENT                          MANAGED BY
  -------OPTION------                          ----------
  -------------------
  V.A. Financial
    Industries. . . . .     John Hancock Advisers, Inc.
  V.A .Small Cap Growth     John Hancock Advisers, Inc.
  V.A. Mid Cap Growth .     John Hancock Advisers, Inc.
  V.A. Large Cap Growth     John Hancock Advisers, Inc.
  V.A. Relative Value .     John Hancock Advisers, Inc.
  V.A. Core Equity. . .     Independence Investment Associates, Inc.
  V.A. Sovereign
    Investors . . . . .     John Hancock Advisers, Inc.
  V.A. Bond . . . . . .     John Hancock Advisers, Inc.
  V.A. Strategic Income     John Hancock Advisers, Inc.
  V.A. High Yield Bond.     John Hancock Advisers, Inc.
  V.A. Money Market . .     John Hancock Advisers, Inc.
  Managed . . . . . . .     Independence Investment Associates, Inc.
  Equity Index. . . . .     State Street Global Advisors
  Large Cap Value . . .     T. Rowe Price Associates, Inc.
  Large Cap Growth. . .     Independence Investment Associates, Inc.
  Mid Cap Value . . . .     Neuberger Berman, LLC
  Mid Cap Growth. . . .     Janus Capital Corporation
  Real Estate Equity. .     Independence Investment Associates, Inc.
  Small/Mid Cap CORE. .     Goldman Sachs Asset Management
  Small Cap Value . . .     INVESCO Management & Research, Inc.
  Global Balanced . . .     Brinson Partners, Inc.
  International Equity
    Index . . . . . . .     Independence Investment Associates, Inc.
  International
    Opportunities . . .     Rowe Price-Fleming International, Inc.
  Emerging Markets          Morgan Stanley Dean Witter Investment Management
    Equity. . . . . . .       Inc. Management Inc
  Short-Term Bond . . .     Independence Investment Associates, Inc.
  Bond Index. . . . . .     Mellon Bond Associates, LLP
                            J.P. Morgan Investment Management, Inc.

  Global Bond . . . . .
  High Yield Bond . . .     Wellington Management Company, LLP
-------------------------------------------------------------------------------



     Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

     The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

     When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Declaration Trust and the John Hancock Variable Series Trust I (together, "the Trusts"). In this prospectus, the investment options of the Trusts are referred to as "funds". In the prospectuses for the Trusts, the investment options may also be referred to as "funds", "portfolios" or "series".

     Each Trust is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Trusts. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Trust. The Trust prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

     For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment".





                     JOHN HANCOCK ANNUITY SERVICING OFFICE
                     -------------------------------------

                     Mail Delivery               Phone:
                     -------------               ------
                                            1-800-824-0335
                      529 Main Street
                   Charlestown, MA 02129          Fax:
                                                  ----
                                            1-617-886-3070


     Contracts are not deposits or obligations of, or insured, endorsed, or guaranted by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

********************************************************************************

     Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             GUIDE TO THIS PROSPECTUS

     This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     .    The first section contains an "INDEX OF KEY WORDS."

     . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

     . "CONDENSED FINANCIAL INFORMATION" follows the "Additional Information." This gives some basic information about the size and past performance of the variable investment options.

     The Trusts' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

                                IMPORTANT NOTICES

     This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

     We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2000. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 49.

     The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.
-------------------------------------------------------------------------------

                                INDEX OF KEY WORDS

     We define or explain each of the following key words used in this prospectus on the pages shown below:

  KEY WORD                                               PAGE

  Accumulation units...................................29
  Annuitant............................................10
  Annuity payments.....................................30
  Annuity period.......................................13
  Contract year........................................11
  Date of issue........................................11
  Date of maturity.....................................10
  Free withdrawal amount...............................18
  Funds................................................2
  Guarantee periods....................................2
  Investment options...................................15
  Market value adjustment..............................13
  Premium payments.....................................10
  Surrender value......................................20
  Surrender............................................18
  Variable investment options..........................cover
  Withdrawal charge....................................18
  Withdrawal...........................................18

                                    FEE TABLE

     The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

OWNER TRANSACTION EXPENSES AND ANNUAL CONTRACT FEE

     .    Maximum Withdrawal Charge (as % of amount withdrawn) 6%

     .    Annual Contract Fee (applies only to contracts of less than $10,000)
          $30

ANNUAL CONTRACT EXPENSES (AS A % OF THE AVERAGE TOTAL VALUE OF THE CONTRACT)


                                      LESS THAN     $250,000
                                       $250,000     OR MORE
--------------------------------------------------------------
  Mortality and Expense Risk Charge   0.90%       0.90%
--------------------------------------------------------------
  Administrative Services Charge      0.35%       0.10%
--------------------------------------------------------------
  Total Annual Contract Charge        1.25%       1.00%
--------------------------------------------------------------

                                               Initial Premium Payment

     These annual contract expenses don't apply to amounts held in the guarantee periods.

ANNUAL FUND EXPENSES (BASED ON % OF AVERAGE NET ASSETS)


     The Funds must pay investment management fees and other operating expenses. These fees and expenses are different for each Fund and reduce the investment return of each Fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select.

     The following figures for the Funds are based on historical Fund expenses, as a percentage (rounded to two decimal places) of each Fund's average daily net assets for 1999, except as indicated in the Notes beginning on page 6. Expenses of the Funds are not fixed under the terms of the contracts, and expenses may vary from year to year.

                          Investment    Other    Total Fund   Other Operating
                          Management  Operating  Operating     Expenses Absent
Fund Name                     Fee     Expenses    Expenses      Reimbursement
---------                 ----------  ---------  ----------  ------------------
JOHN HANCOCK DECLARATION
 TRUST (NOTE 1):
V.A. Financial
 Industries . . . . . .     0.80%       0.10%      0.90%           0.10%
V.A. Small Cap Growth .     0.75%       0.25%      1.00%           0.63%
V.A. Mid Cap Growth . .     0.75%       0.25%      1.00%           1.61%
V.A. Large Cap Growth .     0.75%       0.25%      1.00%           0.27%
V.A. Relative Value * .     0.60%       0.17%      0.77%           0.17%
V.A. Core Equity  . . .     0.70%       0.13%      0.83%           0.13%
V.A. Sovereign Investors    0.60%       0.10%      0.70%           0.10%
V.A. Bond . . . . . . .     0.50%       0.25%      0.75%           0.51%
V.A. Strategic Income .     0.60%       0.25%      0.85%           0.27%
JOHN HANCOCK DECLARATION
 TRUST (NOTE 1) -
 CONTINUED:
V.A. High Yield Bond  .     0.60%       0.25%      0.85%           0.43%
V.A. Money Market . . .     0.50%       0.16%      0.66%           0.16%

JOHN HANCOCK VARIABLE
 SERIES TRUST I    (NOTE
 2):
Managed . . . . . . . .     0.32%       0.03%      0.35%           0.03%
Equity Index  . . . . .     0.14%       0.00%      0.14%           0.08%
Large Cap Value . . . .     0.74%       0.10%      0.84%           0.11%
Large Cap Growth  . . .     0.36%       0.03%      0.39%           0.03%
Mid Cap Value . . . . .     0.80%       0.10%      0.90%           0.12%
Mid Cap Growth  . . . .     0.82%       0.10%      0.92%           0.11%
Real Estate Equity  . .     0.60%       0.10%      0.70%           0.10%
Small/Mid Cap CORE  . .     0.80%       0.10%      0.90%           0.66%
Small Cap Value . . . .     0.80%       0.10%      0.90%           0.16%
Global Balanced * * . .     0.85%       0.10%      0.95%           0.46%
International Equity
 Index  . . . . . . . .     0.16%       0.10%      0.26%           0.22%
International
 Opportunities  . . . .     0.87%       0.10%      0.97%           0.29%
Emerging Markets Equity     1.27%       0.10%      1.37%           2.17%
Short-Term Bond . . . .     0.30%       0.10%      0.40%           0.13%
Bond Index  . . . . . .     0.15%       0.10%      0.25%           0.20%
Global Bond . . . . . .     0.69%       0.10%      0.79%           0.15%
High Yield Bond . . . .     0.65%       0.10%      0.75%           0.39%

NOTES TO ANNUAL FUND EXPENSES

     (1) John Hancock Declaration Trust Funds' percentages reflect the investment management fees currently payable and other fund expenses allocated in 1999. John Hancock Advisers, Inc., has agreed to limit temporarily other expenses of each Fund to 0.25% of the fund's average daily assets.

     *    V.A. Relative Value was formerly "V.A. Large Cap Value".

     (2) John Hancock Variable Series Trust I Funds' percentages reflect management fees and other fund expenses based on the allocation methodology and expense reimbursement policy adopted April 23, 1999. Under the policy, John Hancock Life Insurance Company voluntarily reimburses a Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets (0.00% for Equity Index).

     **   Global Balanced was formerly "International Balanced".


EXAMPLES

     The following examples on pages 7 and 8 illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets. These examples do not include any applicable premium taxes or any fees for optional benefit riders. The examples should not be considered representations of past or future expenses; actual charges may be greater or less than those shown above. The examples assume Fund expenses at rates set forth above for 1999, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

     If you "surrender" (turn in) your contract at the end of the applicable time period, you would pay:


                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------------------------------------
V.A. Financial Industries    $76      $113      $152     $250
-------------------------------------------------------------------
V.A. Small Cap Growth        $77      $116      $157     $261
-------------------------------------------------------------------
V.A. Mid Cap Growth          $77      $116      $157     $261
-------------------------------------------------------------------
V.A. Large Cap Growth        $77      $116      $157     $261
-------------------------------------------------------------------
V.A. Relative Value          $75      $109      $145     $237
-------------------------------------------------------------------
V.A. Core Equity             $75      $110      $148     $243
-------------------------------------------------------------------
V.A. Sovereign Investors     $74      $107      $142     $230
-------------------------------------------------------------------
V.A. Bond                    $75      $108      $144     $235
-------------------------------------------------------------------
V.A. Strategic Income        $76      $111      $149     $245
-------------------------------------------------------------------
V.A. High Yield Bond         $76      $111      $149     $245
-------------------------------------------------------------------
V.A. Money Market            $74      $105      $140     $225
-------------------------------------------------------------------
Managed                      $70      $ 96      $124     $192
-------------------------------------------------------------------
Equity Index                 $68      $ 89      $112     $169
-------------------------------------------------------------------
Large Cap Value              $75      $111      $149     $244
-------------------------------------------------------------------
Large Cap Growth             $71      $ 97      $126     $197
-------------------------------------------------------------------
Mid Cap Value                $76      $113      $152     $250
-------------------------------------------------------------------
Mid Cap Growth               $76      $ 11      $153     $ 25
                                         3                  2
-------------------------------------------------------------------
Real Estate Equity           $74      $107      $142     $230
-------------------------------------------------------------------
Small/Mid Cap CORE           $76      $113      $152     $250
-------------------------------------------------------------------
Small Cap Value              $76      $113      $152     $250
-------------------------------------------------------------------
Global Equity                $77      $116      $157     $261
-------------------------------------------------------------------
Global Balanced              $77      $114      $155     $255
-------------------------------------------------------------------
International Equity Index   $70      $ 93      $119     $182
-------------------------------------------------------------------
International Opportunities  $77      $115      $156     $257
-------------------------------------------------------------------
Emerging Markets Equity      $81      $127      $176     $297
-------------------------------------------------------------------
Short-Term Bond              $71      $ 97      $126     $198
-------------------------------------------------------------------
Bond Index                   $69      $ 93      $118     $181
-------------------------------------------------------------------
Global Bond                  $75      $109      $146     $239
-------------------------------------------------------------------
High Yield Bond              $75      $108      $144     $235
-------------------------------------------------------------------

     If you begin receiving payments under one of our annuity payment options at the end of the applicable time period, or if you do not surrender your contact, you would pay:


                             1 YEAR   3 YEARS  5 YEARS    10 YEARS
-------------------------------------------------------------------
V.A. Financial Industries    $22      $68      $116      $250
-------------------------------------------------------------------
V.A. Small Cap Growth        $23      $71      $122      $261
-------------------------------------------------------------------
V.A. Mid Cap Growth          $23      $71      $122      $261
-------------------------------------------------------------------
V.A. Large Cap Growth        $23      $71      $122      $261
-------------------------------------------------------------------
V.A. Relative Value          $21      $64      $110      $237
-------------------------------------------------------------------
V.A. Core Equity             $21      $66      $113      $243
-------------------------------------------------------------------
V.A. Sovereign Investors     $20      $62      $106      $230
-------------------------------------------------------------------
V.A. Bond                    $21      $63      $109      $235
-------------------------------------------------------------------
V.A. Strategic Income        $22      $66      $114      $245
-------------------------------------------------------------------
V.A. High Yield Bond         $22      $66      $114      $245
-------------------------------------------------------------------
V.A. Money Market            $20      $61      $104      $225
-------------------------------------------------------------------
Managed                      $16      $51      $  88     $192
-------------------------------------------------------------------
Equity Index                 $14      $45      $  77     $169
-------------------------------------------------------------------
Large Cap Value              $21      $66      $113      $244
-------------------------------------------------------------------
Large Cap Growth             $17      $52      $  90     $197
-------------------------------------------------------------------
Mid Cap Value                $22      $68      $116      $250
-------------------------------------------------------------------
Mid Cap Growth               $22      $69      $11       $25
                                               7         2
-------------------------------------------------------------------
Real Estate Equity           $20      $62      $106      $230
-------------------------------------------------------------------
Small/Mid Cap CORE           $22      $68      $116      $250
-------------------------------------------------------------------
Small Cap Value              $22      $68      $116      $250
-------------------------------------------------------------------
Global Equity                $23      $71      $122      $261
-------------------------------------------------------------------
Global Balanced              $23      $69      $119      $255
-------------------------------------------------------------------
International Equity Index   $16      $48      $  83     $182
-------------------------------------------------------------------
International Opportunities  $23      $70      $120      $257
-------------------------------------------------------------------
Emerging Markets Equity      $27      $82      $140      $297
-------------------------------------------------------------------
Short-Term Bond              $17      $53      $  91     $198
-------------------------------------------------------------------
Bond Index                   $15      $48      $  83     $181
-------------------------------------------------------------------
Global Bond                  $21      $65      $111      $239
-------------------------------------------------------------------
High Yield Bond              $21      $63      $109      $235
-------------------------------------------------------------------

                                BASIC INFORMATION

     This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  QUESTION                                             PAGES TO SEE
  --------                                             ------------

What is the contract?. . . . . . . . . . . . . . . .10

Who owns the contract?. . . . . . . . . . . . . . . 10

Is the owner also the annuitant?. . . . . . . . . . 10

How can I invest money in a contract?. . . . . . . .10

How will the value of my investment in the contract change over time? 12

What annuity benefits does the contract provide?. . 13

What are the tax consequences of owning a contract?.14

How can I change my contract's investment allocations? 15

What fees and charges will be deducted from my contract? 17

How can I withdraw money from my contract?. . . . . 20

What happens if the annuitant dies before my contract's date of maturity? 23

WHAT IS THE CONTRACT?

     The contract is a "deferred payment variable annuity contract." An annuity contract provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a deferred payment contract, the annuity payments will begin on a future date, called the contract's "date of maturity." Under a variable annuity contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

     That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion.

IS THE OWNER ALSO THE ANNUITANT?

     Again, that's up to you. The annuitant is the person upon whose death the contract's death benefit becomes payable. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. In many cases, the same person is both the annuitant and the owner of a contract. However, you are free to name another person as annuitant.

HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

     We call the investments you make in your contract "premiums" or "premium payments." In general, you need at least a $1,000 initial premium payment to purchase a contract. If you choose to contribute more money into your contract, each subsequent premium payment must also be at least $500. If you deposit money directly from your bank account, your subsequent premium payments can be as small as $100.

Applying for a contract

     An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

     Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

     In certain situations, we will issue a contract upon receiving the order from your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

     We measure the years and anniversaries of your contract from its date of issue. We use the term "contract year" to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

     You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time until the annuitant reaches age 84 1/2. However,

                                                                            YOU MAY NOT MAKE ANY
                   IF YOUR CONTRACT IS USED TO FUND                      PREMIUM PAYMENTS AFTER THE
                                                                            ANNUITANT REACHES AGE
------------------------------------------------------------------------------------------------------
  a "tax qualified plan"*                                                70 1/2**
------------------------------------------------------------------------------------------------------
  a non-tax qualified plan                                               84
                                                                         1/2
------------------------------------------------------------------------------------------------------

          *    as that term is used in "Tax Information," beginning on page 34.
         **   except for a Roth IRA, which has no age limit.

     We will not issue a contract if the proposed annuitant is older than age
84. We may waive any of these limits, however.

Ways to make premium payments

Premium payments made by check or money order must be:

     .    drawn on a U.S. bank,

     .    drawn in U.S. dollars, and

     .    made payable to "John Hancock."

     Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

     Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

     If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

     If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

     .    issue a contract;

     .    accept premium payments; or

     .    allow other transactions.

     After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

     Prior to a contract's date of maturity, the amount you've invested in any VARIABLE INVESTMENT OPTION will increase or decrease based upon the investment experience of the corresponding Fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the Fund directly and reinvested all Fund dividends and distributions in additional shares.

     Like a regular mutual fund, each Fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table on page
6. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we credit to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 17.

     The amount you've invested in a GUARANTEE PERIOD will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. We currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

     However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 28.

     At any time before the date of maturity, your "TOTAL VALUE OF YOUR CONTRACT" equals

     .    the total amount you invested,

     .    minus all charges we deduct,

     .    minus all withdrawals you have made,

     . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

     . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value daily while it is in that option, and

     . plus the interest we credit to any of your contract's value while it is in a guarantee period.

WHAT ANNUITY BENEFITS DOES A CONTRACT PROVIDE?

     If your contract is still in effect on its date of maturity, it enters what is called the "annuity period". During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

     You should carefully review the discussion under "The annuity period," beginning on page 29, for information about all of these choices you can make.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

     In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

     .    partial withdrawal (including systematic withdrawals)

     .    full withdrawal ("surrender")

     . payment of death benefit proceeds as a single sum upon the annuitant's death

     .    periodic payments under one of our annuity payment options

     How much you will be taxed on distribution is based upon complex tax rules and depends on matters such as

     .    the type of the distribution

     .    when the distribution is made

     . the nature of any tax qualified retirement plan for which the contract is being used

     .    the circumstances under which the payments are made

     If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

     Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

     THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN

CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

     When you apply for your contract, you specify the variable investment options or guarantee periods (together, your "investment options") in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

     Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using counts as one "use" of an investment option, even if you had used that option at an earlier time. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

     Up to 12 times during each year of your contract, you may transfer

     . all or part of the assets held in one VARIABLE INVESTMENT OPTION to any other available variable investment option or guarantee period, or

     . all or part of the assets held in one GUARANTEE PERIOD to any other available guarantee period or variable investment option.

     Transfers under our dollar cost averaging program do not count toward the 12 you are allowed each year. However, you may not

     . transfer assets within 30 days prior to the contract's date of maturity,

     . transfer more than $1,000,000 in a contract year from any one variable investment option or guarantee period, without our prior approval,

     . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

     . make any transfers, during the annuity period, to or from a fixed investment option, or

     . make any transfer during the annuity period that would result in more than four investment options being used at once.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. The use of such transfers may be disruptive to a Fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a Fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

     You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the address shown on page 2. Your request should include

     .    your name,

     .    daytime telephone number,

     .    contract number,

     . the names of the investment options being transferred to and from each, and

     .    the amount of each transfer.

     The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

     Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

     If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

     WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Mortality and expense risk charge

     We deduct a daily charge that compensates us primarily for mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 0.90% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

     In return for mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to a pay greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less.

Administrative services charge

     We deduct a daily charge for administrative and clerical services that the contracts require us to provide.

     On an annual basis, this charge equals 0.35% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.) However, if your initial premium payment was more than $250,000, we reduce the charge to 0.10%.

Annual contract fee

     Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value of less than $10,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to $50.

Premium taxes

     We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

     In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

     If you withdraw some money from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred withdrawal load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

     Here's how we determine the charge: In any contract year, you may withdraw up to 10% of the total value of your contract (computed as of the beginning of the contract year) without the assessment of any withdrawal charge. We refer to this amount as the "free withdrawal amount." However, if the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

     The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:

YEARS FROM DATE OF PREMIUM PAYMENT TO
   DATE OF SURRENDER OR WITHDRAWAL       WITHDRAWAL CHARGE*
-------------------------------------    ------------------
------------------------------------------------------------
  7 or more . . . . . . . . . . . . .     0%
------------------------------------------------------------
  6 but less than 7 . . . . . . . . .     2%
------------------------------------------------------------
  5 but less than 6 . . . . . . . . .     3%
------------------------------------------------------------
  4 but less than 5 . . . . . . . . .     4%
------------------------------------------------------------
  3 but less than 4 . . . . . . . . .     5%
------------------------------------------------------------
  2 but less than 3 . . . . . . . . .     5%
------------------------------------------------------------
  less than 2 . . . . . . . . . . . .     6%
------------------------------------------------------------

     * AS A PERCENTAGE OF THE AMOUNT OF SUCH PREMIUM THAT WE CONSIDER TO HAVE BEEN WITHDRAWN (INCLUDING THE WITHDRAWAL CHARGE), AS EXPLAINED IN THE TEXT IMMEDIATELY BELOW.


     Solely for purposes of determining the amount of the withdrawal charge, we assume that each withdrawal (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations. For this purpose, we also consider any amounts that we deduct for the annual contract charge to have been withdrawals of premium payments (which means that no withdrawal charge will ever be paid on those amounts).

     The amount of any withdrawal that exceeds any remaining premium payments that have not already been considered as withdrawn will not be subject to any withdrawal charge. This means that no withdrawal charge will apply to any favorable investment experience that you have earned.

     Here's how we deduct the withdrawal charge: We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a Growth option and 40% from the V.A. Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the V.A. Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

     You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

     When withdrawal charges don't apply: We don't assess a withdrawal charge in the following situations:

     . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

     . on certain withdrawals if you have elected the nursing home rider that waives the withdrawal charge; and

     . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

     How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much less. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much more.

Other charges

     We offer, subject to state availability, three optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we charge an amount equal to 1/12/th/ of the following annual percentages:

Stepped up death benefit*                                                0.15% of total value of your contract
--------------------------------------------------------------------------------------------------------------------------
Accidental death benefit                                                 0.10% of total value of your contract
--------------------------------------------------------------------------------------------------------------------------
                                                                         0.05% of
                                                                         that portion of your contract's total
Nursing home waiver                                                      value attributable to premiums that are still
                                                                         subject to surrender charges
--------------------------------------------------------------------------------------------------------------------------

          *Some people refer to this benefit as the "enhanced stepped-up death benefit"

     We deduct the charge proportionally from each of your investment options, based on your value in each.

     HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

     Prior to your contract's date of maturity, if the annuitant is living, you may:

     . surrender your contract for a cash payment of its "surrender value," or

     .    make a partial withdrawal of the surrender value.

     The "surrender value" of a contract is the total value of a contract, after any market value adjustment, MINUS the annual contract fee and any applicable premium tax and withdrawal charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

     Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
34. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

     We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

     Without our prior approval, you may not make a partial withdrawal

     .    for an amount less than $100, or

     . if the remaining total value of your contract would be less than $1,000.

     If your "free withdrawal value" at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other partial withdrawals. We reserve the right to terminate your contract if the value of your contract becomes zero.

     You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Nursing home waiver of withdrawal charge

     If your state permits, you may purchase an optional nursing home waiver of withdrawal charge rider when you apply for a contract. Under this rider, we will waive withdrawal charge on any withdrawals, provided all the following conditions apply:

     . you become confined to a nursing home beginning at least 90 days after we issue your contract.

     . you remain in the nursing home for at least 90 consecutive days and receive skilled nursing care.

     . we receive your request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility.

     .    your confinement is prescribed by a doctor and medically necessary.

     You may not purchase this rider if (1) you are older than 75 years at application or (2) if you were confined to a nursing home within the past two years.

     For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

Systematic withdrawal plan

     Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 12, and "What fees and charges will be deducted from my contract?" beginning on page 17. The same tax consequences also generally will apply.

The following conditions apply to systematic withdrawal plans:

     . you may elect the plan only if the total value of your contract equals $15,000 or more.

     .    the amount of each systematic withdrawal must equal at least $100.

     . if the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

     .    you may cancel the plan at any time.

     . we reserve the right to modify the terms or conditions of the plan at any time without prior notice.

Dollar cost averaging program

     You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the dollar cost averaging program:

     . you may elect the program only if the total value of your contract equals $15,000 or more.

     .    the amount of each transfer must equal at least $250.

     . you may change your dollar cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

     .    you may discontinue the program at any time.

     . the program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

     .    automatic transfers to or from guarantee periods are not permitted.

     .    we reserve the right to suspend or terminate the program at any time.

WHAT HAPPENS IF THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

Standard death benefit

     If the annuitant dies before your contract's date of maturity, we will pay a standard death benefit, unless you have elected an enhanced death benefit rider. The standard death benefit is the greater of:

     . the total value of your contract, adjusted by any then-applicable market value adjustment, or

     . the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

     We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

     .    proof of the annuitant's death, and

     .    any required instructions as to method of settlement.

     Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 31.

Enhanced death benefit riders

     "Stepped-up" death benefit rider: If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing a stepped-up death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greater of:

     .    the standard death benefit (described above) or

     . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary.

     For these purposes, however, we count only those contract anniversaries that occur (1) BEFORE we receive proof of death and any required settlement instructions and (2) BEFORE the annuitant attains age 80 1/2.

     You may elect this rider ONLY when you apply for the contract and ONLY if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 20 under "What fees and charges will be deducted from my contract?" For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

     Accidental death benefit rider: If you are under age 80 when you apply for your contract, you may elect to purchase an accidental death benefit rider. In addition to any other death benefit, this rider provides a benefit upon the accidental death of the annuitant prior to the earlier of:

     .    the contract's date of maturity, and

     .    the annuitant's 80/th/ birthday.

     Under this rider, the beneficiary will receive an amount equal to the total value of the contract as of the date of the accident, up to a maximum of $200,000. We will pay the benefit after we receive, at the John Hancock Annuity Servicing Office:

     .    proof of the annuitant's death, and

     .    any required instructions as to method of settlement.

     You may elect this rider ONLY when you apply for the contract. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 17 under "What fees and charges will be deducted from my contract?" For a complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy upon request. Not all states allow this benefit.

                             ADDITIONAL INFORMATION

  CONTENTS OF THIS SECTION                              PAGES TO SEE

  Description of JHVLICO. . . . . . . . . . . . . . 26

  Who should purchase a contract. . . . . . . . . . 26

  How we support the variable investment options. . 27

  How we support the guarantee periods. . . . . . . 27

  How the guarantee periods work. . . . . . . . . . 27 - 28

  The accumulation period. . . . . . . . . . . . . .29

  The annuity period. . . . . . . . . . . . . . . . 30 - 32

  Variable investment option valuation procedures. .32

  Distribution requirements following death of owner 33

  Miscellaneous provisions. . . . . . . . . . . . . 34

  Tax information. . . . . . . . . . . . . . . . . .34 - 39

  Further information about JHVLICO. . . . . . . . .39 - 40

  Management's discussion and analysis. . . . . . . 40 - 47

  Performance information. . . . . . . . . . . . . .47 - 48

  Reports. . . . . . . . . . . . . . . . . . . . . .48

  Voting privileges. . . . . . . . . . . . . . . . .48

  Certain changes. . . . . . . . . . . . . . . . . .48 - 49

  Distribution of contracts. . . . . . . . . . . . .49

  Experts. . . . . . . . . . . . . . . . . . . . . .49

  Registration statement. . . . . . . . . . . . . . 49

  Condensed financial information . . . . . . . . . .50 - 55

  JHVLICO financial statements . . . . . . . . . . . 56-74

  Appendix A - Details About Our Guarantee Periods. 75-78

  Appendix B - Examples of Withdrawal Charge Calculation 79-81

DESCRIPTION OF JHVLICO

     We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 1999, John Hancock's assets were approximately $71 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

     It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

WHO SHOULD PURCHASE A CONTRACT?

     We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We provide general federal income tax information for contracts not purchased in connection with a tax qualified retirement plan beginning on page 34. We also designed the contracts for purchase under:

     . traditional individual retirement annuity ("IRA") plans satisfying the requirements of Section 408 of the Code;

     .    non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
          Section 408A of the Code;

     .    SIMPLE IRA plans adopted under Section 408(p) of the Code;

     . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code;

     . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations; and

     . pension or profit-sharing plans qualified under section 401(a) of the Code.

     When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

     We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

     To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

     We hold the Fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

     The Account's assets, including the Trusts' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the policies cannot be reached by any other persons who may have claims against us.

     All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

HOW WE SUPPORT THE GUARANTEE PERIODS

     All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

     Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its accumulated value to the Money Market option under your contract, unless you elect to:

     .    withdraw all or a portion of any such amount from the contract,

     . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

     . allocate all or a portion of such amount to one or more of the variable investment options.

     You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

     We currently make available guarantee periods with durations up to ten years. You may not select a guarantee period if it extends beyond your contract's date of maturity. We reserve the right to add or delete guarantee periods from those that are available at any time for new allocations.

Guaranteed interest rates

     Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

     We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates.
--------------------------------------------------------------------------------


     You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time by calling the John Hancock Annuity Servicing Office at the telephone number on page 2.

Calculation of market value adjustment ("MVA")

     If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

     .    death benefits pursuant to your contract,

     .    amounts you apply to an annuity option, and

     .    amounts paid in a single sum in lieu of an annuity.

     The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract. Here is how the MVA works:

 We compare

     . the guaranteed rate of the guarantee period from which the assets are being taken WITH

     . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on guarantee period from which the assets are being taken.

     If the first rate exceeds the second by more than 1/2 %, the market value adjustment produces an increase in your contract's value. If the first rate does not exceed the second by at least 1/2 %, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------------

     For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

     The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

Your value in our variable investment options

     Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

     To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

dollar amount of transaction

                   DIVIDED BY

value of one accumulation unit for the applicable variable investment option at the time of such transaction
--------------------------------------------------------------------------------

     The value of each accumulation unit will change daily depending upon the investment performance of the Fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

     Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

number of accumulation units in the variable investment options

                TIMES

value of one accumulation unit for the applicable variable investment option at that time
--------------------------------------------------------------------------------

Your value in the guarantee periods

     On any date, the total value of your contract in a guarantee period equals:

     . the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

     . the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

     . the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

     . the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

     . the amount of any charges and fees deducted from that guarantee period, PLUS

     . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

Date of maturity

     Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be

     . at least 6 months after the date the first premium payment is applied to your contract and

     .    no later than the maximum age specified in your contract (normally age
          95).

     Subject always to these requirements, you may subsequently select an earlier date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 35.)

Choosing fixed or variable annuity payments

     During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

     We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (directing all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

     We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge, if applicable.

     Once annuity payments begin, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

     Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 31).

     Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

     If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

     Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

     .    you have not made an election prior to the annuitant's death;

     . the beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

     . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

     We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

     The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

     . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

     . if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

     . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

Assumed investment rate

     The assumed investment rate for any variable portion of your annuity payments will be 3 1/2 % per year, except as follows.

     You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

     The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then subtract any applicable premium tax charge and divide the difference by $1,000.


We then multiply the result by the greater of:

     . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

     . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

     Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

     OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

     Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

     OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

     OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

     OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

     OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

     OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

     OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

     With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

     If the payee is more than 85 years old on the date of maturity, the following two options are not available:

     .    Option A: "life annuity with 5 years guaranteed" and

     . Option B: "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

     We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER

     If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the box below. In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

     The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

     Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.



IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:

     . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

     . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the entire interest (as discussed below) in the contract on the date of your death must be:

     (1)  paid out in full within five years of your death or

     (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death If you are the annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the annuitant, the entire interest equals

     . the surrender value if paid out in full within five years of your death, or

     . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN

     . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
--------------------------------------------------------------------------------

MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

     To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

     Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. The contract designates the person you choose as beneficiary. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect whether or not you or the annuitant is then alive. However, these changes are subject to:

     .    the rights of any assignees of record,

     .    any action taken prior to receipt of the notice, and

     .    certain other conditions.

     An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

TAX INFORMATION

Our income taxes

     We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

     The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Contracts not purchased to fund a tax qualified plan

Undistributed gains

     We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

     However, a contract owned other than by a natural person does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

Annuity payments

     When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to the payee, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

     The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

Surrenders and withdrawals before date of maturity

     When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract or if no annuity payment option is selected for a death benefit payment.

     When you take a partial withdrawal from a contract, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. The taxable portion generally equals the amount, if any, by which the payment exceeds your then investment in the contract. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

     For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JHVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

Penalty for premature withdrawals

     The taxable portion of any withdrawal or single sum payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

Diversification requirements

     Each of the Funds of the Trusts intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

     The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the Fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of Fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

     We have no responsibility for determining whether a particular retirement plan satisfies the applicable requirements of the Code or whether a particular employee is eligible for inclusion under a plan.

Withholding on rollover distributions

     The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

Contracts purchased as traditional IRAs

     A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of (a) 100% of compensation includable in your gross income, or (b) $2,000 per year. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to $2,000 for each of you and your spouse (or, if less, your combined compensation).

     You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return. The amount of your deduction is based on the following factors:

     . whether you or your spouse is an active participant in an employer sponsored retirement plan,

     .    your federal income tax filing status, and

     .    your "Modified Adjusted Gross Income".

     Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

     If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or any annuity payment, may be excluded from your taxable income when you receive the proceeds. In general, all other amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply similar to those described above for such non-qualified contracts).

     The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

Contracts purchased as Roth IRAs

     In general, you may make purchase payments of up to $2,000 each year for a type of non-deductible IRA contract, known as a Roth IRA. Any contributions made during the year for any other IRA you have will reduce the amount you otherwise could contribute to a Roth IRA. Also, the $2000 maximum for a Roth IRA phases out for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

     If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

     .    after you reach age 59 1/2,

     .    on your death or disability, or

     . to qualified first-time homebuyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

     The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax.

     You can convert a traditional IRA to a Roth IRA, unless:

     .    you have adjusted gross income over $100,000, or

     .    you are a married taxpayer filing a separate return.

The $2,000 Roth IRA contribution limit does not apply to converted amounts.

     You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

Contracts purchased under SIMPLE IRA plans

     In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contibutions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed certain contribution limits (currently $6,000 a year). Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

Contracts purchased under Simplified Employee Pension plans (SEPs)

     SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum amount that may be contributed to an SEP is the lesser of 15% of compensation or the IRS compensation limit for the year ($170,000 for the year 2000).

Contracts purchased under Section 403(b) plans

     Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into contracts owned by their employees that are not taxable currently to the employee.

The amount of such non-taxable contributions each year:

     . is limited by a maximum (called the "exclusion allowance") that is computed in accordance with a formula prescribed under the Code;

     . may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed $10,500 (subject to cost of living increases); and

     . is subject to certain other limits (described in Section 415 of the Code).

     When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income.

     Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

     .    on the employee's separation from service, death, or disability,

     . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

     . transfers and exchanges to other products that qualify under Section 403(b).

Contracts purchased for pension and profit sharing plans qualified under Section 401(a)

     In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

     Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

     The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

     IRS required minimum distributions to the employee must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

Contracts purchased for "top-heavy" plans

     Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

Tax-free rollovers

     The discussion above covers certain fully or partially tax-free "rollovers" from a regular IRA to a Roth IRA. You may also make a tax-free rollover from

     .    a traditional IRA to another traditional IRA,

     .    any tax-qualified plan to a traditional IRA, and

     . any tax-qualified plan to another tax-qualified plan of the same type (i.e. 403(b) to 403(b), corporate plan to corporate plan, etc.)

     We do not have to withhold tax if you roll over your entire distribution and you request us to pay it directly to the successor plan. Otherwise, 20% mandatory withholding will apply and reduce the amount you can roll over to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before taking such a distribution.

See your own tax adviser

     The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an Annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

FURTHER INFORMATION ABOUT JHVLICO

Description of JHVLICO

     We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering price of $17 per share. At December 31, 1999, JHVLICO had $74.8 billion of life insurance in force.

JHVLICO markets its policies through

     . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

     . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

     In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL"). At December 31, 1998, IPL's principal business consisted of a run-off of a block of single premium whole life insurance. More information about IPL is contained in Note 2 to JHVLICO's Financial Statements, beginning on page 66.

Selected financial data

You should read the following financial data for JHVLICO along with

     . "Management's Discussion and Analysis of Financial Condition and Results of Operations", immediately following this section, and

     . JHVLICO's financial statements and the notes to the financial statements, beginning on page 59.

     Past results do not necessarily indicate future results. The selected financial data and financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners ("NAIC") ("statutory accounting practices."). See Note 1 to JHVLICO's financial statements, beginning on page 62, for additional information about the accounting practices.



                                     SELECTED FINANCIAL DATA
                                                                       Year ended
                         Year ended     Year ended     Year ended     December 31,    Year ended
                        December 31,   December 31,   December 31,         199       December 31,
                            1999           1998            1997             6            1995
                        (in millions)  (in millions)  (in millions)   (n millions)   (in millions)

 INCOME STATEMENT DATA
       Premiums                $950.8      $ 1,272.3       $   872.7       $  820.6      $   570.9
       Net investment
    income                      136.0          122.8            89.7           76.1           62.1
       Other income,
    net                         605.4          618.1           449.1          427.7           98.7
       TOTAL REVENUES        $1,692.2       2,013.2          1,411.5        1,324.4          731.7
       Total benefits
    and expenses             $1,573.6        1,963.9         1,342.5        1,249.0          672.2
       Income tax
    expense                      42.9           33.1            38.5           38.6           28.4
       Net realized
    capital gains
    (losses)                    (1.7)          (0.6)           (3.0)          (1.5)            0.5
       Net gain                  74.0    $      15.6      $     27.5     $     35.3     $     31.6

    BALANCE SHEET DATA
       Total assets         $10,613.0      $ 8,599.0        $6,521.5       $4,567.8       $3,446.3
       Total
    obligations              10,216.0        8,268.2         6,199.8        4,284.7        3,197.6
       Total
    stockholder's
    equity                      397.0     $    330.8      $    321.7      $   283.1      $   248.7


MANAGEMENT'S DISCUSSION AND ANALYSIS

Financial condition

     During the past fiscal year, JHVLICO's total assets grew primarily due to the growth in the total assets of the JHVLICO's separate accounts due to increased sales of variable life and variable annuity products as well as market appreciation on separate account assets as a result of strong market performance.





     Likewise, its total obligations grew. Total stockholder's equity also grew during this period. The following chart shows percentage growth in total assets, total obligations and total stockholder's equity for the twelve-month period ended December 31, 1999

     :

                                       Year ended     Year ended
                                       ----------     ----------
                                      December 31,   December 31,    % change
                                      ------------   ------------    --------
                                          1999           1998
                                          ----           ----
                                      (in millions)  (in millions)
                                      -------------  -------------

Total assets  -  JHVLICO              $10,613.0      $ 8,599.0        23.4%

Total assets  -  JHVLICO separate
accounts                              $ 8,268.2      $ 6,595.2        25.4%


Total obligations - JHVLICO           $10,216.0      $ 8,268.2        23.6%

Total obligations - JHVLICO separate
accounts                              $ 8,261.6      $ 6,589.4        25.4%



Total shareholder equity                  397.0      $   330.8        20.0%

     Separate account assets and liabilities consist primarily of the fund balances associated with JHVLICO's variable life and annuity business. The asset holdings include fixed income, equity, growth, total return, real estate, global, and international mutual funds with liabilities representing amounts due to policyholders.

     During the 1998 fiscal year, a similar pattern of growth occurred. It is shown on the following chart:

                                       Year ended     Year ended
                                       ----------     ----------
                                      December 31,   December 31,    % change
                                      ------------   ------------    --------
                                          1998           1997
                                          ----           ----
                                      (in millions)  (in millions)
                                      -------------  -------------


Total assets  -  JHVLICO              $ 8,599.0      $ 6,521.5      31.9%

Total assets  -  JHVLICO separate
accounts                              $ 6,595.2      $ 4,691.1      40.6%


Total obligations - JHVLICO           $ 8,268.2      $ 6,199.8      33.4%

Total obligations - JHVLICO separate
accounts                              $ 6,589.4      $ 4,685.7      40.6%
Total stockholder's equity            $    330.8     $    321.7

                                                                      2.8%

     JHVLICO's bond portfolio remains highly diversified. It maintains the diversity of its bond portfolio by:

     . investing in a wide variety of geographic regions and industry groups, and

     . limiting the size of individual investment relative to the total portfolio.

     JHVLICO invests new money predominantly in long-term investment grade corporate bonds. As a result, 86.0% of JHVLICO's general account bonds were investment grade bonds, and 9.8% were medium grade bonds as of December 31, 1999. The corresponding percentages as of December 31, 1998, were 86.1% and 10.8%, respectively. For medium grade bonds, JHVLICO invests mostly in private placements that provide long-term financing for medium size companies. These bonds typically are protected by individually negotiated financial covenants and/or collateral. As of December 31, 1999, the remaining 4.2% of JHVLICO's total general account bonds consisted of lower grade bonds and bonds in default. Bonds in default represent 0.8% of JHVLICO's general account bonds.

     Management believes JHVLICO's commercial mortgage lending practices continue to be strong. JHVLICO generally makes mortgage loans against properties with proven track records and high occupancy levels. Typically, JHVLICO does not make construction or condominium loans nor lend more than 75% of the property's value at the time of the loan. JHVLICO uses a computer based mortgage risk analysis system in managing the credit risk related to its mortgage loans.

     JHVLICO has outstanding commitments to purchase long-term bonds and issue real estate mortgages totaling $15.4 million and $3.5 million, respectively, at December 31, 1999. The corresponding amounts at December 31, 1998 were $5.9 million and $24.8 million, respectively. JHVLICO monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. Most of the commitments at December 31, 1999 expire in 2000.

Reserves and obligations

     JHVLICO's obligations consist primarily of aggregate reserves for life policies and annuity contracts. As of December 31, 1999, JHVLICO's general account reserves totaled $1,866.6 million and its separate account obligations totaled $8,261.6 million. As of December 31, 1998, the corresponding amounts were $1,652.0 million and $6,589.4 million, respectively. JHVLICO computes these liabilities in accordance with commonly accepted actuarial standards. Its actuarial assumptions are in accordance with, or more conservative than, those called for in state regulations. Total reserves meet the requirements of Massachusetts insurance laws.

     Every year, JHVLICO performs reserve adequacy testing, usually during the fourth quarter. Intensive asset adequacy testing was performed in 1999 for the vast majority of reserves. During 1999 and 1998, JHVLICO made no refinements to reserves.

     JHVLICO's investment reserves include the asset valuation reserve ("AVR") and interest maintenance reserve ("IMR") required by the NAIC and state insurance regulatory authorities. The AVR stabilizes statutory surplus from non-interest related fluctuations in the market value of bonds, stocks, mortgage loans, real estate and other invested assets. The AVR generally captures realized and unrealized capital gains or losses on such assets, other than those resulting from interest rate changes.

     Each year, the amount of an insurer's AVR will fluctuate as the non-interest related capital gains and/ or losses are absorbed by the reserve. To adjust for such changes over time, an annual contribution must be made to the AVR equal to 20% of the difference between the AVR reserve objective (as determined annually according to the type and quality of an insurer's assets) and the actual AVR.

     JHVLICO includes the AVR in its obligations. Its AVR was $23.1 million at December 31, 1999, and $21.9 million as of December 31, 1998. During 1998, JHVLICO made a voluntary contribution of $0.7 million to the AVR. Such contributions may result in a slower rate of growth of, or a reduction to, stockholder's equity. During 1999, there have been no voluntary contributions to the AVR. Changes in the AVR are accounted for as direct increases or decreases in stockholder's equity. The impact of the AVR on JHVLICO's stockholder's equity position will depend, in part, on JHVLICO's investment portfolio.

     The IMR captures realized capital gains and losses (net of taxes) on fixed income investments (primarily bonds and mortgage loans) resulting from changes in interest rate levels. JHVLICO does not reflect these amounts in its stockholder equity account but amortizes them into net investment income over the estimated remaining lives of the investments disposed. At December 31, 1999 and December 31, 1998, JHVLICO's IMR balance was $7.4 million and $10.7 million, respectively. The impact on the IMR on JHVLICO's stockholder's equity depends upon the amount of future interest related capital gains and losses on fixed income investments.

Results of operations

1999 compared to 1998

     Net gains from operations, before net realized capital gains/losses, totaled $75.7 million in 1999, a $59.5 million increase over 1998. The increase in the net gain is due principally to continued growth in the annuity line of business within JHVLICO. This line of business had a growth in net gain of $25.6 million due to higher separate account fees and expense allowances on business reinsured with John Hancock. The remaining $33.9 million increase in net gain is due to the Universal Life line of business which had higher net investment income and lower premium taxes during 1999 compared with 1998.

     During 1999, total revenues decreased by 15.9% (or $321.0 million) to $1,692.2 million. Premium, net of premium ceded to reinsurers, decreased by 25.3% (or $321.5 million) to $950.8 million. This decrease in premium is primarily due to large single premium ($340.0 million) bank owned life insurance sales that occurred during 1998 which have not recurred during 1999. Net investment income increased by 10.7% (or $13.2 million) to $136.0 million. This increase is primarily due to a 4.6% (or $4.4 million) increase in gross income on long-term bonds, and a 25.3% (or $6.3 million) increase in gross income on commercial and agricultural mortgages. The increases can both be attributed to an increased asset base. Other income decreased by $12.7 million primarily as a result of reserve adjustments on reinsurance ceded.

     During 1999, total benefits and expenses decreased by 19.9% (or $390.3 million) to $1,573.6 million. Benefit payments and additions to reserves decreased by 25.5% (or $422.9 million) to $1,238.7 million. This decrease is primarily the result of a bank owned life insurance reserve increase in 1998 of $380.1 million that did not recur in 1999. Insurance expenses increased by 14.7% (or $40.2 million) to $314.4 million. This consists of an $11.3 million increase in commission expenses resulting from the sale of new and renewal business, and a $28.9 million increase in the expenses of providing services to policyholders.

1998 compared to 1997

     Net gain from operations , before net realized capital losses, totaled $16.2 million in 1998, $14.3 million lower than in 1997. A net loss of $9.8 million in 1998 resulting from the individual annuity line of business contributed significantly to this decrease in operating gain. First year commissions and taxes on sales of $340.0 million of bank owned life insurance further diminished the gain.

     During 1998, total revenues increased by 42.6% (or $601.7 million) to $2,013.2 million. Premium, net of premium ceded to reinsurers, increased by 45.8% (or $399.6 million) to $1,272.3 million. This increase is principally due to the sale of a single-premium bank owned life insurance policy with a premium of $340.0 million. Net investment income increased by 36.9% (or $33.1 million) to $122.8 million. This increase is primarily due to a 47.8% (or $31.0 million) increase in gross income on long-term bonds, and a 27.8% (or $5.4 million) increase in gross income on commercial mortgages. The increases can both be attributed to an increased asset base. Other income increased by $169.0 million as a result of reserve adjustments on reinsurance ceded.

     During 1998, total benefits and expenses increased by 46.3% (or $621.4 million) to $1,963.9 million. Benefit payments and additions to reserves increased by 52.4% (or $571.4 million) to $1,661.6 million. This increase is largely the result of an increase in reserves of $297.4 million associated with the sale of bank owned life insurance. Insurance expenses increased by 17.6% (or $41.0 million) to $274.2 million. This consists of a $27.3 million increase in commission expenses resulting from the sale of new and renewal business, and a $13.7 million increase in the expenses of providing services to policyholders.

Liquidity and capital resources

     JHVLICO's liquidity resources for the past two fiscal years were as follows:


                                                                             Year ended      Year ended
                                                                             ----------      ----------
                           Type of Investments                              December 31,    December 31,
                           -------------------                              ------------    ------------
                                                                                1999            1998
                                                                                ----            ----
                                                                            (in millions)   (in millions)
                                                                            -------------   -------------
                                                                                  $
                                           Cash and short-term investments      250.1         $  19.9
                                                                                 $ 4
                                                              Public bonds      54.1          $ 461.9
                                                                                 $ 6
                                                                                  0
                                                                                 9.
                                  Investment-grade private placement bonds        4           $ 619.9


  In addition, JHVLICO's separate accounts are highly liquid and available to meet most outflow needs for variable life insurance.

  JHVLICO's management believes the liquidity resources of $1,313.6 million as of December 31, 1999, strongly position JHVLICO to meet all its obligations to policyholders and others. Funds provided by normal operations generally satisfy JHVLICO's financing needs. There were no outstanding borrowings as of December 31, 1999. As of December 31, 1998, JHVLICO had $61.9 million in outstanding borrowings from an affiliate. Total surplus, also know as stockholder's equity, plus the AVR, amounted to $420.1 million as of December 31, 1999, and $352.7 million as of December 31, 1998. The current statutory accounting treatment of taxes for deferred acquisition costs ("DAC taxes") currently results in a reduction to JHVLICO's surplus. This reduction will persist during periods of growth in new business. DAC taxes result from federal income tax law that approximates acquisition expenses, and then spreads the corresponding tax deduction over a period of years. As a result, the DAC tax is collected immediately and subsequently returned through tax deductions in later years.

     Since it began operations, JHVLICO has received a total of $576.7 million in capital contributions from John Hancock, of which $572.4 million is credited to paid-in capital and $2.5 million was credited to capital stock as of December 31, 1999. In 1993, JHVLICO returned $1.8 million of capital to John Hancock. To support JHVLICO's operations, for the indefinite future, John Hancock will continue to make capital contributions, if necessary, to ensure that JHVLICO maintains shareholder's equity of at least $1.0 million. JHVLICO's stockholder's equity, net of unassigned deficit, amounted to $397.0 million at December 31, 1999 and $330.8 million at December 31, 1998.In December, 1992, the NAIC approved risk-based capital ("RBC") standards for life insurance companies. It also approved a model act (the "RBC Model Act") to apply such standards at the state level. The RBC Model Act requires life insurers to submit an annual RBC report comparing the company's total adjusted capital (statutory surplus plus AVR, voluntary investment reserves, and one-half the apportioned dividend liability) with its risk-based capital as calculated by an RBC formula. The formula takes into account the risk characteristics of the company's investments and products. Insurance regulators use the formula as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action, not as a means to rank insurers. As of December 31, 1999, JHVLICO's total adjusted capital as defined by the NAIC was well in excess of the RBC standards.

Reinsurance

     To reduce its exposure to large losses under its insurance policies, JHVLICO enters into reinsurance arrangements with its parent, John Hancock, and other non-affiliated insurance companies. For more information about JHVLICO's reinsurance arrangements, see Notes 5 and 7 of the Notes to Financial Statements.

Separate Accounts

     State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

     The life insurance business is highly competitive. There are approximately 1,300 stock and other types of insurers in the life/health insurance business in the United States. According to the July, 1999 issue of Best's Review Life/Health, JHVLICO ranks 82nd in terms of net premiums written during 1998. JHVLICO's parent, JHLICO, ranks 9th.

     Best's Company Report, dated June 1, 1999, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of its parent company and the capital guarantee discussed below. Standard & Poor's Corporation and Duff & Phelps Credit Rating Company have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

     JHLICO provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria which were revised in 1999, 1998 and 1997 to reflect continuing changes in JHVLICO's operations. The amount of service fee charged to JHVLICO was $188.3 million, $157.5 million, and $123.6 million in 1999, 1998 and 1997, respectively.

Transactions with John Hancock

     As indicated, property, personnel and facilities are provided, at a service fee, by JHLICO for purposes of JHVLICO's operations, and the two companies have entered into certain reinsurance arrangements. In addition, JHLICO has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to JHLICO during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent. (See Notes 2 and 5 of the Notes to Financial Statements.)

     JHLICO receives no additional compensation for its services as underwriter and distributor of the contracts issued by JHVLICO. See Note 5 of JHVLICO's Notes to Financial Statements for additional information.

Legal Proceedings

     In the normal course of its business operations, JHVLICO is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1999. JHVLICO does not believe that this ordinary routine litigation or any other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on its business, financial condition or results of operations.

     Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved settlement of a nationwide class action lawsuit regarding sales practices against John Hancock, JHVLICO and John Hancock Distributors, Inc. (Duhaime, et al v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc.)

     During 1999, in conjunction with this settlement, JHVLICO recorded a related reserve of $194.9 million representing our share of the settlement and received a capital contribution from John Hancock of $194.9 million. The reserve held at December 31, 1999 amounted to $136.5 million. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by JHVLICO. John Hancock and JHVLICO will continue to update their estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated. If JHVLICO's share of the settlement increases, John Hancock will contribute additional capital to JHVLICO so that JHVLICO's total stockholder's equity would not be impacted.

Regulations

     JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. This extensive state regulation along with proposals to adopt a federal regulatory framework may in the future adversely affect JHVLICO's ability to sustain adequate returns. JHVLICO's business also could be adversely affected by:

     . changes in state law relating to asset and reserve valuation requirements;

     .    limitations on investments and risk-based capital requirements; and,

     . at the federal level, laws and regulations that may affect certain aspects of the insurance industry.

     States levy assessments against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

     Regulators have discretionary authority to limit or prohibit an insurer from issuing new business to policyholders if the regulators determine that:

     . such insurer is not maintaining minimum statutory surplus or capital, or

     . further transaction of business would be hazardous to the policyholders.

     Based upon their current or anticipated levels if statutory surplus and the volume of their new sales, JHVLICO and its affiliates do not believe regulations will limit their issuance of new insurance business.

     Although the federal government does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal laws and regulations may significantly affect the insurance business by removing barriers preventing banks from engaging in the insurance business, limiting medical testing for insurability, changing the tax laws affecting the taxation of insurance companies and insurance products, and prohibiting the use of gender in determining insurance and pension rates and benefits. Such initiatives could impact the relative desirability of various personal investment vehicles.

Directors

     The directors and executive officers of JHVLICO are as follows:

                            Name                               Age    Position with JHVLICO     Other business within past 5 years
                            ----                               ---    ---------------------     ----------------------------------
                                                                    Chairman                   President and Chief Operations
                                                                                               Officer, and Chief Executive
                                                                                               Officer--Elect, John Hancock Life
                                                                                               Insurance Company

David D'Alessandro,                                            49
Director
Michele G. Van Leer,                                           42   Vice Chairman & President  Senior Vice President, Life Product M

Director                                                                                       Hancock
Robert S. Paster,                                                   Vice President
Director                                                       47                              Second Vice President, Direct Distrib

Robert R. Reitano,                                                  Vice President             Vice President, Investment Policy & R

Director                                                       49   & CIO                      Hancock
                                                                    Vice President & Actuary   Senior
Barbara L. Luddy,                                              48                              Vice President, Financial Reporting &

Director                                                                                       John Hancock
Bruce M. Jones                                                 42   Vice President             Vice President, Annuity Product Manag

Director                                                                                       Hancock;
                                                                                               Prior to July, 1999,
                                                                                               Senior Vice President &
                                                                                               Chief Operation Officer, Phoenix Home

                                                                                               Company; Vice President, Marketing De

                                                                                               Home Life Insurance Company
Ronald J. Bocage,                                              54   Vice President & Counsel   Vice President & Counsel, Insurance a

Director                                                                                       Products Division, John Hancock
Thomas J. Lee,                                                 45   Vice President             Vice President, Life Product
Director                                                                                       and
                                                                                               Systems Management,
                                                                                               John Hancock
Paul J. Strong                                                 53   Vice President             Vice President, Retail
Director                                                                                       Life Product Management, John
                                                                                               Hancock;
                                                                                               Prior to September, 1999,
                                                                                               Senior Vice President,
                                                                                               Product Management, Jefferson Pilot F

                                                                                               Company; Senior Vice President, Marke

                                                                                               Insurance Company of America
Daniel L. Ouellette                                            50   Vice President             Senior Vice President, Retail Marketi

                                                                                               , John Hancock
Patrick F. Smith                                               57   Controller                 Senior
                                                                                               Associate Controller, Controller's De

                                                                                               Hancock
Julie H. Indge                                                 46   Treasurer                  Financial Officer, Financial Sector M

                                                                                               Hancock
Peter H. Scavongelli                                           42   Secretary                  State Compliance Officer,
                                                                                                John Hancock






     .    the annual contract fee, and

     . any withdrawal payable if the owner surrender his contract at the end of the relevant period.

     Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Trust level where comparable charges are not deducted.

     We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any withdrawal charge and it may be for additional durations.

     We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. CURRENT YIELD refers to the income earned on your investment in the Money Market investment option over a 7-day period an then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

     EFFECTIVE YIELD is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

     Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

REPORTS

     At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Trusts.

VOTING PRIVILEGES

     At meetings of the Trusts' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

     We reserve the right, subject to applicable law, including any required shareholder approval,

     . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

     .    to add or delete variable investment options,

     .    to change the underlying investment vehicles,

     .    to operate the Account in any form permitted by law, and

     . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

     Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

DISTRIBUTION OF CONTRACTS

     John Hancock Funds, Inc. ("JHFI") acts as principal distributor of the contracts sold through this prospectus. JHFI is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. Its address is 101 Huntington Avenue, Boston, Massachusetts 02199.

     You can purchase a contract through broker-dealers and certain financial institutions who have entered into selling agreements with JHFI and JHVLICO and whose representatives are authorized by applicable law to sell annuity products. We do not expect the compensation to such broker-dealers and financial institutions to exceed 7.0% of premium payments. We offer these contracts on a continuous basis, but neither JHVLICO nor JHFI is obligated to sell any particular amount of contracts. We reimburse JHFI for direct and indirect expenses actually incurred in connection with the marketing and sale of these contracts. JHFI is a subsidiary John Hancock Life Insurance Company.

EXPERTS

     Ernst & Young LLP, independent auditors, have audited the financial statements of John Hancock Variable Life Insurance Company that appear herein and the financial statements of the Account that appear in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. Those financial statements are included in the registration statement in reliance upon Ernst & Young's reports given upon the firm's authority as experts in accounting and auditing.

REGISTRATION STATEMENT

     JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

     This prospectus omits certain information contained in the registration statement filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:


                              page of SAI
VARIATIONS IN CHARGES. . . . . 2
DISTRIBUTION. . . . . . . . . .2
CALCULATION OF PERFORMANCE DATA2
OTHER PERFORMANCE INFORMATION. 4
CALCULATION OF ANNUITY PAYMENTS4
ADDITIONAL INFORMATION ABOUT DETERMINING
 UNIT VALUES. . . . . . . . . .6
PURCHASES AND  REDEMPTIONS OF FUND SHARES7
THE ACCOUNT. . . . . . . . . . 7
DELAY OF CERTAIN PAYMENTS . . . 8
LIABILITY FOR TELEPHONE TRANSFERS8
VOTING PRIVILEGES. . . . . . . 8
FINANCIAL STATEMENTS. . . . . 10


     CONDENSED FINANCIAL INFORMATION JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF CONDENSED FINANCIAL INFORMATION JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

     The following table provides selected data for Patriot accumulation shares for contracts with initial premium payments of less than $250,000. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                                         Year Ended    Year Ended    Year Ended     Year Ended
                                                                        December 31,  December 31,  December 31,   December 31,
                                                                            1999          1998          1997           1996
                                                                        ------------  ------------  ------------   ------------
V.A. FINANCIAL INDUSTRIES
 Accumulation share value:
 Beginning of period (2)  . . . . . . . . . . . . . . . . . . . . . .       $14.36        $13.39        $10.00            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $14.25        $14.36        $13.39            --
 Number of Accumulation Shares outstanding at end of period . . . . .       59,300     1,826,652       645,730            --
V.A. SMALL CAP GROWTH
 Accumulation share value:
 Beginning of period (1)  . . . . . . . . . . . . . . . . . . . . . .       $11.68        $10.20         $9.30        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $19.44        $11.68        $10.20         $9.30
 Number of Accumulation Shares outstanding at end of period . . . . .       40,186       258,922       135,012         4,394
 V.A. MID CAP GROWTH
 Accumulation share value:
 Beginning of period (3)  . . . . . . . . . . . . . . . . . . . . . .       $10.90        $10.00            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $16.81        $10.90            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .       23,076        54,353            --            --
V.A. LARGE CAP GROWTH
 Accumulation share value:
 Beginning of period (1)  . . . . . . . . . . . . . . . . . . . . . .       $11.99        $10.55         $9.35        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $15.48        $11.99        $10.55         $9.35
 Number of Accumulation Shares outstanding at end of period . . . . .       34,478       633,493       123,249         5,866
V.A. RELATIVE VALUE
 Accumulation share value:
 Beginning of period (3)  . . . . . . . . . . . . . . . . . . . . . .       $12.99        $10.00            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $18.55        $12.99            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .       97,821       281,068            --            --
V.A. CORE EQUITY
 Accumulation share value:
 Beginning of period (1)  . . . . . . . . . . . . . . . . . . . . . .       $18.22        $14.36        $11.13        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $20.49        $18.22        $14.36        $11.13
 Number of Accumulation Shares outstanding at end of period . . . . .      125,278       703,630       259,402         2,760
V.A. SOVEREIGN INVESTORS
 Accumulation share value:
 Beginning of period (1)  . . . . . . . . . . . . . . . . . . . . . .       $15.79        $13.68        $10.78        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $16.19        $15.79        $13.68        $10.78
 Number of Accumulation Shares outstanding at end of period . . . . .       84,581     1,123,202       457,510         2,637
V.A. BOND
 Accumulation share value:
 Beginning of period (1)  . . . . . . . . . . . . . . . . . . . . . .       $12.22        $11.31        $15.11        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $12.00        $12.22        $11.31        $15.11
 Number of Accumulation Shares outstanding at end of period . . . . .       26,350       356,434        79,719         1,170
V.A.STRATEGIC INCOME
 Accumulation share value:
 Beginning of period (1)  . . . . . . . . . . . . . . . . . . . . . .       $12.19        $11.78        $10.70        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $12.62        $12.19        $11.78        $10.70
 Number of Accumulation Shares outstanding at end of period . . . . .       73,588       522,909       144,638           188

V.A. HIGH YIELD BOND
 Accumulation share value:
 Beginning of period (3)  . . . . . . . . . . . . . . . . . . . . . .        $8.88        $10.00            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .        $9.92         $8.88            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .        8,803       294,896            --            --
V.A. MONEY MARKET
 Accumulation share value:
 Beginning of period (1)  . . . . . . . . . . . . . . . . . . . . . .        $1.08         $1.05         $1.02         $1.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .        $1.12         $1.08         $1.05         $1.02
 Number of Accumulation Shares outstanding at end of period . . . . .    1,377,260     7,219,761     4,783,240       100,008
MANAGED
 Accumulation share value:
 Beginning of period (4)  . . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $10.80            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .       25,357            --            --            --
EQUITY INDEX
 Accumulation share value:
 Beginning of period (4)  . . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $11.97            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .      110,398            --            --            --
LARGE CAP VALUE
 Accumulation share value:
 Beginning of period (4)  . . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $10.20            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .      101,992            --            --            --
LARGE CAP GROWTH
 Accumulation share value:
 Beginning of period (4)  . . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $12.31            --             -            --
 Number of Accumulation Shares outstanding at end of period . . . . .       72,822            --            --            --
MID CAP VALUE
 Accumulation share value:
 Beginning of period (4)  . . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $10.44             -            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .       41,446            --            --            --
MID CAP GROWTH
 Accumulation share value:
 Beginning of period (4)                                                    $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $21.87            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .      143,380
REAL ESTATE EQUITY
 Accumulation share value:
 Beginning of period (4)  . . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .        $9.60            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .        2,363            --            --            --
SMALL/MID CAP CORE
 Accumulation share value:
 Beginning of period (4)  . . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $11.96            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .       12,272            --            --            --
SMALL CAP VALUE
 Accumulation share value:
 Beginning of period (4)  . . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .        $9.56            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .       14,326            --            --            --




GLOBAL BALANCED
 Accumulation share value:
 Beginning of period (4)  . . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $10.16            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .        6,608            --            --            --
INTERNATIONAL EQUITY INDEX
 Accumulation share value:
 Beginning of period (4). . . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $12.59            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .       18,759            --            --            --
INTERNATIONAL OPPORTUNITIES
 Accumulation share value:
 Beginning of period (4). . . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $12.91            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .       21,856            --            --            --
EMERGING MARKETS EQUITY
 Accumulation share value:
 Beginning of period (4)  . . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $17.48            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .        8,609            --            --            --
SHORT-TERM BOND
 Accumulation share value:
 Beginning of period (4)  . . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $10.17            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .        5,058            --            --            --
BOND INDEX
 Accumulation share value:
 Beginning of period (4)    . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .        $9.63            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .       22,733            --            --            --
GLOBAL BOND
 Accumulation share value:
 Beginning of period (4)    . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .        $9.65            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .        8,837
HIGH YIELD BOND
 Accumulation share value:
 Beginning of period (4)    . . . . . . . . . . . . . . . . . . . . .       $10.00            --            --            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . .       $10.35            --            --            --
 Number of Accumulation Shares outstanding at end of period . . . . .       11,541            --            --            --

  (1) Values shown for 1996 begin on August 29, 1996.
  (2) Values shown for 1997 begin on April 30, 1997.
  (3) Values shown for 1998 begin on the commencement of operations.
  (4) Values shown for 1999 begin on May 3, 1999.

     The following table provides selected data for accumulation shares for contracts with initial premium payments of $250,000 or more. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                                   Year Ended    Year Ended     Year Ended
                                                                  December 31,  December 31,   December 31,
                                                                  ----1999----  ----1998----   ----1997----
                                                                  ------------  ------------   ------------
V.A. FINANCIAL INDUSTRIES
 Accumulation share value:
 Beginning of period (1)    . . . . . . . . . . . . . . . . . .       $14.42       $13.41         $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $14.35       $14.42         $13.41
 Number of Accumulation Shares outstanding at end of period . .       17,470      149,851         73,106
V.A. SMALL CAP GROWTH
 Accumulation share value:
 Beginning of period    . . . . . . . . . . . . . . . . . . . .       $11.75       $10.23         $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $19.60       $11.75         $10.23
 Number of Accumulation Shares outstanding at end of period . .           --       58,818         44,095
 V.A. MID CAP GROWTH
 Accumulation share value:
 Beginning of period (2)  . . . . . . . . . . . . . . . . . . .       $10.93       $10.00             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $16.90       $10.93             --
 Number of Accumulation Shares outstanding at end of period . .           --        2,143             --
V.A. LARGE CAP GROWTH
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . .       $12.02       $10.59         $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $15.61       $12.02         $10.59
 Number of Accumulation Shares outstanding at end of period . .           --       39,844         48,828
V.A. RELATIVE VALUE
 Accumulation share value:
 Beginning of period (2)  . . . . . . . . . . . . . . . . . . .       $13.06       $10.00             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $18.64       $13.06             --
 Number of Accumulation Shares outstanding at end of period . .       17,022       60,054             --
V.A. CORE EQUITY
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . .       $18.32       $14.41         $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $20.66       $18.32         $14.41
 Number of Accumulation Shares outstanding at end of period . .       23,106       49,598         34,004
V.A. SOVEREIGN INVESTORS
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . .       $15.88       $13.72         $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $16.33       $15.88         $13.72
 Number of Accumulation Shares outstanding at end of period . .       12,092      202,960         80,430
V.A. BOND
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . .       $12.29       $11.35         $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $12.11       $12.29         $11.35
 Number of Accumulation Shares outstanding at end of period . .       17,982       46,646         21,295
V.A.STRATEGIC INCOME
 Accumulation share value:
 Beginning of period. . . . . . . . . . . . . . . . . . . . . .       $12.26       $11.82         $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $12.73       $12.26         $11.82
 Number of Accumulation Shares outstanding at end of period . .           --       51,125         17,907
V.A. HIGH YIELD BOND
 Accumulation share value:
 Beginning of period (2). . . . . . . . . . . . . . . . . . . .        $8.90       $10.00             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .        $9.97        $8.90             --
 Number of Accumulation Shares outstanding at end of period . .        6,766        4,428             --








V.A. MONEY MARKET
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . .        $1.09        $1.05          $1.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . .        $1.13        $1.09          $1.05
 Number of Accumulation Shares outstanding at end of period . .    1,979,576      724,906        660,312
MANAGED
 Accumulation share value:
 Beginning of period (3). . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $10.83           --             --
 Number of Accumulation Shares outstanding at end of period . .           --           --             --
EQUITY INDEX
 Accumulation share value:
 Beginning of period (3). . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $12.00           --             --
 Number of Accumulation Shares outstanding at end of period . .       61,962           --             --
LARGE CAP VALUE
 Accumulation share value:
 Beginning of period (3). . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $10.22           --             --
 Number of Accumulation Shares outstanding at end of period . .       36,375           --             --
LARGE CAP GROWTH
 Accumulation share value:
 Beginning of period (3). . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $12.34           --             --
 Number of Accumulation Shares outstanding at end of period . .       38,907           --             --
MID CAP VALUE
 Accumulation share value:
 Beginning of period (3)  . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $10.46           --             --
 Number of Accumulation Shares outstanding at end of period . .       22,398           --             --
MID CAP GROWTH
 Accumulation share value:
 Beginning of period (3)  . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $21.92           --             --
 Number of Accumulation Shares outstanding at end of period . .       27,163           --             --
REAL ESTATE EQUITY
 Accumulation share value:
 Beginning of period (3)  . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .        $9.63           --             --
 Number of Accumulation Shares outstanding at end of period . .       11,845           --             --
SMALL/MID CAP CORE
 Accumulation share value:
 Beginning of period (3). . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $11.99           --             --
 Number of Accumulation Shares outstanding at end of period . .        5,870           --             --
SMALL CAP VALUE
 Accumulation share value:
 Beginning of period (3). . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .        $9.58           --             --
 Number of Accumulation Shares outstanding at end of period . .        1,452           --             --
GLOBAL BALANCED
 Accumulation share value:
 Beginning of period (3)  . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $10.18           --             --
 Number of Accumulation Shares outstanding at end of period . .           --           --             --
INTERNATIONAL EQUITY INDEX
 Accumulation share value:
 Beginning of period (3). . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $12.62           --             --
 Number of Accumulation Shares outstanding at end of period . .           --           --             --
INTERNATIONAL OPPORTUNITIES
 Accumulation share value:
 Beginning of period (3). . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $12.94           --             --
 Number of Accumulation Shares outstanding at end of period . .        5,408           --             --
EMERGING MARKETS EQUITY
 Accumulation share value:
 Beginning of period (3)  . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $17.52           --             --
 Number of Accumulation Shares outstanding at end of period . .           --           --             --
SHORT-TERM BOND
 Accumulation share value:
 Beginning of period (3)  . . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $10.19           --             --
 Number of Accumulation Shares outstanding at end of period . .        4,987           --             --
BOND INDEX
 Accumulation share value:
 Beginning of period (3)    . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .        $9.66           --             --
 Number of Accumulation Shares outstanding at end of period . .        9,826           --             --
GLOBAL BOND
 Accumulation share value:
 Beginning of period (3)    . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .        $9.68           --             --
 Number of Accumulation Shares outstanding at end of period . .           --           --             --
HIGH YIELD BOND
 Accumulation share value:
 Beginning of period (3)    . . . . . . . . . . . . . . . . . .       $10.00           --             --
  End of period . . . . . . . . . . . . . . . . . . . . . . . .       $10.38           --             --
 Number of Accumulation Shares outstanding at end of period . .        2,423

  (1) Values shown for 1997 begin on April 30, 1997.
  (2) Values shown for 1998 begin on the commencement of operations.
  (3) Values shown for 1999 begin on May 3, 1999.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Directors and Policyholders
John Hancock Variable Life Insurance Company

     We have audited the accompanying statutory-basis statements of financial position of John Hancock Variable Life Insurance Company as of December 31, 1999 and 1998, and the related statutory-basis statements of operations and unassigned deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States also are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

     In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of John Hancock Variable Life Insurance Company at December 31, 1999 and 1998, or the results of its operations or its cash flows for the years then ended.

     However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Hancock Variable Life Insurance Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance.


                                                               ERNST & YOUNG LLP

Boston, Massachusetts
March 10, 2000

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION


                                                            DECEMBER 31,
                                                        ---------------------
                                                           1999       1998
                                                        ----------  -----------
                                                            (IN MILLIONS)
ASSETS
Bonds--Note 6 . . . . . . . . . . . . . . . . . . . .   $ 1,216.3    $1,185.8
Preferred stocks  . . . . . . . . . . . . . . . . . .        35.9        36.5
Common stocks . . . . . . . . . . . . . . . . . . . .         3.2         3.1
Investment in affiliates  . . . . . . . . . . . . . .        80.7        81.7
Mortgage loans on real estate--Note 6 . . . . . . . .       433.1       388.1
Real estate . . . . . . . . . . . . . . . . . . . . .        25.0        41.0
Policy loans  . . . . . . . . . . . . . . . . . . . .       172.1       137.7
Cash items:
   Cash in banks  . . . . . . . . . . . . . . . . . .        27.2        11.4
   Temporary cash investments . . . . . . . . . . . .       222.9         8.5
                                                        ---------    --------
                                                            250.1        19.9

Premiums due and deferred . . . . . . . . . . . . . .        29.9        32.7
Investment income due and accrued . . . . . . . . . .        33.2        29.8
Other general account assets  . . . . . . . . . . . .        65.3        47.5
Assets held in separate accounts  . . . . . . . . . .     8,268.2     6,595.2
                                                        ---------    --------


 TOTAL ASSETS . . . . . . . . . . . . . . . . . . . .   $10,613.0    $8,599.0
                                                        =========    ========

OBLIGATIONS AND STOCKHOLDER'S EQUITY
OBLIGATIONS
  Policy reserves . . . . . . . . . . . . . . . . . .   $ 1,866.6    $1,652.0
  Federal income and other taxes payable--Note 1  . .        67.3        44.3
  Other general account obligations . . . . . . . . .       219.0       150.9
  Transfers from separate accounts, net . . . . . . .      (221.6)     (190.3)
  Asset valuation reserve--Note 1 . . . . . . . . . .        23.1        21.9
  Obligations related to separate accounts  . . . . .     8,261.6     6,589.4
                                                        ---------    --------
 TOTAL OBLIGATIONS  . . . . . . . . . . . . . . . . .
                                                         10,216.0     8,268.2

STOCKHOLDER'S EQUITY
  Common Stock, $50 par value; authorized 50,000
    shares;
     issued and outstanding 50,000 shares . . . . . .         2.5         2.5
  Paid-in capital . . . . . . . . . . . . . . . . . .       572.4       377.5
  Unassigned deficit--Note 10 . . . . . . . . . . . .      (177.9)      (49.2)
                                                        ---------    --------
  TOTAL STOCKHOLDER'S EQUITY  . . . . . . . . . . . .       397.0       330.8
                                                        ---------    --------

 TOTAL OBLIGATIONS AND STOCKHOLDER'S EQUITY . . . . .   $10,613.0    $8,599.0
                                                        =========    ========



The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

        STATUTORY-BASIS STATEMENTS OF OPERATIONS AND UNASSIGNED DEFICIT

                                                                YEAR ENDED DECEMBER 31,
                                                                        1999                   1998
                                                                        ---------              ---------
                                                                       (IN MILLIONS)

INCOME
Premiums . . . . . . . . . . . . . . . . . . . . . . . . . .                          $1,272.3
Net investment income--Note 3  . . . . . . . . . . . . . . .                   136.0          122.8
Other, net . . . . . . . . . . . . . . . . . . . . . . . . .          605.4                   618.1
 ---------                                                                           --------
                                                                             1,692.2                  2,013.2

BENEFITS AND EXPENSES
Payments to policyholders and beneficiaries  . . . . . . . .     349.9                        301.4
Additions to reserves to provide for future payments to
   policyholders and beneficiaries . . . . . . . . . . . . .     888.8                        1,360.2
Expenses of providing service to policyholders and
 obtaining new insurance--Note 5 . . . . . . . . . . . . . .     314.4                        274.2
State and miscellaneous taxes. . . . . . . . . . . . . . . .      20.5                    28.1
                                                               ----------            --------
                                                               1,573.6                 1,963.9
   ----------
 Gain from operations before federal income
 taxes and net realized capital losses                           118.6                        49.3
Federal income taxes--Note 1 . . . . . . . . . . . . . . . .      42.9                    33.1
                                                               ----------            --------
 GAIN FROM OPERATIONS BEFORE NET REALIZED CAPITAL LOSSES          75.7                    16.2
Net realized capital losses--Note 4  . . . . . . . . . . . .     (1.7)                   (0.6)
                                                               ----------            --------
  NET INCOME . . . . . . . . . . . . . . . . . . . . . . . .      74.0                    15.6

Unassigned deficit at beginning of year  . . . . . . . . . .    (49.2)                  (58.3)
Net unrealized capital losses and other adjustments--Note 4      (3.8)                   (6.0)
Other reserves and adjustments--Note 10  . . . . . . . . . .   (198.9)                   (0.5)
                                                               ----------            --------

    UNASSIGNED DEFICIT AT END OF YEAR  . . . . . . . . . . .         $(177.9)                 $ (49.2)
                                                               ==========            ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    STATUTORY-BASIS STATEMENTS OF CASH FLOWS


                                                      YEAR ENDED DECEMBER 31,
                                                      -----------
                                                       1999          1998
                                                       -------       --------
                                                                (IN MILLIONS)

Cash flows from operating activities:
   Insurance premiums . . . . . . . . . . . . . .
   Net investment income . . . . . . . . . . .          134.2      118.2
   Benefits to policyholders and beneficiaries  .     (321.6)    (275.5)
Dividends paid to policyholders . . . . . . . . .      (25.6)     (22.3)
Insurance expenses and taxes . . . . . . . . .        (344.8)    (296.9)
Net transfers to separate accounts  . . . . . . .     (705.3)    (874.4)
   Other, net . . . . . . . . . . . . . . . . . .       540.6      551.3
                                                    -------      -----------
  NET CASH PROVIDED FROM OPERATIONS . . . . . .         236.0      475.7
                                                    -------      -----------

Cash flows used in investing activities:
   Bond purchases . . . . . . . . . . . . . . . .     (240.7)    (618.8)
   Bond sales . . . . . . . . . . . . . . . . . .       108.3      340.7
   Bond maturities and scheduled redemptions  . .        78.4      111.8
   Bond prepayments . . . . . . . . . . . . . . .        18.7       76.5
   Stock purchases  . . . . . . . . . . . . . . .       (3.9)     (23.4)
   Proceeds from stock sales  . . . . . . . . . .         3.6        1.9
   Real estate purchases  . . . . . . . . . . . .       (2.2)      (4.2)
   Real estate sales  . . . . . . . . . . . . . .        17.8        2.1
   Other invested assets purchases  . . . . . . .       (4.5)        0.0
   Mortgage loans issued. . . . . . . . . . . . .      (70.7)    (145.5)
   Mortgage loan repayments . . . . . . . . . . .        25.3       33.2
   Other, net . . . . . . . . . . . . . . . . . .      (68.9)    (435.2)
                                                    -------      -----------
 NET CASH USED IN INVESTING ACTIVITIES . . . .        (138.8)    (660.9)
                                                    -------      -----------

Cash flows from financing activities:

   Capital contribution . . . . . . . . . . . . .       194.9
   Net (decrease) increase in short-term note
 payable. . . . . . . . . . . . . . . . . . .          (61.9)       61.9
                                                    -------      -----------
 NET CASH PROVIDED FROM FINANCING ACTIVITIES  . .       133.0       61.9
                                                    -------      -----------

INCREASE (DECREASE) IN CASH AND TEMPORARY CASH
INVESTMENTS                                             230.2

Cash and temporary cash investments at beginning
 of year. . . . . . . . . . . . . . . . . . . . .        19.9      143.2
                                                    -------      -----------
CASH AND TEMPORARY CASH INVESTMENTS AT END OF
 YEAR. . . . . . . . . . . . . . . . . . . . .          250.1          $19.9
                                                    =======      ===========






The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRACTICES

     John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (formerly John Hancock Mutual Life Insurance Company) (John Hancock). The Company, domiciled in the Commonwealth of Massachusetts, principally writes variable and universal life insurance policies. Those policies primarily are marketed through John Hancock's sales organization, Signator Insurance Agency, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies also are sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

     The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

Basis of Presentation

     The financial statements have been prepared using accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners (NAIC), which practices differ from generally accepted accounting principles (GAAP).

     The significant differences from GAAP include: (1) policy acquisition costs are charged to expense as incurred rather than deferred and amortized in relation to future estimated gross profits; (2) policy reserves are based on statutory mortality, morbidity, and interest requirements without consideration of withdrawals and Company experience; (3) certain assets designated as "nonadmitted assets" are excluded from the balance sheet by direct charges to surplus; (4) reinsurance recoverables are netted against reserves and claim liabilities rather than reflected as an asset; (5) bonds held as available for sale are recorded at amortized cost or market value as determined by the NAIC rather than at fair value; (6) an Asset Valuation Reserve and Interest Maintenance Reserve as prescribed by the NAIC are not calculated under GAAP. Under GAAP, realized capital gains and losses are reported in the income statement on a pretax basis as incurred and investment valuation allowances are provided when there has been a decline in value deemed other than temporary; (7) investments in affiliates are carried at their net equity value with changes in value being recorded directly to unassigned deficit rather than consolidated in the financial statements; (8) no provision is made for the deferred income tax effects of temporary differences between book and tax basis reporting; and (9) certain items, including modifications to required policy reserves resulting from changes in actuarial assumptions, are recorded directly to unassigned deficit rather than being reflected in income. The effects of the foregoing variances from GAAP have not been determined but are presumed to be material.

The significant accounting practices of the Company are as follows:

Pending Statutory Standards

     During March 1998, the NAIC adopted codified statutory accounting principles ("Codification") effective January 1, 2001. Codification will likely change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. Codification will require adoption by the various states before it becomes the prescribed statutory basis of accounting for insurance companies domesticated within those states. Accordingly, before Codification becomes effective for the Company, the Commonwealth of Massachusetts must adopt Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results to the Division

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY of Insurance. At this time, it is anticipated that the Commonwealth of Massachusetts will adopt Codification effective January 1, 2001. The impact of any such changes on the Company's unassigned deficit is not expected to be material.

Revenues and Expenses

     Premium revenues are recognized over the premium-paying period of the policies whereas expenses, including the acquisition costs of new business, are charged to operations as incurred and policyholder dividends are provided as paid or accrued.

Cash and Temporary Cash Investments

     Cash includes currency on hand and demand deposits with financial institutions. Temporary cash investments are short-term, highly-liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

Valuation of Assets

     General account investments are carried at amounts determined on the following bases:

     Bond and stock values are carried as prescribed by the NAIC; bonds generally at amortized amounts or cost, preferred stocks generally at cost and common stocks at fair value. The discount or premium on bonds is amortized using the interest method.

     Investments in affiliates are included on the statutory equity method.

     Loan-backed bonds and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from broker dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for interest-only securities, which are valued using the prospective method.

     The net interest effect of interest rate and currency rate swap transactions is recorded as an adjustment of interest income as incurred. The initial cost of interest rate cap agreements is amortized to net investment income over the life of the related agreement. Gains and losses on financial futures contracts used as hedges against interest rate fluctuations are deferred and recognized in income over the period being hedged.

     Mortgage loans are carried at outstanding principal balance or amortized cost.

     Investment real estate is carried at depreciated cost, less encumbrances. Depreciation on investment real estate is recorded on a straight-line basis. Accumulated depreciation amounted to $1.9 million in 1999 and $3.0 million in 1998.

     Real estate acquired in satisfaction of debt and real estate held for sale are carried at the lower of cost or fair value.

     Policy loans are carried at outstanding principal balance, not in excess of policy cash surrender value.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Asset Valuation and Interest Maintenance Reserves

     The Asset Valuation Reserve (AVR) is computed in accordance with the prescribed NAIC formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to the unassigned deficit.

     The Company also records the NAIC prescribed Interest Maintenance Reserve
(IMR) that represents that portion of the after tax net accumulated unamortized realized capital gains and losses on sales of fixed income securities, principally bonds and mortgage loans, attributable to changes in the general level of interest rates. Such gains and losses are deferred and amortized into income over the remaining expected lives of the investments sold. At December 31, 1999, the IMR, net of 1999 amortization of $2.3 million, amounted to $7.4 million, which is included in policy reserves. The corresponding 1998 amounts were $2.4 million and $10.7 million, respectively.

Goodwill

     The excess of cost over the statutory book value of the net assets of life insurance business acquired was $8.9 million and $11.4 million at December 31, 1999 and 1998, respectively, and generally is amortized over a ten-year period using a straight-line method.

Separate Accounts

     Separate account assets and liabilities reported in the accompanying statements of financial position represent funds that are separately administered, principally for variable life insurance policies, and for which the contractholder, rather than the Company, generally bears the investment risk. Separate account obligations are intended to be satisfied from separate account assets and not from assets of the general account. Separate accounts generally are reported at fair value. The operations of the separate accounts are not included in the statement of operations; however, income earned on amounts initially invested by the Company in the formation of new separate accounts is included in other income.

Fair Value Disclosure of Financial Instruments

     Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information about certain financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company. See Note 11.

     The methods and assumptions utilized by the Company in estimating its fair value disclosures for financial instruments are as follows:

     The carrying amounts reported in the statement of financial position for cash and temporary cash investments approximate their fair values.

     Fair values for public bonds are obtained from an independent pricing service. Fair values for private placement securities and publicly traded bonds not provided by the independent pricing service are estimated by the

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Company by discounting expected future cash flows using current market rates applicable to the yield, credit quality and maturity of the investments.

     The fair values for common and preferred stocks, other than its subsidiary investments, which are carried at equity values, are based on quoted market prices.

     Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap agreements, and currency swap agreements are based on current settlement values. The current settlement values are based on brokerage quotes that utilize pricing models or formulas using current assumptions.

     The fair value for mortgage loan is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the underlying loans. Mortgage loans with similar characteristics and credit risks are engaged into qualitative categories for purposes of the fair value calculations.

     The carrying amount in the statement of financial position for policy loans approximates their fair value.

     The fair value for outstanding commitments to purchase long-term bonds and issue real estate mortgages is estimated using a discounted cash flow method incorporating adjustments for the difference in the level of interest rates between the dates the commitments were made and December 31, 1999.

Capital Gains and Losses

     Realized capital gains and losses are determined using the specific identification method. Realized capital gains and losses, net of taxes and amounts transferred to the IMR, are included in net gain or loss. Unrealized gains and losses, which consist of market value and book value adjustments, are shown as adjustments to the unassigned deficit.

Policy Reserves

     Life reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Commonwealth of Massachusetts Division of Insurance. Reserves for variable life insurance policies are maintained principally on the modified preliminary term method using the 1958 and 1980 Commissioner's Standard Ordinary (CSO) mortality tables, with an assumed interest rate of 4% for policies issued prior to May 1, 1983 and 41/2% for policies issued on or thereafter. Reserves for single premium policies are determined by the net single premium method using the 1958 CSO mortality table, with an assumed interest rate of 4%. Reserves for universal life policies issued prior to 1985 are equal to the gross account value which at all times exceeds minimum statutory requirements. Reserves for universal life policies issued from 1985 through 1988 are maintained at the greater of the Commissioner's Reserve Valuation Method (CRVM) using the 1958 CSO mortality table, with 41/2% interest or the cash surrender value. Reserves for universal life policies issued after 1988 and for flexible variable policies are maintained using the greater of the cash surrender value or the CRVM method with the 1980 CSO mortality table and 51/2% interest for policies issued from 1988 through 1992; 5% interest for policies issued in 1993 and 1994; and 41/2% interest for policies issued in 1995 through 1999.

Federal Income Taxes

     Federal income taxes are reported in the financial statements based on amounts determined to be payable as a result of operations within the current accounting period. The operations of the Company are consolidated with John Hancock in filing a consolidated federal income tax return basis for the affiliated group. The federal income

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY taxes of the Company are allocated on a separate return basis with certain adjustments. The Company made federal income tax payments of $10.6 million in 1999 and $38.2 million in 1998.

     Income before taxes differs from taxable income principally due to tax-exempt investment income, the limitation placed on the tax deductibility of policyholder dividends, accelerated depreciation, differences in policy reserves for tax return and financial statement purposes, capitalization of policy acquisition expenses for tax purposes and other adjustments prescribed by the Internal Revenue Code.

     Amounts for disputed tax issues relating to the prior years are charged or credited directly to policyholders' contingency reserve.

Adjustments to Policy Reserves

     From time to time, the Company finds it appropriate to modify certain required policy reserves because of changes in actuarial assumptions. Reserve modifications resulting from such determinations are recorded directly to stockholder's equity. No such refinements were made during 1999 or 1998.

Reinsurance

     Premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income. Amounts applicable to reinsurance ceded for future policy benefits, unearned premium reserves and claim liabilities have been reported as reductions of these items.

2. ACQUISITION

     On June 23, 1993, the Company acquired all of the outstanding shares of stock of Colonial Penn Annuity and Life Insurance Company (CPAL) from Colonial Penn Life Insurance Company for an aggregate purchase price of approximately $42.5 million. At the date of acquisition, assets of CPAL were approximately $648.5 million, consisting principally of cash and temporary cash investments and liabilities were approximately $635.2 million, consisting principally of reserves related to a block of interest sensitive single-premium whole life insurance business assumed by CPAL from Charter National Life Insurance Company (Charter). The purchase price includes contingent payments of up to approximately $7.3 million payable between 1994 and 1998 based on the actual lapse experience of the business in force on June 23, 1993. The Company made the final contingent payment to CPAL of $1.5 million during 1998.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     On June 24, 1993, the Company contributed $24.6 million in additional capital to CPAL. CPAL was renamed John Hancock Life Insurance Company of America (JHLICOA) on July 7, 1993. JHLICOA was subsequently renamed Investors Partner Life Insurance Company (IPL) on March 5, 1998. IPL manages the business assumed from Charter and began marketing term life and variable universal life products through brokers in 1999. Summarized financial information for IPL for 1999 and 1998 is as follows:


                                                          1999          1998
                                                          -------       -------
                                                       (IN MILLIONS)


Total assets. . . . . . . . . . . . . . . .                   570.7     587.8
Total liabilities. . . . . . . . . . . . . .                  498.9     517.5
Total revenue. . . . . . . . . . . . . . . .                   35.6      38.8
Net income. . . . . . . . . . . . . . . . .                     3.5       3.8





3. NET INVESTMENT INCOME

Investment income has been reduced by the following amounts:


                                                        1999      1998
                                                      ------    ------

                                                         (IN MILLIONS)



Investment expenses . . . . . . . . . . . . .         $  9.5    $  8.3
Interest expense. . . . . . . . . . . . . .               1.7       2.4
Depreciation expense. . . . . . . . . . . .               0.6       0.8
Investment taxes. . . . . . . . . . . . . .               0.3       0.7
                                                      ------    ------


                                                      $12.1     $12.2
                                                      ======    ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

4. NET CAPITAL GAINS (LOSSES) AND OTHER ADJUSTMENTS

Net realized capital gains (losses) consist of the following items:


                                                     1999         1998
                                                     ------     ------

                                                          (IN MILLIONS)



Net gains from asset sales  . . . . . . . . . . .     (2.8)         7.6
Capital gains tax . . . . . . . . . . . . . . . .       0.2       (2.9)
Net capital gains transferred to IMR  . . . . . .       0.9       (5.3)
                                                    ------     ------


Net REALIZED CAPITAL LOSSES . . . . . . . . . . .     (1.7)       (0.6)
                                                    ======     ======




Net unrealized capital gains (losses) and other adjustments consist of the following items:


                                                       1999       1998
                                                     ------     ------

                                                          (IN MILLIONS)

Net losses from changes in security values and book
     value adjustments. . . . . . . . . . . . . . .     (2.6)       (2.7)
Increase in asset valuation reserve . . . . . . . .     (1.2)       (3.3)
                                                      ------     ------


Net UNREALIZED CAPITAL LOSSES AND OTHER ADJUSTMENTS     (3.8)       (6.0)
                                                      ======     ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

5. TRANSACTIONS WITH PARENT

     The Company's Parent provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. The Parent annually determines a fee for these services and facilities based on a number of criteria which were revised in 1999 and 1998 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $188.3 million and $157.5 million in 1999 and 1998, respectively, which has been included in insurance and investment expenses. The Parent has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's stockholder's equity from declining below $1.0 million.

     The service fee charged to the Company by the Parent includes $0.2 million and $0.7 million in 1999 and 1998, respectively, representing the portion of the provision for retiree benefit plans determined under the accrual method, including a provision for the 1993 transition liability which is being amortized over twenty years, that was allocated to the Company.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 1999 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $44.5 million and $4.9 million of cash for tax, commission, and expense allowances to the Company, which increased the Company's net gain from operations by $20.6 million and $22.2 million in 1999 and 1998, respectively.

     Effective January 1, 1996, the Company entered into a modified coinsurance agreement with John Hancock to reinsure 50% of the 1995 inforce block and 50% of 1996 and all future issue years of certain variable annuity contracts (Independence Preferred, Declaration, Independence 2000, MarketPlace, and Revolution). In connection with this agreement, the Company received a net cash payment of $40.0 million and $12.7 million in 1999 and 1998, respectively, for surrender benefits, tax, reserve increase, commission, expense allowances and premium, This agreement increased the Company's net gain from operations by $26.9 million and $8.4 million in 1999 and 1998, respectively.

     Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 110% of expected mortality claims in 1999 and 1998 for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $0.8 million and 1.0 million in 1999 and 1998, respectively, for mortality claims to the Company. This agreement decreased the Company's net gain from operations in both 1999 and 1998 by $0.5 million.

     At December 31, 1998 the Company had outstanding a short-term note of $61.9 million payable to an affiliate at a variable rate of interest. The note was part of a revolving line of credit and was repaid in 1999. Interest paid in 1999 and 1998 was $1.7 million and $2.9 million, respectively. The note is included in other general account obligations at December 31, 1998.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

6. INVESTMENTS

The statement value and fair value of bonds are shown below:




                        --------------   --------------     ---------------    ---------
                         (IN MILLIONS)


December 31, 1999 . .
U.S. Treasury
 securities and
 obligations of U.S.
 government
 corporations and
 agencies . . . . . .              5.9          0.0                 0.1             5.8
Obligations of states
 and political
 subdivisions . . . .              2.2          0.1                 0.1              2.2
Debit securities
 issued by foreign
 governments. . . . .             13.9          0.8                 0.1             14.6
Corporate securities             964.9         13.0                59.4            918.5
Mortgage-backed
 securities . . . . .            229.4          0.5                 7.8           222.1
                        --------         -----              ------             --------

Total bonds . . . . .
                        ========         =====              ======             ========



December 31, 1998
U.S. Treasury
 securities and
 obligations of U.S.
 government
 corporations and
 agencies . . . . . .              5.1          0.1                 0.0              5.2
Obligations of states
 and political
 subdivisions . . . .              3.2          0.3                 0.0              3.5
Corporate securities             925.2         50.4                15.0            960.6
Mortgage-backed
 securities . . . . .            252.3         10.0                 0.1            262.2
                        --------         -----              ------             --------

Total bonds . . . . .                                              15.1
                        ========         =====              ======             ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The statement value and fair value of bonds at December 31, 1999, by contractual maturity, are shown below. Maturities will differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.


                                                                      FAIR
                                                          VALUE      VALUE
                                                        --------   ---------
                                                          (IN MILLIONS)
Due in one year or less. . . . . . . . . . . . . .          $  58.5     58.2
Due after one year through five years. . . . . . .      286.8          282.0
Due after five years through ten years . . . . . .      425.4          405.6
Due after ten years. . . . . . . . . . . . . . . .      216.2          195.3
                                                     --------        ---------
                                                        986.9          941.1


Mortgage-backed securities . . . . . . . . . . . .      229.4          222.1
                                                     --------        ---------
                                                     $1,216.3
                                                     ========        =========


     Gross gains of $0.3 million in 1999 and $3.4 million in 1998 and gross losses of $4.0 million in 1999 and $0.7 million in 1998 were realized from the sale of bonds.

     At December 31, 1999, bonds with an admitted asset value of $9.1 million were on deposit with state insurance departments to satisfy regulatory requirements.

     The cost of common stocks was $3.1 million and $2.1 million at December 31, 1999 and 1998, respectively. At December 31, 1999, gross unrealized appreciation on common stocks totaled $1.2 million, and gross unrealized depreciation totaled $1.1 million. The fair value of preferred stock totaled $35.9 million at December 31, 1999 and $36.5 million at December 31, 1998.

     Bonds with amortized cost of $0.4 million were non-income producing for the twelve months ended December 31, 1999.

     At December 31, 1999, the mortgage loan portfolio was diversified by geographic region and specific collateral property type as displayed below. The Company controls credit risk through credit approvals, limits and monitoring procedures.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                GEOGRAPHIC
 PROPERTY TYPE                                CONCENTRATION


Apartments. . . . . . . .       $112.1      East North Central      $  71.3
Hotels. . . . . . . . . .         11.3      East South Central      7.4
Industrial. . . . . . . .         66.0      Middle Atlantic        28.5
Office buildings. . . . .         86.4      Mountain               21.0
Retail. . . . . . . . . .         25.5      New England            37.5
Agricultural. . . . . . .         99.6      Pacific               111.1
Other . . . . . . . . . .         32.2      South Atlantic         87.6

                                            West North Central     16.6

                                            West South Central     48.6


                                            Other                   3.5
   ------


                                $433.1                                $433.1
   ======




     At December 31, 1999, the fair values of the commercial and agricultural mortgage loans portfolios were $323.5 million and $98.2 million, respectively. The corresponding amounts as of December 31, 1998 were approximately $331.3 million and $70.0 million, respectively.

     The maximum and minimum lending rates for mortgage loans during 1999 were 14.24% and 6.84% for agricultural loans, 7.45% and 7.00% for other properties. Generally, the maximum percentage of any loan to the value of security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, is 75%. For city mortgages, fire insurance is carried on all commercial and residential properties at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the building, except as permitted by regulations of the Federal Housing Commission on loans fully insured under the provisions of the National Housing Act. For agricultural mortgage loans, fire insurance is not normally required on land based loans except in those instances where a building is critical to the farming operation. Fire insurance is required on all agri-business facilities in an aggregate amount equal to the loan balance.

7. REINSURANCE

     The Company cedes business to reinsurers to share risks under variable life, universal life and flexible variable life insurance policies for the purpose of reducing exposure to large losses. Premiums, benefits and reserves ceded to reinsurers in 1999 were $594.9 million, $132.8 million, and $13.6 million, respectively. The corresponding amounts in 1998 were $590.2 million, $63.2 million, and $8.2 million, respectively.

     Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

     Neither the Company, nor any of its related parties, control, either directly or indirectly, any external reinsurers with which the Company conducts business. No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The Company has not entered into any reinsurance agreement in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 1999 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

8. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The notional amounts, carrying values and estimated fail values of the Company's derivative instruments were as follows at December 31:


 NUMBER OF CONTRACTS/                             ASSETS (LIABILITIES)

                                                  ------------------
 NOTIONAL AMOUNTS                             1999                               1998

                                                            FAIR VALUE
                                                            ---------
                        ------- ------- ---------                          ---------    ---------
                                          (IN MILLIONS)

Futures contracts to                                                                       $ (0.5)
 sell securities         362.0   947.0        $0.6        $0.6               $(0.5)
Interest rate swap                                                                          (17.7)
 agreements             $965.0  $365.0          --        11.5                   --
Interest rate cap
 agreements              239.4    89.4         5.6        5.6                   3.1
Currency rate swap                                                                           (3.3)
 agreements               15.8    15.8          --        (1.6)                  --


     The Company uses futures contracts, interest rate swap, cap agreements, and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels, foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities.

     The futures contracts expire in 2000. The interest rate swap agreements expire in 2000 to 2011. The interest rate cap agreements expire in 2006 to 2008. The currency rate swap agreements expire in 2006 to 2009.

     The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

9. POLICY RESERVES POLICYHOLDERS' AND BENEFICIARIES' FUNDS AND OBLIGATIONS RELATED TO SEPARATE ACCOUNTS

     The Company' annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal, with and without adjustment, are summarized as follows.


                                             DECEMBER 31, 1999   PERCENT
                                             ----------------   ------
                                                        (IN MILLIONS)
Subject to discretionary withdrawal (with
adjustment)
With market value adjustment  . . . . . . . . .          $3.8           0.1%
At book value less surrender charge                      40.5            1.5
At market value . . . . . . . . . . . . . . . .       2,326.6           87.1
     --------
     Total with adjustment. . . . . . . . . . .       2,370.9           88.7
Subject to discretionary withdrawal                     287.1           10.7
   at book value (without adjustment) . . . . .
Not subject to discretionary withdrawal--general
 account. . . . . . . . . . . . . . . . . . . .          15.4            0.6
     --------


Total annuity reserves and deposit liabilities       $2,673.4         100.0%
     ========


10.  COMMITMENTS AND CONTINGENCIES

     The Company has extended commitments to purchase long-term bonds and issue real estate mortgages totaling $15.4 million and $3.5 million, respectively, at December 31, 1999. The Company monitors the creditworthiness of borrowers under long-term bonds commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above is $19.4 million at December 31, 1999. The majority of these commitments expire in 2000.

     In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1999. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

     During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. During 1999, the Company recorded a $194.9 million reserve, through a direct charge to its unassigned deficit, representing the Company's share of the settlement and John Hancock contributed $194.9 million of capital to the Company. The reserve held at December 31, 1999 amounted to $136.5 million and is based on a number of factors, including the estimated number of claims, the expected type of relief to be sought by class members (general relief or alternative dispute resolution), the estimated cost per claim and the estimated costs to administer the claims.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total stockholder's equity would not be impacted.

11.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and fair values of the Company's financial instruments:


                                               DECEMBER 31,
                                        1999          1998
                         CARRYING        FAIR       CARRYING         FAIR
                           AMOUNT        VALUE        AMOUNT         VALUE
                                              (IN MILLIONS)
ASSETS
   Bonds--Note 6. . . . .
   Preferred stocks--Note
 6. . . . . . . . . . . .      35.9       35.9       36.5              36.5
   Common stocks--Note 6.       3.2        3.2        3.1               3.1
   Mortgage loans on real
 estate--Note 6. . . . .      433.1      421.7      388.1             401.3
   Policy loans--Note 1.      172.1      172.1      137.7             137.7
   Cash items--Note 1. .      250.1      250.1       19.9              19.9


Derivatives assets
 (liabilities) relating
   to: --Note 8. . . . .
   Futures contracts. . .       0.6        0.6      (0.5)             (0.5)
   Interest rate swaps. .        --       11.5         --            (17.7)
   Currency rate swaps. .        --      (1.6)         --             (3.3)
   Interest rate caps. .        5.6        5.6        3.1               3.1



LIABILITIES
   Commitments--Note 10.         --       19.4         --              32.1


     The carrying amounts in the table are included in the statutory-basis statements of financial position. The method and assumptions utilized by the Company in estimating its fair value disclosures are described in Note 1.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

12.  SUBSEQUENT EVENTS

REORGANIZATION AND INITIAL PUBLIC OFFERING

     Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

13.  IMPACT OF YEAR 2000 (UNAUDITED)

     The Company participated in the Year 2000 remediation project of its parent, John Hancock. By late 1999, John Hancock and the Company completed their Year 2000 readiness plan to address issues that could result from computer programs written using two digits to define the applicable year rather than four to define the applicable year and century. As a result, John Hancock and the Company were prepared for the transition to the Year 2000 and did not experience any significant Year 2000 problems with respect to mission critical information technology ("IT") or non-IT systems, applications or infrastructure. During the date rollover to the year 2000, John Hancock and the Company implemented and monitored their millennium rollover plan and conducted business as usual on Monday, January 3, 2000.

     Since January 3, 2000, the information systems, including mission critical systems, which in the event of a Year 2000 failure would have the greatest impact on operations, have functioned properly. In addition, neither John Hancock nor the Company have experienced any significant Year 2000 issues related to interactions with material business partners. No disruptions have occurred which impact John Hancock or the Company's ability to process claims, update customer accounts, process financial transactions, or report accurate data to management and no business interruptions due to Year 2000 issues have been experienced. While John Hancock and the Company continue to monitor their systems, and those of material business partners, closely to ensure that no unexpected Year 2000 issues develop, neither John Hancock nor the Company have reason to expect any such issues.

     The costs of the Year 2000 project consist of internal IT personnel and external costs such as consultants, programmers, replacement software, and hardware. The costs of the Year 2000 project are expensed as incurred. The project is funded partially through a reallocation of resources from discretionary projects. Through December 31, 1999, John Hancock has incurred and expensed approximately $20.8 million in related payroll costs for internal IT personnel on the project. The estimated remaining IT personnel costs of the project are approximately $1.0 million. Through December 31, 1999, John Hancock has incurred and expensed approximately $47.0 million in external costs for the project. John Hancock's estimated remaining external cost of the project is approximately $2.0 million. The total costs of the Year 2000 project to John Hancock, based on management's best estimates, include approximately $21.7 million in internal IT personnel, $14.6 million in the external modification of software, $18.3 million for external solution providers, $9.1 million in replacement costs of non-compliant IT systems and $6.9 million in oversight, test facilities and other expenses. Accordingly, the estimated range of total costs of the Year 2000 project to John Hancock, internal and external, is approximately $70 to $72.5 million. John Hancock's total Year 2000 project costs include the estimated impact of external solution providers based on presently available information.

                APPENDIX A - DETAILS ABOUT OUR GUARANTEED PERIODS

 INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

     We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

     We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     .    corporate bonds,

     .    mortgages,

     .    mortgage-backed and asset-backed securities, and

     .    government and agency issues.

     We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

     We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     .    receive your premium payment,

     .    effectuate your transfer, or

     .    renew your guarantee period

     We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

     We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

[LOGO]

where,

     .    G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

 SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period (n)           60 months
-------------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT:

[LOGO]


Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $234.73 = $10,234.73

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           9%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------


MARKET VALUE ADJUSTMENT:
LOGO


 Amount withdrawn or transferred (adjusted for money market adjustment): $10,000
- 666.42 = $9,333.58

 SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7.75%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT:
LOGO


 Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 114.94  = $9,885.06

  ________________________________________________________________________

 *All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

              APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

ASSUME THE FOLLOWING FACTS:

On January 1, 1997, you make a $5000 initial premium payment and we issue you a contract.
On January 1, 1998, you make a $1000 premium payment
On January 1, 1999, you make a $1000 premium payment.
On January 1, 2000, the total value of your contract is $9000 because of good investment earnings.

Now assume you make a partial withdrawal of $6000 (no tax withholding) on January 2, 2000. In this case, assuming no prior withdrawals, we would deduct a CDSL of $272.23. We withdraw a total of $6272.23 from your contract.

  $6000.00   --  withdrawal request payable to you
  + 272.23  --  withdrawal charge payable to us
  ----------
  $6272.23   --   total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

     1. We FIRST reduce your $5000 INITIAL PREMIUM PAYMENT by the three annual $30 contract fees we assessed on January 1, 1998, 1999, and 2000. We withdraw the remaining $4910 from your contract.

  $5000
      -30   --  1998 contract fee payable to us
      -30   --  1999 contract fee payable to us
      -30   --  2000 contract fee payable to us
  -------
  $4910  --   amount of your initial premium payment we would consider to be withdrawn.

Under the free withdrawal provision, we deduct 10% of the total value of your contract at the beginning of the contract year, or $900 (.10 x $9000). We pay the $900 to you as part of your withdrawal request, and we assess a withdrawal charge on the remaining balance of $4010. Because you made the initial premium payment 3 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $200.50 from your contract to cover the withdrawal charge on your initial premium payment. We pay the remainder of $3809.50 to you as a part of your withdrawal request.

  $4910
    -900   --  free withdrawal amount (payable to you)
  ------
  $4010
   x .05
   -----
  $200.50   --  withdrawal charge on initial premium payment (payable to us)

  $4010.00
    -200.50
    -------
   3809.50  --  part of withdrawal request payable to you

     2. We NEXT deem the entire amount of your 1998 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 1998 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

  $1000
    x.05
   -----
      $50   --  withdrawal charge on 1998 premium payment (payable to us)

  $1000
    - 50
    ----
    $950  --  part of withdrawal request payable to you

     3. We NEXT determine what additional amount we need to withdraw to provide you with the total $6000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $900 from the free withdrawal amount, $3809.50 from your initial premium payment, and $950 from your 1999 premium payment. Therefore, $340.50 is needed to reach $6000.

  $6000.00   --   total withdrawal amount requested
    -900.00   --   free withdrawal amount
  -3809.50   --   payment deemed from initial premium payment
    -950.00   --   payment deemed from 1998 premium payment
    -------
   $340.50   --   additional payment to you needed to reach $6000

  We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 1999. We use the following formula to determine how much more we need to withdraw:

  Remainder due to you   =      Withdrawal needed - [applicable withdrawal
    charge percentage times withdrawal needed]

  $340.50  =   x - [.06x]
  $340.50  = .94x

  $340.5
  ------
     0.94     =  x

   $362.23  =  x

   $362.23    --   deemed withdrawn from 1999 premium payment
  -$340.50   --   part of withdrawal request payable to you
  --------
     $21.73    --   withdrawal charge on 1999 premium deemed withdrawn (payable to us)

                     JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF
                          SUPPLEMENT DATED MAY 1, 2000

                                       TO

                          PROSPECTUS DATED MAY 1, 2000

Notwithstanding any language in the prospectus to the contrary, the following shall apply with respect to PATRIOT VARIABLE ANNUITY contracts delivered or issued for delivery on or before May 1, 2000:

     (1) Your contract enables you to invest in the Global Equity variable investment option. If you select this variable investment option, we will invest your money in the corresponding Fund of the John Hancock Variable Series Trust I ("Trust"). We may modify or delete this investment option in the future.

     (2) The Annual Fund Expenses table on page 5 of the prospectus is supplemented with the following information on the Global Equity variable investment option:

                           Investment    Other    Total Fund   Other Operating
                           Management  Operating  Operating     Expenses Absent
Fund Name                      Fee     Expenses    Expenses      Reimbursement
---------                  ----------  ---------  ----------  ------------------
JOHN HANCOCK VARIABLE
 SERIES TRUST I    (SEE
 NOTE 1 ON PAGE 6):
Global Equity  . . . . .     0.90%       0.10%      1.00%           0.50%

     (3) The examples on pages 7 and 8 of the prospectus are supplemented with the following information on the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to the Global Equity variable investment option, assuming a 5% annual return on assets (but not including any applicable premium taxes or any fees for optional benefit riders; actual expense may be greater or less than those shown above and in the Fee table on page 5 of the prospectus):

     If you "surrender" (turn in) your contract at the end of the applicable time period, you would pay $77 at the end of 1 year; $116 at the end of 3 years; $157 at the end of 5 years; and $261 at the end of 10 years.

     If you begin receiving payments under one of our annuity payment options at the end of the applicable time period, or if you do not surrender your contact, you would pay $23 at the end of 1 year; $71 at the end of 3 years; $122 at the end of 5 years; and $261 at the end of 10 years.

     (4) The Global Equity variable investment option is subject to all the terms and conditions of the contracts and the procedures described in the prospectus (See "How can I change my contract's investment allocations?" beginning on page 15 of the prospectus.)

                     JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF
                    SUPPLEMENT DATED MAY 1, 2000 - CONTINUED




     (5) The Condensed Financial Information table beginning on page 50 is supplemented with the following selected data for Patriot accumulation units for the Global Equity investment option for contracts with initial premium payments of less than $250,000. Values shown begin on May 1, 1999:

                                                                Year Ended
                                                             December 31, 1999
                                                      -------------------------
GLOBAL EQUITY
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . .            $    0
  End of period . . . . . . . . . . . . . . . . . .                  $12.11
 Number of Accumulation Shares outstanding at end of
 period . . . . . . . . . . . . . . . . . . . . . .                  23,003

     (6) The Condensed Financial Information table beginning on page 53 is supplemented with the following selected data for Patriot accumulation units for the Global Equity investment option for contracts with initial premium payments of $250,000 or more. Values shown begin on May 1, 1999:

                                                                Year Ended
                                                             December 31, 1999
                                                      -------------------------
GLOBAL EQUITY
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . .            $    0
  End of period . . . . . . . . . . . . . . . . . .                  $12.14
 Number of Accumulation Shares outstanding at end of
 period . . . . . . . . . . . . . . . . . . . . . .                   2,896


     THIS SUPPLEMENT IS ACCOMPANIED WITH A PROSPECTUS SUPPLEMENT DATED MAY 1, 2000 FOR THE TRUST THAT CONTAINS DETAILED INFORMATION ABOUT THE GLOBAL EQUITY FUND. BE SURE TO READ THAT PROSPECTUS SUPPLEMENT BEFORE SELECTING THE GLOBAL EQUITY INVESTMENT OPTION.

                         Prospectus dated May 1, 2000

                       REVOLUTION VALUE VARIABLE ANNUITY

          a deferred combination fixed and variable annuity contract issued by

           John Hancock Variable Life Insurance Company ("JHVLICO")

The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

-------------------------------------------------------------------------------------------------------------
      Variable Investment Option                                     Managed By:
      --------------------------                                     -----------
  V.A. Sovereign Investors..................................    John Hancock Advisers, Inc.
  V.A. Core Equity..........................................    Independence Investment Associates, Inc.
  Aggressive Balanced.......................................    Independence Investment Associates, Inc.
  Fidelity VIP Contrafund(R)................................    Fidelity Management & Research Company
  Equity Index..............................................    State Street Global Advisors
  Large Cap Value CORE......................................    Goldman Sachs Asset Management
  V.A. Relative Value.......................................    John Hancock Advisers, Inc.
  V.A. Financial Industries.................................    John Hancock Advisers, Inc.
  Large Cap Aggressive Growth...............................    Alliance Capital Management L.P.
  Fidelity VIP Growth.......................................    Fidelity Management & Research Company
  MFS Growth................................................    MFS Investment Management(R)
  V.A. Technology...........................................    John Hancock Advisers, Inc.
  Large/Mid Cap Value.......................................    Wellington Management Company, LLP
  Mid Cap Blend.............................................    Independence Investment Associates, Inc.
  AIM V.I. Value............................................    A I M Advisors, Inc.
  MFS Research..............................................    MFS Investment Management(R)
  AIM V.I. Growth...........................................    A I M Advisors, Inc.
  Fundamental Mid Cap Growth................................    OppenheimerFunds, Inc.
  Mid Cap Growth............................................    Janus Capital Corporation
  Small/Mid Cap CORE........................................    Goldman Sachs Asset Management
  Small/Mid Cap Value.......................................    The Boston Company Asset Management, LLC
  Small/Mid Cap Growth......................................    Wellington Management Company, LLP
  Small Cap Growth..........................................    John Hancock Advisers, Inc.
  MFS New Discovery.........................................    MFS Investment Management(R)
  Global Balanced...........................................    Brinson Partners, Inc.
  Templeton International Securities........................    Templeton Investment Counsel, Inc.
  International Equity......................................    Goldman Sachs Asset Management
  Fidelity VIP Overseas.....................................    Fidelity Management & Research Company
  Templeton Developing Markets Securities...................    Templeton Asset Management, Ltd.
  Short-Term Bond...........................................    Independence Investment Associates, Inc.
  Bond Index................................................    Mellon Bond Associates, LLP
  V.A. Bond.................................................    John Hancock Advisers, Inc.
  V.A. Strategic Income.....................................    John Hancock Advisers, Inc.
  High Yield Bond...........................................    Wellington Management Company, LLP
  V.A. Money Market.........................................    John Hancock Advisers, Inc.
-------------------------------------------------------------------------------------------------------------

     The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

     When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Declaration Trust, the John Hancock Variable Series Trust I, AIM Variable Insurance Funds, Inc., the Franklin Templeton Variable Insurance Products Trust (Class 2 Shares), Fidelity's Variable Insurance Products Fund (Service Shares) and Variable Insurance Products Fund II (Service Shares) and the MFS Variable Insurance Trust (together, "the Trusts"). In this prospectus, the investment options of the Trusts are referred to as "Funds". In the prospectuses for the Trusts, the investment options may also be referred to as "funds", "portfolios" or "series".

     Each Trust is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Trusts. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Trust. The Trust prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

  For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment".

                           GUIDE TO THIS PROSPECTUS

     This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     .    The first section contains an "Index of Key Words."

     . Behind the index is the "Fee Table." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "Basic Information." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "Additional Information." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

The Trusts' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

--------------------------------------------------------------------------------
                               IMPORTANT NOTICES

This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2000. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 55.

The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

-------------------------------------------------------------------------------

                              INDEX OF KEY WORDS

     We define or explain each of the following key words used in this prospectus on the pages shown below:

  Key Word                                                           Page

  Accumulation units................................................    34
  Annuitant.........................................................    11
  Annuity payments..................................................    15
  Annuity period....................................................    15
  Contract year.....................................................    12
  Date of issue.....................................................    12
  Date of maturity..................................................    35
  Free withdrawal amount............................................    21
  Funds.............................................................     2
  Guarantee periods.................................................     2
  Investment options................................................    16
  Market value adjustment...........................................    14
  Premium payments..................................................    12
  Surrender value...................................................    23
  Surrender.........................................................   234
  Variable investment options.......................................  cover
  Withdrawal charge.................................................    21
  Withdrawal........................................................    23

                                    FEE TABLE

     The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

Owner Transaction Expenses and Annual Contract Fee

   .Maximum Withdrawal Charge (as % of amount withdrawn)                     7%
   .Annual Contract Fee (applies only to contracts of less than $50,000)    $30

Annual Contract Expenses (as a % of the average total value of the contract)

   .Asset-based Charge (for administration and mortality and expense risk) 1.25% This charge doesn't apply to amounts held in the guarantee periods.

Annual Fund Expenses (based on % of average net assets)

     The Funds must pay investment management fees and other operating expenses. These fees and expenses are different for each Fund and reduce the investment return of each Fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select.

     The following figures for the Funds are based on historical Fund expenses, as a percentage (rounded to two decimal places) of each Fund's average daily net assets for 1999, except as indicated in the Notes beginning on page 6. Expenses of the Funds are not fixed or specified under the terms of the contracts, and expenses may vary from year to year.

                                        Investment  Distribution and  Other Operating  Total Fund   Other Operating
                                        Management      Service        Expenses With   Operating     Expenses Absent
Fund Name                                   Fee       (12b-1) Fees     Reimbursement    Expenses      Reimbursement
---------                               ----------  ----------------  ---------------  ----------  ------------------
John Hancock Variable Series Trust
  (Note 1):
Aggressive Balanced . . . . . . . . .     0.68%           N/A              0.10%         0.78%                0.29%
Equity Index  . . . . . . . . . . . .     0.14%           N/A              0.00%         0.14%                0.08%
Large Cap Value CORE  . . . . . . . .     0.75%           N/A              0.10%         0.85%                0.42%
Large Cap Aggressive Growth . . . . .     0.98%           N/A              0.10%         1.08%                0.19%
Large/Mid Cap Value . . . . . . . . .     0.95%           N/A              0.10%         1.05%                0.47%
Mid Cap Blend . . . . . . . . . . . .     0.75%           N/A              0.10%         0.85%                0.45%
Mid Cap Growth  . . . . . . . . . . .     0.82%           N/A              0.10%         0.92%                0.11%
Fundamental Mid Cap Growth  . . . . .     0.85%           N/A              0.10%         0.95%                0.24%
Small/Mid Cap CORE  . . . . . . . . .     0.80%           N/A              0.10%         0.90%                0.66%
Small/Mid Cap Value . . . . . . . . .     0.95%           N/A              0.10%         1.05%                1.44%
Small/Mid Cap Growth. . . . . . . . .     0.75%           N/A              0.10%         0.85%                0.10%
Small Cap Growth. . . . . . . . . . .     0.75%           N/A              0.10%         0.85%                0.14%
Global Balanced . . . . . . . . . . .     0.85%           N/A              0.10%         0.95%                0.46%
International Equity  . . . . . . . .     1.00%           N/A              0.10%         1.10%                0.71%
Short-Term Bond . . . . . . . . . . .     0.30%           N/A              0.10%         0.40%                0.13%
Bond Index  . . . . . . . . . . . . .     0.15%           N/A              0.10%         0.25%                0.20%
High Yield Bond . . . . . . . . . . .     0.65%           N/A              0.10%         0.75%                0.39%

                                        Investment  Distribution and  Other Operating  Total Fund   Other Operating
                                        Management      Service        Expenses With   Operating     Expenses Absent
Fund Name                                   Fee       (12b-1) Fees     Reimbursement    Expenses      Reimbursement
---------                               ----------  ----------------  ---------------  ----------  ------------------
John Hancock Declaration Trust
  (Note 2):
V.A. Sovereign Investors  . . . . . .     0.60%           N/A              0.10%         0.70%                0.10%
V.A. Core Equity  . . . . . . . . . .     0.70%           N/A              0.13%         0.83%                0.13%
V.A. Financial Industries . . . . . .     0.80%           N/A              0.10%         0.90%                0.10%
V.A. Relative Value . . . . . . . . .     0.60%           N/A              0.17%         0.77%                0.17%
V.A. Bond . . . . . . . . . . . . . .     0.50%           N/A              0.25%         0.75%                0.51%
V.A. Strategic Income . . . . . . . .     0.60%           N/A              0.25%         0.85%                0.27%
V.A. Money Market . . . . . . . . . .     0.50%           N/A              0.16%         0.66%                0.16%
V.A. Technology . . . . . . . . . . .     0.80%           N/A              0.25%         1.05%                 N/A

AIM Variable Insurance Funds, Inc.:
AIM V.I. Growth . . . . . . . . . . .     0.63%           N/A              0.10%         0.73%                0.10%
AIM V.I. Value  . . . . . . . . . . .     0.61%           N/A              0.15%         0.76%                0.15%

Variable Insurance Products Fund -
 Service Class (Note 3):
Fidelity VIP Growth . . . . . . . . .     0.58%          0.10%             0.07%         0.75%                0.09%
Fidelity VIP Overseas . . . . . . . .     0.73%          0.10%             0.15%         0.98%                0.18%

Variable Insurance Products Fund II
  - Service Class (Note 3):
Fidelity VIP Contrafund(R)  . . . . .     0.58%          0.10%             0.07%         0.75%                0.10%

Franklin Templeton Variable
 Insurance Products Trust - Class 2
  Shares (Note 4):
Templeton International Securities  .     0.69%          0.25%             0.19%         1.13%
Templeton Developing Markets
 Securities . . . . . . . . . . . . .     1.25%          0.25%             0.31%         1.81%                0.31%

MFS Variable Insurance Trust
 (Note 5):
MFS Growth  . . . . . . . . . . . . .     0.75%           N/A              0.16%         0.91%                0.71%
MFS Research  . . . . . . . . . . . .     0.75%           N/A              0.11%         0.86%                0.11%
MFS New Discovery . . . . . . . . . .     0.90%           N/A              0.17%         1.07%                1.59%

Notes to Annual Fund Expenses

     (1) John Hancock Variable Series Trust I Funds' percentages reflect management fees and other fund expenses based on the allocation methodology and expense reimbursement policy adopted April 23, 1999. Under the policy, John Hancock Life Insurance Company voluntarily reimburses a Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets (0.00% for Equity Index).

     *    Global Balanced was formerly "International Balanced."

     (2) John Hancock Declaration Trust Funds' percentages reflect the investment management fees currently payable and other fund expenses allocated in 1999. John Hancock Advisers, Inc., has agreed to limit temporarily other expenses of each Fund to 0.25% of the fund's average daily assets. Percentages for the V.A. Technology Fund are estimates for this fiscal year because the Fund was not in operation prior to the date of this prospectus.

     (3) A portion of the brokerage commissions that certain of the Fidelity VIP Funds pay was used to reduce fund expenses. In addition, through arrangements with certain Funds' custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of each applicable Fund's expenses. Without these reductions, the operating expenses of the Funds would have been higher, as shown in the last column of this table.

     (4) On February 8, 2000, shareholders of each Fund approved a merger and reorganization that combined the Templeton International Equity Fund with the Templeton International Securities Fund and combined the Templeton Developing Markets Equity Fund with the Templeton Developing Markets Securities Fund, effective May 1, 2000. Shareholders of the Templeton International Securities Fund and shareholders of the Templeton Developing Markets Securities Fund had approved new management fees, which apply to each of the combined funds effective May 1, 2000. The table shows restated total expenses for the Funds based on the new fees and the assets, as of December 31, 1999, of either the Templeton International Securities Fund or the Templeton Developing Markets Securities Fund, as applicable. However, if the table reflected both the new fees and the combined assets of the Templeton International Equity Fund and the Templeton International Securities Fund, the estimated expenses for that combined Fund after May 1, 2000 would be: Management Fees 0.65%, Distribution and Service Fees 0.25%, Other Expenses 0.20%, and Total Fund Operating Expenses 1.10%. If the table reflected both the new fees and the combined assets of the Templeton Developing Markets Equity Fund and the Templeton Developing Markets Securities Fund, the estimated expenses for that combined Fund after May 1, 2000 would be: Management Fees 1.25%, Distribution and Service Fees 0.25%, Other Expenses 0.29%, and Total Fund Operating Expenses 1.79%.

     (5) MFS Variable Insurance Trust Funds have an expense offset arrangement which reduces each Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent. Each Fund may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Fund's expenses. Expenses do not take into account these expense reductions, and are therefore higher than the actual expenses of the Fund. MFS Investment Management(R) (also doing business as Massachusetts Financial Services Company) has contractually agreed to bear expense for the Growth and New Discovery Funds, subject to reimbursement by the Fund, such that each such Fund's "other fund expenses" shall not exceed 0.15% of the average daily net assets of the Fund during the current fiscal year.

      We may receive payments from a Fund or its affiliates at an annual rate of up to approximately 0.25% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that Fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed above.

Examples

     The following examples on pages 8 and 9 illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets. These examples do not include any applicable premium taxes or any fees for optional benefit riders. The examples should not be considered representations of past or future expenses; actual charges may be greater or less than those shown above. The examples assume Fund expenses at rates set forth above for 1999, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

     If you "surrender" (turn in) your contract at the end of the applicable time period, you would pay:


-------------------------------------------------------------------------------------------------
                                                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------------------------------------------------------------------
  V.A. Sovereign Investors                                 $84      $108      $135     $235
-------------------------------------------------------------------------------------------------
  V.A. Core Equity                                         $85      $112      $142     $248
-------------------------------------------------------------------------------------------------
  Aggressive Balanced                                      $84      $111      $139     $243
-------------------------------------------------------------------------------------------------
  Fidelity VIP Contrafund(R)                               $84      $111      $139     $243
-------------------------------------------------------------------------------------------------
  Equity Index                                             $78      $ 91      $105     $175
-------------------------------------------------------------------------------------------------
  Large Cap Value CORE                                     $85      $113      $143     $250
-------------------------------------------------------------------------------------------------
  VA Relative Value                                        $84      $110      $139     $242
-------------------------------------------------------------------------------------------------
  V.A. Financial Industries                                $86      $114      $145     $255
-------------------------------------------------------------------------------------------------
  Large Cap Aggressive Growth                              $87      $120      $155     $274
-------------------------------------------------------------------------------------------------
  Fidelity VIP Growth                                      $84      $110      $139     $242
-------------------------------------------------------------------------------------------------
  MFS Growth                                               $86      $115      $146     $256
-------------------------------------------------------------------------------------------------
  V.A. Technology                                          $87      $119      $153     $271
-------------------------------------------------------------------------------------------------
  Large/Mid Cap Value                                      $87      $119      $153     $271
-------------------------------------------------------------------------------------------------
  Mid Cap Blend                                            $85      $113      $143     $250
-------------------------------------------------------------------------------------------------
  AIM V.I. Value                                           $84      $110      $138     $241
-------------------------------------------------------------------------------------------------
  MFS Research                                             $85      $113      $143     $251
-------------------------------------------------------------------------------------------------
  AIM V.I. Growth                                          $84      $109      $137     $238
-------------------------------------------------------------------------------------------------
  Fundamental Mid Cap Growth                               $86      $116      $148     $261
-------------------------------------------------------------------------------------------------
  Mid Cap Growth                                           $86      $115      $147     $257
-------------------------------------------------------------------------------------------------
  Small/Mid Cap CORE                                       $86      $114      $145     $255
-------------------------------------------------------------------------------------------------
  Small/Mid Cap Value                                      $87      $119      $153     $271
-------------------------------------------------------------------------------------------------
  Small/Mid Cap Growth                                     $85      $113      $143     $250
-------------------------------------------------------------------------------------------------
  Small Cap Growth                                         $85      $113      $143     $250
-------------------------------------------------------------------------------------------------
  MFS New Discovery                                        $87      $120      $154     $273
-------------------------------------------------------------------------------------------------
  Global Balanced                                          $86      $116      $148     $261
-------------------------------------------------------------------------------------------------
  Templeton International Securities                       $88      $121      $157     $279
-------------------------------------------------------------------------------------------------
  International Equity                                     $88      $120      $156     $276
-------------------------------------------------------------------------------------------------
  Fidelity VIP Overseas                                    $87      $118      $151     $267
-------------------------------------------------------------------------------------------------
  Templeton Developing Markets Securities                  $95      $142      $328     $344
-------------------------------------------------------------------------------------------------
  Short-Term Bond                                          $80      $ 99      $119     $203
-------------------------------------------------------------------------------------------------
  Bond Index                                               $79      $ 95      $111     $187
-------------------------------------------------------------------------------------------------
  V.A. Bond                                                $84      $110      $138     $240
-------------------------------------------------------------------------------------------------
  V.A. Strategic Income                                    $85      $113      $143     $250
-------------------------------------------------------------------------------------------------
  High Yield Bond                                          $84      $110      $138     $240
-------------------------------------------------------------------------------------------------
  V.A. Money Market                                        $83      $107      $133     $231
-------------------------------------------------------------------------------------------------

     If you begin receiving payments under one of our annuity payment options at the end of the applicable time period, or if you do not surrender your contact, you would pay:


-------------------------------------------------------------------------------------------------
                                                           1 YEAR   3 YEARS  5 YEARS    10 YEARS
-------------------------------------------------------------------------------------------------
  V.A. Sovereign Investors                                 $21      $63      $109      $235
-------------------------------------------------------------------------------------------------
  V.A. Core Equity                                         $22      $67      $115      $248
-------------------------------------------------------------------------------------------------
  Aggressive Balanced                                      $21      $66      $113      $243
-------------------------------------------------------------------------------------------------
  Fidelity VIP Contrafund(R)                               $21      $65      $111      $240
-------------------------------------------------------------------------------------------------
  Equity Index                                             $15      $46      $ 80      $175
-------------------------------------------------------------------------------------------------
  Large Cap Value CORE                                     $22      $68      $116      $250
-------------------------------------------------------------------------------------------------
  VA Relative Value                                        $21      $65      $112      $242
-------------------------------------------------------------------------------------------------
  V.A. Financial Industries                                $23      $69      $119      $255
-------------------------------------------------------------------------------------------------
  Large Cap Aggressive Growth                              $24      $75      $128      $274
-------------------------------------------------------------------------------------------------
  Fidelity VIP Growth                                      $21      $65      $111      $240
-------------------------------------------------------------------------------------------------
  MFS Growth                                               $23      $70      $119      $256
-------------------------------------------------------------------------------------------------
  V.A. Technology                                          $24      $74      $127      $271
-------------------------------------------------------------------------------------------------
  Large/Mid Cap Value                                      $24      $74      $127      $271
-------------------------------------------------------------------------------------------------
  Mid Cap Blend                                            $22      $68      $116      $250
-------------------------------------------------------------------------------------------------
  AIM V.I. Value                                           $21      $65      $112      $241
-------------------------------------------------------------------------------------------------
  MFS Research                                             $22      $68      $117      $251
-------------------------------------------------------------------------------------------------
  AIM V.I. Growth                                          $21      $64      $110      $238
-------------------------------------------------------------------------------------------------
  Fundamental Mid Cap Growth                               $23      $71      $122      $261
-------------------------------------------------------------------------------------------------
  Mid Cap Growth                                           $23      $70      $120      $257
-------------------------------------------------------------------------------------------------
  Small/Mid Cap CORE                                       $23      $69      $119      $255
-------------------------------------------------------------------------------------------------
  Small/Mid Cap Value                                      $24      $74      $127      $271
-------------------------------------------------------------------------------------------------
  Small/Mid Cap Growth                                     $22      $68      $116      $250
-------------------------------------------------------------------------------------------------
  Small Cap Growth                                         $22      $68      $116      $250
-------------------------------------------------------------------------------------------------
  MFS New Discovery                                        $24      $75      $128      $273
-------------------------------------------------------------------------------------------------
  Global Balanced                                          $23      $71      $122      $261
-------------------------------------------------------------------------------------------------
  Templeton International Securities                       $25      $76      $131      $279
-------------------------------------------------------------------------------------------------
  International Equity                                     $25      $75      $129      $276
-------------------------------------------------------------------------------------------------
  Fidelity VIP Overseas                                    $23      $72      $123      $264
-------------------------------------------------------------------------------------------------
  Templeton Developing Markets Securities                  $32      $97      $164      $344
-------------------------------------------------------------------------------------------------
  Short-Term Bond                                          $17      $54      $ 93      $203
-------------------------------------------------------------------------------------------------
  Bond Index                                               $16      $50      $ 86      $187
-------------------------------------------------------------------------------------------------
  V.A. Bond                                                $21      $65      $111      $240
-------------------------------------------------------------------------------------------------
  V.A. Strategic Income                                    $22      $68      $116      $250
-------------------------------------------------------------------------------------------------
  High Yield Bond                                          $21      $65      $111      $240
-------------------------------------------------------------------------------------------------
  V.A. Money Market                                        $20      $62      $107      $231
-------------------------------------------------------------------------------------------------

                                BASIC INFORMATION

  This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  Question                                                                     Pages to See
  --------                                                                     ------------
What is the contract?.......................................................        11

Who owns the contract?......................................................        11

Is the owner also the annuitant?............................................        11

How can I invest money in a contract?.......................................        11

How will the value of my investment in the contract change over time?.......        14

What annuity benefits does the contract provide?............................        15

What are the tax consequences of owning a contract?.........................        15

How can I change my contract's investment allocations?......................        16

What fees and charges will be deducted from my contract?....................        20

How can I withdraw money from my contract?..................................        23

What happens if the annuitant dies before my contract's date of maturity?...        25

What other benefits can I purchase under a contract?........................        27

Can I return my contract?...................................................        29

What is the contract?

     The contract is a "deferred payment variable annuity contract." An annuity contract provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a deferred payment contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a variable annuity contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

Who owns the contract?

     That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

Is the owner also the annuitant?

     Again, that's up to you. The annuitant is the person upon whose death the contract's death benefit becomes payable. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. In many cases, the same person is both the annuitant and the owner of a contract. However, you are free to name another person as annuitant or joint annuitant. You could also name as joint annuitants two persons other than yourself.

How can I invest money in a contract?

Premium payments

     We call the investments you make in your contract "premiums" or "premium payments." In general, you need at least a $5,000 initial premium payment to purchase a contract. If you purchase your contract under any of the tax-qualified plans shown on page 31 or if you purchase your contract through the automatic investment plan, different minimums will apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

Applying for a contract

     An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

     Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

     In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

     We measure the years and anniversaries of your contract from its date of issue. We use the term "contract year" to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

     You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However, you may not make any
                                                           premium payments after the
          if your contract is used to fund                    annuitant reaches age
-----------------------------------------------------------------------------------------------------
  a "tax qualified plan"*                                               70 1/2**
-----------------------------------------------------------------------------------------------------
  a non-tax qualified plan                                              85
-----------------------------------------------------------------------------------------------------

          *    as that term is used in "Tax Information," beginning on page 39.
          **   except for a Roth IRA, which has no age limit.

     We will not issue a contract if the proposed annuitant is older than age
84.  We may waive any of these limits, however.

Ways to make premium payments

     Premium payments made by check or money order must be:

          .    drawn on a U.S. bank,

          .    drawn in U.S. dollars, and

          .    made payable to "John Hancock."

     Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

     Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

     If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

     If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

          .    issue a contract;

          .    accept premium payments;  or

          .    allow other transactions.

     After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

How will the value of my investment in the contract change over time?

     Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding Fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the Fund directly and reinvested all Fund dividends and distributions in additional shares.

     Like a regular mutual fund, each Fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table beginning on page 5. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 20.

     The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. We currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

     However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 33.

     At any time before the date of maturity, the "total value of your contract" equals

          .    the total amount you invested,

          .    minus all charges we deduct,

          .    minus all withdrawals you have made,

          . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

          . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

          . plus the interest we credit to any of your contract's value while it is in a guarantee period or in the guarantee rate account (see "Dollar-cost averaging value program" on page 18).

What annuity benefits does the contract provide?

     If your contract is still in effect on its date of maturity, it enters what is called the "annuity period". During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

     You should carefully review the discussion under "The annuity period," beginning on page 35, for information about all of these choices you can make.

What are the tax consequences of owning a contract?

     In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

          .    partial withdrawal (including systematic withdrawals)

          .    full withdrawal ("surrender")

          . payment of death benefit proceeds as a single sum upon the annuitant's death

          .    periodic payments under one of our annuity payment options

     In addition, if you elect the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

     How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as:

          .    the type of the distribution,

          .    when the distribution is made,

          . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

          .    the circumstances under which the payments are made.

     If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

     Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

     The favorable tax benefits available for annuity contracts issued in connection with tax-qualified plans are also generally available for other types of investments of tax-qualified plans, such as investments in mutual funds, equities and debt instruments. You should carefully consider whether the expenses under an annuity contract issued in connection with a tax-qualified plan, and the investment options, death benefits and lifetime annuity income options provided under such an annuity contract, are suitable for your needs and objectives.

How can I change my contract's investment allocations?

Allocation of premium payments

  When you apply for your contract, you specify the variable investment options or guarantee periods (together, your "investment options") in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

  Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using or have not previously used counts as one "use" of an investment option. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

     Up to 12 times during each year of your contract, you may transfer, free of any charge,

          . all or part of the assets held in one variable investment option to any other available variable investment option or guarantee period, or

          . all or part of the assets held in one guarantee period to any other available guarantee period or variable investment option.

Currently, we impose no charge for transfers of more than 12 per contract year. However, we reserve the right to impose a charge of up to $25 on any transfers in excess of the 12 free transfers or to prohibit any such transfers altogether. Transfers under our strategic rebalancing or dollar-cost averaging programs do not count toward the 12 you are allowed each year. However, you may not:

     . transfer more than $1,000,000 in a contract year from any one variable investment option or guarantee period, without our prior approval,

     . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

     . make any transfers, during the annuity period, to or from a guarantee period, or

     . make any transfer during the annuity period that would result in more than four investment options being used at once.

We reserve the right to prohibit a transfer less than 30 days prior to the contract's date of maturity.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. The use of such transfers may be disruptive to a Fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a Fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

     You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 2. Your request should include:

     .    your name,

     .    daytime telephone number,

     .    contract number,

     . the names of the investment options to and from which assets are being transferred, and

     .    the amount of each transfer.

    The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

     Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

     If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

Dollar-cost averaging value program

     You may elect to deposit any new premium payment of $5,000 or more in the guarantee rate account. Each deposit will be depleted over the 6 or 12 month period you select. The assets in this account will be automatically transferred to one or more variable investment options over the period selected, beginning on the date your new premium is deposited in the selected guarantee rate account. At the time of deposit, you will designate:

     .    the variable investment options to which assets will be transferred;

     . the percentage amount to be transferred to each such variable investment option; and

     .    the period over which the transfers will occur.

Under our current administrative rules, you may have multiple deposits under this program at the same time, but the time period for each such deposit must be the same (i.e., all must be for 6 month periods or all must be for 12 month periods). Transfers to the guarantee periods are not permitted under this program, and transfers of your account value from a variable investment option are not permitted to initiate the program. Assets in the account will earn a fixed rate of return at the effective annual rate in effect at the time the deposit is made into the account. Such rate will apply to any portion of the deposit remaining in the account until the full amount of such deposit has been transferred to the selected variable investment options. We will declare the rate for the account from time to time.

     The guarantee rate account is part of our general account. You have no interest in or preferential claim on any of the assets held in our general account. The investments we purchase with amounts you allocate to the guarantee rate account belong to us; any favorable investment performance on the assets allocated to the account belongs to us. Instead, you earn interest at the applicable fixed rate of return.

     The dollar-cost averaging value program and the standard dollar-cost averaging program (described below) cannot be used at the same time.

Standard dollar-cost averaging program

     You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the standard dollar-cost averaging program:

     . You may elect the program only if the total value of your contract equals $15,000 or more.

     .    The amount of each transfer must equal at least $250.

     . You may change your dollar-cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

     . You may not use the standard dollar-cost averaging program and the dollar-cost averaging value program at the same time.

     .    You may discontinue the program at any time.

     . The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

     .    Automatic transfers to or from guarantee periods are not permitted.

     .    We reserve the right to suspend or terminate the program at any time.

Strategic rebalancing

     This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've elected will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among the variable investment options to reestablish the preset percentages you have chosen. Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

     This program can be elected by sending the appropriate form to our Annuity Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

     Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

     The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

What fees and charges will be deducted from my contract?

Asset-based charge

     We deduct a daily asset-based charge that compensates us primarily for our administrative expenses and the mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 1.25% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

     In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Annual contract fee

     Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value on the contract anniversary of less than $50,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract unless your total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

Premium taxes

     We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

     In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

     If you withdraw some of your premiums from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred sales load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

     Free withdrawal amounts:  If you have any profit in your contract, you can
     -----------------------
always withdraw that profit without any withdrawal charge. By "profit," we mean the amount by which your contract's total value exceeds the premiums you have paid and have not (as discussed below) already withdrawn. If your contract doesn't have any profit (or you have withdrawn it all) you can still make charge-free withdrawals, unless and until all of your withdrawals during the same contract year exceed 10% of all of the premiums you have paid to date.

     Here's how we determine the charge: If the amount you withdraw or surrender
     ----------------------------------
totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

     The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:

------------------------------------------------------------
Years from Date of Premium Payment to
   Date of Surrender or Withdrawal       Withdrawal Charge*
------------------------------------------------------------
  7 or more . . . . . . . . . . . . .          0%
------------------------------------------------------------
  6 but less than 7 . . . . . . . . .          1%
------------------------------------------------------------
  5 but less than 6 . . . . . . . . .          2%
------------------------------------------------------------
  4 but less than 5 . . . . . . . . .          3%
------------------------------------------------------------
  3 but less than 4 . . . . . . . . .          4%
------------------------------------------------------------
  2 but less than 3 . . . . . . . . .          5%
------------------------------------------------------------
  1 but less than 2 . . . . . . . . .          6%
------------------------------------------------------------
  less than 1 . . . . . . . . . . . .          7%
------------------------------------------------------------


     * As a percentage of the amount of such premium that we consider to have been withdrawn (including the withdrawal charge), as explained in the text immediately below.


     Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

      Here's how we deduct the withdrawal charge:  We deduct the withdrawal
      ------------------------------------------
charge proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a Growth option and 40% from the V.A. Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the V.A. Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

     You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

     When withdrawal charges don't apply:  We don't assess a withdrawal charge
     -----------------------------------
in the following situations:

          . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

          . on certain withdrawals if you have elected the rider that waives the withdrawal charge; and

          . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

     How an MVA affects the withdrawal charge:  If you make a withdrawal from a
     ----------------------------------------
guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

Other charges

     We offer, subject to state availability, four optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we charge an amount equal to 1/12th of the following annual percentages:

--------------------------------------------------------------------------------
Waiver of withdrawal charge                 0.10% of that portion of your
                                            contract's total value attributable
                                            to premiums that are still subject
                                            to surrender charges
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Enhanced death benefit                      0.15% of your contract's total value
--------------------------------------------------------------------------------
Accumulated value enhancement*              0.35% of your initial premium
                                            payment (we reserve the right to
                                            increase this percentage on a
                                            uniform basis for all riders issued
                                            in the same state)
--------------------------------------------------------------------------------
Guaranteed retirement income benefit        0.30% of your contract's total value
--------------------------------------------------------------------------------

     * If you choose the accumulated value enhancement, you must also choose the waiver of withdrawal charge.


     We deduct the charge proportionally from each of your investment options, based on your value in each.

How can I withdraw money from my contract?

Surrenders and partial withdrawals

     Prior to your contract's date of maturity, if the annuitant is living, you may:

     . surrender your contract for a cash payment of its "surrender value," or

     .    make a partial withdrawal of the surrender value.

     The "surrender value" of a contract is the total value of a contract, after any market value adjustment, MINUS the annual contract fee, any applicable premium tax, any withdrawal charges, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

     Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
39. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

     We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

     Without our prior approval, you may not make a partial withdrawal

     .    for an amount less than $100, or

     . if the remaining total value of your contract would be less than $1,000.

We reserve the right to terminate your contract if the value of your contract becomes zero.

     You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Waiver of withdrawal charge rider

     If your state permits, you may purchase an optional waiver of withdrawal charge rider at the time of application. The "covered persons" under the rider are the owner and the owner's spouse, unless the owner is a trust. If the owner is a trust, the "covered persons" are the annuitant and the annuitant's spouse. Under this rider, we will waive withdrawal charge on any withdrawals, if a "covered person" has been diagnosed with one of the critical illnesses listed in the rider, or if all the following conditions apply:

     . a covered person becomes confined to a nursing home beginning at least 30 days after we issue your contract;

     . such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

     . the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

You may not purchase this rider if either of the covered persons (1) is older than 74 years at application or (2) was confined to a nursing home within the past two years.

     There is a charge for this rider, as set forth under "Other charges" on page 22, above. This rider (and the related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

     For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request. In certain marketing materials, this rider may be referred to as "CARESolutions."

     If you purchase this rider:

     . you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of elder care services available to seniors, and

     . you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

Systematic withdrawal plan

     Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 14, and "What fees and charges will be deducted from my contract?" beginning on page 20. The same tax consequences also generally will apply.

     The following conditions apply to systematic withdrawal plans:

          . You may elect the plan only if the total value of your contract equals $25,000 or more.

          .    The amount of each systematic withdrawal must equal at least
               $100.

          . If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

          .    You may cancel the plan at any time.

          . We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

What happens if the annuitant dies before my contract's date of maturity?

     If the annuitant dies before your contract's date of maturity, we will pay a death benefit to the contract's beneficiary. If you have named more than one annuitant, the death benefit will be payable upon the death of the surviving annuitant prior to the date of maturity.

     If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner who is the annuitant will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable. (For a description of what happens upon the death of an owner who is not the annuitant, see "Distribution requirements following death of owner," beginning on page 38.)

     We will pay a "standard" death benefit, unless you have chosen the "enhanced death benefit rider," as discussed below.

Standard death benefit

     The standard death benefit is the greater of:

          . the total value of your contract, adjusted by any then-applicable market value adjustment, or

          . the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

          .    proof of the annuitant's death, and

          .    any required instructions as to method of settlement.

     Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 37.

Enhanced death benefit rider

     If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing an enhanced death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greatest of:

          . the amount of each premium you have paid, accumulated at 5% effective annual interest (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn);

          . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary; or

          . the total value of your contract (adjusted by any market value adjustment) as of the date we receive due proof of the annuitant's death.

For these purposes, however, we count only those contract anniversaries that occur (1) BEFORE we receive proof of death and (2) BEFORE the annuitant attains age 80 1/2.

     You may elect this rider only when you apply for the contract and only if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 22 under "Other charges." For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

     This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

What other benefits can I purchase under a contract?

     In addition to the enhanced death benefit and waiver of withdrawal charge riders discussed above, we currently make available two other optional benefits if your state permits and if you are under age 75 when you apply for a contract.
 These optional benefits are provided under riders that contain many terms and conditions not set forth below. Therefore, you should refer directly to each rider for more complete information. We will provide you with a copy on request.

     Accumulated value enhancement.  Under this rider, we will make a
     -----------------------------
contribution to the total value of the contract on a monthly basis if the covered person (who must be the annuitant):

          . is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, and

          .   is receiving certain qualified services described in the rider.

The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

     You may elect this rider only when you apply for the contract. You cannot elect this rider unless you have also elected the waiver of withdrawal charge rider. There is a monthly charge for this rider. The charge is described under "Other charges" on page 22.

     The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

     If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

     In certain marketing materials, this rider may be referred to as "CARESolutions Plus."

     Guaranteed retirement income benefit.  Under this rider, we will guarantee
     ------------------------------------
the amount of annuity payments you receive, if the following conditions are satisfied:

          . The date of maturity must be within the 30 day period following a contract anniversary.

          . If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

          . If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

     You cannot elect this rider at any time after your contract is issued. If you elect this rider you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

     If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

     If you exercise your rights under this rider, we guarantee that the amount we apply to this annuity payment option will be the same amount as if your premium payments had earned a return prescribed by the rider, rather than the return they earned in the subaccounts you actually chose. Under this rider, we would apply that guaranteed amount to the fixed annuity payment option specified in the rider in the same manner and on the same terms as if you had, in the absence of this rider, elected to apply total contract value in the same amount to that same annuity payment option.

     There is a monthly charge for this rider, which is described at page 22 under "Other charges." The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

Can I return my contract?

     In most cases, you have the right to cancel your contract within 10 days (or longer in some states and for contracts issued as "IRAs" ) after you receive it. To cancel your contract, simply deliver or mail it to:

          .    JHVLICO at the address shown on page 2, or

          .    the JHVLICO representative who delivered the contract to you.

     In most states, you will receive a refund equal to the total value of your contract on the date of cancellation, adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. In some states, or if your contract was issued as an "IRA", you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

                              ADDITIONAL INFORMATION

  This section of the prospectus provides additional information that is not contained in the Basic Information section on pages 10 through 29.

  Contents of this section                                      Pages to see
  Description of JHVLICO......................................       31

  Who should purchase a contract?.............................       31

  How we support the variable investment options..............       32

  How we support the guarantee periods........................       32

  How the guarantee periods work..............................       32

  The accumulation period.....................................       34

  The annuity period..........................................       35

  Variable investment option valuation procedures.............       38

  Distribution requirements following death of owner..........       38

  Miscellaneous provisions....................................       39

  Tax information.............................................       39

  Further information about JHVLICO...........................       45

  Management's discussion and analysis........................       46

  Performance information.....................................       53

  Reports.....................................................       54

  Voting privileges...........................................       54

  Certain changes.............................................       54

  Distribution of contracts...................................       55

  Experts.....................................................       55

  Registration statement......................................       55

  JHVLICO financial statements................................       56

  Appendix A - Details About Our Guarantee Periods............       77

  Appendix B - Example of Withdrawal Charge Calculation.......       81

Description of JHVLICO

     We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 1999, John Hancock's assets were approximately $71 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

     It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

Who should purchase a contract?

     We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We provide general federal income tax information for contracts not purchased in connection with a tax qualified retirement plan beginning on page 39. We also designed the contracts for purchase under:

          . traditional individual retirement annuity ("IRA") plans satisfying the requirements of Section 408 of the Code;

          . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of Section 408A of the Code;

          .    SIMPLE IRA plans adopted under Section 408(p) of the Code;

          . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code;

          . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations; and

          . pension or profit-sharing plans qualified under section 401(a) of the Code.

     When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

     We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

How we support the variable investment options

     We hold the Fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

     The Account's assets, including the Trusts' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

     All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

How we support the guarantee periods

     All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

How the guarantee periods work

     Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

          .    withdraw all or a portion of any such amount from the contract,

          . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

          . allocate all or a portion of such amount to one or more of the variable investment options.

     You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

     We currently make available guarantee periods with durations up to ten years. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

Guaranteed interest rates

     Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

--------------------------------------------------------------------------------
We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates.
--------------------------------------------------------------------------------

     You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 2.

Calculation of market value adjustment ("MVA")

     If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

          .    death benefits pursuant to your contract,

          .    amounts you apply to an annuity option, and

          .    amounts paid in a single sum in lieu of an annuity.

     The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract. Here is how the MVA works:

--------------------------------------------------------------------------------
We compare

     . the guaranteed rate of the guarantee period from which the assets are being taken with

     . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/2 %, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/2 %, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------------

     For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

     The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

The accumulation period

Your value in our variable investment options

     Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

     To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

--------------------------------------------------------------------------------
dollar amount of transaction
                                  divided by
value of one accumulation unit for the applicable variable investment option at the time of such transaction
--------------------------------------------------------------------------------

     The value of each accumulation unit will change daily depending upon the investment performance of the Fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

     Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

--------------------------------------------------------------------------------
number of accumulation units in the variable investment options times
value of one accumulation unit for the applicable variable investment option at that time
--------------------------------------------------------------------------------

Your value in the guarantee periods

     On any date, the total value of your contract in a guarantee period equals:

          . the amount of premium payments or transferred amounts allocated to the guarantee period, minus

          . the amount of any withdrawals or transfers paid out of the guarantee period, minus

          . the amount of any negative market value adjustments resulting from such withdrawals or transfers, plus

          . the amount of any positive market value adjustments resulting from such withdrawals and transfers, minus

          . the amount of any charges and fees deducted from that guarantee period, plus

          . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

The annuity period

     Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

     Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be

          . at least 6 months after the date the first premium payment is applied to your contract, and

          . no later than the maximum age specified in your contract (normally age 95).

     Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax qualified plan," beginning on page 41.)

Choosing fixed or variable annuity payments

     During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

     We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

     We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

     Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

     Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 37).

     Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

     If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

     Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

          .    you have not made an election prior to the annuitant's death;

          . the beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

          . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

     We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

     The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

          . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

          . if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

          . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

     Assumed investment rate

     The assumed investment rate for any variable portion of your annuity payments will be 3 1/2 % per year, except as follows.

     You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

     The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of

          . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

          . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

     Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

     Option A: Life annuity with payments for a guaranteed period - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

     Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

     Option B: Life annuity without further payment on death of payee - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

     Option C: Joint and last survivor - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

     Option D: Joint and 1/2 survivor; or joint and 2/3 survivor - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

     Option E: Life income with cash refund - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

     Option F: Income for a fixed period - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

     Option G: Income of a specific amount - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

     With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

     If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

          .    Option A:  "life annuity with 5 years guaranteed" and

          . Option B: "life annuity without further payment on the death of payee."

Variable investment option valuation procedures

     We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

Distribution requirements following death of owner

     If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the adjacent box. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

     In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

     The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

     Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

--------------------------------------------------------------------------------
If you die before annuity payments have begun:

     . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

     . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the entire interest (as discussed below) in the contract on the date of your death must be:

     (1)  paid out in full within five years of your death or

     (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death

     If you are the annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the annuitant, the entire interest equals

     . the surrender value if paid out in full within five years of your death, or

     . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

If you die on or after annuity payments have begun

     . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
--------------------------------------------------------------------------------

Miscellaneous provisions

Assignment; change of owner or beneficiary

     To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

     Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

          .    the rights of any assignees of record and

          .    certain other conditions referenced in the contract.

     An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

Tax information

Our income taxes

     We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

     The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Contracts not purchased to fund a tax qualified plan

     Undistributed gains

     We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

     However, a contract owned other than by a natural person does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

     Annuity payments

     When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to the payee, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

     The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

     Surrenders and withdrawals before date of maturity

     When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract or if no annuity payment option is selected for a death benefit payment.

     When you take a partial withdrawal from a contract, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain". Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

     For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JHVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

     Penalty for premature withdrawals

     The taxable portion of any withdrawal or single sum payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

     Accumulated value enhancement rider

     If you have elected the accumulated value enhancement rider, the Internal Revenue Service might take the position that each charge associated with this rider is deemed a withdrawal from the contract which would be subject to income tax and, if you have not yet attained age 59 1/2, the special 10% penalty tax for withdrawals from contracts before the age of 59 1/2. You should consult a competent tax adviser before electing this rider.

Diversification requirements

     Each of the Funds of the Trusts intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

     The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the Fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of Fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

     We have no responsibility for determining whether a particular retirement plan satisfies the applicable requirements of the Code or whether a particular employee is eligible for inclusion under a plan.

     Withholding on rollover distributions

     The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

     Contracts purchased as traditional IRAs

     A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of (a) 100% of compensation includable in your gross income, or (b) $2,000 per year. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to $2,000 for each of you and your spouse (or, if less, your combined compensation).

     You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return. The amount of your deduction is based on the following factors:

          . whether you or your spouse is an active participant in an employer sponsored retirement plan,

          .   your federal income tax filing status, and

          .   your "Modified Adjusted Gross Income".

     Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

     If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or any annuity payment, may be excluded from your taxable income when you receive the proceeds. In general, all other amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply similar to those described above for such non-qualified contracts).

     The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

     Contracts purchased as Roth IRAs

     In general, you may make purchase payments of up to $2,000 each year for a type of non-deductible IRA contract, known as a Roth IRA. Any contributions made during the year for any other IRA you have will reduce the amount you otherwise could contribute to a Roth IRA. Also, the $2000 maximum for a Roth IRA phases out for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

     If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

          .   after you reach age 59 1/2,

          .   on your death or disability, or

          . to qualified first-time homebuyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

     The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax.

     You can convert a traditional IRA to a Roth IRA, unless:

          .   you have adjusted gross income over $100,000, or

          .   you are a married taxpayer filing a separate return.

The $2,000 Roth IRA contribution limit does not apply to converted amounts.

     You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

     Contracts purchased under SIMPLE IRA plans

     In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contibutions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed certain contribution limits (currently $6,000 a year). Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

     Contracts purchased under Simplified Employee Pension plans (SEPs)

     SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum amount that may be contributed to an SEP is the lesser of 15% of compensation or the IRS compensation limit for the year ($170,000 for the year 2000).

     Contracts purchased under Section 403(b) plans

     Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into contracts owned by their employees that are not taxable currently to the employee.

     The amount of such non-taxable contributions each year:

          . is limited by a maximum (called the "exclusion allowance") that is computed in accordance with a formula prescribed under the Code;

          . may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed $10,500 (subject to cost of living increases); and

          . is subject to certain other limits (described in Section 415 of the Code).

     When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income.

     Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

          .   on the employee's separation from service, death, or disability,

          . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

          .   transfers and exchanges to other products that qualify under
              Section 403(b).

     Contracts purchased for pension and profit sharing plans qualified under
     Section 401(a)

     In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

     Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

     The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

     IRS required minimum distributions to the employee must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

     Contracts purchased for "top-heavy" plans

     Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

     Tax-free rollovers

     The discussion above covers certain fully or partially tax-free "rollovers" from a regular IRA to a Roth IRA. You may also make a tax-free rollover from:

          .   a traditional IRA to another traditional IRA,

          .   any tax-qualified plan to a traditional IRA, and

          . any tax-qualified plan to another tax-qualified plan of the same type (i.e. 403(b) to 403(b), corporate plan to corporate plan, etc.)

     We do not have to withhold tax if you roll over your entire distribution and you request us to pay it directly to the successor plan. Otherwise, 20% mandatory withholding will apply and reduce the amount you can roll over to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before taking such a distribution.

     See your own tax adviser

     The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

Further information about JHVLICO

Description of  JHVLICO

     We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering price of $17 per share. At December 31, 1999, JHVLICO had $74.8 billion of life insurance in force.

     JHVLICO markets its policies through

          . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

          . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

     In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL"). At December 31, 1998, IPL's principal business consisted of a run-off of a block of single premium whole life insurance. More information about IPL is contained in Note 2 to JHVLICO's Financial Statements, beginning on page 67.

Selected financial data

     You should read the following financial data for JHVLICO along with

          . "Management's Discussion and Analysis of Financial Condition and Results of Operations", immediately following this section, and

          . JHVLICO's financial statements and the notes to the financial statements, beginning on page 60.

     Past results do not necessarily indicate future results. The selected financial data and financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners ("NAIC") ("statutory accounting practices."). See Note 1 to JHVLICO's financial statements, beginning on page 63, for additional information about the accounting practices.

                            SELECTED FINANCIAL DATA

                                        Year ended     Year ended     Year ended     Year ended      Year ended
                                        ----------     ----------     ----------     ----------      ----------
                                       December 31,   December 31,   December 31,    December 31,   December 31,
                                       ------------   ------------   ------------    ------------   ------------
                                           1999           1998            1997          1996            1995
                                           ----           ----            ----          ----            ----
                                       (in millions)  (in millions)  (in millions)   (in millions)  (in millions)
                                       ------------   -------------  -------------   -------------  -------------
     INCOME STATEMENT DATA
   Premiums                                $   950.8      $ 1,272.3       $   872.7       $  820.6      $   570.9
   Net investment income                       136.0          122.8            89.7           76.1           62.1
   Other income,  net                          605.4          618.1           449.1          427.7           98.7
                                           ---------      ---------       ---------       --------      ---------
       TOTAL REVENUES                      $ 1,692.2       2,013.2          1,411.5        1,324.4          731.7
   Total benefits and expenses             $ 1,573.6        1,963.9         1,342.5        1,249.0          672.2
   Income tax expense                           42.9           33.1            38.5           38.6           28.4
   Net realized capital gains (losses)          (1.7)          (0.6)           (3.0)          (1.5)           0.5
                                           ---------      ---------       ---------       --------      ---------
   Net gain                                     74.0      $    15.6       $    27.5       $   35.3      $    31.6
       BALANCE SHEET DATA
   Total assets                            $10,613.0      $ 8,599.0        $6,521.5       $4,567.8       $3,446.3
   Total obligations                        10,216.0        8,268.2         6,199.8        4,284.7        3,197.6
                                           ---------      ---------       ---------       --------      ---------
   Total stockholder's equity                  397.0      $   330.8        $  321.7       $  283.1       $  248.7

Management's discussion and analysis

Financial condition

     During the past fiscal year, JHVLICO's total assets grew primarily due to the growth in the total assets of the JHVLICO's separate accounts due to increased sales of variable life and variable annuity products as well as market appreciation on separate account assets as a result of strong market performance.

     Likewise, its total obligations grew. Total stockholder's equity also grew during this period. The following chart shows percentage growth in total assets, total obligations and total stockholder's equity for the twelve-month period ended December 31, 1999:

                                                       Year ended     Year ended
                                                       ----------     ----------
                                                      December 31,   December 31,
                                                      ------------   ------------
                                                          1999           1998
                                                          ----           ----
                                                      (in millions)  (in millions)  % change
                                                      -------------  -------------  --------
Total assets  -  JHVLICO                               $10,613.0      $ 8,599.0       23.4%
Total assets  -  JHVLICO separate accounts             $ 8,268.2      $ 6,595.2       25.4%
Total obligations - JHVLICO                            $10,216.0      $ 8,268.2       23.6%
Total obligations - JHVLICO separate accounts          $ 8,261.6      $ 6,589.4       25.4%
Total shareholder equity                               $   397.0      $   330.8       20.0%

     Separate account assets and liabilities consist primarily of the fund balances associated with JHVLICO's variable life and annuity business.

     The asset holdings include fixed income, equity, growth, total return, real estate, global, and international mutual funds with liabilities representing amounts due to policyholders.

     During the 1998 fiscal year, a similar pattern of growth occurred. It is shown on the following chart:

                                                       Year ended     Year ended
                                                       ----------     ----------
                                                      December 31,   December 31,
                                                      ------------   ------------
                                                          1998           1997
                                                          ----           ----
                                                      (in millions)  (in millions)  % change
                                                      -------------  -------------  --------
Total assets  -  JHVLICO                               $8,599.0       $6,521.5       31.9%
Total assets  -  JHVLICO separate accounts             $6,595.2       $4,691.1       40.6%
Total obligations - JHVLICO                            $8,268.2       $6,199.8       33.4%
Total obligations - JHVLICO separate accounts          $6,589.4       $4,685.7       40.6%
Total stockholder's equity                             $  330.8       $  321.7        2.8%

     JHVLICO's bond portfolio remains highly diversified. It maintains the diversity of its bond portfolio by:

          . investing in a wide variety of geographic regions and industry groups, and

          . limiting the size of individual investment relative to the total portfolio.

     JHVLICO invests new money predominantly in long-term investment grade corporate bonds. As a result, 86.0% of JHVLICO's general account bonds were investment grade bonds, and 9.8% were medium grade bonds as of December 31, 1999. The corresponding percentages as of December 31, 1998, were 86.1% and 10.8%, respectively. For medium grade bonds, JHVLICO invests mostly in private placements that provide long-term financing for medium size companies. These bonds typically are protected by individually negotiated financial covenants and/or collateral. As of December 31, 1999, the remaining 4.2% of JHVLICO's total general account bonds consisted of lower grade bonds and bonds in default. Bonds in default represent 0.8% of JHVLICO's general account bonds.

     Management believes JHVLICO's commercial mortgage lending practices continue to be strong. JHVLICO generally makes mortgage loans against properties with proven track records and high occupancy levels. Typically, JHVLICO does not make construction or condominium loans nor lend more than 75% of the property's value at the time of the loan. JHVLICO uses a computer based mortgage risk analysis system in managing the credit risk related to its mortgage loans.

     JHVLICO has outstanding commitments to purchase long-term bonds and issue real estate mortgages totaling $15.4 million and $3.5 million, respectively, at December 31, 1999. The corresponding amounts at December 31, 1998 were $5.9 million and $24.8 million, respectively. JHVLICO monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. Most of the commitments at December 31, 1999 expire in 2000.

Reserves and obligations

     JHVLICO's obligations consist primarily of aggregate reserves for life policies and annuity contracts. As of December 31, 1999, JHVLICO's general account reserves totaled $1,866.6 million and its separate account obligations totaled $8,261.6 million. As of December 31, 1998, the corresponding amounts were $1,652.0 million and $6,589.4 million, respectively. JHVLICO computes these liabilities in accordance with commonly accepted actuarial standards. Its actuarial assumptions are in accordance with, or more conservative than, those called for in state regulations. Total reserves meet the requirements of Massachusetts insurance laws.

     Every year, JHVLICO performs reserve adequacy testing, usually during the fourth quarter. Intensive asset adequacy testing was performed in 1999 for the vast majority of reserves. During 1999 and 1998, JHVLICO made no refinements to reserves.

     JHVLICO's investment reserves include the asset valuation reserve ("AVR") and interest maintenance reserve ("IMR") required by the NAIC and state insurance regulatory authorities. The AVR stabilizes statutory surplus from non-interest related fluctuations in the market value of bonds, stocks, mortgage loans, real estate and other invested assets. The AVR generally captures realized and unrealized capital gains or losses on such assets, other than those resulting from interest rate changes.

     Each year, the amount of an insurer's AVR will fluctuate as the non-interest related capital gains and/ or losses are absorbed by the reserve. To adjust for such changes over time, an annual contribution must be made to the AVR equal to 20% of the difference between the AVR reserve objective (as determined annually according to the type and quality of an insurer's assets) and the actual AVR.

     JHVLICO includes the AVR in its obligations. Its AVR was $23.1 million at December 31, 1999, and $21.9 million as of December 31, 1998. During 1998, JHVLICO made a voluntary contribution of $0.7 million to the AVR. Such contributions may result in a slower rate of growth of, or a reduction to, stockholder's equity. During 1999, there have been no voluntary contributions to the AVR. Changes in the AVR are accounted for as direct increases or decreases in stockholder's equity. The impact of the AVR on JHVLICO's stockholder's equity position will depend, in part, on JHVLICO's investment portfolio.

     The IMR captures realized capital gains and losses (net of taxes) on fixed income investments (primarily bonds and mortgage loans) resulting from changes in interest rate levels. JHVLICO does not reflect these amounts in its stockholder equity account but amortizes them into net investment income over the estimated remaining lives of the investments disposed. At December 31, 1999 and December 31, 1998, JHVLICO's IMR balance was $7.4 million and $10.7 million, respectively. The impact on the IMR on JHVLICO's stockholder's equity depends upon the amount of future interest related capital gains and losses on fixed income investments.

Results of operations

     1999 compared to 1998

     Net gains from operations, before net realized capital gains/losses, totaled $75.7 million in 1999, a $59.5 million increase over 1998. The increase in the net gain is due principally to continued growth in the annuity line of business within JHVLICO. This line of business had a growth in net gain of $25.6 million due to higher separate account fees and expense allowances on business reinsured with John Hancock. The remaining $33.9 million increase in net gain is due to the Universal Life line of business which had higher net investment income and lower premium taxes during 1999 compared with 1998.

     During 1999, total revenues decreased by 15.9% (or $321.0 million) to $1,692.2 million. Premium, net of premium ceded to reinsurers, decreased by 25.3% (or $321.5 million) to $950.8 million. This decrease in premium is primarily due to large single premium ($340.0 million) bank owned life insurance sales that occurred during 1998 which have not recurred during 1999. Net investment income increased by 10.7% (or $13.2 million) to $136.0 million. This increase is primarily due to a 4.6% (or $4.4 million) increase in gross income on long-term bonds, and a 25.3% (or $6.3 million) increase in gross income on commercial and agricultural mortgages. The increases can both be attributed to an increased asset base. Other income decreased by $12.7 million primarily as a result of reserve adjustments on reinsurance ceded.

     During 1999, total benefits and expenses decreased by 19.9% (or $390.3 million) to $1,573.6 million. Benefit payments and additions to reserves decreased by 25.5% (or $422.9 million) to $1,238.7 million. This decrease is primarily the result of a bank owned life insurance reserve increase in 1998 of $380.1 million that did not recur in 1999. Insurance expenses increased by 14.7% (or $40.2 million) to $314.4 million. This consists of an $11.3 million increase in commission expenses resulting from the sale of new and renewal business, and a $28.9 million increase in the expenses of providing services to policyholders.

     1998 compared to 1997

     Net gain from operations, before net realized capital losses, totaled $16.2 million in 1998, $14.3 million lower than in 1997. A net loss of $9.8 million in 1998 resulting from the individual annuity line of business contributed significantly to this decrease in operating gain. First year commissions and taxes on sales of $340.0 million of bank owned life insurance further diminished the gain.

     During 1998, total revenues increased by 42.6% (or $601.7 million) to $2,013.2 million. Premium, net of premium ceded to reinsurers, increased by 45.8% (or $399.6 million) to $1,272.3 million. This increase is principally due to the sale of a single-premium bank owned life insurance policy with a premium of $340.0 million. Net investment income increased by 36.9% (or $33.1 million) to $122.8 million. This increase is primarily due to a 47.8% (or $31.0 million) increase in gross income on long-term bonds, and a 27.8% (or $5.4 million) increase in gross income on commercial mortgages. The increases can both be attributed to an increased asset base. Other income increased by $169.0 million as a result of reserve adjustments on reinsurance ceded.

     During 1998, total benefits and expenses increased by 46.3% (or $621.4 million) to $1,963.9 million. Benefit payments and additions to reserves increased by 52.4% (or $571.4 million) to $1,661.6 million. This increase is largely the result of an increase in reserves of $297.4 million associated with the sale of bank owned life insurance. Insurance expenses increased by 17.6% (or $41.0 million) to $274.2 million. This consists of a $27.3 million increase in commission expenses resulting from the sale of new and renewal business, and a $13.7 million increase in the expenses of providing services to policyholders.

Liquidity and capital resources

     JHVLICO's liquidity resources for the past two fiscal years were as follows:

                                                  Year ended      Year ended
                                                  ----------      ----------
             Type of Investments                 December 31,    December 31,
             -------------------                 ------------    ------------
                                                     1999            1998
                                                     ----            ----
                                                 (in millions)   (in millions)
                                                 -------------   -------------
                Cash and short-term investments     $250.1         $ 19.9

                                   Public bonds     $454.1         $461.9

       Investment-grade private placement bonds     $609.4         $619.9


     In addition, JHVLICO's separate accounts are highly liquid and available to meet most outflow needs for variable life insurance.

     JHVLICO's management believes the liquidity resources of $1,313.6 million as of December 31, 1999, strongly position JHVLICO to meet all its obligations to policyholders and others. Funds provided by normal operations generally satisfy JHVLICO's financing needs. There were no outstanding borrowings as of December 31, 1999. As of December 31, 1998, JHVLICO had $61.9 million in outstanding borrowings from an affiliate. Total surplus, also know as stockholder's equity, plus the AVR, amounted to $420.1 million as of December 31, 1999, and $352.7 million as of December 31, 1998. The current statutory accounting treatment of taxes for deferred acquisition costs ("DAC taxes") currently results in a reduction to JHVLICO's surplus. This reduction will persist during periods of growth in new business. DAC taxes result from federal income tax law that approximates acquisition expenses, and then spreads the corresponding tax deduction over a period of years. As a result, the DAC tax is collected immediately and subsequently returned through tax deductions in later years.

     Since it began operations, JHVLICO has received a total of $576.7 million in capital contributions from John Hancock, of which $572.4 million is credited to paid-in capital and $2.5 million was credited to capital stock as of December 31, 1999. In 1993, JHVLICO returned $1.8 million of capital to John Hancock. To support JHVLICO's operations, for the indefinite future, John Hancock will continue to make capital contributions, if necessary, to ensure that JHVLICO maintains shareholder's equity of at least $1.0 million. JHVLICO's stockholder's equity, net of unassigned deficit, amounted to $397.0 million at December 31, 1999 and $330.8 million at December 31, 1998.In December, 1992, the NAIC approved risk-based capital ("RBC") standards for life insurance companies. It also approved a model act (the "RBC Model Act") to apply such standards at the state level. The RBC Model Act requires life insurers to submit an annual RBC report comparing the company's total adjusted capital (statutory surplus plus AVR, voluntary investment reserves, and one-half the apportioned dividend liability) with its risk-based capital as calculated by an RBC formula. The formula takes into account the risk characteristics of the company's investments and products. Insurance regulators use the formula as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action, not as a means to rank insurers. As of December 31, 1999, JHVLICO's total adjusted capital as defined by the NAIC was well in excess of the RBC standards.

Reinsurance

     To reduce its exposure to large losses under its insurance policies, JHVLICO enters into reinsurance arrangements with its parent, John Hancock, and other non-affiliated insurance companies. For more information about JHVLICO's reinsurance arrangements, see Notes 5 and 7 of the Notes to Financial Statements.

Separate Accounts

     State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

     The life insurance business is highly competitive. There are approximately 1,300 stock and other types of insurers in the life/health insurance business in the United States. According to the July, 1999 issue of Best's Review Life/Health, JHVLICO ranks 82nd in terms of net premiums written during 1998. JHVLICO's parent, JHLICO, ranks 9th.

     Best's Company Report, dated June 1, 1999, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of its parent company and the capital guarantee discussed below. Standard & Poor's Corporation and Duff & Phelps Credit Rating Company have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

     JHLICO provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria which were revised in 1999, 1998 and 1997 to reflect continuing changes in JHVLICO's operations. The amount of service fee charged to JHVLICO was $188.3 million, $157.5 million, and $123.6 million in 1999, 1998 and 1997, respectively.

Transactions with John Hancock

     As indicated, property, personnel and facilities are provided, at a service fee, by JHLICO for purposes of JHVLICO's operations, and the two companies have entered into certain reinsurance arrangements. In addition, JHLICO has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to JHLICO during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent. (See Notes 2 and 5 of the Notes to Financial Statements.)

     JHLICO receives no additional compensation for its services as underwriter and distributor of the contracts issued by JHVLICO. See Note 5 of JHVLICO's Notes to Financial Statements for additional information.

Legal Proceedings

     In the normal course of its business operations, JHVLICO is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1999. JHVLICO does not believe that this ordinary routine litigation or any other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on its business, financial condition or results of operations.

     Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved settlement of a nationwide class action lawsuit regarding sales practices against John Hancock, JHVLICO and John Hancock Distributors, Inc. (Duhaime, et al v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc.)

     During 1999, in conjunction with this settlement, JHVLICO recorded a related reserve of $194.9 million representing our share of the settlement and received a capital contribution from John Hancock of $194.9 million. The reserve held at December 31, 1999 amounted to $136.5 million. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by JHVLICO. John Hancock and JHVLICO will continue to update their estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated. If JHVLICO's share of the settlement increases, John Hancock will contribute additional capital to JHVLICO so that JHVLICO's total stockholder's equity would not be impacted.

Regulations

     JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. This extensive state regulation along with proposals to adopt a federal regulatory framework may in the future adversely affect JHVLICO's ability to sustain adequate returns. JHVLICO's business also could be adversely affected by:

          . changes in state law relating to asset and reserve valuation requirements;

          .   limitations on investments and risk-based capital requirements;
              and,

          . at the federal level, laws and regulations that may affect certain aspects of the insurance industry.

States levy assessments against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

     Regulators have discretionary authority to limit or prohibit an insurer from issuing new business to policyholders if the regulators determine that:

          . such insurer is not maintaining minimum statutory surplus or capital, or

          . further transaction of business would be hazardous to the policyholders.

Based upon their current or anticipated levels if statutory surplus and the volume of their new sales, JHVLICO and its affiliates do not believe regulations will limit their issuance of new insurance business.

     Although the federal government does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal laws and regulations may significantly affect the insurance business by removing barriers preventing banks from engaging in the insurance business, limiting medical testing for insurability, changing the tax laws affecting the taxation of insurance companies and insurance products, and prohibiting the use of gender in determining insurance and pension rates and benefits. Such initiatives could impact the relative desirability of various personal investment vehicles.

Directors

     The directors and executive officers of JHVLICO are as follows:

        Name            Age       Position with JHVLICO                   Other business within past 5 years
        ----            ---       ---------------------                   ----------------------------------
David D'Alessandro,      49       Chairman                      President, Chief Operating Officer, and Chief Executive
Director                                                        Officer-Elect John Hancock Life Insurance Company
Michele G. Van Leer,     42       Vice Chairman & President     Senior Vice President, Life Product Management, John Hancock
Director
Robert S. Paster,        47       Vice President                Second Vice President, Direct Distribution, John Hancock
Director
Robert R. Reitano,       49       Vice President & CIO          Vice President, Investment Policy & Research, John Hancock
Director

        Name            Age       Position with JHVLICO                   Other business within past 5 years
        ----            ---       ---------------------                   ----------------------------------
Barbara L. Luddy,        48       Vice President & Actuary      Senior Vice President, Financial Reporting & Analysis,
Director                                                        John Hancock
Bruce M. Jones           42       Vice President                Vice President, Annuity Product Management, John Hancock;
Director                                                        Prior to July, 1999, Senior Vice President & Chief Operation
                                                                Officer, Phoenix Home Life Insurance Company; Vice President,
                                                                Marketing Department, Phoenix Home Life Insurance Company
Ronald J. Bocage,        54       Vice President & Counsel      Vice President & Counsel, Insurance and Separate Account
Director                                                        Products Division, John Hancock
Thomas J. Lee,           45       Vice President                Vice President, Life Product and Systems Management, John Hancock
Director
Paul J. Strong           53       Vice President                Vice President, Retail Life Product Management, John Hancock;
Director                                                        Prior to September, 1999, Senior Vice President, Product
                                                                Management, Jefferson Pilot Financial Insurance Company; Senior
                                                                Vice President, Marketing, Chubb Life Insurance Company of America
Daniel L. Ouellette      50       Vice President                Senior Vice President, Retail Marketing, John Hancock
Patrick F. Smith         57       Controller                    Senior Associate Controller, Controller's Department, John Hancock
Julie H. Indge           46       Treasurer                     Financial Officer, Financial Sector Management, John Hancock
Peter H. Scavongelli     42       Secretary                     State Compliance Officer, John Hancock

Executive Compensation

     Executive officers of JHVLICO also serve one or more of the affiliated companies of JHLICO. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO.

     The following table provides information on the allocated compensation paid to the chief executive officer for 1999. There were no executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 1999. Directors of JHVLICO receive no compensation in addition to their compensation as employees of JHLICO.

                                            Annual compensation                     Long-Term Compensation
                                            -------------------                     ----------------------
     Name                      Title         Salary      Bonus        Other           LTIP         All Other
     ----                      -----         ------      -----        -----           ----         ---------
David F. D'Alessandro        Chairman        $29,723   $19,320        $1,912         $32,362           $0

Performance information

     We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

     Total return at the Account level is the percentage change between

          . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

          .   the value at the end of such period.

     At the Account level, total return reflects adjustments for

          .   the mortality and expense risk charges,

          .   the annual contract fee, and

          . any withdrawal charge payable if the owner surrenders his contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Trust level where comparable charges are not deducted.

     We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any withdrawal charge and may be for additional durations.

     We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. CURRENT YIELD refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

     Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

     Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

Reports

     At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Trusts.

Voting privileges

     At meetings of the Trusts' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

Certain changes

     We reserve the right, subject to applicable law, including any required shareholder approval,

          . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

          .   to add or delete variable investment options,

          .   to change the underlying investment vehicles,

          .   to operate the Account in any form permitted by law, and

          . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

     Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Distribution of contracts

     John Hancock Funds, Inc. ("JHFI") acts as principal distributor of the contracts sold through this prospectus. JHFI is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. Its address is 101 Huntington Avenue, Boston, Massachusetts 02199.

     You can purchase a contract through broker-dealers and certain financial institutions who have entered into selling agreements with JHFI and JHVLICO and whose representatives are authorized by applicable law to sell annuity products. We do not expect the compensation to such broker-dealers and financial institutions to exceed 8.0% of premium payments (on a present value basis).
For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor JHFI is obligated to sell any particular amount of contracts. We reimburse JHFI for direct and indirect expenses actually incurred in connection with the marketing and sale of these contracts. JHFI is a subsidiary of John Hancock Life Insurance Company.

Experts

     Ernst & Young LLP, independent auditors, have audited the financial statements of John Hancock Variable Life Insurance Company that appear herein and the financial statements of the Account that appear in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. Those financial statements are included in the registration statement in reliance upon Ernst & Young's reports given upon the firm's authority as experts in accounting and auditing.

Registration statement

     JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

     This prospectus omits certain information contained in the registration statement that we filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers::

                                                                     page of SAI
Variations in Charges...............................................      2

Distribution........................................................      2

Calculation of Performance Data.....................................      2

Additional Information About Determining Unit Values................      7

Purchases and Redemptions of Fund Shares............................      7

The Account.........................................................      8

Delay of Certain Payments...........................................      8

Liability for Telephone Transfers...................................      8

Voting Privileges...................................................      9

Financial Statements................................................     10

                        CONDENSED FINANCIAL INFORMATION
                   JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF


     The following table provides selected data for Revolution accumulation shares for the first year of operation, beginning on August 10, 1999, for each investment option that was available through the contracts on December 31, 1999.

                                                                                  Year Ended
                                                                                 December 31,
                                                                                     1999
                                                                                 ------------
V.A. Sovereign Investors
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $15.78
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $16.19
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .       130,910
 V.A. Core Equity
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            --
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .            --
Aggressive Balanced
 Accumulation share value:
 Beginning of period. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.66
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .         3,836
Fidelity VIP Contrafund(R)
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $11.61
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .       237,990
Equity Index
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $22.54
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        76,098
Large Cap Value CORE
 Accumulation share value:
 Beginning of period    . . . . . . . . . . . . . . . . . . . . . . . . . . .
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.31
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        92,493
V.A. Financial Industries
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $14.25
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .       113,876
Large Cap Aggressive Growth
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $11.97
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .       178,388
Fidelity VIP Growth
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $12.04
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .       205,097
MFS Growth
 Accumulation share value:
 Beginning of period. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $12.36
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .       158,192

                                                                                  Year Ended
                                                                                 December 31,
                                                                                     1999
                                                                                 ------------
Large/Mid Cap Value
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.43
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        64,904
Mid Cap Blend
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $11.11
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .         1,696
AIM V.I. Value
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $11.77
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .       302,772
MFS Research
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $11.86
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        73,452
AIM V.I. Growth
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $12.30
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .       102,211
Fundamental Mid Cap Growth
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $15.39
Number of Accumulation Shares outstanding at end of period  . . . . . . . . .        38,912
Small/Mid Cap CORE
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $11.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.73
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .         9,532
Small/Mid Cap Value
 Accumulation share value:
 Beginning of period    . . . . . . . . . . . . . . . . . . . . . . . . . . .            --
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            --
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .            --
Small/Mid Cap Growth
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $18.07
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $18.98
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        14,779
Small Cap Growth
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $14.27
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $21.19
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        59,529
MFS New Discovery
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $15.26
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        36,557

                                                                                  Year Ended
                                                                                 December 31,
                                                                                     1999
                                                                                 ------------
Global Balanced
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $12.24
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $12.98
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .         5,361
Templeton International
 Accumulation share value (1):
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $11.02
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        30,062
International Equity
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $12.06
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        11,123
Fidelity VIP Overseas
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $12.48
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        30,517
Templeton Developing Markets
 Accumulation share value:
 Beginning of period. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $11.86
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        13,735
Short Term Bond
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $12.34
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $12.48
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        15,433
Bond Index
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $9.65
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $9.63
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        47,232
V.A. Bond
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $11.94
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $20.49
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        51,454
V.A. Strategic Income
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $12.25
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $12.62
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        58,942
High Yield Bond
 Accumulation share value:
 Beginning of period. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.00
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $10.27
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .        48,898
V.A. Money Market
 Accumulation share value:
 Beginning of period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $1.11
  End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $1.12
 Number of Accumulation Shares outstanding at end of period . . . . . . . . .     1,379,705

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Directors and Policyholders
John Hancock Variable Life Insurance Company

     We have audited the accompanying statutory-basis statements of financial position of John Hancock Variable Life Insurance Company as of December 31, 1999 and 1998, and the related statutory-basis statements of operations and unassigned deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States also are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

     In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of John Hancock Variable Life Insurance Company at December 31, 1999 and 1998, or the results of its operations or its cash flows for the years then ended.

     However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Hancock Variable Life Insurance Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance.


                                                           ERNST & YOUNG LLP

Boston, Massachusetts
March 10, 2000

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION


                                                               December 31,
                                                          ---------------------
                                                             1999       1998
                                                          ----------  ---------
                                                              (In millions)
Assets
Bonds--Note 6 . . . . . . . . . . . . . . . . . . . .     $ 1,216.3    $1,185.8
Preferred stocks  . . . . . . . . . . . . . . . . . .          35.9        36.5
Common stocks . . . . . . . . . . . . . . . . . . . .           3.2         3.1
Investment in affiliates  . . . . . . . . . . . . . .          80.7        81.7
Mortgage loans on real estate--Note 6 . . . . . . . .         433.1       388.1
Real estate . . . . . . . . . . . . . . . . . . . . .          25.0        41.0
Policy loans  . . . . . . . . . . . . . . . . . . . .         172.1       137.7
Cash items:
   Cash in banks  . . . . . . . . . . . . . . . . . .          27.2        11.4
   Temporary cash investments . . . . . . . . . . . .         222.9         8.5
                                                          ---------    --------
                                                              250.1        19.9

Premiums due and deferred . . . . . . . . . . . . . .          29.9        32.7
Investment income due and accrued . . . . . . . . . .          33.2        29.8
Other general account assets  . . . . . . . . . . . .          65.3        47.5
Assets held in separate accounts  . . . . . . . . . .       8,268.2     6,595.2
                                                          ---------    --------


      Total assets  . . . . . . . . . . . . . . . . .     $10,613.0    $8,599.0
                                                          =========    ========

Obligations and Stockholder's Equity
Obligations
  Policy reserves . . . . . . . . . . . . . . . . . .     $ 1,866.6    $1,652.0
  Federal income and other taxes payable--Note 1  . .          67.3        44.3
  Other general account obligations . . . . . . . . .         219.0       150.9
  Transfers from separate accounts, net . . . . . . .        (221.6)     (190.3)
  Asset valuation reserve--Note 1 . . . . . . . . . .          23.1        21.9
  Obligations related to separate accounts  . . . . .       8,261.6     6,589.4
                                                          ---------    --------
      Total obligations . . . . . . . . . . . . . . .      10,216.0     8,268.2

Stockholder's equity
  Common Stock, $50 par value; authorized 50,000 shares;
     issued and outstanding 50,000 shares . . . . . .           2.5         2.5
  Paid-in capital . . . . . . . . . . . . . . . . . .         572.4       377.5
  Unassigned deficit--Note 10 . . . . . . . . . . . .        (177.9)      (49.2)
                                                          ---------    --------
  Total stockholder's equity  . . . . . . . . . . . .         397.0       330.8
                                                          ---------    --------

      Total obligations and stockholder's equity  . .     $10,613.0    $8,599.0
                                                          =========    ========



The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

        STATUTORY-BASIS STATEMENTS OF OPERATIONS AND UNASSIGNED DEFICIT

                                                                         Year Ended December 31,
                                                                       1999                   1998
                                                                     ---------              ---------
                                                                               (In millions)
Income
Premiums . . . . . . . . . . . . . . . . . . . . . . . . . .              950.8             $1,272.3
Net investment income--Note 3  . . . . . . . . . . . . . . .              136.0                122.8
Other, net . . . . . . . . . . . . . . . . . . . . . . . . .              605.4                618.1
                                                                       --------             --------
                                                                        1,692.2              2,013.2

Benefits and Expenses
Payments to policyholders and beneficiaries  . . . . . . . .              349.9                301.4
Additions to reserves to provide for future payments to
   policyholders and beneficiaries . . . . . . . . . . . . .              888.8              1,360.2
Expenses of providing service to policyholders and
 obtaining new insurance--Note 5 . . . . . . . . . . . . . .              314.4                274.2
State and miscellaneous taxes. . . . . . . . . . . . . . . .               20.5                 28.1
                                                                       --------             --------
                                                                        1,573.6              1,963.9
                                                                       --------             --------
 Gain from operations before federal income
   taxes and net realized capital losses . . . . . . . . . .              118.6                 49.3
Federal income taxes--Note 1 . . . . . . . . . . . . . . . .               42.9                 33.1
                                                                       --------             --------
 Gain from operations before net realized capital losses                   75.7                 16.2
Net realized capital losses--Note 4  . . . . . . . . . . . .               (1.7)                (0.6)
                                                                       --------             --------
         Net income  . . . . . . . . . . . . . . . . . . . .               74.0                 15.6

Unassigned deficit at beginning of year  . . . . . . . . . .              (49.2)               (58.3)
Net unrealized capital losses and other adjustments--Note 4                (3.8)                (6.0)
Other reserves and adjustments--Note 10  . . . . . . . . . .             (198.9)                (0.5)
                                                                       --------             --------

         Unassigned deficit at end of year . . . . . . . . .            $(177.9)             $ (49.2)
                                                                       ========             ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    STATUTORY-BASIS STATEMENTS OF CASH FLOWS

                                                                     Year Ended December 31,
                                                                     -----------------------
                                                                        1999          1998
                                                                     --------       --------
                                                                          (In millions)
Cash flows from operating activities:
   Insurance premiums...............................................   $ 958.5   $1,275.3
   Net investment income............................................     134.2      118.2
   Benefits to policyholders and beneficiaries......................    (321.6)    (275.5)
Dividends paid to policyholders.....................................     (25.6)     (22.3)
Insurance expenses and taxes........................................    (344.8)    (296.9)
Net transfers to separate accounts..................................    (705.3)    (874.4)
   Other, net.......................................................     540.6      551.3
                                                                       -------   --------
      Net cash provided from operations.............................     236.0      475.7
                                                                       -------   --------

Cash flows used in investing activities:
   Bond purchases...................................................    (240.7)    (618.8)
   Bond sales.......................................................     108.3      340.7
   Bond maturities and scheduled redemptions........................      78.4      111.8
   Bond prepayments.................................................      18.7       76.5
   Stock purchases..................................................      (3.9)     (23.4)
   Proceeds from stock sales........................................       3.6        1.9
   Real estate purchases............................................      (2.2)      (4.2)
   Real estate sales................................................      17.8        2.1
   Other invested assets purchases..................................      (4.5)       0.0
   Mortgage loans issued............................................     (70.7)    (145.5)
   Mortgage loan repayments.........................................      25.3       33.2
   Other, net.......................................................     (68.9)    (435.2)
                                                                       -------   --------
      Net cash used in investing activities.........................    (138.8)    (660.9)
                                                                       -------   --------

Cash flows from financing activities:

   Capital contribution.............................................     194.9
   Net (decrease) increase in short-term note payable...............     (61.9)      61.9
                                                                       -------   --------
      Net cash provided from financing activities...................     133.0       61.9
                                                                       -------   --------
      Increase (decrease) in cash and temporary cash investments....     230.2     (123.3)

Cash and temporary cash investments at beginning of year............      19.9      143.2
                                                                       -------   --------
      Cash and temporary cash investments at end of year............   $ 250.1   $   19.9
                                                                       =======   ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

1.   Nature of Operations and Significant Accounting Practices

     John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (formerly John Hancock Mutual Life Insurance Company) (John Hancock). The Company, domiciled in the Commonwealth of Massachusetts, principally writes variable and universal life insurance policies. Those policies primarily are marketed through John Hancock's sales organization, Signator Insurance Agency, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies also are sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

     The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

 Basis of Presentation

     The financial statements have been prepared using accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners (NAIC), which practices differ from generally accepted accounting principles (GAAP).

     The significant differences from GAAP include: (1) policy acquisition costs are charged to expense as incurred rather than deferred and amortized in relation to future estimated gross profits; (2) policy reserves are based on statutory mortality, morbidity, and interest requirements without consideration of withdrawals and Company experience; (3) certain assets designated as "nonadmitted assets" are excluded from the balance sheet by direct charges to surplus; (4) reinsurance recoverables are netted against reserves and claim liabilities rather than reflected as an asset; (5) bonds held as available for sale are recorded at amortized cost or market value as determined by the NAIC rather than at fair value; (6) an Asset Valuation Reserve and Interest Maintenance Reserve as prescribed by the NAIC are not calculated under GAAP. Under GAAP, realized capital gains and losses are reported in the income statement on a pretax basis as incurred and investment valuation allowances are provided when there has been a decline in value deemed other than temporary; (7) investments in affiliates are carried at their net equity value with changes in value being recorded directly to unassigned deficit rather than consolidated in the financial statements; (8) no provision is made for the deferred income tax effects of temporary differences between book and tax basis reporting; and (9) certain items, including modifications to required policy reserves resulting from changes in actuarial assumptions, are recorded directly to unassigned deficit rather than being reflected in income. The effects of the foregoing variances from GAAP have not been determined but are presumed to be material.

     The significant accounting practices of the Company are as follows:

 Pending Statutory Standards

     During March 1998, the NAIC adopted codified statutory accounting principles ("Codification") effective January 1, 2001. Codification will likely change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. Codification will require adoption by the various states before it becomes the prescribed statutory basis of accounting for insurance companies domesticated within those states. Accordingly, before Codification becomes effective for the Company, the Commonwealth of Massachusetts must adopt Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results to the Division

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY of Insurance. At this time, it is anticipated that the Commonwealth of Massachusetts will adopt Codification effective January 1, 2001. The impact of any such changes on the Company's unassigned deficit is not expected to be material.

 Revenues and Expenses

     Premium revenues are recognized over the premium-paying period of the policies whereas expenses, including the acquisition costs of new business, are charged to operations as incurred and policyholder dividends are provided as paid or accrued.

 Cash and Temporary Cash Investments

     Cash includes currency on hand and demand deposits with financial institutions. Temporary cash investments are short-term, highly-liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

 Valuation of Assets

     General account investments are carried at amounts determined on the following bases:

     Bond and stock values are carried as prescribed by the NAIC; bonds generally at amortized amounts or cost, preferred stocks generally at cost and common stocks at fair value. The discount or premium on bonds is amortized using the interest method.

  Investments in affiliates are included on the statutory equity method.

     Loan-backed bonds and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from broker dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for interest-only securities, which are valued using the prospective method.

     The net interest effect of interest rate and currency rate swap transactions is recorded as an adjustment of interest income as incurred. The initial cost of interest rate cap agreements is amortized to net investment income over the life of the related agreement. Gains and losses on financial futures contracts used as hedges against interest rate fluctuations are deferred and recognized in income over the period being hedged.

  Mortgage loans are carried at outstanding principal balance or amortized cost.

     Investment real estate is carried at depreciated cost, less encumbrances. Depreciation on investment real estate is recorded on a straight-line basis. Accumulated depreciation amounted to $1.9 million in 1999 and $3.0 million in 1998.

     Real estate acquired in satisfaction of debt and real estate held for sale are carried at the lower of cost or fair value.

     Policy loans are carried at outstanding principal balance, not in excess of policy cash surrender value.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Asset Valuation and Interest Maintenance Reserves

     The Asset Valuation Reserve (AVR) is computed in accordance with the prescribed NAIC formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to the unassigned deficit.

     The Company also records the NAIC prescribed Interest Maintenance Reserve
(IMR) that represents that portion of the after tax net accumulated unamortized realized capital gains and losses on sales of fixed income securities, principally bonds and mortgage loans, attributable to changes in the general level of interest rates. Such gains and losses are deferred and amortized into income over the remaining expected lives of the investments sold. At December 31, 1999, the IMR, net of 1999 amortization of $2.3 million, amounted to $7.4 million, which is included in policy reserves. The corresponding 1998 amounts were $2.4 million and $10.7 million, respectively.

 Goodwill

     The excess of cost over the statutory book value of the net assets of life insurance business acquired was $8.9 million and $11.4 million at December 31, 1999 and 1998, respectively, and generally is amortized over a ten-year period using a straight-line method.

 Separate Accounts

     Separate account assets and liabilities reported in the accompanying statements of financial position represent funds that are separately administered, principally for variable life insurance policies, and for which the contractholder, rather than the Company, generally bears the investment risk. Separate account obligations are intended to be satisfied from separate account assets and not from assets of the general account. Separate accounts generally are reported at fair value. The operations of the separate accounts are not included in the statement of operations; however, income earned on amounts initially invested by the Company in the formation of new separate accounts is included in other income.

 Fair Value Disclosure of Financial Instruments

     Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information about certain financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company. See Note 11.

     The methods and assumptions utilized by the Company in estimating its fair value disclosures for financial instruments are as follows:

     The carrying amounts reported in the statement of financial position for cash and temporary cash investments approximate their fair values.

     Fair values for public bonds are obtained from an independent pricing service. Fair values for private placement securities and publicly traded bonds not provided by the independent pricing service are estimated by the

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Company by discounting expected future cash flows using current market rates applicable to the yield, credit quality and maturity of the investments.

     The fair values for common and preferred stocks, other than its subsidiary investments, which are carried at equity values, are based on quoted market prices.

     Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap agreements, and currency swap agreements are based on current settlement values. The current settlement values are based on brokerage quotes that utilize pricing models or formulas using current assumptions.

     The fair value for mortgage loan is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the underlying loans. Mortgage loans with similar characteristics and credit risks are engaged into qualitative categories for purposes of the fair value calculations.

     The carrying amount in the statement of financial position for policy loans approximates their fair value.

     The fair value for outstanding commitments to purchase long-term bonds and issue real estate mortgages is estimated using a discounted cash flow method incorporating adjustments for the difference in the level of interest rates between the dates the commitments were made and December 31, 1999.

 Capital Gains and Losses

     Realized capital gains and losses are determined using the specific identification method. Realized capital gains and losses, net of taxes and amounts transferred to the IMR, are included in net gain or loss. Unrealized gains and losses, which consist of market value and book value adjustments, are shown as adjustments to the unassigned deficit.

 Policy Reserves

     Life reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Commonwealth of Massachusetts Division of Insurance. Reserves for variable life insurance policies are maintained principally on the modified preliminary term method using the 1958 and 1980 Commissioner's Standard Ordinary (CSO) mortality tables, with an assumed interest rate of 4% for policies issued prior to May 1, 1983 and 4 1/2% for policies issued on or thereafter. Reserves for single premium policies are determined by the net single premium method using the 1958 CSO mortality table, with an assumed interest rate of 4%. Reserves for universal life policies issued prior to 1985 are equal to the gross account value which at all times exceeds minimum statutory requirements. Reserves for universal life policies issued from 1985 through 1988 are maintained at the greater of the Commissioner's Reserve Valuation Method (CRVM) using the 1958 CSO mortality table, with 4 1/2% interest or the cash surrender value. Reserves for universal life policies issued after 1988 and for flexible variable policies are maintained using the greater of the cash surrender value or the CRVM method with the 1980 CSO mortality table and 5 1/2% interest for policies issued from 1988 through 1992; 5% interest for policies issued in 1993 and 1994; and 4 1/2% interest for policies issued in 1995 through 1999.

 Federal Income Taxes

     Federal income taxes are reported in the financial statements based on amounts determined to be payable as a result of operations within the current accounting period. The operations of the Company are consolidated with John Hancock in filing a consolidated federal income tax return basis for the affiliated group. The federal income

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY taxes of the Company are allocated on a separate return basis with certain adjustments. The Company made federal income tax payments of $10.6 million in 1999 and $38.2 million in 1998.

     Income before taxes differs from taxable income principally due to tax-exempt investment income, the limitation placed on the tax deductibility of policyholder dividends, accelerated depreciation, differences in policy reserves for tax return and financial statement purposes, capitalization of policy acquisition expenses for tax purposes and other adjustments prescribed by the Internal Revenue Code.

     Amounts for disputed tax issues relating to the prior years are charged or credited directly to policyholders' contingency reserve.

 Adjustments to Policy Reserves

     From time to time, the Company finds it appropriate to modify certain required policy reserves because of changes in actuarial assumptions. Reserve modifications resulting from such determinations are recorded directly to stockholder's equity. No such refinements were made during 1999 or 1998.

 Reinsurance

     Premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income. Amounts applicable to reinsurance ceded for future policy benefits, unearned premium reserves and claim liabilities have been reported as reductions of these items.

2. ACQUISITION

     On June 23, 1993, the Company acquired all of the outstanding shares of stock of Colonial Penn Annuity and Life Insurance Company (CPAL) from Colonial Penn Life Insurance Company for an aggregate purchase price of approximately $42.5 million. At the date of acquisition, assets of CPAL were approximately $648.5 million, consisting principally of cash and temporary cash investments and liabilities were approximately $635.2 million, consisting principally of reserves related to a block of interest sensitive single-premium whole life insurance business assumed by CPAL from Charter National Life Insurance Company (Charter). The purchase price includes contingent payments of up to approximately $7.3 million payable between 1994 and 1998 based on the actual lapse experience of the business in force on June 23, 1993. The Company made the final contingent payment to CPAL of $1.5 million during 1998.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     On June 24, 1993, the Company contributed $24.6 million in additional capital to CPAL. CPAL was renamed John Hancock Life Insurance Company of America (JHLICOA) on July 7, 1993. JHLICOA was subsequently renamed Investors Partner Life Insurance Company (IPL) on March 5, 1998. IPL manages the business assumed from Charter and began marketing term life and variable universal life products through brokers in 1999. Summarized financial information for IPL for 1999 and 1998 is as follows:


                                                           1999          1998
                                                           ----          ----
                                                              (In millions)

Total assets. . . . . . . . . . . . . . . .                   570.7     587.8
Total liabilities. . . . . . . . . . . . . .                  498.9     517.5
Total revenue. . . . . . . . . . . . . . . .                   35.6      38.8
Net income. . . . . . . . . . . . . . . . .                     3.5       3.8

3. NET INVESTMENT INCOME

Investment income has been reduced by the following amounts:

                                                           1999          1998
                                                           ----          ----
                                                              (In millions)

Investment expenses . . . . . . . . . . . . .              $  9.5       $  8.3
Interest expense. . . . . . . . . . . . . .                   1.7          2.4
Depreciation expense. . . . . . . . . . . .                   0.6          0.8
Investment taxes. . . . . . . . . . . . . .                   0.3          0.7
                                                           ------       ------

                                                            $12.1        $12.2
                                                           ======       ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

4. Net Capital Gains (Losses) and Other Adjustments

Net realized capital gains (losses) consist of the following items:


                                                     1999       1998
                                                    ------     ------
                                                       (In millions)

Net gains from asset sales  . . . . . . . . . . .      (2.8)      7.6
Capital gains tax . . . . . . . . . . . . . . . .       0.2      (2.9)
Net capital gains transferred to IMR  . . . . . .       0.9      (5.3)
                                                     ------    ------

Net realized capital losses . . . . . . . . . . .      (1.7)     (0.6)
                                                     ======    ======


Net unrealized capital gains (losses) and other adjustments consist of the following items:

                                                      1999       1998
                                                     ------     ------
                                                       (In millions)

Net losses from changes in security values and book
     value adjustments. . . . . . . . . . . . . . .    (2.6)     (2.7)
Increase in asset valuation reserve . . . . . . . .    (1.2)     (3.3)
                                                     ------    ------

Net unrealized capital losses and other adjustments    (3.8)     (6.0)
                                                     ======    ======


5. TRANSACTIONS WITH PARENT

     The Company's Parent provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. The Parent annually determines a fee for these services and facilities based on a number of criteria which were revised in 1999 and 1998 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $188.3 million and $157.5 million in 1999 and 1998, respectively, which has been included in insurance and investment expenses. The Parent has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's stockholder's equity from declining below $1.0 million.

     The service fee charged to the Company by the Parent includes $0.2 million and $0.7 million in 1999 and 1998, respectively, representing the portion of the provision for retiree benefit plans determined under the accrual method, including a provision for the 1993 transition liability which is being amortized over twenty years, that was allocated to the Company.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 1999 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $44.5 million and $4.9 million of cash for tax, commission, and expense allowances to the Company, which increased the Company's net gain from operations by $20.6 million and $22.2 million in 1999 and 1998, respectively.

     Effective January 1, 1996, the Company entered into a modified coinsurance agreement with John Hancock to reinsure 50% of the 1995 inforce block and 50% of 1996 and all future issue years of certain variable annuity contracts (Independence Preferred, Declaration, Independence 2000, MarketPlace, and Revolution). In connection

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY with this agreement, the Company received a net cash payment of $40.0 million and $12.7 million in 1999 and 1998, respectively, for surrender benefits, tax, reserve increase, commission, expense allowances and premium, This agreement increased the Company's net gain from operations by $26.9 million and $8.4 million in 1999 and 1998, respectively.

     Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 110% of expected mortality claims in 1999 and 1998 for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $0.8 million and 1.0 million in 1999 and 1998, respectively, for mortality claims to the Company. This agreement decreased the Company's net gain from operations in both 1999 and 1998 by $0.5 million.

     At December 31, 1998 the Company had outstanding a short-term note of $61.9 million payable to an affiliate at a variable rate of interest. The note was part of a revolving line of credit and was repaid in 1999. Interest paid in 1999 and 1998 was $1.7 million and $2.9 million, respectively. The note is included in other general account obligations at December 31, 1998.


6. INVESTMENTS

The statement value and fair value of bonds are shown below:


                                                                             Gross Unrealized  Gross Unrealized
                                                             Statement Value       Gains            Losses         Fair Value
                                                            ----------------    ----------     ---------------     ----------
                                                                                       (In millions)
December 31, 1999
U.S. Treasury securities and obligations of U.S
 government corporations and agencies.........................        5.9          0.0                 0.1              5.8
Obligations of states and political subdivisions..............        2.2          0.1                 0.1              2.2
Debit securities issued by foreign governments................       13.9          0.8                 0.1             14.6
Corporate securities..........................................      964.9         13.0                59.4            918.5
Mortgage-backed securities....................................      229.4          0.5                 7.8            222.1
                                                                 --------        -----              ------         --------

Total bonds...................................................   $1,216.3        $14.4              $ 67.5         $1,163.2
                                                                 ========        =====              ======         ========
December 31, 1998
U.S. Treasury securities and obligations of U.S
 government corporations and agencies.........................        5.1          0.1                 0.0              5.2
Obligations of states and political subdivisions..............        3.2          0.3                 0.0              3.5
Corporate securities..........................................      925.2         50.4                15.0            960.6
Mortgage-backed securities....................................      252.3         10.0                 0.1            262.2
                                                                 --------        -----              ------         --------

Total bonds...................................................   $1,185.8        $60.8              $ 15.1         $1,231.5
                                                                 ========        =====              ======         ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The statement value and fair value of bonds at December 31, 1999, by contractual maturity, are shown below. Maturities will differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.


                                                        Statement    Fair
                                                          Value      Value
                                                        --------   ---------
                                                          (In millions)

Due in one year or less. . . . . . . . . . . . . .    $  58.5           58.2
Due after one year through five years. . . . . . .      286.8          282.0
Due after five years through ten years . . . . . .      425.4          405.6
Due after ten years. . . . . . . . . . . . . . . .      216.2          195.3
                                                     --------       --------
                                                        986.9          941.1

Mortgage-backed securities . . . . . . . . . . . .      229.4          222.1
                                                     --------       --------

                                                     $1,216.3       $1,163.2
                                                     ========       ========


     Gross gains of $0.3 million in 1999 and $3.4 million in 1998 and gross losses of $4.0 million in 1999 and $0.7 million in 1998 were realized from the sale of bonds.

     At December 31, 1999, bonds with an admitted asset value of $9.1 million were on deposit with state insurance departments to satisfy regulatory requirements.

     The cost of common stocks was $3.1 million and $2.1 million at December 31, 1999 and 1998, respectively. At December 31, 1999, gross unrealized appreciation on common stocks totaled $1.2 million, and gross unrealized depreciation totaled $1.1 million. The fair value of preferred stock totaled $35.9 million at December 31, 1999 and $36.5 million at December 31, 1998.

     Bonds with amortized cost of $0.4 million were non-income producing for the twelve months ended December 31, 1999.

     At December 31, 1999, the mortgage loan portfolio was diversified by geographic region and specific collateral property type as displayed below. The Company controls credit risk through credit approvals, limits and monitoring procedures.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


                             Statement          Geographic      Statement
 Property Type                 Value          Concentration        Value
                            (In millions)                     (In millions)
Apartments. . . . . . . .       $112.1      East North Central  $  71.3
Hotels. . . . . . . . . .         11.3      East South Central      7.4
Industrial. . . . . . . .         66.0      Middle Atlantic        28.5
Office buildings. . . . .         86.4      Mountain               21.0
Retail. . . . . . . . . .         25.5      New England            37.5
Agricultural. . . . . . .         99.6      Pacific               111.1
Other . . . . . . . . . .         32.2      South Atlantic         87.6
                                            West North Central     16.6
                                            West South Central     48.6
                                            Other                   3.5
                                                                 ------

                                $433.1                           $433.1
                                ======                           ======


     At December 31, 1999, the fair values of the commercial and agricultural mortgage loans portfolios were $323.5 million and $98.2 million, respectively.
 The corresponding amounts as of December 31, 1998 were approximately $331.3 million and $70.0 million, respectively.

     The maximum and minimum lending rates for mortgage loans during 1999 were 14.24% and 6.84% for agricultural loans, 7.45% and 7.00% for other properties.
 Generally, the maximum percentage of any loan to the value of security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, is 75%. For city mortgages, fire insurance is carried on all commercial and residential properties at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the building, except as permitted by regulations of the Federal Housing Commission on loans fully insured under the provisions of the National Housing Act. For agricultural mortgage loans, fire insurance is not normally required on land based loans except in those instances where a building is critical to the farming operation.
 Fire insurance is required on all agri-business facilities in an aggregate amount equal to the loan balance.

7. REINSURANCE

     The Company cedes business to reinsurers to share risks under variable life, universal life and flexible variable life insurance policies for the purpose of reducing exposure to large losses. Premiums, benefits and reserves ceded to reinsurers in 1999 were $594.9 million, $132.8 million, and $13.6 million, respectively. The corresponding amounts in 1998 were $590.2 million, $63.2 million, and $8.2 million, respectively.

     Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

     Neither the Company, nor any of its related parties, control, either directly or indirectly, any external reinsurers with which the Company conducts business. No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

      The Company has not entered into any reinsurance agreement in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 1999 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

8. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The notional amounts, carrying values and estimated fail values of the Company's derivative instruments were as follows at December 31:

                                                                              Assets (Liabilities)
                                            Number of Contracts   --------------------------------------------
                                              Notional Amounts             1999                   1998
                                                                  Carrying     Fair        Carrying     Fair
                                              1999      1998        Value      Value         Value      Value
                                            -------    -------    --------    -------      --------    --------
Futures contracts to sell securities          362.0     947.0        $0.6      $  0.6       $ (0.5)     $ (0.5)
Interest rate swap agreements                $965.0    $365.0          --        11.5           --       (17.7)
Interest rate cap agreements                  239.4      89.4         5.6         5.6          3.1
Currency rate swap agreements                  15.8      15.8          --        (1.6)          --        (3.3)

        The Company uses futures contracts, interest rate swap, cap agreements, and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels, foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities.

        The futures contracts expire in 2000. The interest rate swap agreements expire in 2000 to 2011. The interest rate cap agreements expire in 2006 to 2008. The currency rate swap agreements expire in 2006 to 2009.

        The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

9. POLICY RESERVES POLICYHOLDERS' AND BENIFICIARIES' FUNDS AND OBLIGATIONS RELATED TO SEPARATE ACCOUNTS

  The Company' annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal, with and without adjustment, are summarized as follows.

                                               DECEMBER 31, 1999    PERCENT
                                               -----------------    -------
                                                          (IN MILLIONS)
Subject to discretionary withdrawal (with
adjustment)
With market value adjustment  . . . . . . . . .          $3.8            0.1%
At book value less surrender charge                      40.5            1.5
At market value . . . . . . . . . . . . . . . .       2,326.6           87.1
                                                     --------          -----
     Total with adjustment. . . . . . . . . . .       2,370.9           88.7
Subject to discretionary withdrawal                     287.1           10.7
   at book value (without adjustment) . . . . .
Not subject to discretionary withdrawal--general
 account. . . . . . . . . . . . . . . . . . . .          15.4            0.6
                                                     --------          -----
Total annuity reserves and deposit liabilities       $2,673.4          100.0%
                                                     ========          =====


10. COMMITMENTS AND CONTINGENCIES

        The Company has extended commitments to purchase long-term bonds and issue real estate mortgages totaling $15.4 million and $3.5 million, respectively, at December 31, 1999. The Company monitors the creditworthiness of borrowers under long-term bonds commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above is $19.4 million at December 31, 1999. The majority of these commitments expire in 2000.

        In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1999. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

        During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. During 1999, the Company recorded a $194.9 million reserve, through a direct charge to its unassigned deficit, representing the Company's share of the settlement and John Hancock contributed $194.9 million of capital to the Company. The reserve held at December 31, 1999 amounted to $136.5 million and is based on a number of factors, including the estimated number of claims, the expected type of relief to be sought by class members (general relief or alternative dispute resolution), the estimated cost per claim and the estimated costs to administer the claims.

        Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total stockholder's equity would not be impacted.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

        The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                              DECEMBER 31,
                                      1999                    1998
                                 ----------------      -----------------
                                 CARRYING   FAIR       CARRYING    FAIR
                                  AMOUNT    VALUE       AMOUNT     VALUE
                                 --------   -----      --------    -----
                                               (IN MILLIONS)
ASSETS
  Bonds--Note 6. . . . . . . .   $1,216.3   $1,163.2   $1,185.8    $1,231.5
  Preferred stocks--Note 6 . .       35.9       35.9       36.5        36.5
  Common stocks--Note 6. . . .        3.2        3.2        3.1         3.1
  Mortgage loans on real
   estate--Note 6. . . . . . .      433.1      421.7      388.1       401.3
  Policy loans--Note 1 . . . .      172.1      172.1      137.7       137.7
  Cash items--Note 1 . . . . .      250.1      250.1       19.9        19.9


Derivatives assets
 (liabilities) relating
   to: --Note 8. . . . . . . .
  Futures contracts. . . . . .        0.6        0.6       (0.5)       (0.5)
  Interest rate swaps. . . . .        --        11.5         --       (17.7)
  Currency rate swaps. . . . .        --        (1.6)        --        (3.3)
  Interest rate caps . . . . .        5.6        5.6        3.1         3.1


LIABILITIES
  Commitments--Note 10 . . . .        --        19.4         --        32.1


        The carrying amounts in the table are included in the statutory-basis statements of financial position. The method and assumptions utilized by the Company in estimating its fair value disclosures are described in Note 1.

12. SUBSEQUENT EVENTS

REORGANIZATION AND INITIAL PUBLIC OFFERING

        Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

13. IMPACT OF YEAR 2000 (UNAUDITED)

        The Company participated in the Year 2000 remediation project of its parent, John Hancock. By late 1999, John Hancock and the Company completed their Year 2000 readiness plan to address issues that could result from computer programs written using two digits to define the applicable year rather than four to define the applicable year and century. As a result, John Hancock and the Company were prepared for the transition to the Year 2000 and did not experience any significant Year 2000 problems with respect to mission critical information technology ("IT") or non-IT systems, applications or infrastructure. During the date rollover to the year 2000, John Hancock and the Company implemented and monitored their millennium rollover plan and conducted business as usual on Monday, January 3, 2000.

        Since January 3, 2000, the information systems, including mission critical systems, which in the event of a Year 2000 failure would have the greatest impact on operations, have functioned properly. In addition, neither John Hancock nor the Company have experienced any significant Year 2000 issues related to interactions with material business partners. No disruptions have occurred which impact John Hancock or the Company's ability to process claims, update customer accounts, process financial transactions, or report accurate data to management and no business interruptions due to Year 2000 issues have been experienced. While John Hancock and the Company continue to monitor their systems, and those of material business partners, closely to ensure that no unexpected Year 2000 issues develop, neither John Hancock nor the Company have reason to expect any such issues.

        The costs of the Year 2000 project consist of internal IT personnel and external costs such as consultants, programmers, replacement software, and hardware. The costs of the Year 2000 project are expensed as incurred. The project is funded partially through a reallocation of resources from discretionary projects. Through December 31, 1999, John Hancock has incurred and expensed approximately $20.8 million in related payroll costs for internal IT personnel on the project. The estimated remaining IT personnel costs of the project are approximately $1.0 million. Through December 31, 1999, John Hancock has incurred and expensed approximately $47.0 million in external costs for the project. John Hancock's estimated remaining external cost of the project is approximately $2.0 million. The total costs of the Year 2000 project to John Hancock, based on management's best estimates, include approximately $21.7 million in internal IT personnel, $14.6 million in the external modification of software, $18.3 million for external solution providers, $9.1 million in replacement costs of non-compliant IT systems and $6.9 million in oversight, test facilities and other expenses. Accordingly, the estimated range of total costs of the Year 2000 project to John Hancock, internal and external, is approximately $70 to $72.5 million. John Hancock's total Year 2000 project costs include the estimated impact of external solution providers based on presently available information.

                 APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS

INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

        We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

        We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     . corporate bonds,

     . mortgages,

     . mortgage-backed and asset-backed securities, and

     . government and agency issues.

        We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

        We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     . receive your premium payment,

     . effectuate your transfer, or

     . renew your guarantee period

        We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

 COMPUTATION OF MARKET VALUE ADJUSTMENT

        We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

                              [LOGO APPEARS HERE]

where,

     . G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                         period
-------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7%
guarantee (c)
-------------------------------------------------------------------------------
Remaining guarantee period (n)           60 months
-------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT:

                              [LOGO APPEARS HERE]


Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $234.73 = $10,234.73

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                         period
-------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------
Guaranteed rate for new 5 year           9%
guarantee (c)
-------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------


MARKET VALUE ADJUSTMENT:

                              [LOGO APPEARS HERE]


Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 666.42 = $9,333.58

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                         period
-------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7.75%
guarantee (c)
-------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------


MARKET VALUE ADJUSTMENT:

                              [LOGO APPEARS HERE]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 114.94  = $9,885.06

  ________________________________________________________________________

*All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

              APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

ASSUME THE FOLLOWING FACTS:

  On January 1, 2001, you make a $5,000 initial premium payment and we issue you a contract.
  On January 1, 2002, you make a $1,000 premium payment
  On January 1, 2003, you make a $1,000 premium payment.
  On January 1, 2004, the total value of your contract is $7,500 because of favorable investment earnings.

  Now assume you make a partial withdrawal of $7,000 (no tax withholding) on
    January 2, 2004. In this case, assuming no prior withdrawals, we would
    deduct a CDSL of $289.36.   We withdraw a total of $7,289.36 from your
    contract.

  $7,000.00   --  withdrawal request payable to you
  +  289.36   --  withdrawal charge payable to us
  ------------
  $7,289.36   --   total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

  1.We FIRST distribute to you the $500 profit you have in your contract ($7,500 total contract value less $7,000 of premiums you have paid) under the free withdrawal provision.

  2.Next we repay to you the $5,000 premium you paid in 2001  Under the free withdrawal provision, $200 of that premium is charge free ($7,000 total premiums paid x 10%; less the $500 free withdrawal in the same contract year described in paragraph 1 above). We assess a withdrawal charge on the
    remaining balance of $4,800 from your 2001 premium.   Because you made that
    premium payment 3 years ago, the withdrawal charge percentage is 4%.   We
    deduct the resulting $192 from your contract to cover the withdrawal charge on your 2001 premium payment. We pay the remainder of $4,608 to you as a part of your withdrawal request.

  $5,000
   - 200 --  free withdrawal amount (payable to you)
  ------
  $4,800
  x  .04
  ------
  $  192 --  withdrawal charge on 2001 premium payment (payable to us)

  $4,800
  -  192
  ------
  $4,608 --  part of withdrawal request payable to you

  3.We NEXT deem the entire amount of your 2002 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this premium
    payment 2 years ago, the withdrawal charge percentage is 5%.   We deduct the
    resulting $50 from your contract to cover the withdrawal charge on your 2002 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

  $1,000
   x .05
   -----
     $50   --  withdrawal charge on 2002 premium payment (payable to us)

  $1,000
    - 50
    ----
    $950   --   part of withdrawal request payable to you

  4.We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,608 from your 2001 premium payment under paragraph 2, and $950 from your 2003 premium payment under paragraph 3. Therefore, $742 is needed to reach $7,000.

  $7,000   --   total withdrawal amount requested
   - 500   --   profit
   - 200   --   free withdrawal amount
  -4,608   --   payment deemed from initial premium payment
   - 950   --   payment deemed from 2002 premium payment
   -----
   $ 742   --   additional payment to you needed to reach $7,000

  We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

  Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

    $742     =  x - [.06x]
    $742     =  .94x
    $742/.94 =  x
    $789.36  =  x

    $789.36  -- deemed withdrawn from 2003 premium payment
  - $742.00  -- part of withdrawal request payable to you
  ---------
    $ 47.36  -- withdrawal charge on 2003 premium deemed withdrawn (payable to us)

                           PROSPECTUS DATED MAY 1, 2000

                        REVOLUTION EXTRA VARIABLE ANNUITY

            a deferred combination fixed and variable annuity contract issued by

             JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")

The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:



 Variable Investment Option                              Managed By:
----------------------------                             ----------
  V.A. Sovereign Investors...........................    John Hancock Advisers, Inc.
  V.A. Core Equity...................................    Independence Investment Associates, Inc.
  Aggressive Balanced................................    Independence Investment Associates, Inc.
  Fidelity VIP Contrafund(R).........................    Fidelity Management & Research Company
  Equity Index.......................................    State Street Global Advisors
  Large Cap Value CORE...............................    Goldman Sachs Asset Management
  V.A. Relative Value................................    John Hancock Advisers, Inc.
  V.A. Financial Industries..........................    John Hancock Advisers, Inc.
  Large Cap Aggressive Growth........................    Alliance Capital Management L.P.
  Fidelity VIP Growth................................    Fidelity Management & Research Company
  MFS Growth.........................................    MFS Investment Management(R)
  V.A. Technology....................................    John Hancock Advisers, Inc.
  Large/Mid Cap Value................................    Wellington Management Company, LLP
  Mid Cap Blend......................................    Independence Investment Associates, Inc.
  AIM V.I. Value.....................................    A I M Advisors, Inc.
  MFS Research.......................................    MFS Investment Management(R)
  AIM V.I. Growth....................................    A I M Advisors, Inc.
  Fundamental Mid Cap Growth.........................    OppenheimerFunds, Inc.
  Mid Cap Growth.....................................    Janus Capital Corporation
  Small/Mid Cap CORE.................................    Goldman Sachs Asset Management
  Small/Mid Cap Value................................    The Boston Company Asset Management, LLC
  Small/Mid Cap Growth...............................    Wellington Management Company, LLP
  Small Cap Growth...................................    John Hancock Advisers, Inc.
  MFS New Discovery..................................    MFS Investment Management(R)
  Global Balanced....................................    Brinson Partners, Inc.
  Templeton International Securities.................    Templeton Investment Counsel, Inc.
  International Equity...............................    Goldman Sachs Asset Management
  Fidelity VIP Overseas..............................    Fidelity Management & Research Company
  Templeton Developing Markets Securities............    Templeton Asset Management, Ltd
  Short-Term Bond....................................    Independence Investment Associates, Inc.
  Bond Index.........................................    Mellon Bond Associates, LLP
  V.A. Bond..........................................    John Hancock Advisers, Inc.
  V.A. Strategic Income..............................    John Hancock Advisers, Inc.
  High Yield Bond....................................    Wellington Management Company, LLP
  V.A. Money Market..................................    John Hancock Advisers, Inc.


  The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

  When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Declaration Trust, the John Hancock Variable Series Trust I, AIM Variable Insurance Funds, Inc., the Franklin Templeton Variable Insurance Products Trust (Class 2 Shares), Fidelity's Variable Insurance Products Fund (Service Shares) and Variable Insurance Products Fund II (Service Shares) and the MFS Variable Insurance Trust (together, "the Trusts"). In this prospectus, the investment options of the Trusts are referred to as "Funds".
In the prospectuses for the Trusts, the investment options may also be referred to as "funds", "portfolios" or "series".

  Each Trust is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Trusts. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Trust. The Trust prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

  For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment".

                       JOHN HANCOCK ANNUITY SERVICING OFFICE
                      --------------------------------------

               Mail Delivery                            Phone:
               -------------                            -----
              529 Main Street                      1-800-824-0335
            Charlestown, MA 02129
                                                        Fax:
                                                        ----
                                                   1-617-886-3070

  Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

    ***********************************************************************

  Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             GUIDE TO THIS PROSPECTUS

  This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     . The first section contains an "INDEX OF KEY WORDS."

     . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

  The Trusts' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

                                IMPORTANT NOTICES

  This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

  We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2000. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 55.

  The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

                                INDEX OF KEY WORDS

  We define or explain each of the following key words used in this prospectus on the pages shown below:


  Key Word                                                Page
  --------                                                ----
  Accumulation units...................................     34
  Annuitant............................................     11
  Annuity payments.....................................     11
  Annuity period.......................................     35
  Contract year........................................     12
  Date of issue........................................     12
  Date of maturity.....................................     15
  Extra Credit.........................................     15
  Free withdrawal amount...............................     21
  Funds................................................      2
  Guarantee periods....................................      2
  Investment options...................................     16
  Market value adjustment..............................     14
  Premium payments.....................................     11
  Surrender value......................................     23
  Surrender............................................     23
  Variable investment options..........................  cover
  Withdrawal charge....................................     21
  Withdrawal...........................................     23


                                    FEE TABLE

  The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

OWNER TRANSACTION EXPENSES AND ANNUAL CONTRACT FEE

     . Maximum Withdrawal Charge (as % of amount withdrawn)                   7%
     . Annual Contract  Fee (applies only to contracts of less than $50,000) $30

ANNUAL CONTRACT EXPENSES (AS A % OF THE AVERAGE TOTAL VALUE OF THE CONTRACT)

     . Asset-based Charge (for administration and mortality and expense risk)
       1.25%

This charge doesn't apply to amounts held in the guarantee periods.

ANNUAL FUND EXPENSES (BASED ON % OF AVERAGE NET ASSETS)

  The Funds must pay investment management fees and other operating expenses. These fees and expenses are different for each Fund and reduce the investment return of each Fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select.

  The following figures for the Funds are based on historical Fund expenses, as a percentage (rounded to two decimal places) of each Fund's average daily net assets for 1999, except as indicated in the Notes beginning on page 6. Expenses of the Funds are not fixed or specified under the terms of the contracts, and expenses may vary from year to year.


                                        Investment  Distribution and  Other Operating  Total Fund   Other Operating
                                        Management      Service        Expenses With   Operating     Expenses Absent
Fund Name                                   Fee       (12b-1) Fees     Reimbursement    Expenses      Reimbursement
---------                               ----------  ----------------  ---------------  ----------  ------------------
JOHN HANCOCK VARIABLE SERIES TRUST
 (NOTE 1):
Aggressive Balanced . . . . . . . . .     0.68%           N/A              0.10%         0.78%                0.29%
Equity Index  . . . . . . . . . . . .     0.14%           N/A              0.00%         0.14%                0.08%
Large Cap Value CORE  . . . . . . . .     0.75%           N/A              0.10%         0.85%                0.42%
Large Cap Aggressive Growth . . . . .     0.98%           N/A              0.10%         1.08%                0.19%
Large/Mid Cap Value . . . . . . . . .     0.95%           N/A              0.10%         1.05%                0.47%
Mid Cap Blend . . . . . . . . . . . .     0.75%           N/A              0.10%         0.85%                0.45%
Mid Cap Growth  . . . . . . . . . . .     0.82%           N/A              0.10%         0.92%                0.11%
Fundamental Mid Cap Growth  . . . . .     0.85%           N/A              0.10%         0.95%                0.24%
Small/Mid Cap CORE  . . . . . . . . .     0.80%           N/A              0.10%         0.90%                0.66%
Small/Mid Cap Value . . . . . . . . .     0.95%           N/A              0.10%         1.05%                1.44%
Small/Mid Cap Growth. . . . . . . . .     0.75%           N/A              0.10%         0.85%                0.10%
Small Cap Growth. . . . . . . . . . .     0.75%           N/A              0.10%         0.85%                0.14%
Global Balanced*  . . . . . . . . . .     0.85%           N/A              0.10%         0.95%                0.46%
International Equity  . . . . . . . .     1.00%           N/A              0.10%         1.10%                0.71%
Short-Term Bond . . . . . . . . . . .     0.30%           N/A              0.10%         0.40%                0.13%
Bond Index  . . . . . . . . . . . . .     0.15%           N/A              0.10%         0.25%                0.20%
High Yield Bond . . . . . . . . . . .     0.65%           N/A              0.10%         0.75%                0.39%



                                        Investment  Distribution and  Other Operating  Total Fund   Other Operating
                                        Management      Service        Expenses With   Operating     Expenses Absent
Fund Name                                   Fee       (12b-1) Fees     Reimbursement    Expenses      Reimbursement
---------                               ----------  ----------------  ---------------  ----------  ------------------
JOHN HANCOCK DECLARATION TRUST
 (NOTE 2):
V.A. Sovereign Investors  . . . . . .     0.60%           N/A              0.10%         0.70%                0.10%
V.A. Core Equity  . . . . . . . . . .     0.70%           N/A              0.13%         0.83%                0.13%
V.A. Financial Industries . . . . . .     0.80%           N/A              0.10%         0.90%                0.10%
V.A. Relative Value . . . . . . . . .     0.60%           N/A              0.17%         0.77%                0.17%
V.A. Bond . . . . . . . . . . . . . .     0.50%           N/A              0.25%         0.75%                0.51%
V.A. Strategic Income . . . . . . . .     0.60%           N/A              0.25%         0.85%                0.27%
V.A. Money Market . . . . . . . . . .     0.50%           N/A              0.16%         0.66%                0.16%
V.A. Technology . . . . . . . . . . .     0.80%           N/A              0.25%         1.05%                 N/A

AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.I. Growth . . . . . . . . . . .     0.63%           N/A              0.10%         0.73%                0.10%
AIM V.I. Value  . . . . . . . . . . .     0.61%           N/A              0.15%         0.76%                0.15%

VARIABLE INSURANCE PRODUCTS FUND -
 SERVICE CLASS (NOTE 3):
Fidelity VIP Growth . . . . . . . . .     0.58%          0.10%             0.07%         0.75%                0.09%
Fidelity VIP Overseas . . . . . . . .     0.73%          0.10%             0.15%         0.98%                0.18%

VARIABLE INSURANCE PRODUCTS FUND II -
 SERVICE CLASS (NOTE 3):
Fidelity VIP Contrafund(R)  . . . . .     0.58%          0.10%             0.07%         0.75%                0.10%

FRANKLIN TEMPLETON VARIABLE INSURANCE
 PRODUCTS TRUST - CLASS 2 SHARES (NOTE
 4):
Templeton International Securities . .    0.69%          0.25%             0.19%         1.13%
Templeton Developing Markets
 Securities . . . . . . . . . . . . .     1.25%          0.25%             0.31%         1.81%                0.31%

MFS VARIABLE INSURANCE TRUST
 (NOTE 5):
MFS Growth  . . . . . . . . . . . . .     0.75%           N/A              0.16%         0.91%                0.71%
MFS Research  . . . . . . . . . . . .     0.75%           N/A              0.11%         0.86%                0.11%
MFS New Discovery . . . . . . . . . .     0.90%           N/A              0.17%         1.07%                1.59%


NOTES TO ANNUAL FUND EXPENSES

  (1) John Hancock Variable Series Trust I Funds' percentages reflect management fees and other fund expenses based on the allocation methodology and expense reimbursement policy adopted April 23, 1999. Under the policy, John Hancock Life Insurance Company voluntarily reimburses a Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets (0.00% for Equity Index).

   *  Global Balanced was formerly "International Balanced."

  (2) John Hancock Declaration Trust Funds' percentages reflect the investment management fees currently payable and other fund expenses allocated in 1999. John Hancock Advisers, Inc., has agreed to limit temporarily other expenses of each Fund to 0.25% of the fund's average daily assets. Percentages for the V.A. Technology Fund are estimates for this fiscal year because the Fund was not in operation prior to the date of this prospectus.

  (3) A portion of the brokerage commissions that certain of the Fidelity VIP Funds pay was used to reduce fund expenses. In addition, through arrangements with certain Funds' custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of each applicable Fund's expenses. Without these reductions, the operating expenses of the Funds would have been higher, as shown in the last column of this table.

  (4) On February 8, 2000, shareholders of each Fund approved a merger and reorganization that combined the Templeton International Equity Fund with the Templeton International Securities Fund and combined the Templeton Developing Markets Equity Fund with the Templeton Developing Markets Securities Fund, effective May 1, 2000. Shareholders of the Templeton International Securities Fund and shareholders of the Templeton Developing Markets Securities Fund had approved new management fees, which apply to each of the combined funds effective May 1, 2000. The table shows restated total expenses for the Funds based on the new fees and the assets, as of December 31, 1999, of either the Templeton International Securities Fund or the Templeton Developing Markets Securities Fund, as applicable. However, if the table reflected both the new fees and the combined assets of the Templeton International Equity Fund and the Templeton International Securities Fund, the estimated expenses for that combined Fund after May 1, 2000 would be: Management Fees 0.65%, Distribution and Service Fees 0.25%, Other Expenses 0.20%, and Total Fund Operating Expenses 1.10%. If the table reflected both the new fees and the combined assets of the Templeton Developing Markets Equity Fund and the Templeton Developing Markets Securities Fund, the estimated expenses for that combined Fund after May 1, 2000 would be:
       Management Fees 1.25%, Distribution and Service Fees 0.25%, Other Expenses 0.29%, and Total Fund Operating Expenses 1.79%.

  (5) MFS Variable Insurance Trust Funds have an expense offset arrangement which reduces each Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent. Each Fund may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Fund's expenses. Expenses do not take into account these expense reductions, and are therefore higher than the actual expenses of the Fund. MFS Investment Management(R) (also doing business as Massachusetts Financial Services Company) has contractually agreed to bear expense for the Growth and New Discovery Funds, subject to reimbursement by the Fund, such that each such Fund's "other fund expenses" shall not exceed 0.15% of the average daily net assets of the Fund during the current fiscal year.

  We may receive payments from a Fund or its affiliates at an annual rate of up to approximately 0.25% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that Fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed above.

EXAMPLES

The following examples on pages 8 and 9 illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets. These examples do not include any applicable premium taxes or any fees for optional benefit riders. The examples should not be considered representations of past or future expenses; actual charges may be greater or less than those shown above. The examples assume Fund expenses at rates set forth above for 1999, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

  If you "surrender" (turn in) your contract at the end of the applicable time period, you would pay:

                                                         1 Year   3 Years  5 Years   10 Years
                                                        -------   -------  -------   --------
  V.A. Sovereign Investors............................     $84      $129     $163     $243
  V.A. Core Equity....................................     $86      $133     $170     $257
  Aggressive Balanced.................................     $85      $131     $167     $252
  Fidelity VIP Contrafund(R)..........................     $85      $131     $167     $252
  Equity Index........................................     $78      $110     $131     $181
  Large Cap Value CORE................................     $86      $133     $171     $259
  V.A. Relative Value.................................     $85      $131     $167     $251
  V.A. Financial Industries...........................     $86      $135     $174     $264
  Large Cap Aggressive Growth.........................     $88      $140     $184     $283
  Fidelity VIP Growth.................................     $85      $131     $167     $251
  MFS Growth..........................................     $86      $135     $174     $265
  V.A. Technology.....................................     $88      $140     $182     $280
  Large/Mid Cap Value.................................     $88      $140     $182     $280
  Mid Cap Blend.......................................     $86      $133     $171     $259
  AIM V.I. Value......................................     $85      $130     $166     $249
  MFS Research........................................     $86      $134     $172     $260
  AIM V.I. Growth.....................................     $85      $130     $164     $246
  Fundamental Mid Cap Growth..........................     $87      $136     $177     $270
  Mid Cap Growth......................................     $87      $136     $175     $268
  Small/Mid Cap CORE..................................     $88      $140     $182     $280
  Small/Mid Cap Value.................................     $86      $135     $174     $264
  Small/Mid Cap Growth................................     $86      $133     $171     $259
  Small Cap Growth....................................     $86      $133     $171     $259
  MFS New Discovery...................................     $88      $140     $183     $282
  Global Balanced.....................................     $87      $136     $177     $270
  Templeton International Securities..................     $89      $142     $186     $288
  International Equity................................     $88      $141     $185     $285
  Fidelity VIP Overseas...............................     $87      $138     $180     $276
  Templeton Developing Markets Securities.............     $96      $163     $339     $356
  Short-Term Bond.....................................     $81      $119     $146     $210
  Bond Index..........................................     $80      $114     $137     $193
  V.A. Bond...........................................     $85      $130     $166     $248
  V.A. Strategic Income...............................     $86      $133     $171     $259
  High Yield Bond.....................................     $85      $130     $166     $248
  V.A. Money Market...................................     $84      $127     $161     $239


  If you begin receiving payments under one of our annuity payment options at the end of the applicable time period, or if you do not surrender your contact, you would pay:


                                                         1 Year   3 Years  5 Years   10 Years
                                                        -------   -------  -------   --------
  V.A. Sovereign Investors............................   $21      $ 66      $113      $243
  V.A. Core Equity....................................   $23      $ 70      $119      $257
  Aggressive Balanced.................................   $22      $ 68      $117      $252
  Fidelity VIP Contrafund(R)..........................   $22      $ 67      $115      $248
  Equity Index........................................   $15      $ 48      $ 83      $181
  Large Cap Value CORE................................   $23      $ 70      $121      $259
  V.A. Relative Value.................................   $22      $ 68      $116      $251
  V.A. Financial Industries...........................   $23      $ 72      $123      $264
  Large Cap Aggressive Growth.........................   $25      $ 77      $133      $283
  Fidelity VIP Growth.................................   $22      $ 67      $115      $248
  MFS Growth..........................................   $23      $ 72      $124      $265
  V.A. Technology.....................................   $25      $ 77      $131      $280
  Large/Mid Cap Value.................................   $25      $ 77      $131      $280
  Mid Cap Blend.......................................   $23      $ 70      $121      $259
  AIM V.I. Value......................................   $22      $ 67      $116      $249
  MFS Research........................................   $23      $ 71      $121      $260
  AIM V.I. Growth.....................................   $22      $ 67      $114      $246
  Fundamental Mid Cap Growth..........................   $24      $ 73      $126      $270
  Mid Cap Growth......................................   $24      $ 72      $124      $266
  Small/Mid Cap CORE..................................   $23      $ 72      $123      $264
  Small/Mid Cap Value.................................   $25      $ 77      $131      $280
  Small/Mid Cap Growth................................   $23      $ 70      $121      $259
  Small Cap Growth....................................   $23      $ 70      $121      $259
  MFS New Discovery...................................   $25      $ 77      $132      $282
  Global Balanced.....................................   $24      $ 73      $126      $270
  Templeton International Securities..................   $26      $ 79      $135      $288
  International Equity................................   $25      $ 78      $134      $285
  Fidelity VIP Overseas...............................   $24      $ 74      $127      $273
  Templeton Developing Markets Securities.............   $33      $100      $170      $356
  Short-Term Bond.....................................   $18      $ 56      $ 97      $210
  Bond Index..........................................   $17      $ 51      $ 89      $193
  V.A. Bond...........................................   $22      $ 67      $115      $248
  V.A. Strategic Income...............................   $23      $ 70      $121      $259
  High Yield Bond.....................................   $22      $ 67      $115      $248
  V.A. Money Market...................................   $21      $ 64      $110      $239


                                BASIC INFORMATION

  This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:


  Question                                                                        Pages to See
  --------                                                                        ------------
What is the contract?..........................................................         11

Who owns the contract?.........................................................         11

Is the owner also the annuitant?...............................................         11

How can I invest money in a contract?..........................................         11

How will the value of my investment in the contract change over time?..........         14

What annuity benefits does the contract provide?...............................         15

What are the tax consequences of owning a contract?............................         15

How can I change my contract's investment allocations?.........................         16

What fees and charges will be deducted from my contract?.......................         20

How can I withdraw money from my contract?.....................................         23

What happens if the annuitant dies before my contract's date of maturity?......         25

What other benefits can I purchase under a contract?...........................         27

Can I return my contract?......................................................         29


WHAT IS THE CONTRACT?

  The contract is a "deferred payment variable annuity contract." An annuity contract provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a deferred payment contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a variable annuity contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

  That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

IS THE OWNER ALSO THE ANNUITANT?

  Again, that's up to you. The annuitant is the person upon whose death the contract's death benefit becomes payable. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. In many cases, the same person is both the annuitant and the owner of a contract. However, you are free to name another person as annuitant or joint annuitant. You could also name as joint annuitants two persons other than yourself.

HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

  We call the investments you make in your contract "premiums" or "premium payments." In general, you need at least a $10,000 initial premium payment to purchase a contract. If you purchase your contract under any of the tax-qualified plans shown on page 31 or if you purchase your contract through the automatic investment plan, different minimums will apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

Applying for a contract

  An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

  Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

  In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

  We measure the years and anniversaries of your contract from its date of issue. We use the term "contract year" to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

  You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,


                                                    YOU MAY NOT MAKE ANY
                                                 PREMIUM PAYMENTS AFTER THE
            IF YOUR CONTRACT IS USED TO FUND       ANNUITANT REACHES AGE
            --------------------------------     --------------------------
  a "tax qualified plan"*.....................          70 1/2**
  a non-tax qualified plan....................          85


 * as that term is used in "Tax Information," beginning on page 39. ** except for a Roth IRA, which has no age limit.

  We will not issue a contract if the proposed annuitant is older than age 84. We may waive any of these limits, however.

Ways to make premium payments

  Premium payments made by check or money order must be:

     . drawn on a U.S. bank,

     . drawn in U.S. dollars, and

     . made payable to "John Hancock."

  Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

  Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

  If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

  If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

     . issue a contract;

     . accept premium payments; or

     . allow other transactions.

  After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

  Prior to a contract's date of maturity, the amount you've invested in any VARIABLE INVESTMENT OPTION will increase or decrease based upon the investment experience of the corresponding Fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the Fund directly and reinvested all Fund dividends and distributions in additional shares.

  Like a regular mutual fund, each Fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table beginning on page 5. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 20.

  The amount you've invested in a GUARANTEE PERIOD will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. We currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

  However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 33.

  At any time before the date of maturity, the "TOTAL VALUE OF YOUR CONTRACT" equals

     . the total amount you invested,

     . plus the amount(s) credited to your contact under the "Extra Credit feature" described below,

     . minus all charges we deduct,

     . minus all withdrawals you have made,

     . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

     . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

     . plus the interest we credit to any of your contract's value while it is in a guarantee period.

Extra Credit feature

  Each time you make a premium payment, we will credit an extra amount to the total value of your contract in addition to the amount of the premium payment. If your premium payment is greater than $10,000 and less than $2.5 million, the extra amount will be equal to 3.5% of the premium payment. If your premium payment is $2.5 million or more, the extra amount will be equal to 5.0% of the premium payment. These extra amounts are referred to as "extra credits." Each extra credit will be credited to your contract at the same time the premium payment is credited and will be allocated among the variable investment options and the guarantee periods in the same way that the premium payment is allocated (see "Allocation of premium payments" on page 16). However, each extra credit will be treated for all purposes as "earnings" under your contract, not as a premium payment.

WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?

  If your contract is still in effect on its date of maturity, it enters what is called the "annuity period". During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

  You should carefully review the discussion under "The annuity period," beginning on page 35, for information about all of these choices you can make.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

  In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

     . partial withdrawal (including systematic withdrawals)

     . full withdrawal ("surrender")

     . payment of death benefit proceeds as a single sum upon the annuitant's death

     . periodic payments under one of our annuity payment options

  In addition, if you elect the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

  How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as

     . the type of the distribution,

     . when the distribution is made,

     . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

     . the circumstances under which the payments are made.

  If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

  Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

  THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

  When you apply for your contract, you specify the variable investment options or guarantee periods (together, your "investment options") in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

  Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using or have not previously used counts as one "use" of an investment option. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

  Up to 12 times during each year of your contract, you may transfer, free of any charge,

     . all or part of the assets held in one VARIABLE INVESTMENT OPTION to any other available variable investment option or guarantee period, or

     . all or part of the assets held in one GUARANTEE PERIOD to any other available guarantee period or variable investment option.

Currently, we impose no charge for transfers of more than 12 per contract year. However, we reserve the right to impose a charge of up to $25 on any transfers in excess of the 12 free transfers or to prohibit any such transfers altogether. Transfers under our strategic rebalancing or dollar-cost averaging programs do not count toward the 12 you are allowed each year. However, you may not:

     . transfer more than $1,000,000 in a contract year from any one variable investment option or guarantee period, without our prior approval,

     . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

     . make any transfers, during the annuity period, to or from a guarantee period, or

     . make any transfer during the annuity period that would result in more than four investment options being used at once.

We reserve the right to prohibit a transfer less than 30 days prior to the contract's date of maturity.

  The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. The use of such transfers may be disruptive to a Fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a Fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

  You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 2. Your request should include:

     . your name,

     . daytime telephone number,

     . contract number,

     . the names of the investment options to and from which assets are being transferred, and

     . the amount of each transfer.

The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

  Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

  If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

  The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

Dollar-cost averaging program

  You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the dollar-cost averaging program:

     . You may elect the program only if the total value of your contract equals $15,000 or more.

     . The amount of each transfer must equal at least $250.

     . You may change your dollar-cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

     . You may discontinue the program at any time.

     . The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

     . Automatic transfers to or from guarantee periods are not permitted.

     . We reserve the right to suspend or terminate the program at any time.

Strategic rebalancing

  This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've elected will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among the variable investment options to reestablish the preset percentages you have chosen. Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

  This program can be elected by sending the appropriate form to our Annuity Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

  Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

  The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Asset-based charge

  We deduct a daily asset-based charge that compensates us primarily for our administrative expense and for the mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 1.25% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

  In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Annual contract fee

  Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value on the contract anniversary of less than $50,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract, unless your total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

Premium taxes

  We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

  In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

  If you withdraw some of your premiums from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred sales load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

  Free withdrawal amounts:  If you have any profit in your contract, you can
  -----------------------
always withdraw that profit without any withdrawal charge. By "profit," we mean the amount by which your contract's total value exceeds the premiums you have paid and have not (as discussed below) already withdrawn. If your contract doesn't have any profit (or you have withdrawn it all) you can still make charge-free withdrawals, unless and until all of your withdrawals during the same contract year exceed 10% of all of the premiums you have paid to date.

  Here's how we determine the charge:  If the amount you withdraw or surrender
  ----------------------------------
totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

  The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:

  YEARS FROM DATE OF PREMIUM PAYMENT TO DATE OF SURRENDER OR WITHDRAWAL     WITHDRAWAL CHARGE*
------------------------------------------------------------------------------------------------
  7 or more. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      0%
------------------------------------------------------------------------------------------------
  6 but less than 7. . . . . . . . . . . . . . . . . . . . . . . . . . .      4%
------------------------------------------------------------------------------------------------
  5 but less than 6. . . . . . . . . . . . . . . . . . . . . . . . . . .      5%
------------------------------------------------------------------------------------------------
  4 but less than 5. . . . . . . . . . . . . . . . . . . . . . . . . . .      6%
------------------------------------------------------------------------------------------------
  3 but less than 4. . . . . . . . . . . . . . . . . . . . . . . . . . .      7%
------------------------------------------------------------------------------------------------
  2 but less than 3. . . . . . . . . . . . . . . . . . . . . . . . . . .      7%
------------------------------------------------------------------------------------------------
  1 but less than 2. . . . . . . . . . . . . . . . . . . . . . . . . . .      7%
------------------------------------------------------------------------------------------------
  less than 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7%
------------------------------------------------------------------------------------------------

  * AS A PERCENTAGE OF THE AMOUNT OF SUCH PREMIUM THAT WE CONSIDER TO HAVE BEEN WITHDRAWN (INCLUDING THE WITHDRAWAL CHARGE), AS EXPLAINED IN THE TEXT IMMEDIATELY BELOW.


  Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

   Here's how we deduct the withdrawal charge:  We deduct the withdrawal charge
   ------------------------------------------
proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a Growth option and 40% from the V.A. Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the V.A. Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

   You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

  When withdrawal charges don't apply:  We don't assess a withdrawal charge in
  -----------------------------------
the following situations:

     . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

     . on certain withdrawals if you have elected the rider that waives the withdrawal charge; and

     . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

  How an MVA affects the withdrawal charge:  If you make a withdrawal from a
  ----------------------------------------
guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

Other charges

  We offer, subject to state availability, four optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we charge an amount equal to 1/12th of the following annual percentages:

Waiver of withdrawal charge                  0.10% of that portion of your
                                             contract's total value attributable
                                             to premiums you contributed and
                                             extra credits credited within 7
                                             years prior to the date of
                                             deduction
-------------------------------------------------------------------------------
Enhanced death benefit                       0.15% of your contract's total
                                             value
-------------------------------------------------------------------------------
Accumulated value enhancement*               0.35% of your initial premium
                                             payment (we reserve the right to
                                             increase this percentage on a
                                             uniform basis for all riders issued
                                             in the same state)
-------------------------------------------------------------------------------
Guaranteed retirement income benefit         0.30% of your contract's total
                                             value
-------------------------------------------------------------------------------

  * If you choose the accumulated value enhancement, you must also choose the waiver of withdrawal charge.


  We deduct the charge proportionally from each of your investment options, based on your value in each.

 HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

  Prior to your contract's date of maturity, if the annuitant is living, you may:

     . surrender your contract for a cash payment of its "surrender value," or

     . make a partial withdrawal of the surrender value.

  The "surrender value" of a contract is the total value of a contract, after any market value adjustment, MINUS the annual contract fee, any applicable premium tax, any withdrawal charges, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

  Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
39. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

  We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

  Without our prior approval, you may not make a partial withdrawal

     . for an amount less than $100, or

     . if the remaining total value of your contract would be less than $1,000.

 We reserve the right to terminate your contract if the value of your contract becomes zero.

  You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Waiver of withdrawal charge rider

  If your state permits, you may purchase an optional waiver of withdrawal charge rider at the time of application. The "covered persons" under the rider are the owner and the owner's spouse, unless the owner is a trust. If the owner is a trust, the "covered persons" are the annuitant and the annuitant's spouse. Under this rider, we will waive withdrawal charge on any withdrawals, if a "covered person" has been diagnosed with one of the critical illnesses listed in the rider, or if all the following conditions apply:

     . a covered person become confined to a nursing home beginning at least
       30 days after we issue your contract;

     . such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

     . the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

 You may not purchase this rider if either of the covered persons (1) is older than 74 years at application or (2) was confined to a nursing home within the past two years.

  There is a charge for this rider, as set forth under "Other charges" on page 22, above. This rider (and the related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

  For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on
request.   In certain marketing materials, this rider may be referred to as
"CARESolutions."

  If you purchase this rider:

     . you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of elder care services available to seniors, and

     . you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

Systematic withdrawal plan

  Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 14, and "What fees and charges will be deducted from my contract?" beginning on page 20. The same tax consequences also generally will apply.

  The following conditions apply to systematic withdrawal plans:

     . You may elect the plan only if the total value of your contract equals $25,000 or more.

     . The amount of each systematic withdrawal must equal at least $100.

     . If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

     . You may cancel the plan at any time.

     . We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

 WHAT HAPPENS IF THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

  If the annuitant dies before your contract's date of maturity, we will pay a death benefit to the contract's beneficiary. If you have named more than one annuitant, the death benefit will be payable upon the death of the surviving annuitant prior to the date of maturity.

  If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner who is the annuitant will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable. (For a description of what happens upon the death of an owner who is not the annuitant, see "Distribution requirements following death of owner," beginning on page 38.)

  We will pay a "standard" death benefit, unless you have chosen an "enhanced death benefit rider," as discussed below.

Standard death benefit

   The standard death benefit is the greater of:

     . the total value of your contract, adjusted by any then-applicable market value adjustment, or

     . the total amount of premium payments made and extra credits credited, minus any partial withdrawals and related withdrawal charges.

 We calculate the death benefit value as of the day we receive, in proper order you and your immediate family will also have access toat the John Hancock Annuity Servicing Office:

     . proof of the annuitant's death, and

     . any required instructions as to method of settlement.

  Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 37.

Enhanced death benefit rider

  If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing an enhanced death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greatest of:

     . the amount of each premium you have paid, accumulated at 5% effective annual interest (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn);

     . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary; or

     . the total value of your contract (adjusted by any market value adjustment) as of the date we receive due proof of the annuitant's death.

 For these purposes, however, we count only those contract anniversaries that occur (1) BEFORE we receive proof of death and (2) BEFORE the annuitant attains age 80 1/2.

  You may elect this rider ONLY when you apply for the contract and only if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 20 under "Other charges." For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

  This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

 WHAT OTHER BENEFITS CAN I PURCHASE UNDER A CONTRACT?

  In addition to the enhanced death benefit and waiver of withdrawal charge riders discussed above, we currently make available two other optional benefits if your state permits and if you are under age 75 when you apply for a contract.
 These optional benefits are provided under riders that contain many terms and conditions not set forth below. Therefore, you should refer directly to each rider for more complete information. We will provide you with a copy on request.

  Accumulated value enhancement.  Under this rider, we will make a contribution
  -----------------------------
to the total value of the contract on a monthly basis if the covered person (who must be the annuitant):

     . is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, and

     . is receiving certain qualified services described in the rider.

 The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

  You may elect this rider only when you apply for the contract. You cannot elect this rider unless you have also elected the waiver of withdrawal charge rider. There is a monthly charge for this rider. The charge is described under "Other charges" on page 22.

  The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

    If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

  In certain marketing materials, this rider may be referred to as "CARESolutions Plus."

  Guaranteed retirement income benefit.  Under this rider, we will guarantee the
  ------------------------------------
amount of annuity payments you receive, if the following conditions are satisfied:

     . The date of maturity must be within the 30 day period following a contract anniversary.

     . If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

     . If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

  You cannot elect this rider at any time after your contract is issued. If you elect this rider you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

  If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described under "Annuity options" on page 37. The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

  If you exercise your rights under this rider, we guarantee that the amount we apply to this annuity payment option will be the same amount as if your premium payments had earned a return prescribed by the rider, rather than the return they earned in the subaccounts you actually chose. Under this rider, we would apply that guaranteed amount to the fixed annuity payment option specified in the rider in the same manner and on the same terms as if you had, in the absence of this rider, elected to apply total contract value in the same amount to that same annuity payment option.

  There is a monthly charge for this rider, which is described at page 22 under "Other charges." The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

 CAN I RETURN MY CONTRACT?

  In most cases, you have the right to cancel your contract within 10 days (or longer in some states and for contracts issued as "IRAs" ) after you receive it. To cancel your contract, simply deliver or mail it to:

     . JHVLICO at the address shown on page 2, or

     . the JHVLICO representative who delivered the contract to you.

  In most states, you will receive a refund equal to the total value of your contract on the date of cancellation minus the extra credit deduction (as defined below), adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. The "extra credit deduction" is equal to the lesser of (1) the portion of the total value of your contract that is attributable to any extra credits and (2) the amount of all extra credits. Thus, you receive any gain and we bear any loss on extra credits if you return your contract within the time period specified above. In some states, or if your contract was issued as an "IRA", you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

                              ADDITIONAL INFORMATION

  CONTENTS OF THIS SECTION                              PAGES TO SEE

  Description of JHVLICO . . . . . . . . . . . . . . . . .      31

  Who should purchase a contract?. . . . . . . . . . . . .      31

  How we support the variable investment options . . . . .      32

  How we support the guarantee periods . . . . . . . . . .      32

  How the guarantee periods work . . . . . . . . . . . . .      32

  The accumulation period. . . . . . . . . . . . . . . . .      34

  The annuity period . . . . . . . . . . . . . . . . . . .      35

  Variable investment option valuation procedures. . . . .      38

  Distribution requirements following death of owner . . .      38

  Miscellaneous provisions . . . . . . . . . . . . . . . .      39

  Tax information. . . . . . . . . . . . . . . . . . . . .      39

  Further information about JHVLICO. . . . . . . . . . . .      44

  Management's discussion and analysis . . . . . . . . . .      46

  Performance information. . . . . . . . . . . . . . . . .      53

  Reports. . . . . . . . . . . . . . . . . . . . . . . . .      54

  Voting privileges. . . . . . . . . . . . . . . . . . . .      54

  Certain changes. . . . . . . . . . . . . . . . . . . . .      54

  Distribution of contracts. . . . . . . . . . . . . . . .      54

  Experts. . . . . . . . . . . . . . . . . . . . . . . . .      54

  Registration statement . . . . . . . . . . . . . . . . .      54

  Condensed Financial Information. . . . . . . . . . . . .      56

  JHVLICO financial statements . . . . . . . . . . . . . .      60

  Appendix A - Details About Our Guarantee Periods . . . .      77

  Appendix B - Example of Withdrawal Charge Calculation. .      81

 DESCRIPTION OF JHVLICO

  We are JHVLICO, a stock life insurance company organized, in 1979, under the
laws of the Commonwealth of Massachusetts.   We have authority to transact
business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 1999, John Hancock's assets were approximately $ 71 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

  It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

 WHO SHOULD PURCHASE A CONTRACT?

  We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We provide general federal income tax information for contracts not purchased in connection with a tax qualified retirement plan beginning on page 39.

  We also designed the contracts for purchase under:

     . traditional individual retirement annuity ("IRA") plans satisfying the requirements of Section 408 of the Code;

     . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
       Section 408A of the Code;

     . SIMPLE IRA plans adopted under Section 408(p) of the Code;

     . Simplified Employee Pension plans ("SEPs") adopted under Section
       408(k) of the Code;

     . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations; and

     . pension or profit-sharing plans qualified under section 401(a) of the Code.

  When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

  We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

  To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

 HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

  We hold the Fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

  The Account's assets, including the Trusts' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

  All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

 HOW WE SUPPORT THE GUARANTEE PERIODS

  All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

 HOW THE GUARANTEE PERIODS WORK

  Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

     . withdraw all or a portion of any such amount from the contract,

     . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

     . allocate all or a portion of such amount to one or more of the variable investment options.

  You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

  We currently make available guarantee periods with durations up to ten years. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

Guaranteed interest rates

  Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

---------------------------------------------------------
 We make the final determination of guaranteed rates to
be declared.  We cannot predict or assure the level of
any future guaranteed rates.
---------------------------------------------------------

  You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 2.

Calculation of market value adjustment ("MVA")

  If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

     . death benefits pursuant to your contract,

     . amounts you apply to an annuity option, and

     . amounts paid in a single sum in lieu of an annuity.

  The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract. Here is how the MVA works:

---------------------------------------------------------------------------
 We compare

     . the guaranteed rate of the guarantee period from which the assets are being taken WITH

     . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------

  For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

  The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

 THE ACCUMULATION PERIOD

Your value in our variable investment options

  Each premium payment, extra credit or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

  To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

-----------------------------------------------
dollar amount of transaction
                  DIVIDED BY
value of one accumulation unit for the
applicable variable investment option at the
time of such transaction
-----------------------------------------------

  The value of each accumulation unit will change daily depending upon the investment performance of the Fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

  Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

--------------------------------------------
number of accumulation units in the
variable investment options
                   TIMES
value of one accumulation unit for the
applicable variable investment option at
that time
-------------------------------------------

Your value in the guarantee periods

  On any date, the total value of your contract in a guarantee period equals:

     . the amount of premium payments, extra credits or transferred amounts allocated to the guarantee period, MINUS

     . the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

     . the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

     . the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

     . the amount of any charges and fees deducted from that guarantee period, PLUS

     . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

 THE ANNUITY PERIOD

  Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

  Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be

     . at least 6 months after the date the first premium payment is applied to your contract, and

     . no later than the maximum age specified in your contract (normally age 95).

  Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 41.)

Choosing fixed or variable annuity payments

  During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

  We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

  We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

  Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

  Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 37).

  Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

  If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

  Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if

     . you have not made an election prior to the annuitant's death;

     . the beneficiary is entitled to payment of a death benefit of at least
       $5,000 in a single sum; and

     . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

  We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

  The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

     . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

     . if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

     . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

   Assumed investment rate

  The assumed investment rate for any variable portion of your annuity payments will be 3 1/2 % per year, except as follows.

  You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

  The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of

     . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

     . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

  Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

  OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives.
 If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

  Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

  OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

  OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

  OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

  OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

  With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

  If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

     . Option A:  "life annuity with 5 years guaranteed" and

     . Option B: "life annuity without further payment on the death of payee."

 VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

  We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

 DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER

  If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the adjacent box. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

  In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

  The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

  Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

---------------------------------------------------------
 IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:

     . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

     . if the beneficiary is not your surviving spouse
       OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the entire interest (as discussed below) in the contract on the date of your death must be:

   (1) paid out in full within five years of your death or

   (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death

  If you are the annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the annuitant, the entire interest equals

     . the surrender value if paid out in full within five years of your death, or

     . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

 IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN

     . any remaining amount that we owe must be paid
       out at least as rapidly as under the method of
       making annuity payments that is then in use.
----------------------------------------------------------

 MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

  To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

  Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

     . the rights of any assignees of record and

     . certain other conditions referenced in the contract.

  An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

 TAX INFORMATION

Our income taxes

  We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

  The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Contracts not purchased to fund a tax qualified plan

   Undistributed gains

  We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

  However, a contract owned other than by a natural person does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

   Annuity payments

  When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to the payee, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

  The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

   Surrenders and withdrawals before date of maturity

  When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract or if no annuity payment option is selected for a death benefit payment.

  When you take a partial withdrawal from a contract, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain". Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

  For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JHVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

   Penalty for premature withdrawals

  The taxable portion of any withdrawal or single sum payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

   Accumulated value enhancement rider

  If you have elected the accumulated value enhancement rider, the Internal Revenue Service might take the position that each charge associated with this rider is deemed a withdrawal from the contract which would be subject to income tax and, if you have not yet attained age 59 1/2, the special 10% penalty tax for withdrawals from contracts before the age of 59 1/2. You should consult a competent tax adviser before electing this rider.

Diversification requirements

  Each of the Funds of the Trusts intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

  The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the Fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of Fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

  We have no responsibility for determining whether a particular retirement plan satisfies the applicable requirements of the Code or whether a particular employee is eligible for inclusion under a plan.

   Withholding on rollover distributions

  The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

   Contracts purchased as traditional IRAs

  A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of (a) 100% of compensation includable in your gross income, or (b) $2,000 per year. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job).
You can generally contribute up to $2,000 for each of you and your spouse (or, if less, your combined compensation).

  You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return. The amount of your deduction is based on the following factors:

     . whether you or your spouse is an active participant in an employer sponsored retirement plan,

     . your federal income tax filing status, and

     . your "Modified Adjusted Gross Income".

  Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

  If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or any annuity payment, may be excluded from your taxable income when you receive the proceeds. In general, all other amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply similar to those described above for such non-qualified contracts).

  The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

   Contracts purchased as Roth IRAs

  In general, you may make purchase payments of up to $2,000 each year for a type of non-deductible IRA contract, known as a Roth IRA. Any contributions made during the year for any other IRA you have will reduce the amount you otherwise could contribute to a Roth IRA. Also, the $2000 maximum for a Roth IRA phases out for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

  If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

     . after you reach age 59 1/2,

     . on your death or disability, or

     . to qualified first-time homebuyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

  The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax.

  You can convert a traditional IRA to a Roth IRA, unless

     . you have adjusted gross income over $100,000, or

     . you are a married taxpayer filing a separate return.

 The $2,000 Roth IRA contribution limit does not apply to converted amounts.

  You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

   Contracts purchased under SIMPLE IRA plans

  In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contibutions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed certain contribution limits (currently $6,000 a year). Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

   Contracts purchased under Simplified Employee Pension plans (SEPs)

  SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum amount that may be contributed to an SEP is the lesser of 15% of compensation or the IRS compensation limit for the year ($170,000 for the year 2000).

   Contracts purchased under Section 403(b) plans

  Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into contracts owned by their employees that are not taxable currently to the employee.

  The amount of such non-taxable contributions each year:

     . is limited by a maximum (called the "exclusion allowance") that is computed in accordance with a formula prescribed under the Code;

     . may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed $10,500 (subject to cost of living increases); and

     . is subject to certain other limits (described in Section 415 of the Code).

  When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income.

  Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

     . on the employee's separation from service, death, or disability,

     . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

     . transfers and exchanges to other products that qualify under Section
       403(b).

   Contracts purchased for pension and profit sharing plans qualified under
   Section 401(a)

  In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

  Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

  The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

  IRS required minimum distributions to the employee must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

   Contracts purchased for "top-heavy" plans

  Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

   Tax-free rollovers

  The discussion above covers certain fully or partially tax-free "rollovers" from a regular IRA to a Roth IRA. You may also make a tax-free rollover from:

     . a traditional IRA to another traditional IRA,

     . any tax-qualified plan to a traditional IRA, and

     . any tax-qualified plan to another tax-qualified plan of the same type
       (i.e. 403(b) to 403(b), corporate plan to corporate plan, etc.)

  We do not have to withhold tax if you roll over your entire distribution and you request us to pay it directly to the successor plan. Otherwise, 20% mandatory withholding will apply and reduce the amount you can roll over to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before taking such a distribution.

   See your own tax adviser

  The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

FURTHER INFORMATION ABOUT JHVLICO

Description of JHVLICO

  We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering price of $17 per share. At December 31, 1999, JHVLICO had $74.8 billion of life insurance in force.

  JHVLICO markets its policies through

     . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

     . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

 In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL"). At December 31, 1998, IPL's principal business consisted of a run-off of a block of single premium whole life insurance. More information about IPL is contained in Note 2 to JHVLICO's Financial Statements, beginning on page 64.

Selected financial data

  You should read the following financial data for JHVLICO along with

     . "Management's Discussion and Analysis of Financial Condition and
       Results of Operations", immediately following this section, and

     . JHVLICO's financial statements and the notes to the financial statements, beginning on page 60.

  Past results do not necessarily indicate future results. The selected financial data and financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners ("NAIC") ("statutory accounting practices."). See Note 1 to JHVLICO's financial statements, beginning on page 61, for additional information about the accounting practices.

                           SELECTED FINANCIAL DATA

                                               Year ended     Year ended      Year ended      Year ended     Year ended
                                              December 31,   December 31,    December 31,    December 31,   December 31,
                                                  1999           1998             1997           1996            1995
                                              (in millions)  (in millions)   (in millions)   (in millions)  (in millions)
                                              -------------  -------------   -------------   ------------   -------------
  INCOME STATEMENT DATA
       Premiums                                  $   950.8      $ 1,272.3       $   872.7       $  820.6      $   570.9
       Net investment income                         136.0          122.8            89.7           76.1           62.1
       Other income, net                             605.4          618.1           449.1          427.7           98.7
                                                 ---------      ---------       ---------       --------      ---------
            TOTAL REVENUES                       $ 1,692.2        2,013.2         1,411.5        1,324.4          731.7
       Total benefits and expenses               $ 1,573.6        1,963.9         1,342.5        1,249.0          672.2
       Income tax expense                             42.9           33.1            38.5           38.6           28.4
       Net realized capital gains (losses)            (1.7)          (0.6)           (3.0)          (1.5)           0.5
       Net gain                                       74.0      $    15.6       $    27.5       $   35.3      $    31.6
                                                 ---------      ---------       ---------       --------      ---------
    BALANCE SHEET DATA
       Total assets                              $10,613.0      $ 8,599.0       $ 6,521.5       $4,567.8      $ 3,446.3
       Total obligations                          10,216.0        8,268.2         6,199.8        4,284.7        3,197.6
                                                 ---------      ---------       ---------       --------      ---------
       Total stockholder's equity                    397.0      $   330.8       $   321.7       $  283.1      $   248.7

MANAGEMENT'S DISCUSSION AND ANALYSIS

Financial condition

  During the past fiscal year, JHVLICO's total assets grew primarily due to the growth in the total assets of the JHVLICO's separate accounts due to increased sales of variable life and variable annuity products as well as market appreciation on separate account assets as a result of strong market performance.

  Likewise, its total obligations grew. Total stockholder's equity also grew during this period. The following chart shows percentage growth in total assets, total obligations and total stockholder's equity for the twelve-month period ended December 31, 1999:


                                                    Year ended     Year ended
                                                    December 31,   December 31,
                                                       1999           1998
                                                   (in millions)  (in millions)  % change
                                                   -------------  -------------  --------
Total assets  -  JHVLICO                           $10,613.0       $ 8,599.0       23.4%
Total assets  -  JHVLICO separate accounts         $ 8,268.2       $ 6,595.2       25.4%
Total obligations - JHVLICO                        $10,216.0       $ 8,268.2       23.6%
Total obligations - JHVLICO separate accounts      $ 8,261.6       $ 6,589.4       25.4%
Total stockholder's equity                         $   397.0       $   330.8       20.0%



  Separate account assets and liabilities consist primarily of the fund balances associated with JHVLICO's variable life and annuity business. The asset holdings include fixed income, equity, growth, total return, real estate, global, and international mutual funds with liabilities representing amounts due to policyholders.

  During the 1998 fiscal year, a similar pattern of growth occurred. It is shown on the following chart:



                                                       Year ended     Year ended
                                                      December 31,   December 31,
                                                          1998           1997
                                                      (in millions)  (in millions)  % change
                                                      -------------  -------------  --------
Total assets  -  JHVLICO                              $ 8,599.0      $ 6,521.5       31.9%
Total assets  -  JHVLICO separate accounts            $ 6,595.2      $ 4,691.1       40.6%
Total obligations - JHVLICO                           $ 8,268.2      $ 6,199.8       33.4%
Total obligations - JHVLICO separate accounts         $ 6,589.4      $ 4,685.7       40.6%
Total stockholder's equity                            $   330.8      $   321.7        2.8%

  JHVLICO's bond portfolio remains highly diversified. It maintains the diversity of its bond portfolio by:

     . investing in a wide variety of geographic regions and industry groups, and

     . limiting the size of individual investment relative to the total portfolio.

  JHVLICO invests new money predominantly in long-term investment grade corporate bonds. As a result, 86.0% of JHVLICO's general account bonds were investment grade bonds, and 9.8% were medium grade bonds as of December 31, 1999. The corresponding percentages as of December 31, 1998, were 86.1% and 10.8%, respectively. For medium grade bonds, JHVLICO invests mostly in private placements that provide long-term financing for medium size companies. These bonds typically are protected by individually negotiated financial covenants and/or collateral. As of December 31, 1999, the remaining 4.2% of JHVLICO's total general account bonds consisted of lower grade bonds and bonds in default. Bonds in default represent 0.8% of JHVLICO's general account bonds.

  Management believes JHVLICO's commercial mortgage lending practices continue to be strong. JHVLICO generally makes mortgage loans against properties with proven track records and high occupancy levels. Typically, JHVLICO does not make construction or condominium loans nor lend more than 75% of the property's value at the time of the loan. JHVLICO uses a computer based mortgage risk analysis system in managing the credit risk related to its mortgage loans.

  JHVLICO has outstanding commitments to purchase long-term bonds and issue real estate mortgages totaling $15.4 million and $3.5 million, respectively, at December 31, 1999. The corresponding amounts at December 31, 1998 were $5.9 million and $24.8 million, respectively. JHVLICO monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. Most of the commitments at December 31, 1999 expire in 2000.

Reserves and obligations

  JHVLICO's obligations consist primarily of aggregate reserves for life policies and annuity contracts. As of December 31, 1999, JHVLICO's general account reserves totaled $1,866.6 million and its separate account obligations totaled $8,261.6 million. As of December 31, 1998, the corresponding amounts were $1,652.0 million and $6,589.4 million, respectively. JHVLICO computes these liabilities in accordance with commonly accepted actuarial standards. Its actuarial assumptions are in accordance with, or more conservative than, those called for in state regulations. Total reserves meet the requirements of Massachusetts insurance laws.

  Every year, JHVLICO performs reserve adequacy testing, usually during the fourth quarter. Intensive asset adequacy testing was performed in 1999 for the vast majority of reserves. During 1999 and 1998, JHVLICO made no refinements to reserves.

  JHVLICO's investment reserves include the asset valuation reserve ("AVR") and interest maintenance reserve ("IMR") required by the NAIC and state insurance regulatory authorities. The AVR stabilizes statutory surplus from non-interest related fluctuations in the market value of bonds, stocks, mortgage loans, real estate and other invested assets. The AVR generally captures realized and unrealized capital gains or losses on such assets, other than those resulting from interest rate changes.

  Each year, the amount of an insurer's AVR will fluctuate as the non-interest related capital gains and/ or losses are absorbed by the reserve. To adjust for such changes over time, an annual contribution must be made to the AVR equal to 20% of the difference between the AVR reserve objective (as determined annually according to the type and quality of an insurer's assets) and the actual AVR.

  JHVLICO includes the AVR in its obligations. Its AVR was $23.1 million at December 31, 1999, and $21.9 million as of December 31, 1998. During 1998, JHVLICO made a voluntary contribution of $0.7 million to the AVR. Such contributions may result in a slower rate of growth of, or a reduction to, stockholder's equity. During 1999, there have been no voluntary contributions to the AVR. Changes in the AVR are accounted for as direct increases or decreases in stockholder's equity. The impact of the AVR on JHVLICO's stockholder's equity position will depend, in part, on JHVLICO's investment portfolio.

  The IMR captures realized capital gains and losses (net of taxes) on fixed income investments (primarily bonds and mortgage loans) resulting from changes in interest rate levels. JHVLICO does not reflect these amounts in its stockholder equity account but amortizes them into net investment income over the estimated remaining lives of the investments disposed. At December 31, 1999 and December 31, 1998, JHVLICO's IMR balance was $7.4 million and $10.7 million, respectively. The impact on the IMR on JHVLICO's stockholder's equity depends upon the amount of future interest related capital gains and losses on fixed income investments.

Results of operations

   1999 compared to 1998

  Net gains from operations, before net realized capital gains/losses, totaled $75.7 million in 1999, a $59.5 million increase over 1998. The increase in the net gain is due principally to continued growth in the annuity line of business within JHVLICO. This line of business had a growth in net gain of $25.6 million due to higher separate account fees and expense allowances on business reinsured with John Hancock. The remaining $33.9 million increase in net gain is due to the Universal Life line of business which had higher net investment income and lower premium taxes during 1999 compared with 1998.

  During 1999, total revenues decreased by 15.9% (or $321.0 million) to $1,692.2 million. Premium, net of premium ceded to reinsurers, decreased by 25.3% (or $321.5 million) to $950.8 million. This decrease in premium is primarily due to large single premium ($340.0 million) bank owned life insurance sales that occurred during 1998 which have not recurred during 1999. Net investment income increased by 10.7% (or $13.2 million) to $136.0 million. This increase is primarily due to a 4.6% (or $4.4 million) increase in gross income on long-term bonds, and a 25.3% (or $6.3 million) increase in gross income on commercial and agricultural mortgages. The increases can both be attributed to an increased asset base. Other income decreased by $12.7 million primarily as a result of reserve adjustments on reinsurance ceded.

  During 1999, total benefits and expenses decreased by 19.9% (or $390.3 million) to $1,573.6 million. Benefit payments and additions to reserves decreased by 25.5% (or $422.9 million) to $1,238.7 million. This decrease is primarily the result of a bank owned life insurance reserve increase in 1998 of $380.1 million that did not recur in 1999. Insurance expenses increased by 14.7% (or $40.2 million) to $314.4 million. This consists of an $11.3 million increase in commission expenses resulting from the sale of new and renewal business, and a $28.9 million increase in the expenses of providing services to policyholders.

   1998 compared to 1997

  Net gain from operations , before net realized capital losses, totaled $16.2 million in 1998, $14.3 million lower than in 1997. A net loss of $9.8 million in 1998 resulting from the individual annuity line of business contributed significantly to this decrease in operating gain. First year commissions and taxes on sales of $340.0 million of bank owned life insurance further diminished the gain.

  During 1998, total revenues increased by 42.6% (or $601.7 million) to $2,013.2 million. Premium, net of premium ceded to reinsurers, increased by 45.8% (or $399.6 million) to $1,272.3 million. This increase is principally due to the sale of a single-premium bank owned life insurance policy with a premium of $340.0 million. Net investment income increased by 36.9% (or $33.1 million) to $122.8 million. This increase is primarily due to a 47.8% (or $31.0 million) increase in gross income on long-term bonds, and a 27.8% (or $5.4 million) increase in gross income on commercial mortgages. The increases can both be attributed to an increased asset base. Other income increased by $169.0 million as a result of reserve adjustments on reinsurance ceded.

  During 1998, total benefits and expenses increased by 46.3% (or $621.4 million) to $1,963.9 million. Benefit payments and additions to reserves increased by 52.4% (or $571.4 million) to $1,661.6 million. This increase is largely the result of an increase in reserves of $297.4 million associated with the sale of bank owned life insurance. Insurance expenses increased by 17.6% (or $41.0 million) to $274.2 million. This consists of a $27.3 million increase in commission expenses resulting from the sale of new and renewal business, and a $13.7 million increase in the expenses of providing services to policyholders.

Liquidity and capital resources

  JHVLICO's liquidity resources for the past two fiscal years were as follows:

                                                       Year ended      Year ended
                                                      December 31,    December 31,
                                                          1999            1998
            Type of Investments                       (in millions)   (in millions)
            -------------------                       -------------   -------------
                     Cash and short-term investments     $ 250.1         $  19.9
                                        Public bonds     $ 454.1         $ 461.9
            Investment-grade private placement bonds     $ 609.4         $ 619.9


  In addition, JHVLICO's separate accounts are highly liquid and available to meet most outflow needs for variable life insurance.

  JHVLICO's management believes the liquidity resources of $1,313.6 million as of December 31, 1999, strongly position JHVLICO to meet all its obligations to policyholders and others. Funds provided by normal operations generally satisfy JHVLICO's financing needs. There were no outstanding borrowings as of December 31, 1999. As of December 31, 1998, JHVLICO had $61.9 million in outstanding borrowings from an affiliate. Total surplus, also know as stockholder's equity, plus the AVR, amounted to $420.1 million as of December 31, 1999, and $352.7 million as of December 31, 1998. The current statutory accounting treatment of taxes for deferred acquisition costs ("DAC taxes") currently results in a reduction to JHVLICO's surplus. This reduction will persist during periods of growth in new business. DAC taxes result from federal income tax law that approximates acquisition expenses, and then spreads the corresponding tax deduction over a period of years. As a result, the DAC tax is collected immediately and subsequently returned through tax deductions in later years.

  Since it began operations, JHVLICO has received a total of $576.7 million in capital contributions from John Hancock, of which $572.4 million is credited to paid-in capital and $2.5 million was credited to capital stock as of December 31, 1999. In 1993, JHVLICO returned $1.8 million of capital to John Hancock. To support JHVLICO's operations, for the indefinite future, John Hancock will continue to make capital contributions, if necessary, to ensure that JHVLICO maintains shareholder's equity of at least $1.0 million. JHVLICO's stockholder's equity, net of unassigned deficit, amounted to $397.0 million at December 31, 1999 and $330.8 million at December 31, 1998.

  In December, 1992, the NAIC approved risk-based capital ("RBC") standards for life insurance companies. It also approved a model act (the "RBC Model Act") to apply such standards at the state level.

The RBC Model Act requires life insurers to submit an annual RBC report comparing the company's total adjusted capital (statutory surplus plus AVR, voluntary investment reserves, and one-half the apportioned dividend liability) with its risk-based capital as calculated by an RBC formula. The formula takes into account the risk characteristics of the company's investments and products. Insurance regulators use the formula as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action, not as a means to rank insurers. As of December 31, 1999, JHVLICO's total adjusted capital as defined by the NAIC was well in excess of the RBC standards.

Reinsurance

  To reduce its exposure to large losses under its insurance policies, JHVLICO enters into reinsurance arrangements with its parent, John Hancock, and other non-affiliated insurance companies. For more information about JHVLICO's reinsurance arrangements, see Notes 5 and 7 of the Notes to Financial Statements.

Separate Accounts

  State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

  The life insurance business is highly competitive. There are approximately 1,300 stock and other types of insurers in the life/health insurance business in the United States. According to the July, 1999 issue of Best's Review Life/Health, JHVLICO ranks 82nd in terms of net premiums written during 1998. JHVLICO's parent, JHLICO, ranks 9th.

  Best's Company Report, dated June 1, 1999, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of its parent company and the capital guarantee discussed below. Standard & Poor's Corporation and Duff & Phelps Credit Rating Company have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

  JHLICO provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria which were revised in 1999, 1998 and 1997 to reflect continuing changes in JHVLICO's operations. The amount of service fee charged to JHVLICO was $188.3 million, $157.5 million, and $123.6 million in 1999, 1998 and 1997, respectively.

Transactions with John Hancock

  As indicated, property, personnel and facilities are provided, at a service fee, by JHLICO for purposes of JHVLICO's operations, and the two companies have entered into certain reinsurance arrangements. In addition, JHLICO has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to JHLICO during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent. (See Notes 2 and 5 of the Notes to Financial Statements.)

  JHLICO receives no additional compensation for its services as underwriter and distributor of the contracts issued by JHVLICO. See Note 5 of JHVLICO's Notes to Financial Statements for additional information.

Legal Proceedings

  In the normal course of its business operations, JHVLICO is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1999. JHVLICO does not believe that this ordinary routine litigation or any other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on its business, financial condition or results of operations.

  Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved settlement of a nationwide class action lawsuit regarding sales practices against John Hancock, JHVLICO and John Hancock Distributors, Inc. (Duhaime, et al v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc.)

  During 1999, in conjunction with this settlement, JHVLICO recorded a related reserve of $194.9 million representing our share of the settlement and received a capital contribution from John Hancock of $194.9 million. The reserve held at December 31, 1999 amounted to $136.5 million. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by JHVLICO. John Hancock and JHVLICO will continue to update their estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated. If JHVLICO's share of the settlement increases, John Hancock will contribute additional capital to JHVLICO so that JHVLICO's total stockholder's equity would not be impacted.

Regulations

  JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. This extensive state regulation along with proposals to adopt a federal regulatory framework may in the future adversely affect JHVLICO's ability to sustain adequate returns. JHVLICO's business also could be adversely affected by:

     . changes in state law relating to asset and reserve valuation requirements;

     . limitations on investments and risk-based capital requirements;  and,

     . at the federal level, laws and regulations that may affect certain aspects of the insurance industry.

 States levy assessments against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

  Regulators have discretionary authority to limit or prohibit an insurer from issuing new business to policyholders if the regulators determine that

     . such insurer is not maintaining minimum statutory surplus or capital, or

     . further transaction of business would be hazardous to the policyholders.

 Based upon their current or anticipated levels if statutory surplus and the volume of their new sales, JHVLICO and its affiliates do not believe regulations will limit their issuance of new insurance business.

  Although the federal government does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal laws and regulations may significantly affect the insurance business by removing barriers preventing banks from engaging in the insurance business, limiting medical testing for insurability, changing the tax laws affecting the taxation of insurance companies and insurance products, and prohibiting the use of gender in determining insurance and pension rates and benefits. Such initiatives could impact the relative desirability of various personal investment vehicles.

Directors

  The directors and executive officers of JHVLICO are as follows:



        Name          Age  Position with JHVLICO      Other business within past 5 years
        ----          ---  ---------------------      ----------------------------------
David D'Alessandro,   49   Chairman                   President, Chief Operations Officer, and Chief Executive
Director                                              Officer-Elect, John Hancock Life Insurance Company
Michele G. Van Leer,  42   Vice Chairman & President  Senior Vice President, Life Product Management, John
Director                                              Hancock
Robert S. Paster,     47   Vice President             Second Vice President, Direct Distribution, John Hancock
Director
Robert R. Reitano,    49   Vice President & CIO       Vice President, Investment Policy & Research, John
Director                                              Hancock
Barbara L. Luddy,     48   Vice President & Actuary   Senior Vice President, Financial Reporting & Analysis,
Director                                              John Hancock
Bruce M. Jones        42   Vice President             Vice President, Annuity Product Management, John
Director                                              Hancock; Prior to July, 1999, Senior Vice President &
                                                      Chief Operation Officer, Phoenix Home Life Insurance
                                                      Company; Vice President, Marketing Department, Phoenix
                                                      Home Life Insurance Company
Ronald J. Bocage,     54   Vice President & Counsel   Vice President & Counsel, Insurance and Separate Account
Director                                              Products Division, John Hancock
Thomas J. Lee,        45   Vice President             Vice President, Life Product and  Systems Management,
Director                                              John Hancock
Paul J. Strong        53   Vice President             Vice President, Retail Life Product Management, John
Director                                              Hancock; Prior to September, 1999, Senior Vice President,
                                                      Product Management, Jefferson Pilot Financial Insurance
                                                      Company; Senior Vice President, Marketing, Chubb Life
                                                      Insurance Company of America
Daniel L. Ouellette   50   Vice President             Senior Vice President, Retail Marketing, John Hancock
Patrick F. Smith      57   Controller                 Senior Associate Controller, Controller's Department, John
                                                      Hancock
Julie H. Indge        46   Treasurer                  Financial Officer, Financial Sector Management, John
                                                      Hancock
Peter H. Scavongelli  42   Secretary                  State Compliance Officer, John Hancock

Executive  Compensation

  Executive officers of JHVLICO also serve one or more of the affiliated companies of JHLICO. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO.

  The following table provides information on the allocated compensation paid to the chief executive officer for 1999. There were no executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 1999. Directors of JHVLICO receive no compensation in addition to their compensation as employees of JHLICO.

                            Annual Compensation               Long-Term Compensation
                        ----------------------------      -------------------------------
        Name            Title       Salary     Bonus      Other       LTIP      All Other
        ----            -----       ------     -----      -----       ----      ---------
David F. D'Alessandro  Chairman  $29,723       $19,320    $1,912      $32,362       $0


 PERFORMANCE INFORMATION

  We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level"
performance.   In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option. Total return at the Account level is the percentage change between

     . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

     . the value at the end of such period.

  At the Account level, total return reflects adjustments for

     . the mortality and expense risk charges,

     . the annual contract fee, and

     . any withdrawal charge payable if the owner surrenders his contract at the end of the relevant period.

 Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Trust level where comparable charges are not deducted.

  We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any withdrawal charge and it may be for additional durations.

  We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. CURRENT YIELD refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

  EFFECTIVE YIELD is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

  Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

REPORTS

  At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Trusts.

VOTING PRIVILEGES

  At meetings of the Trusts' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

  We reserve the right, subject to applicable law, including any required shareholder approval,

     . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

     . to add or delete variable investment options,

     . to change the underlying investment vehicles,

     . to operate the Account in any form permitted by law, and

     . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

DISTRIBUTION OF CONTRACTS

  John Hancock Funds, Inc. ("JHFI") acts as principal distributor of the contracts sold through this prospectus. JHFI is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. Its address is 101 Huntington Avenue, Boston, Massachusetts 02199.

  You can purchase a contract through broker-dealers and certain financial institutions who have entered into selling agreements with JHFI and JHVLICO and whose representatives are authorized by applicable law to sell annuity products. We do not expect the compensation to such broker-dealers and financial institutions to exceed 8.0% of premium payments (on a present value basis).
For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor JHFI is obligated to sell any particular amount of contracts. We reimburse JHFI for direct and indirect expenses actually incurred in connection with the marketing and sale of these contracts. JHFI is a subsidiary of John Hancock Life Insurance Company.

EXPERTS

  Ernst & Young LLP, independent auditors, have audited the financial statements of John Hancock Variable Life Insurance Company that appear herein and the financial statements of the Account that appear in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. Those financial statements are included in the registration statement in reliance upon Ernst & Young's reports given upon the firm's authority as experts in accounting and auditing.

REGISTRATION STATEMENT

  JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

  This prospectus omits certain information contained in the registration statement that we filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                                    page of SAI
VARIATIONS IN CHARGES...................................  2
DISTRIBUTION............................................  2
CALCULATION OF PERFORMANCE DATA.........................  2
CALCULATION OF ANNUITY PAYMENTS.........................  4
ADDITIONAL INFORMATION ABOUT DETERMINING UNIT VALUES....  7
PURCHASES AND REDEMPTIONS OF FUND SHARES................  7
THE ACCOUNT.............................................  8
DELAY OF CERTAIN PAYMENTS...............................  8
LIABILITY FOR TELEPHONE TRANSFERS.......................  8
VOTING PRIVILEGES.......................................  9
FINANCIAL STATEMENTS.................................... 10

                        CONDENSED FINANCIAL INFORMATION
                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

 The following table provides selected data for Revolution accumulation shares for the first year of operation, beginning on August 10, 1999, for each investment option that was available through the contracts on December 31, 1999.


                                                                                  Year Ended
                                                                                 December 31,
                                                                                     1999
V.A. SOVEREIGN INVESTORS
 Accumulation share value:
 Beginning of period.........................................................       $15.78
  End of period..............................................................       $16.19
 Number of Accumulation Shares outstanding at end of period..................      130,910
V.A. CORE EQUITY
 Accumulation share value:
 Beginning of period.........................................................           --
  End of period..............................................................           --
 Number of Accumulation Shares outstanding at end of period..................           --
AGGRESSIVE BALANCED
 Accumulation share value:
 Beginning of period.........................................................       $10.00
  End of period..............................................................       $10.66
 Number of Accumulation Shares outstanding at end of period..................        3,836
FIDELITY VIP CONTRAFUND(R)
 Accumulation share value:
 Beginning of period.........................................................       $10.00
  End of period..............................................................       $11.61
 Number of Accumulation Shares outstanding at end of period..................      237,990
EQUITY INDEX
 Accumulation share value:
 Beginning of period.........................................................       $10.00
  End of period..............................................................       $22.54
 Number of Accumulation Shares outstanding at end of period..................       76,098
LARGE CAP VALUE CORE
 Accumulation share value:
 Beginning of period.........................................................
  End of period..............................................................       $10.31
 Number of Accumulation Shares outstanding at end of period..................       92,493
V.A. FINANCIAL INDUSTRIES
 Accumulation share value:
 Beginning of period.........................................................       $10.00
  End of period..............................................................       $14.25
 Number of Accumulation Shares outstanding at end of period..................      113,876
LARGE CAP AGGRESSIVE GROWTH
 Accumulation share value:
 Beginning of period.........................................................       $10.00
  End of period..............................................................       $11.97
 Number of Accumulation Shares outstanding at end of period..................      178,388
FIDELITY VIP GROWTH
 Accumulation share value:
 Beginning of period.........................................................       $10.00
  End of period..............................................................       $12.04
 Number of Accumulation Shares outstanding at end of period..................      205,097
MFS GROWTH
 Accumulation share value:
 Beginning of period.........................................................       $10.00
  End of period..............................................................       $12.36
 Number of Accumulation Shares outstanding at end of period..................      158,192

                                                                                  Year Ended
                                                                                 December 31,
                                                                                     1999
LARGE/MID CAP VALUE
 Accumulation share value:
 Beginning of period.........................................................      $10.00
   End of period.............................................................      $10.43
 Number of Accumulation Shares outstanding at end of period..................      64,904
MID CAP BLEND
 Accumulation share value:
 Beginning of period.........................................................      $10.00
  End of period..............................................................      $11.11
 Number of Accumulation Shares outstanding at end of period..................       1,696
AIM V.I. VALUE
 Accumulation share value:
 Beginning of period.........................................................      $10.00
  End of period..............................................................      $11.77
 Number of Accumulation Shares outstanding at end of period..................     302,772
MFS RESEARCH
 Accumulation share value:
 Beginning of period.........................................................      $10.00
  End of period..............................................................      $11.86
 Number of Accumulation Shares outstanding at end of period..................      73,452
AIM V.I. GROWTH
 Accumulation share value:
 Beginning of period.........................................................      $10.00
  End of period..............................................................      $12.30
 Number of Accumulation Shares outstanding at end of period..................     102,211
FUNDAMENTAL MID CAP GROWTH
 Accumulation share value:
 Beginning of period.........................................................      $10.00
  End of period..............................................................      $15.39
Number of Accumulation Shares outstanding at end of period...................      38,912
SMALL/MID CAP CORE
 Accumulation share value:
 Beginning of period.........................................................      $11.00
  End of period..............................................................       12.73
 Number of Accumulation Shares outstanding at end of period..................       9,532
SMALL/MID CAP VALUE
 Accumulation share value:
 Beginning of period.........................................................          --
  End of period..............................................................          --
 Number of Accumulation Shares outstanding at end of period..................          --
SMALL/MID CAP GROWTH
 Accumulation share value:
 Beginning of period.........................................................      $18.07
  End of period..............................................................      $18.98
 Number of Accumulation Shares outstanding at end of period..................      14,779
SMALL CAP GROWTH
 Accumulation share value:
 Beginning of period.........................................................      $14.27
  End of period..............................................................      $21.19
 Number of Accumulation Shares outstanding at end of period..................      59,529
MFS NEW DISCOVERY
 Accumulation share value:
 Beginning of period.........................................................      $10.00
  End of period..............................................................      $15.26
 Number of Accumulation Shares outstanding at end of period..................      36,557

                                                                                  Year Ended
                                                                                 December 31,
                                                                                     1999
GLOBAL BALANCED
 Accumulation share value:
 Beginning of period.........................................................      $12.24
  End of period..............................................................      $12.98
 Number of Accumulation Shares outstanding at end of period..................       5,361
TEMPLETON INTERNATIONAL
 Accumulation share value (1):
 Beginning of period.........................................................      $10.00
  End of period..............................................................      $11.02
 Number of Accumulation Shares outstanding at end of period..................      30,062
INTERNATIONAL EQUITY
 Accumulation share value:
 Beginning of period.........................................................      $10.00
  End of period..............................................................      $12.06
 Number of Accumulation Shares outstanding at end of period..................      11,123
FIDELITY VIP OVERSEAS
 Accumulation share value:
 Beginning of period.........................................................      $10.00
  End of period..............................................................      $12.48
 Number of Accumulation Shares outstanding at end of period..................      30,517
TEMPLETON DEVELOPING MARKETS
 Accumulation share value:
 Beginning of period.........................................................      $10.00
  End of period..............................................................      $11.86
 Number of Accumulation Shares outstanding at end of period..................      13,735
SHORT TERM BOND
 Accumulation share value:
 Beginning of period.........................................................      $12.34
  End of period..............................................................      $12.48
 Number of Accumulation Shares outstanding at end of period..................      15,433
BOND INDEX
 Accumulation share value:
 Beginning of period.........................................................       $9.65
  End of period..............................................................       $9.63
 Number of Accumulation Shares outstanding at end of period..................      47,232
V.A. BOND
 Accumulation share value:
 Beginning of period.........................................................      $11.94
  End of period..............................................................      $20.49
 Number of Accumulation Shares outstanding at end of period..................      51,454
V.A. STRATEGIC INCOME
 Accumulation share value:
 Beginning of period.........................................................      $12.25
  End of period..............................................................      $12.62
 Number of Accumulation Shares outstanding at end of period..................      58,942
HIGH YIELD BOND
 Accumulation share value:
 Beginning of period.........................................................      $10.00
  End of period..............................................................      $10.27
 Number of Accumulation Shares outstanding at end of period..................      48,898
V.A. MONEY MARKET
 Accumulation share value:
 Beginning of period.........................................................       $1.11
  End of period..............................................................       $1.12
 Number of Accumulation Shares outstanding at end of period..................   1,379,705

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Directors and Policyholders
John Hancock Variable Life Insurance Company

  We have audited the accompanying statutory-basis statements of financial position of John Hancock Variable Life Insurance Company as of December 31, 1999 and 1998, and the related statutory-basis statements of operations and unassigned deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States also are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

  In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of John Hancock Variable Life Insurance Company at December 31, 1999 and 1998, or the results of its operations or its cash flows for the years then ended.

  However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Hancock Variable Life Insurance Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance.


                                                           ERNST & YOUNG LLP

Boston, Massachusetts
March 10, 2000

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION


                                                              DECEMBER 31,
                                                        ---------------------
                                                           1999         1998
                                                        ----------  -----------
                                                            (IN MILLIONS)
ASSETS
Bonds--Note 6 . . . . . . . . . . . . . . . . . . . .   $ 1,216.3    $1,185.8
Preferred stocks  . . . . . . . . . . . . . . . . . .        35.9        36.5
Common stocks . . . . . . . . . . . . . . . . . . . .         3.2         3.1
Investment in affiliates  . . . . . . . . . . . . . .        80.7        81.7
Mortgage loans on real estate--Note 6 . . . . . . . .       433.1       388.1
Real estate . . . . . . . . . . . . . . . . . . . . .        25.0        41.0
Policy loans  . . . . . . . . . . . . . . . . . . . .       172.1       137.7
Cash items:
   Cash in banks  . . . . . . . . . . . . . . . . . .        27.2        11.4
   Temporary cash investments . . . . . . . . . . . .       222.9         8.5
                                                        ---------    --------
                                                            250.1        19.9

Premiums due and deferred . . . . . . . . . . . . . .        29.9        32.7
Investment income due and accrued . . . . . . . . . .        33.2        29.8
Other general account assets  . . . . . . . . . . . .        65.3        47.5
Assets held in separate accounts  . . . . . . . . . .     8,268.2     6,595.2
                                                        ---------    --------


 Total assets . . . . . . . . . . . . . . . . . . . .   $10,613.0    $8,599.0
                                                        =========    ========

OBLIGATIONS AND STOCKHOLDER'S EQUITY
Obligations
  Policy reserves . . . . . . . . . . . . . . . . . .   $ 1,866.6    $1,652.0
  Federal income and other taxes payable--Note 1  . .        67.3        44.3
  Other general account obligations . . . . . . . . .       219.0       150.9
  Transfers from separate accounts, net . . . . . . .      (221.6)     (190.3)
  Asset valuation reserve--Note 1 . . . . . . . . . .        23.1        21.9
  Obligations related to separate accounts  . . . . .     8,261.6     6,589.4
                                                        ---------    --------
 Total obligations  . . . . . . . . . . . . . . . . .
                                                         10,216.0     8,268.2

Stockholder's equity
  Common Stock, $50 par value; authorized 50,000
    shares; issued and outstanding 50,000 shares. . .         2.5         2.5
  Paid-in capital . . . . . . . . . . . . . . . . . .       572.4       377.5
  Unassigned deficit--Note 10 . . . . . . . . . . . .      (177.9)      (49.2)
                                                        ---------    --------
  Total stockholder's equity  . . . . . . . . . . . .       397.0       330.8
                                                        ---------    --------

 Total obligations and stockholder's equity . . . . .   $10,613.0    $8,599.0
                                                        =========    ========



The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

        STATUTORY-BASIS STATEMENTS OF OPERATIONS AND UNASSIGNED DEFICIT

                                                                   YEAR ENDED DECEMBER 31,
                                                                     1999             1998
                                                                  ---------        ---------
                                                                         (IN MILLIONS)
INCOME
Premiums . . . . . . . . . . . . . . . . . . . . . . . . . .       $  950.8          $1,272.3
Net investment income--Note 3  . . . . . . . . . . . . . . .          136.0             122.8
Other, net . . . . . . . . . . . . . . . . . . . . . . . . .          605.4             618.1
                                                                   --------          --------
                                                                    1,692.2           2,013.2

BENEFITS AND EXPENSES
Payments to policyholders and beneficiaries  . . . . . . . .          349.9             301.4
Additions to reserves to provide for future payments to
   policyholders and beneficiaries . . . . . . . . . . . . .          888.8           1,360.2
Expenses of providing service to policyholders and
 obtaining new insurance--Note 5 . . . . . . . . . . . . . .          314.4             274.2
State and miscellaneous taxes. . . . . . . . . . . . . . . .           20.5              28.1
                                                                   --------          --------
                                                                    1,573.6           1,963.9
                                                                   --------          --------
 Gain from operations before federal income. . . . . . . . .
  taxes and net realized capital losses. . . . . . . . . . .          118.6              49.3
Federal income taxes--Note 1 . . . . . . . . . . . . . . . .           42.9              33.1
                                                                   --------          --------
 Gain from operations before net realized capital losses               75.7              16.2
Net realized capital losses--Note 4  . . . . . . . . . . . .           (1.7)             (0.6)
                                                                   --------          --------
    Net income . . . . . . . . . . . . . . . . . . . . . . .           74.0              15.6

Unassigned deficit at beginning of year  . . . . . . . . . .          (49.2)            (58.3)
Net unrealized capital losses and other adjustments--Note 4.           (3.8)             (6.0)
Other reserves and adjustments--Note 10  . . . . . . . . . .         (198.9)             (0.5)
                                                                   --------          --------

    Unassigned deficit at end of year  . . . . . . . . . . .      $  (177.9)         $  (49.2)
                                                                   ========          ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    STATUTORY-BASIS STATEMENTS OF CASH FLOWS


                                                   YEAR ENDED DECEMBER 31,
                                                   -----------------------
                                                     1999           1998
                                                   --------       --------
                                                         (IN MILLIONS)

Cash flows from operating activities:
   Insurance premiums . . . . . . . . . . . . . .   $  958.5      $1,275.3
   Net investment income . . . . . . . . . . .         134.2         118.2
   Benefits to policyholders and beneficiaries  .     (321.6)       (275.5)
Dividends paid to policyholders . . . . . . . . .      (25.6)        (22.3)
Insurance expenses and taxes . . . . . . . . .        (344.8)       (296.9)
Net transfers to separate accounts  . . . . . . .     (705.3)       (874.4)
   Other, net . . . . . . . . . . . . . . . . . .      540.6         551.3
                                                    --------      --------
  NET CASH PROVIDED FROM OPERATIONS . . . . . .        236.0         475.7
                                                    --------      --------
Cash flows used in investing activities:
   Bond purchases . . . . . . . . . . . . . . . .     (240.7)       (618.8)
   Bond sales . . . . . . . . . . . . . . . . . .      108.3         340.7
   Bond maturities and scheduled redemptions  . .       78.4         111.8
   Bond prepayments . . . . . . . . . . . . . . .       18.7          76.5
   Stock purchases  . . . . . . . . . . . . . . .       (3.9)        (23.4)
   Proceeds from stock sales  . . . . . . . . . .        3.6           1.9
   Real estate purchases  . . . . . . . . . . . .       (2.2)         (4.2)
   Real estate sales  . . . . . . . . . . . . . .       17.8           2.1
   Other invested assets purchases  . . . . . . .       (4.5)          0.0
   Mortgage loans issued. . . . . . . . . . . . .      (70.7)       (145.5)
   Mortgage loan repayments . . . . . . . . . . .       25.3          33.2
   Other, net . . . . . . . . . . . . . . . . . .      (68.9)       (435.2)
                                                    --------      --------
 NET CASH USED IN INVESTING ACTIVITIES . . . .        (138.8)       (660.9)
                                                    --------      --------

Cash flows from financing activities:

   Capital contribution . . . . . . . . . . . . .      194.9
   Net (decrease) increase in short-term note
 payable. . . . . . . . . . . . . . . . . . .          (61.9)         61.9
                                                    --------      --------
 NET CASH PROVIDED FROM FINANCING ACTIVITIES  . .      133.0          61.9
                                                    --------      --------
INCREASE (DECREASE) IN CASH AND TEMPORARY CASH
INVESTMENTS                                            230.2

Cash and temporary cash investments at beginning
 of year. . . . . . . . . . . . . . . . . . . . .       19.9         143.2
                                                    --------      --------
CASH AND TEMPORARY CASH INVESTMENTS AT END OF
 YEAR. . . . . . . . . . . . . . . . . . . . .      $  250.1      $   19.9
                                                    ========      ========







The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRACTICES

  John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (formerly John Hancock Mutual Life Insurance Company) (John Hancock). The Company, domiciled in the Commonwealth of Massachusetts, principally writes variable and universal life insurance policies. Those policies primarily are marketed through John Hancock's sales organization, Signator Insurance Agency, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers.
 Policies also are sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

  The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

 Basis of Presentation

  The financial statements have been prepared using accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners (NAIC), which practices differ from generally accepted accounting principles (GAAP).

  The significant differences from GAAP include: (1) policy acquisition costs are charged to expense as incurred rather than deferred and amortized in relation to future estimated gross profits; (2) policy reserves are based on statutory mortality, morbidity, and interest requirements without consideration of withdrawals and Company experience; (3) certain assets designated as "nonadmitted assets" are excluded from the balance sheet by direct charges to surplus; (4) reinsurance recoverables are netted against reserves and claim liabilities rather than reflected as an asset; (5) bonds held as available for sale are recorded at amortized cost or market value as determined by the NAIC rather than at fair value; (6) an Asset Valuation Reserve and Interest Maintenance Reserve as prescribed by the NAIC are not calculated under GAAP.
 Under GAAP, realized capital gains and losses are reported in the income statement on a pretax basis as incurred and investment valuation allowances are provided when there has been a decline in value deemed other than temporary; (7) investments in affiliates are carried at their net equity value with changes in value being recorded directly to unassigned deficit rather than consolidated in the financial statements; (8) no provision is made for the deferred income tax effects of temporary differences between book and tax basis reporting; and (9) certain items, including modifications to required policy reserves resulting from changes in actuarial assumptions, are recorded directly to unassigned deficit rather than being reflected in income. The effects of the foregoing variances from GAAP have not been determined but are presumed to be material.

  The significant accounting practices of the Company are as follows:

 Pending Statutory Standards

  During March 1998, the NAIC adopted codified statutory accounting principles ("Codification") effective January 1, 2001. Codification will likely change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. Codification will require adoption by the various states before it becomes the prescribed statutory basis of accounting for insurance companies domesticated within those states. Accordingly, before Codification becomes effective for the Company, the Commonwealth of Massachusetts must adopt Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results to the Division

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY of Insurance. At this time, it is anticipated that the Commonwealth of Massachusetts will adopt Codification effective January 1, 2001. The impact of any such changes on the Company's unassigned deficit is not expected to be material.

 Revenues and Expenses

  Premium revenues are recognized over the premium-paying period of the policies whereas expenses, including the acquisition costs of new business, are charged to operations as incurred and policyholder dividends are provided as paid or accrued.

 Cash and Temporary Cash Investments

  Cash includes currency on hand and demand deposits with financial institutions. Temporary cash investments are short-term, highly-liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

 Valuation of Assets

  General account investments are carried at amounts determined on the following bases:

  Bond and stock values are carried as prescribed by the NAIC; bonds generally at amortized amounts or cost, preferred stocks generally at cost and common stocks at fair value. The discount or premium on bonds is amortized using the interest method.

  Investments in affiliates are included on the statutory equity method.

  Loan-backed bonds and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from broker dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for interest-only securities, which are valued using the prospective method.

  The net interest effect of interest rate and currency rate swap transactions is recorded as an adjustment of interest income as incurred. The initial cost of interest rate cap agreements is amortized to net investment income over the life of the related agreement. Gains and losses on financial futures contracts used as hedges against interest rate fluctuations are deferred and recognized in income over the period being hedged.

  Mortgage loans are carried at outstanding principal balance or amortized cost.

  Investment real estate is carried at depreciated cost, less encumbrances. Depreciation on investment real estate is recorded on a straight-line basis. Accumulated depreciation amounted to $1.9 million in 1999 and $3.0 million in 1998.

  Real estate acquired in satisfaction of debt and real estate held for sale are carried at the lower of cost or fair value.

  Policy loans are carried at outstanding principal balance, not in excess of policy cash surrender value.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Asset Valuation and Interest Maintenance Reserves

  The Asset Valuation Reserve (AVR) is computed in accordance with the prescribed NAIC formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to the unassigned deficit.

  The Company also records the NAIC prescribed Interest Maintenance Reserve
(IMR) that represents that portion of the after tax net accumulated unamortized realized capital gains and losses on sales of fixed income securities, principally bonds and mortgage loans, attributable to changes in the general level of interest rates. Such gains and losses are deferred and amortized into income over the remaining expected lives of the investments sold. At December 31, 1999, the IMR, net of 1999 amortization of $2.3 million, amounted to $7.4 million, which is included in policy reserves. The corresponding 1998 amounts were $2.4 million and $10.7 million, respectively.

 Goodwill

  The excess of cost over the statutory book value of the net assets of life insurance business acquired was $8.9 million and $11.4 million at December 31, 1999 and 1998, respectively, and generally is amortized over a ten-year period using a straight-line method.

 Separate Accounts

  Separate account assets and liabilities reported in the accompanying statements of financial position represent funds that are separately administered, principally for variable life insurance policies, and for which the contractholder, rather than the Company, generally bears the investment risk. Separate account obligations are intended to be satisfied from separate account assets and not from assets of the general account. Separate accounts generally are reported at fair value. The operations of the separate accounts are not included in the statement of operations; however, income earned on amounts initially invested by the Company in the formation of new separate accounts is included in other income.

 Fair Value Disclosure of Financial Instruments

  Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information about certain financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company. See Note 11.

  The methods and assumptions utilized by the Company in estimating its fair value disclosures for financial instruments are as follows:

  The carrying amounts reported in the statement of financial position for cash and temporary cash investments approximate their fair values.

  Fair values for public bonds are obtained from an independent pricing service. Fair values for private placement securities and publicly traded bonds not provided by the independent pricing service are estimated by the

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Company by discounting expected future cash flows using current market rates applicable to the yield, credit quality and maturity of the investments.

  The fair values for common and preferred stocks, other than its subsidiary investments, which are carried at equity values, are based on quoted market prices.

  Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap agreements, an currency swap agreements are based on current settlement values. The current settlement values are based on brokerage quotes that utilize pricing models or formulas using current assumptions.

  The fair value for mortgage loan is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the underlying loans. Mortgage loans with similar characteristics and credit risks are engaged into qualitative categories for purposes of the fair value calculations.

  The carrying amount in the statement of financial position for policy loans approximates their fair value.

  The fair value for outstanding commitments to purchase long-term bonds and issue real estate mortgages is estimated using a discounted cash flow method incorporating adjustments for the difference in the level of interest rates between the dates the commitments were made and December 31, 1999.

 Capital Gains and Losses

  Realized capital gains and losses are determined using the specific identification method. Realized capital gains and losses, net of taxes and amounts transferred to the IMR, are included in net gain or loss. Unrealized gains and losses, which consist of market value and book value adjustments, are shown as adjustments to the unassigned deficit.

 Policy Reserves

  Life reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Commonwealth of Massachusetts Division of Insurance. Reserves for variable life insurance policies are maintained principally on the modified preliminary term method using the 1958 and 1980 Commissioner's Standard Ordinary (CSO) mortality tables, with an assumed interest rate of 4% for policies issued prior to May 1, 1983 and 4 1/2% for policies issued on or thereafter. Reserves for single premium policies are determined by the net single premium method using the 1958 CSO mortality table, with an assumed interest rate of 4%. Reserves for universal life policies issued prior to 1985 are equal to the gross account value which at all times exceeds minimum statutory requirements. Reserves for universal life policies issued from 1985 through 1988 are maintained at the greater of the Commissioner's Reserve Valuation Method (CRVM) using the 1958 CSO mortality table, with 4 1/2% interest or the cash surrender value. Reserves for universal life policies issued after 1988 and for flexible variable policies are maintained using the greater of the cash surrender value or the CRVM method with the 1980 CSO mortality table and 5 1/2% interest for policies issued from 1988 through 1992; 5% interest for policies issued in 1993 and 1994; and 4 1/2% interest for policies issued in 1995 through 1999.

 Federal Income Taxes

  Federal income taxes are reported in the financial statements based on amounts determined to be payable as a result of operations within the current accounting period. The operations of the Company are consolidated with John Hancock in filing a consolidated federal income tax return basis for the affiliated group. The federal income

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY taxes of the Company are allocated on a separate return basis with certain adjustments. The Company made federal income tax payments of $10.6 million in 1999 and $38.2 million in 1998.

  Income before taxes differs from taxable income principally due to tax-exempt investment income, the limitation placed on the tax deductibility of policyholder dividends, accelerated depreciation, differences in policy reserves for tax return and financial statement purposes, capitalization of policy acquisition expenses for tax purposes and other adjustments prescribed by the Internal Revenue Code.

  Amounts for disputed tax issues relating to the prior years are charged or credited directly to policyholders' contingency reserve.

 Adjustments to Policy Reserves

  From time to time, the Company finds it appropriate to modify certain required policy reserves because of changes in actuarial assumptions. Reserve modifications resulting from such determinations are recorded directly to stockholder's equity. No such refinements were made during 1999 or 1998.

 Reinsurance

  Premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income. Amounts applicable to reinsurance ceded for future policy benefits, unearned premium reserves and claim liabilities have been reported as reductions of these items.

2. ACQUISITION

  On June 23, 1993, the Company acquired all of the outstanding shares of stock of Colonial Penn Annuity and Life Insurance Company (CPAL) from Colonial Penn Life Insurance Company for an aggregate purchase price of approximately $42.5 million. At the date of acquisition, assets of CPAL were approximately $648.5 million, consisting principally of cash and temporary cash investments and liabilities were approximately $635.2 million, consisting principally of reserves related to a block of interest sensitive single-premium whole life insurance business assumed by CPAL from Charter National Life Insurance Company (Charter). The purchase price includes contingent payments of up to approximately $7.3 million payable between 1994 and 1998 based on the actual lapse experience of the business in force on June 23, 1993. The Company made the final contingent payment to CPAL of $1.5 million during 1998.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  On June 24, 1993, the Company contributed $24.6 million in additional capital to CPAL. CPAL was renamed John Hancock Life Insurance Company of America (JHLICOA) on July 7, 1993. JHLICOA was subsequently renamed Investors Partner Life Insurance Company (IPL) on March 5, 1998. IPL manages the business assumed from Charter and began marketing term life and variable universal life products through brokers in 1999. Summarized financial information for IPL for 1999 and 1998 is as follows:


                                                 1999        1998
                                                ------      ------
                                                   (IN MILLIONS)


Total assets. . . . . . . . . . . . . . . .     $ 570.7     $ 587.8
Total liabilities . . . . . . . . . . . . .       498.9       517.5
Total revenue . . . . . . . . . . . . . . .        35.6        38.8
Net income. . . . . . . . . . . . . . . . .         3.5         3.8





3. NET INVESTMENT INCOME

Investment income has been reduced by the following amounts:

                                                       1999      1998
                                                       ------    -----
                                                         (IN MILLIONS)


Investment expenses . . . . . . . . . . . .             $ 9.5     $ 8.3
Interest expense. . . . . . . . . . . . . .               1.7       2.4
Depreciation expense. . . . . . . . . . . .               0.6       0.8
Investment taxes. . . . . . . . . . . . . .               0.3       0.7
                                                        -----     -----


                                                        $12.1     $12.2
                                                        =====     =====

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

4. NET CAPITAL GAINS (LOSSES) AND OTHER ADJUSTMENTS

Net realized capital gains (losses) consist of the following items:


                                                      1999       1998
                                                     ------     ------
                                                       (IN MILLIONS)
Net gains from asset sales  . . . . . . . . . . .    $(2.8)     $ 7.6
Capital gains tax . . . . . . . . . . . . . . . .      0.2       (2.9)
Net capital gains transferred to IMR  . . . . . .      0.9       (5.3)
                                                     -----      -----


Net realized capital losses . . . . . . . . . . .    $(1.7)     $(0.6)
                                                     =====      =====




Net unrealized capital gains (losses) and other adjustments consist of the following items:


                                                      1999       1998
                                                     ------     ------
                                                        (IN MILLIONS)

Net losses from changes in security values and book
     value adjustments. . . . . . . . . . . . . . .    $(2.6)    $(2.7)
Increase in asset valuation reserve . . . . . . . .     (1.2)     (3.3)
                                                       -----     -----


Net unrealized capital losses and other adjustments    $(3.8)    $(6.0)
                                                       =====     =====



5. TRANSACTIONS WITH PARENT

  The Company's Parent provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. The Parent annually determines a fee for these services and facilities based on a number of criteria which were revised in 1999 and 1998 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $188.3 million and $157.5 million in 1999 and 1998, respectively, which has been included in insurance and investment expenses. The Parent has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's stockholder's equity from declining below $1.0 million.

  The service fee charged to the Company by the Parent includes $0.2 million and $0.7 million in 1999 and 1998, respectively, representing the portion of the provision for retiree benefit plans determined under the accrual method, including a provision for the 1993 transition liability which is being amortized over twenty years, that was allocated to the Company.

  The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 1999 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $44.5 million and $4.9 million of cash for tax, commission, and expense allowances to the Company, which increased the Company's net gain from operations by $20.6 million and $22.2 million in 1999 and 1998, respectively.

  Effective January 1, 1996, the Company entered into a modified coinsurance agreement with John Hancock to reinsure 50% of the 1995 inforce block and 50% of 1996 and all future issue years of certain variable annuity contracts (Independence Preferred, Declaration, Independence 2000, MarketPlace, and Revolution). In connection with this agreement, the Company received a net cash payment of $40.0 million and $12.7 million in 1999 and 1998, respectively, for surrender benefits, tax, reserve increase, commission, expense allowances and premium, This agreement increased the Company's net gain from operations by $26.9 million and $8.4 million in 1999 and 1998, respectively.

Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 110% of expected mortality claims in 1999 and 1998 for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $0.8 million and 1.0 million in 1999 and 1998, respectively, for mortality claims to the Company. This agreement decreased the Company's net gain from operations in both 1999 and 1998 by $0.5 million.

  At December 31, 1998 the Company had outstanding a short-term note of $61.9 million payable to an affiliate at a variable rate of interest. The note was part of a revolving line of credit and was repaid in 1999. Interest paid in 1999 and 1998 was $1.7 million and $2.9 million, respectively. The note is included in other general account obligations at December 31, 1998.


6. INVESTMENTS

The statement value and fair value of bonds are shown below:


                                Statement   Gross Unrealized   Gross Unrealized    Fair
                                  Value          Gains             Losses         Value
                                ---------   ----------------   ----------------   -----
                                                 (In millions)
December 31, 1999
U.S. Treasury
 securities and
 obligations of U.S.
 government
 corporations and
 agencies . . . . . .         $    5.9            $ 0.0          $  0.1         $    5.8
Obligations of states
 and political
 subdivisions . . . .              2.2              0.1             0.1              2.2
Debit securities
 issued by foreign
 governments. . . . .             13.9              0.8             0.1             14.6
Corporate securities             964.9             13.0            59.4            918.5
Mortgage-backed
 securities . . . . .            229.4              0.5             7.8            222.1
                              --------            -----          ------         --------
Total bonds . . . . .         $1,216.3            $14.4          $657.5         $1,163.2
                              ========            =====          ======         ========

December 31, 1998
U.S. Treasury
 securities and
 obligations of U.S.
 government
 corporations and
 agencies . . . . . .         $    5.1            $ 0.1          $  0.0         $    5.2
Obligations of states
 and political
 subdivisions . . . .              3.2              0.3             0.0              3.5
Corporate securities             925.2             50.4            15.0            960.6
Mortgage-backed
 securities . . . . .            252.3             10.0             0.1            262.2
                              --------            -----          ------         --------
Total bonds . . . . .         $1,185.8            $60.8          $ 15.1         $1,231.5
                              ========            =====          ======         ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The statement value and fair value of bonds at December 31, 1999, by contractual maturity, are shown below. Maturities will differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.


                                                      STATEMENT       FAIR
                                                        VALUE         VALUE
                                                      ---------       -----
                                                           (IN MILLIONS)

Due in one year or less. . . . . . . . . . . . . .   $   58.5       $   58.2
Due after one year through five years. . . . . . .      286.8          282.0
Due after five years through ten years . . . . . .      425.4          405.6
Due after ten years. . . . . . . . . . . . . . . .      216.2          195.3
                                                     --------       --------
                                                        986.9          941.1


Mortgage-backed securities . . . . . . . . . . . .      229.4          222.1
                                                     --------       --------


                                                     $1,216.3       $1,163.2
                                                     ========       ========




  Gross gains of $0.3 million in 1999 and $3.4 million in 1998 and gross losses of $4.0 million in 1999 and $0.7 million in 1998 were realized from the sale of bonds.

  At December 31, 1999, bonds with an admitted asset value of $9.1 million were on deposit with state insurance departments to satisfy regulatory requirements.

  The cost of common stocks was $3.1 million and $2.1 million at December 31, 1999 and 1998, respectively. At December 31, 1999, gross unrealized appreciation on common stocks totaled $1.2 million, and gross unrealized depreciation totaled $1.1 million. The fair value of preferred stock totaled $35.9 million at December 31, 1999 and $36.5 million at December 31, 1998.

  Bonds with amortized cost of $0.4 million were non-income producing for the twelve months ended December 31, 1999.

  At December 31, 1999, the mortgage loan portfolio was diversified by geographic region and specific collateral property type as displayed below. The Company controls credit risk through credit approvals, limits and monitoring procedures.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                            STATEMENT          GEOGRAPHIC       STATEMENT
PROPERTY TYPE                 VALUE           CONCENTRATION       VALUE
                           (IN MILLIONS)                       (IN MILLIONS)
Apartments. . . . . . . .       $112.1      East North Central   $ 71.3
Hotels. . . . . . . . . .         11.3      East South Central      7.4
Industrial. . . . . . . .         66.0      Middle Atlantic        28.5
Office buildings. . . . .         86.4      Mountain               21.0
Retail. . . . . . . . . .         25.5      New England            37.5
Agricultural. . . . . . .         99.6      Pacific               111.1
Other . . . . . . . . . .         32.2      South Atlantic         87.6
                                            West North Central     16.6
                                            West South Central     48.6
                                            Other                   3.5
                                ------                            -----


                                $433.1                           $433.1
                                ======                           ======




  At December 31, 1999, the fair values of the commercial and agricultural mortgage loans portfolios were $323.5 million and $98.2 million, respectively. The corresponding amounts as of December 31, 1998 were approximately $331.3 million and $70.0 million, respectively.

  The maximum and minimum lending rates for mortgage loans during 1999 were 14.24% and 6.84% for agricultural loans, 7.45% and 7.00% for other properties. Generally, the maximum percentage of any loan to the value of security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, is 75%. For city mortgages, fire insurance is carried on all commercial and residential properties at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the building, except as permitted by regulations of the Federal Housing Commission on loans fully insured under the provisions of the National Housing Act. For agricultural mortgage loans, fire insurance is not normally required on land based loans except in those instances where a building is critical to the farming operation. Fire insurance is required on all agri-business facilities in an aggregate amount equal to the loan balance.

7. REINSURANCE

  The Company cedes business to reinsurers to share risks under variable life, universal life and flexible variable life insurance policies for the purpose of reducing exposure to large losses. Premiums, benefits and reserves ceded to reinsurers in 1999 were $594.9 million, $132.8 million, and $13.6 million, respectively. The corresponding amounts in 1998 were $590.2 million, $63.2 million, and $8.2 million, respectively.

  Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

  Neither the Company, nor any of its related parties, control, either directly or indirectly, any external reinsurers with which the Company conducts business. No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

  The Company has not entered into any reinsurance agreement in which the reinsurer may unilaterally cansel any reinsurance for reasons other than nonpayment of premiums or other similar credits. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued thorugh December31, 1999 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

8. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  The notional amounts, carrying values and estimated fail values of the Company's derivative instruments were as follows at December 31:



                        Number of Contracts/                        Assets (Liabiities)
                        Notional Amounts      -------------------------------------------------------
                                                                1999                  1998
                                               Carrying                      Carrying
                          1999    1998          Value        Fair Value      Value         Fair Value
                         ------  ------        ---------     ----------      ---------     ----------
                                                     (In millions)
Futures contracts to                                                                          $  (0.5)
 sell securities          362.0   947.0            $0.6        $0.6             $(0.5)
Interest rate swap                                                                              (17.7)
 agreements              $965.0  $365.0              --        11.5                --
Interest rate cap
 agreements               239.4    89.4             5.6         5.6               3.1             3.1
Currency rate swap
 agreements                15.8    15.8              --        (1.6)               --            (3.3)


  The Company uses futures contracts, interest rate swap, cap agreements, and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels, foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities.

  The futures contracts expire in 2000. The interest rate swap agreements expire in 2000 to 2011. The interest rate cap agreements expire in 2006 to 2008. The currency rate swap agreements expire in 2006 to 2009.

  The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company contimually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade o organized exchanges and, therefore, have minimal credit risk.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

9. POLICY RESERVES POLICYHOLDERS' AND BENIFICIARIES' FUNDS AND OBLIGATIONS RELATED TO SEPARATE ACCOUNTS

  The Company' annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal, with and without adjustment, are summarized as follows.


                                             DECEMBER 31, 1999   PERCENT
                                             ----------------   ------
                                                     (IN MILLIONS)
Subject to discretionary withdrawal (with
adjustment)
With market value adjustment  . . . . . . . . .      $    3.8            0.1%
At book value less surrender charge . . . . . .          40.5            1.5
At market value . . . . . . . . . . . . . . . .       2,326.6           87.1
                                                     --------       --------
     Total with adjustment. . . . . . . . . . .       2,370.9           88.7
Subject to discretionary withdrawal
   at book value (without adjustment) . . . . .         287.1           10.7
Not subject to discretionary withdrawal--general
 account. . . . . . . . . . . . . . . . . . . .          15.4            0.6
                                                     --------       --------


Total annuity reserves and deposit liabilities       $2,673.4          100.0%
                                                     ========       ========


10. COMMITMENTS AND CONTINGENCIES

  The Company has extended commitments to purchase long-term bonds and issue real estate mortgages totaling $15.4 million and $3.5 million, respectively, at December 31, 1999. The Company monitors the creditworthiness of borrowers under long-term bonds commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above is $19.4 million at December 31, 1999. The majority of these commitments expire in 2000.

  In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1999. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

  During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. During 1999, the Company recorded a $194.9 million reserve, through a direct charge to its unassigned deficit, representing the Company's share of the settlement and John Hancock contributed $194.9 million of capital to the Company. The reserve held at December 31, 1999 amounted to $136.5 million and is based on a number of factors, including the estimated number of claims, the expected type of relief to be sought by class members (general relief or alternative dispute resolution), the estimated cost per claim and the estimated costs to administer the claims.

  Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total stockholder's equity would not be impacted.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying amounts and fair values of the Company's financial instruments:


                                        DECEMBER 31,
                                   1999                 1998
                             -------------------     -------------------
                             CARRYING      FAIR      CARRYING      FAIR
                              AMOUNT      VALUE       AMOUNT      VALUE
                             --------   --------     --------   --------
                                              (IN MILLIONS)
ASSETS
   Bonds--Note 6             $1,216.3   $1,163.2     $1,185.8   $1,231.5
   Preferred stocks--
   Note 6                        35.9       35.9         36.5       36.5
   Common stocks--Note 6          3.2        3.2          3.1        3.1
   Mortgage loans on real
   estate--Note 6               433.1      421.7        388.1      401.3
   Policy loans--Note 1         172.1      172.1        137.7      137.7
   Cash items--Note 1           250.1      250.1         19.9       19.9


Derivatives assets
 (liabilities) relating
   to:--Note 8
   Futures contracts              0.6        0.6         (0.5)      (0.5)
   Interest rate swaps             --       11.5           --      (17.7)
   Currency rate swaps             --       (1.6)          --       (3.3)
   Interest rate caps             5.6        5.6          3.1        3.1



LIABILITIES
   Commitments--Note 10            --       19.4           --       32.1



  The carrying amounts in the table are included in the statutory-basis statements of financial position. The method and assumptions utilized by the Company in estimating its fair value disclosures are described in Note 1.

12. SUBSEQUENT EVENTS

REORGANIZATION AND INITIAL PUBLIC OFFERING

  Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

13. IMPACT OF YEAR 2000 (UNAUDITED)

  The Company participated in the Year 2000 remediation project of its parent, John Hancock. By late 1999, John Hancock and the Company completed their Year 2000 readiness plan to address issues that could result from computer programs written using two digits to define the applicable year rather than four to define the applicable year and century. As a result, John Hancock and the Company were prepared for the transition to the Year 2000 and did not experience any significant Year 2000 problems with respect to mission critical information technology ("IT") or non-IT systems, applications or infrastructure. During the date rollover to the year 2000, John Hancock and the Company implemented and monitored their millennium rollover plan and conducted business as usual on Monday, January 3, 2000.

  Since January 3, 2000, the information systems, including mission critical systems, which in the event of a Year 2000 failure would have the greatest impact on operations, have functioned properly. In addition, neither John Hancock nor the Company have experienced any significant Year 2000 issues related to interactions with material business partners. No disruptions have occurred which impact John Hancock or the Company's ability to process claims, update customer accounts, process financial transactions, or report accurate data to management and no business interruptions due to Year 2000 issues have been experienced. While John Hancock and the Company continue to monitor their systems, and those of material business partners, closely to ensure that no unexpected Year 2000 issues develop, neither John Hancock nor the Company have reason to expect any such issues.

  The costs of the Year 2000 project consist of internal IT personnel and external costs such as consultants, programmers, replacement software, and hardware. The costs of the Year 2000 project are expensed as incurred. The project is funded partially through a reallocation of resources from discretionary projects. Through December 31, 1999, John Hancock has incurred and expensed approximately $20.8 million in related payroll costs for internal IT personnel on the project. The estimated remaining IT personnel costs of the project are approximately $1.0 million. Through December 31, 1999, John Hancock has incurred and expensed approximately $47.0 million in external costs for the project. John Hancock's estimated remaining external cost of the project is approximately $2.0 million. The total costs of the Year 2000 project to John Hancock, based on management's best estimates, include approximately $21.7 million in internal IT personnel, $14.6 million in the external modification of software, $18.3 million for external solution providers, $9.1 million in replacement costs of non-compliant IT systems and $6.9 million in oversight, test facilities and other expenses. Accordingly, the estimated range of total costs of the Year 2000 project to John Hancock, internal and external, is approximately $70 to $72.5 million. John Hancock's total Year 2000 project costs include the estimated impact of external solution providers based on presently available information.

                 APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS

 INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

  We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

  We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     . corporate bonds,

     . mortgages,

     . mortgage-backed and asset-backed securities, and

     . government and agency issues.

  We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

 GUARANTEED INTEREST RATES

  We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     . receive your premium payment,

     . effectuate your transfer, or

     . renew your guarantee period

  We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

 COMPUTATION OF MARKET VALUE ADJUSTMENT

  We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

                              [LOGO APPEARS HERE]

  where,

     . G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

 SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                         period
-------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------
Guaranteed rate for new 5 year
guarantee (c)                            7%
-------------------------------------------------------------------------------
Remaining guarantee period (n)           60 months
-------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT:

                              [LOGO APPEARS HERE]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $234.73 = $10,234.73

 SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                         period
-------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------
Guaranteed rate for new 5 year
guarantee (c)                            9%
-------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------


MARKET VALUE ADJUSTMENT:

                              [LOGO APPEARS HERE]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 666.42 = $9,333.58

 SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
--------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed
                                         period
-------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------
Guaranteed rate for new 5 year
guarantee (c)                            7.75%
-------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT:

                              [LOGO APPEARS HERE]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 114.94  = $9,885.06

  ________________________________________________________________________

 *All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

              APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

ASSUME THE FOLLOWING FACTS:

  On January 1, 2001, you make a $5,000 initial premium payment and we issue you a contract.
  On January 1, 2002, you make a $1,000 premium payment
  On January 1, 2003, you make a $1,000 premium payment.
  On January 1, 2004, the total value of your contract is $7,500 because of the extra credits and favorable investment earnings.

  Now assume you make a partial withdrawal of $7,000 (no tax withholding) on
    January 2, 2004. In this case, assuming no prior withdrawals, we would
    deduct a CDSL of $289.36.   We withdraw a total of $7,289.36 from your
    contract.

  $ 7,000.00  --  withdrawal request payable to you
  +   474.19  --  withdrawal charge payable to us
  ----------
  $ 7,474.19  --  total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

  1.We FIRST distribute to you the $500 profit you have in your contract ($7,500 total contract value less $7,000 of premiums you have paid) under the free withdrawal provision.

  2.Next we repay to you the $5,000 premium you paid in 2001  Under the free withdrawal provision, $200 of that premium is charge free ($7,000 total premiums paid x 10%; less the $500 free withdrawal in the same contract year described in paragraph 1 above). We assess a withdrawal charge on the
    remaining balance of $4,800 from your 2001 premium.   Because you made that
    premium payment 3 years ago, the withdrawal charge percentage is 7%.   We
    deduct the resulting $336 from your contract to cover the withdrawal charge on your 2001 premium payment. We pay the remainder of $4,464 to you as a part of your withdrawal request.

  $  5,000
     - 200 --  free withdrawal amount (payable to you)
  --------
  $  4,800
    x  .07
  --------
  $    336 --  withdrawal charge on 2001 premium payment (payable to us)

  $  4,800
    -  336
  --------
  $  4,464 --  part of withdrawal request payable to you

  3.We NEXT deem the entire amount of your 2002 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 2002 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

  $1,000
   x .07
   -----
  $   50   --  withdrawal charge on 2002 premium payment (payable to us)

  $1,000
    - 70
    ----
  $  930   --  part of withdrawal request payable to you

  4.We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,608 from your 2001 premium payment under paragraph 2, and $950 from your 2003 premium payment under paragraph 3. Therefore, $742 is needed to reach $7,000.

  $7,000   --   total withdrawal amount requested
   - 500   --   profit
   - 200   --   free withdrawal amount
  -4,464   --   payment deemed from initial premium payment
   - 930   --   payment deemed from 2002 premium payment
    -----
  $  906   --   additional payment to you needed to reach $7,000

  We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

  Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

    $906      =   x-[.07x]
    $906      =   .94x
    $906/.93  =   x
    $974.19   =   x

    $974.19  --   deemed withdrawn from 2003 premium payment
  - $906.00  --   part of withdrawal request payable to you
  ---------
    $ 68.19  --   withdrawal charge on 2003 premium deemed withdrawn (payable to us)

                         PROSPECTUS DATED MAY 1, 2000

                      REVOLUTION ACCESS VARIABLE ANNUITY

          a deferred combination fixed and variable annuity contract issued by

           JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")

The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

     VARIABLE INVESTMENT OPTION        MANAGED BY
     --------------------------        ----------
  V.A. Sovereign Investors.....          John Hancock Advisers, Inc.
                                         Independence Investment Associates,
  V.A. Core Equity.............            Inc.
                                         Independence Investment Associates,
  Aggressive Balanced......                Inc.
  Fidelity VIP Contrafund(R)........     Fidelity Management & Research Company
  Equity Index..............             State Street Global Advisors
  Large Cap Value CORE......             Goldman Sachs Asset Management
  V.A. Relative Value.......             John Hancock Advisers, Inc.
  V.A. Financial Industries              John Hancock Advisers, Inc.
  Large Cap Aggressive Growth .......    Alliance Capital Management L.P.
  Fidelity VIP Growth......              Fidelity Management & Research Company
  MFS Growth................             MFS Investment Management(R)
  V.A. Technology..........              John Hancock Advisers, Inc.
  Large/Mid Cap Value......              Wellington Management Company, LLP
                                         Independence Investment Associates,
  Mid Cap Blend............                Inc.
  AIM V.I. Value............             A I M Advisors, Inc.
  MFS Research..............             MFS Investment Management(R)
  AIM V.I. Growth...........             A I M Advisors, Inc.
  Fundamental Mid Cap Growth........     OppenheimerFunds, Inc.
  Mid Cap Growth............             Janus Capital Corporation
  Small/Mid Cap Value......              The Boston Company Asset Management, LLC
                                         Goldman Sachs Asset Management
  Small/Mid Cap CORE........
  Small/Mid Cap Growth......             Wellington Management Company, LLP
  Small Cap Growth..........             John Hancock Advisers, Inc.
  MFS New Discovery.........             MFS Investment Management(R)
  Global Balanced...........             Brinson Partners, Inc.
  Templeton International Securities     Templeton Investment Counsel, Inc.
  International Equity......             Goldman Sachs Asset Management
  Fidelity VIP Overseas.....             Fidelity Management & Research Company
  Templeton Developing Markets
    Securities..............             Templeton Asset Management, Ltd.
                                         Independence Investment Associates,
  Short-Term Bond...................       Inc.
  Bond Index...............              Mellon Bond Associates, LLP
  V.A. Bond................              John Hancock Advisers, Inc.
  V.A. Strategic Income....              John Hancock Advisers, Inc.
  High Yield Bond..........              Wellington Management Company, LLP
  V.A. Money Market........              John Hancock Advisers, Inc.
-------------------------------------------------------------------------------

  The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

  When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Declaration Trust, the John Hancock Variable Series Trust I, AIM Variable Insurance Funds, Inc., the Franklin Templeton Variable Insurance Products Trust (Class 2 Shares), Fidelity's Variable Insurance Products Fund (Service Shares) and Variable Insurance Products Fund II (Service Shares) and the MFS Variable Insurance Trust (together, "the Trusts"). In this prospectus, the investment options of the Trusts are referred to as "Funds".
  In the prospectuses for the Trusts, the investment options may also be referred to as "funds", "portfolios" or "series".

  Each Trust is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Trusts. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Trust. The Trust prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

  For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment".

                      JOHN HANCOCK ANNUITY SERVICING OFFICE
                      --------------------------------------

               Mail Delivery                                Phone:
               -------------                                ------

               529 Main Street                          1-800-824-0335
            Charlestown, MA 02129
                                                             Fax:
                                                             ----
                                                        1-617-886-3070

     Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

********************************************************************************

     Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           GUIDE TO THIS PROSPECTUS

  This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     . The first section contains an "INDEX OF KEY WORDS."

     . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

 The Trusts' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

                               IMPORTANT NOTICES

 This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

 We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2000. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 51.

 The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.


-------------------------------------------------------------------------------

                              INDEX OF KEY WORDS

  We define or explain each of the following key words used in this prospectus on the pages shown below:

  KEY WORD                                               PAGE

  Accumulation units...................................   30
  Annuitant............................................   11
  Annuity payments.....................................   15
  Annuity period.......................................   30
  Contract year........................................   12
  Date of issue........................................   12
  Date of maturity.....................................   12
  Funds................................................    2
  Guarantee periods....................................    2
  Investment options...................................   16
  Market value adjustment..............................   14
  Premium payments.....................................   11
  Surrender value......................................   20
  Surrender............................................   20
  Variable investment options..........................   cover
  Withdrawal...........................................   20

                                   FEE TABLE

  The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

ANNUAL CONTRACT FEE (APPLIES ONLY TO CONTRACTS OF LESS THAN $50,000)
                     $ 30


ANNUAL CONTRACT EXPENSES (AS A % OF THE AVERAGE TOTAL VALUE OF THE CONTRACT)

     .Asset-based Charge (for administration and mortality and expense risks) 1.25%

  This charge doesn't apply to amounts held in the guarantee periods.

ANNUAL FUND EXPENSES (BASED ON % OF AVERAGE NET ASSETS)


  The Funds must pay investment management fees and other operating expenses. These fees and expenses are different for each Fund and reduce the investment return of each Fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select.

  The following figures for the Funds are based on historical Fund expenses, as a percentage (rounded to two decimal places) of each Fund's average daily net assets for 1999, except as indicated in the Notes beginning on page 6. Expenses of the Funds are not fixed or specified under the terms of the contracts, and expenses may vary from year to year.


                                        Investment      Distribution and    Other Operating     Total Fund
                                        Management          Service          Expenses With      Operating      Other
Fund Name                                   Fee           (12b-1) Fees       Reimbursement       Expenses       Expenses
---------                               ----------      ----------------    ---------------     ----------    ------------
JOHN HANCOCK VARIABLE SERIES TRUST
 (NOTE 1):
Aggressive Balanced..................     0.68%               N/A                0.10%            0.78%              0.29%
Equity Index.........................     0.14%               N/A                0.00%            0.14%              0.08%
Large Cap Value CORE.................     0.75%               N/A                0.10%            0.85%              0.42%
Large Cap Aggressive Growth..........     0.98%               N/A                0.10%            1.08%              0.19%
Large/Mid Cap Value..................     0.95%               N/A                0.10%            1.05%              0.47%
Mid Cap Blend........................     0.75%               N/A                0.10%            0.85%              0.45%
Mid Cap Growth.......................     0.82%               N/A                0.10%            0.92%              0.11%
Fundamental Mid Cap Growth...........     0.85%               N/A                0.10%            0.95%              0.24%
Small/Mid Cap CORE...................     0.80%               N/A                0.10%            0.90%              0.66%
Small/Mid Cap Value..................     0.95%               N/A                0.10%            1.05%              1.44%
Small/Mid Cap Growth.................     0.75%               N/A                0.10%            0.85%              0.10%
Small Cap Growth.....................     0.75%               N/A                0.10%            0.85%              0.14%
Global Balanced*.....................     0.85%               N/A                0.10%            0.95%              0.46%
International Equity.................     1.00%               N/A                0.10%            1.10%              0.71%
Short-Term Bond......................     0.30%               N/A                0.10%            0.40%              0.13%
Bond Index...........................     0.15%               N/A                0.10%            0.25%              0.20%
High Yield Bond......................     0.65%               N/A                0.10%            0.75%              0.39%


JOHN HANCOCK DECLARATION TRUST (NOTE
 2):
V.A. Sovereign Investors.............     0.60%               N/A                0.10%            0.70%              0.10%
V.A. Core Equity.....................     0.70%               N/A                0.13%            0.83%              0.13%
V.A. Financial Industries............     0.80%               N/A                0.10%            0.90%              0.10%
V.A. Relative Value..................     0.60%               N/A                0.17%            0.77%              0.17%
V.A. Bond............................     0.50%               N/A                0.25%            0.75%              0.51%
V.A. Strategic Income................     0.60%               N/A                0.25%            0.85%              0.27%
V.A. Money Market....................     0.50%               N/A                0.16%            0.66%              0.16%
V.A. Technology......................     0.80%               N/A                0.25%            1.05%               N/A

AIM VARIABLE INSURANCE FUNDS, INC.:
AIM V.I. Growth......................     0.63%               N/A                0.10%            0.73%              0.10%
AIM V.I. Value.......................     0.61%               N/A                0.15%            0.76%              0.15%

 VARIABLE INSURANCE PRODUCTS FUND -
 SERVICE CLASS     (NOTE 3):
Fidelity VIP Growth..................     0.58%              0.10%               0.07%            0.75%              0.09%
Fidelity VIP Overseas................     0.73%              0.10%               0.15%            0.98%              0.18%

 VARIABLE INSURANCE PRODUCTS FUND II -
 SERVICE CLASS     (NOTE 3):
Fidelity VIP Contrafund(R)...........     0.58%              0.10%               0.07%            0.75%              0.10%

FRANKLIN TEMPLETON VARIABLE INSURANCE
 PRODUCTS TRUST - CLASS 2 SHARES (NOTE 4):
Templeton International Securities...     0.69%              0.25%               0.19%            1.13%              0.19%
Templeton Developing Markets
 Securities..........................     1.25%              0.25%               0.31%            1.81%              0.31%

MFS VARIABLE INSURANCE TRUST
 (NOTE 5):
MFS Growth...........................     0.75%               N/A                0.16%            0.91%              0.71%
MFS Research.........................     0.75%               N/A                0.11%            0.86%              0.11%
MFS New Discovery....................     0.90%               N/A                0.17%            1.07%              1.59%

NOTES TO ANNUAL FUND EXPENSES

  (1) John Hancock Variable Series Trust I Funds' percentages reflect management fees and other fund expenses based on the allocation methodology and expense reimbursement policy adopted April 23, 1999.
     Under the policy, John Hancock Life Insurance Company voluntarily reimburses a Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets (0.00% for Equity Index).

  * Global Balanced was formerly "International Balanced."

  (2) John Hancock Declaration Trust Funds' percentages reflect the investment management fees currently payable and other fund expenses allocated in 1999. John Hancock Advisers, Inc., has agreed to limit temporarily other expenses of each Fund to 0.25% of the fund's average daily assets. Percentages for the V.A. Technology Fund are estimates for this fiscal year because the Fund was not in operation prior to the date of this prospectus.

  (3) A portion of the brokerage commissions that certain of the Fidelity VIP Funds pay was used to reduce fund expenses. In addition, through arrangements with certain Funds' custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of each applicable Fund's expenses. Without these reductions, the operating expenses of the Funds would have been higher, as shown in the last column of this table.

  (4) On February 8, 2000, shareholders of each Fund approved a merger and reorganization that combined the Templeton International Equity Fund with the Templeton International Securities Fund and combined the Templeton Developing Markets Equity Fund with the Templeton Developing Markets Securities Fund, effective May 1, 2000. Shareholders of the Templeton International Securities Fund and shareholders of the Templeton Developing Markets Securities Fund had approved new management fees, which apply to each of the combined funds effective May 1, 2000. The table shows restated total expenses for the Funds based on the new fees and the assets, as of December 31, 1999, of either the Templeton International Securities Fund or the Templeton Developing Markets Securities Fund, as applicable. However, if the table reflected both the new fees and the combined assets of the Templeton International Equity Fund and the Templeton International Securities Fund, the estimated expenses for that combined Fund after May 1, 2000 would be: Management Fees 0.65%, Distribution and Service Fees 0.25%, Other Expenses 0.20%, and Total Fund Operating Expenses 1.10%. If the table reflected both the new fees and the combined assets of the Templeton Developing Markets Equity Fund and the Templeton Developing Markets Securities Fund, the estimated expenses for that combined Fund after May 1, 2000 would be: Management Fees 1.25%, Distribution and Service Fees 0.25%, Other Expenses 0.29%, and Total Fund Operating Expenses 1.79%.

  (5) MFS Variable Insurance Trust Funds have an expense offset arrangement which reduces each Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent.
     Each Fund may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Fund's expenses. Expenses do not take into account these expense reductions, and are therefore higher than the actual expenses of the Fund. MFS Investment Management(R) (also doing business as Massachusetts Financial Services Company) has contractually agreed to bear expense for the Growth and New Discovery Funds, subject to reimbursement by the Fund, such that each such Fund's "other fund expenses" shall not exceed 0.15% of the average daily net assets of the Fund during the current fiscal year.


   We may receive payments from a Fund or its affiliates at an annual rate of up to approximately 0.25% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that Fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed above.

EXAMPLES

The following examples on pages 8 and 9 illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets. These examples do not include any applicable premium taxes or any fees for optional benefit riders. The examples should not be considered representations of past or future expenses; actual charges may be greater or less than those shown above. The examples assume Fund expenses at rates set forth above for 1999, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

  If you "surrender" (turn in) your contract at the end of the applicable time period, you would pay:


                                         1 YEAR   3 YEARS  5 YEARS    10 YEARS
-------------------------------------------------------------------------------
  V.A. Sovereign Investors               $21      $63      $109      $235
-------------------------------------------------------------------------------
  V.A. Core Equity                       $22      $67      $115      $248
-------------------------------------------------------------------------------
  Aggressive Balanced                    $21      $66      $113      $243
-------------------------------------------------------------------------------
  Fidelity VIP Contrafund(R)             $21      $ 6      $ 11      $ 24
                                                    6         3         3
-------------------------------------------------------------------------------
  Equity Index                           $15      $46      $ 80      $175
-------------------------------------------------------------------------------
  Large Cap Value CORE                   $22      $68      $116      $250
-------------------------------------------------------------------------------
  V.A. Relative Value                    $21      $65      $112      $242
-------------------------------------------------------------------------------
  V.A. Financial Industries              $23      $69      $119      $255
-------------------------------------------------------------------------------
  Large Cap Aggressive Growth            $24      $75      $128      $274
-------------------------------------------------------------------------------
  Fidelity VIP Growth                    $21      $65      $ 11      $ 24
                                                              2         2
-------------------------------------------------------------------------------
  MFS Growth                             $23      $70      $119      $256
-------------------------------------------------------------------------------
  V.A. Technology                        $24      $74      $127      $271
-------------------------------------------------------------------------------
  Large/Mid Cap Value                    $24      $74      $127      $271
-------------------------------------------------------------------------------
  Mid Cap Blend                          $22      $68      $116      $250
-------------------------------------------------------------------------------
  AIM V.I. Value                         $21      $65      $112      $241
-------------------------------------------------------------------------------
  MFS Research                           $22      $68      $117      $251
-------------------------------------------------------------------------------
  AIM V.I. Growth                        $21      $64      $110      $238
-------------------------------------------------------------------------------
  Fundamental Mid Cap Growth             $23      $71      $122      $261
-------------------------------------------------------------------------------
  Mid Cap Growth                         $23      $70      $120      $ 25
                                                                        8
-------------------------------------------------------------------------------
  Small/Mid Cap Value                    $24      $74      $127      $271
-------------------------------------------------------------------------------
  Small/Mid Cap CORE                     $23      $69      $119      $255
-------------------------------------------------------------------------------
  Small/Mid Cap Growth                   $22      $68      $116      $250
-------------------------------------------------------------------------------
  Small Cap Growth                       $22      $68      $116      $250
-------------------------------------------------------------------------------
  MFS New Discovery                      $24      $75      $128      $273
-------------------------------------------------------------------------------
  Global Balanced                        $23      $71      $122      $261
-------------------------------------------------------------------------------
  Templeton International Securities     $25      $76      $131      $279
-------------------------------------------------------------------------------
  International Equity                   $25      $75      $129      $276
-------------------------------------------------------------------------------
  Fidelity VIP Overseas                  $ 2      $ 7      $ 12      $ 26
                                           4        3         5         7
-------------------------------------------------------------------------------
  Templeton Developing Markets           $32      $97      $328      $344
    Securities
-------------------------------------------------------------------------------
  Short-Term Bond                        $17      $54      $ 93      $203
-------------------------------------------------------------------------------
  Bond Index                             $16      $50      $ 86      $187
-------------------------------------------------------------------------------
  V.A. Bond                              $21      $65      $111      $240
-------------------------------------------------------------------------------
  V.A. Strategic Income                  $22      $68      $116      $250
-------------------------------------------------------------------------------
  High Yield Bond                        $21      $65      $111      $240
-------------------------------------------------------------------------------
  V.A. Money Market                      $20      $62      $107      $231
-------------------------------------------------------------------------------

  If you begin receiving payments under one of our annuity payment options at the end of the applicable time period, or if you do not surrender your contact, you would pay:

                                         1 YEAR   3 YEARS  5 YEARS    10 YEARS
-------------------------------------------------------------------------------
  V.A. Sovereign Investors               $21      $63      $109      $235
-------------------------------------------------------------------------------
  V.A. Core Equity                       $22      $67      $115      $248
-------------------------------------------------------------------------------
  Aggressive Balanced                    $21      $66      $113      $243
-------------------------------------------------------------------------------
  Fidelity VIP Contrafund(R)             $21      $ 6      $ 11      $ 24
                                                    5         1         0
-------------------------------------------------------------------------------
  Equity Index                           $15      $46      $ 80      $175
-------------------------------------------------------------------------------
  Large Cap Value CORE                   $22      $68      $116      $250
-------------------------------------------------------------------------------
  V.A. Relative Value                    $21      $65      $112      $242
-------------------------------------------------------------------------------
  V.A. Financial Industries              $23      $69      $119      $255
-------------------------------------------------------------------------------
  Large Cap Aggressive Growth            $24      $75      $128      $274
-------------------------------------------------------------------------------
  Fidelity VIP Growth                    $21      $65      $ 11      $ 24
                                                              1         0
-------------------------------------------------------------------------------
  MFS Growth                             $23      $70      $119      $256
-------------------------------------------------------------------------------
  V.A. Technology                        $24      $74      $127      $271
-------------------------------------------------------------------------------
  Large/Mid Cap Value                    $24      $74      $127      $271
-------------------------------------------------------------------------------
  Mid Cap Blend                          $22      $68      $116      $250
-------------------------------------------------------------------------------
  AIM V.I. Value                         $21      $65      $112      $241
-------------------------------------------------------------------------------
  MFS Research                           $22      $68      $117      $251
-------------------------------------------------------------------------------
  AIM V.I. Growth                        $21      $64      $110      $238
-------------------------------------------------------------------------------
  Fundamental Mid Cap Growth             $23      $71      $122      $261
-------------------------------------------------------------------------------
  Mid Cap Growth                         $23      $70      $120      $ 25
                                                                        7
-------------------------------------------------------------------------------
  Small/Mid Cap Value                    $24      $74      $127      $271
-------------------------------------------------------------------------------
  Small/Mid Cap CORE                     $23      $69      $119      $255
-------------------------------------------------------------------------------
  Small/Mid Cap Growth                   $22      $68      $116      $250
-------------------------------------------------------------------------------
  Small Cap Growth                       $22      $68      $116      $250
-------------------------------------------------------------------------------
  MFS New Discovery                      $24      $75      $128      $273
-------------------------------------------------------------------------------
  Global Balanced                        $23      $71      $122      $261
-------------------------------------------------------------------------------
  Templeton International Securities     $25      $76      $131      $279
-------------------------------------------------------------------------------
  International Equity                   $25      $75      $129      $276
-------------------------------------------------------------------------------
  Fidelity VIP Overseas                  $ 2      $ 7      $ 12      $ 26
                                           3        2         3         4
-------------------------------------------------------------------------------
  Templeton Developing Markets           $32      $97      $164      $344
    Securities
-------------------------------------------------------------------------------
  Short-Term Bond                        $17      $54      $ 93      $203
-------------------------------------------------------------------------------
  Bond Index                             $16      $50      $ 86      $187
-------------------------------------------------------------------------------
  V.A. Bond                              $21      $65      $111      $240
-------------------------------------------------------------------------------
  V.A. Strategic Income                  $22      $68      $116      $250
-------------------------------------------------------------------------------
   High Yield Bond                       $21      $65      $111      $240
-------------------------------------------------------------------------------
  V.A. Money Market                      $20      $62      $107      $231
-------------------------------------------------------------------------------

                               BASIC INFORMATION

  This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  QUESTION                                                         PAGES TO SEE
  --------                                                         ------------

What is the contract?..................................................   11

Who owns the contract?.................................................   11

Is the owner also the annuitant?.......................................   11

How can I invest money in a contract?..................................   11

How will the value of my investment in the contract change over time?..   14

What annuity benefits does the contract provide?.......................   15

What are the tax consequences of owning a contract?....................   15

How can I change my contract's investment allocations?.................   16

What fees and charges will be deducted from my contract?...............   19

How can I withdraw money from my contract?.............................   20

What happens if the annuitant dies before my contract's date of
maturity?..............................................................   22

What other benefits can I purchase under a contract?...................   23

Can I return my contract?..............................................   25

 WHAT IS THE CONTRACT?

  The contract is a "deferred payment variable annuity contract." An annuity contract provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a deferred payment contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a variable annuity contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

 WHO OWNS THE CONTRACT?

  That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner.
 However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

 IS THE OWNER ALSO THE ANNUITANT?

  Again, that's up to you. The annuitant is the person upon whose death the contract's death benefit becomes payable. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime.
 In many cases, the same person is both the annuitant and the owner of a contract. However, you are free to name another person as annuitant or joint annuitant. You could also name as joint annuitants two persons other than yourself.

 HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

  We call the investments you make in your contract "premiums" or "premium payments." In general, you need at least a $25,000 initial premium payment to purchase a contract. If you purchase your contract through the automatic investment plan, different minimums will apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

Applying for a contract

  An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

  Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

  In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

  We measure the years and anniversaries of your contract from its date of issue. We use the term "contract year" to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

  You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

                                                                           YOU MAY NOT MAKE ANY
                   IF YOUR CONTRACT IS USED TO FUND                     PREMIUM PAYMENTS AFTER THE
                                                                           ANNUITANT REACHES AGE
-----------------------------------------------------------------------------------------------------
  a "tax qualified plan"*                                                         70 1/2**
-----------------------------------------------------------------------------------------------------
  a non-tax qualified plan                                                         8
                                                                                   5
-----------------------------------------------------------------------------------------------------

           * as that term is used in "Tax Information," beginning on page 35. ** except for a Roth IRA, which has no age limit.

  We will not issue a contract if the proposed annuitant is older than age 84. We may waive any of these limits, however.

Ways to make premium payments

  Premium payments made by check or money order must be:

     . drawn on a U.S. bank,

     . drawn in U.S. dollars, and

     . made payable to "John Hancock."

  Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below.
 You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

  Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

  If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

  If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

     . issue a contract;

     . accept premium payments;  or

     . allow other transactions.

  After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

 HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

  Prior to a contract's date of maturity, the amount you've invested in any VARIABLE INVESTMENT OPTION will increase or decrease based upon the investment experience of the corresponding Fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the Fund directly and reinvested all Fund dividends and distributions in additional shares.

  Like a regular mutual fund, each Fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table beginning on page 5. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 19.

  The amount you've invested in a GUARANTEE PERIOD will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. We currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

  However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 29.

  At any time before the date of maturity, the "TOTAL VALUE OF YOUR CONTRACT" equals:

     . the total amount you invested,

     . minus all charges we deduct,

     . minus all withdrawals you have made,

     . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

     . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

     . plus the interest we credit to any of your contract's value while it is in a guarantee period.

 WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?

  If your contract is still in effect on its date of maturity, it enters what is called the "annuity period". During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity.
 Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

  You should carefully review the discussion under "The annuity period," beginning on page 30, for information about all of these choices you can make.

 WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

  In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

     . partial withdrawal (including systematic withdrawals)

     . full withdrawal ("surrender")

     . payment of death benefit proceeds as a single sum upon the annuitant's death

     . periodic payments under one of our annuity payment options

  In addition, if you elect the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

  How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as:

     . the type of the distribution,

     . when the distribution is made,

     . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

     . the circumstances under which the payments are made.

  If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

  Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

  THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

 HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

  When you apply for your contract, you specify the variable investment options or guarantee periods (together, your "investment options") in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

  Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using or have not previously used counts as one "use" of an investment option. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

  Up to 12 times during each year of your contract, you may transfer, free of any charge,

     . all or part of the assets held in one VARIABLE INVESTMENT OPTION to any other available variable investment option or guarantee period, or

     . all or part of the assets held in one GUARANTEE PERIOD to any other available guarantee period or variable investment option.

Currently, we impose no charge for transfers of more than 12 per contract year. However, we reserve the right to impose a charge of up to $25 on any transfers in excess of the 12 free transfers or to prohibit any such transfers altogether. Transfers under our strategic rebalancing or dollar-cost averaging programs do not count toward the 12 you are allowed each year. However, you may not:

     . transfer more than $1,000,000 in a contract year from any one variable investment option or guarantee period, without our prior approval,

     . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

     . make any transfers, during the annuity period, to or from a guarantee period, or

     . make any transfer during the annuity period that would result in more than four investment options being used at once.

 We reserve the right to prohibit a transfer less than 30 days prior to the contract's date of maturity.

  The contract you are purchasing was not designed for professional market timing organizations or other persons that use programmed or frequent transfers. The use of such transfers may be disruptive to a Fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a Fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

  You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 2. Your request should include:

     . your name,

     . daytime telephone number,

     . contract number,

     . the names of the investment options to and from which assets are being transferred, and

     . the amount of each transfer.

 The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

  Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

  If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

  The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

Dollar-cost averaging program

  You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the dollar-cost averaging program:

     . You may elect the program only if the total value of your contract equals
       $15,000 or more.

     . The amount of each transfer must equal at least $250.

     . You may change your dollar-cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

     . You may discontinue the program at any time.

     . The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

     . Automatic transfers to or from guarantee periods are not permitted.

     . We reserve the right to suspend or terminate the program at any time.

Strategic rebalancing

  This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've elected will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among the variable investment options to reestablish the preset percentages you have chosen. Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

  This program can be elected by sending the appropriate form to our Annuity Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

  Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

  The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

 WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Asset-based charge

  We deduct a daily asset-based charge that compensates us primarily for our administrative expenses and for the mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 1.25% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

  In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Annual contract fee

  Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value on the contract anniversary of less than $50,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract, unless your total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

Premium taxes

  We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

  In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Other charges

  We offer, subject to state availability, four optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we charge an amount equal to 1/12/th/ of the following annual percentages:

Enhanced death benefit                                                   0.15% of your contract's total value
------------------------------------------------------------------------------------------------------------------------
Accumulated value enhancement                                            0.40% of your initial premium payment (we
                                                                         reserve the right to increase this percentage
                                                                         on a uniform basis for all riders issued in
                                                                         the same state)
------------------------------------------------------------------------------------------------------------------------
Guaranteed retirement income benefit                                     0.30% of your contract's total value
------------------------------------------------------------------------------------------------------------------------

  We deduct the charge proportionally from each of your investment options, based on your value in each.

 HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

  Prior to your contract's date of maturity, if the annuitant is living, you may:

     . surrender your contract for a cash payment of its "surrender value," or

     . make a partial withdrawal of the surrender value.

  The "surrender value" of a contract is the total value of a contract, after any market value adjustment, MINUS the annual contract fee, any applicable premium tax, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

  Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
35. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

  We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

  Without our prior approval, you may not make a partial withdrawal:

     . for an amount less than $100, or

     . if the remaining total value of your contract would be less than $1,000.

 We reserve the right to terminate your contract if the value of your contract becomes zero.

  You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Systematic withdrawal plan

  Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 14. The same tax consequences also generally will apply.

  The following conditions apply to systematic withdrawal plans:

     . You may elect the plan only if the total value of your contract equals
       $25,000 or more.

     . The amount of each systematic withdrawal must equal at least $100.

     . If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

     . You may cancel the plan at any time.

     . We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

 WHAT HAPPENS IF THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

  If the annuitant dies before your contract's date of maturity, we will pay a death benefit to the contract's beneficiary. If you have named more than one annuitant, the death benefit will be payable upon the death of the surviving annuitant prior to the date of maturity.

  If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner who is the annuitant will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable. (For a description of what happens upon the death of an owner who is not the annuitant, see "Distribution requirements following death of owner," beginning on page 33.)

  We will pay a "standard" death benefit, unless you have chosen an "enhanced death benefit rider," as discussed below.

Standard death benefit

   The standard death benefit is the greater of:

     . the total value of your contract, adjusted by any then-applicable market value adjustment, or

     . the total amount of premium payments made, minus any partial withdrawals.

 We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

     . proof of the annuitant's death, and

     . any required instructions as to method of settlement.

  Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 32.

Enhanced death benefit rider

  If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing an enhanced death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greatest of:

     . the amount of each premium you have paid, accumulated at 5% effective annual interest (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn);

     . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken since that anniversary; or

     . the total value of your contract (adjusted by any market value adjustment) as of the date we receive due proof of the annuitant's death.

 For these purposes, however, we count only those contract anniversaries that occur (1) BEFORE we receive proof of death and (2) BEFORE the annuitant attains age 80 1/2.

  You may elect this rider ONLY when you apply for the contract and only if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 20 under "Other charges." For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

  This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

 WHAT OTHER BENEFITS CAN I PURCHASE UNDER A CONTRACT?

  In addition to the enhanced death benefit rider discussed above, we currently make available two other optional benefits if your state permits and you are under age 75 when you apply for a contract. These optional benefits are provided under riders that contain many terms and conditions not set forth below. Therefore, you should refer directly to each rider for more complete information. We will provide you with a copy on request.

  Accumulated value enhancement.  Under this rider, we will make a contribution
  -----------------------------
to the total value of the contract on a monthly basis if the covered person (who must be the annuitant):

     . is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, and

     . is receiving certain qualified services described in the rider.

 The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

  You may elect this rider only when you apply for the contract. There is a monthly charge for this rider. The charge is described under "Other charges" on page 20.

  The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

  If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

  If you purchase this rider:

     . you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of elder care services available to seniors, and

     . you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

    In certain marketing materials, this rider may be referred to as "CARESolutions Plus."

  Guaranteed retirement income benefit.  Under this rider, we will guarantee the
  ------------------------------------
amount of annuity payments you receive, if the following conditions are satisfied:

     . The date of maturity must be within the 30 day period following a contract anniversary.

     . If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

     . If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

  You cannot elect this rider at any time after your contract is issued. If you elect this rider you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

  If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

  If you exercise your rights under this rider, we guarantee that the amount we apply to this annuity payment option will be the same amount as if your premium payments had earned a return prescribed by the rider, rather than the return they earned in the subaccounts you actually chose. Under this rider, we would apply that guaranteed amount to the fixed annuity payment option specified in the rider in the same manner and on the same terms as if you had, in the absence of this rider, elected to apply total contract value in the same amount to that same annuity payment option.

  There is a monthly charge for this rider, which is described at page 20 under "Other charges." The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

 CAN I RETURN MY CONTRACT?

  In most cases, you have the right to cancel your contract within 10 days (or longer in some states and for contracts issued as "IRAs") after you receive it. To cancel your contract, simply deliver or mail it to:

     . JHVLICO at the address shown on page 2, or

     . the JHVLICO representative who delivered the contract to you.

  In most states, you will receive a refund equal to the total value of your contract on the date of cancellation, adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. In some states, or if your contract was issued as an "IRA", you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

                             ADDITIONAL INFORMATION

  CONTENTS OF THIS SECTION                              PAGES TO SEE

  Description of JHVLICO................................    27

  Who should purchase a contract?.......................    27

  How we support the variable investment options........    28

  How we support the guarantee periods..................    28

  How the guarantee periods work........................    28

  The accumulation period...............................    30

  The annuity period....................................    31

  Variable investment option valuation procedures.......    34

  Distribution requirements following death of owner....    34

  Miscellaneous provisions..............................    35

  Tax information.......................................    35

  Further information about JHVLICO.....................    40

  Management's discussion and analysis..................    42

  Performance information...............................    49

  Reports...............................................    49

  Voting privileges.....................................    49

  Certain changes.......................................    50

  Distribution of contracts.............................    50

  Registration statement................................    51

  Experts...............................................    51

  Condensed Financial Information.......................    52

  JHVLICO financial statements..........................    55

  Appendix A - Details About Our Guarantee Periods......    73

 DESCRIPTION OF JHVLICO

  We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 1999, John Hancock's assets were approximately $ 71 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

  It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

 WHO SHOULD PURCHASE A CONTRACT?

  We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We provide general federal income tax information for contracts not purchased in connection with a tax qualified retirement plan beginning on page 35. We also designed the contracts for purchase under:

     . traditional individual retirement annuity ("IRA") plans satisfying the requirements of Section 408 of the Code;

     . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
       Section 408A of the Code;

     . SIMPLE IRA plans adopted under Section 408(p) of the Code;

     . Simplified Employee Pension plans ("SEPs") adopted under Section
       408(k) of the Code;

     . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations; and

     . pension or profit-sharing plans qualified under section 401(a) of the Code.

  When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

  We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

  To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

 HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

  We hold the Fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

  The Account's assets, including the Trusts' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

  All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

 HOW WE SUPPORT THE GUARANTEE PERIODS

  All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

 HOW THE GUARANTEE PERIODS WORK

  Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

     . withdraw all or a portion of any such amount from the contract,

     . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

     . allocate all or a portion of such amount to one or more of the variable investment options.

  You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

  We currently make available guarantee periods with durations up to ten years. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

Guaranteed interest rates

  Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

 We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates.

  You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 2.

Calculation of market value adjustment ("MVA")

  If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

     . death benefits pursuant to your contract,

     . amounts you apply to an annuity option, and

     . amounts paid in a single sum in lieu of an annuity.

  The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract. Here is how the MVA works:

 We compare
     . the guaranteed rate of the guarantee period from which the assets are being taken WITH
     . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.
 If the first rate exceeds the second by more than
1/2%, the market value adjustment produces an increase in your contract's value.
 If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------

  For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

  The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

 THE ACCUMULATION PERIOD

Your value in our variable investment options

  Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option.
 Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

  To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

dollar amount of transaction
                   DIVIDED BY
value of one accumulation unit for the applicable
variable investment option at the time of such
transaction
-------------------------------------------------


  The value of each accumulation unit will change daily depending upon the investment performance of the Fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

  Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

number of accumulation units in the
variable investment options
                   TIMES
value of one accumulation unit for the
applicable variable investment option at
that time
-------------------------------------------


Your value in the guarantee periods

  On any date, the total value of your contract in a guarantee period equals:

     . the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

     . the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

     . the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

     . the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

     . the amount of any charges and fees deducted from that guarantee period, PLUS

     . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

 THE ANNUITY PERIOD

  Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

  Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be:

     . at least 6 months after the date the first premium payment is applied to your contract, and

     . no later than the maximum age specified in your contract (normally age 95).

  Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 37.)

Choosing fixed or variable annuity payments

  During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

  We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

  We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

  Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

  Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 33).

  Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

  If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

  Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

     . you have not made an election prior to the annuitant's death;

     . the beneficiary is entitled to payment of a death benefit of at least
       $5,000 in a single sum; and

     . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

  We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

  The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

     . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

     . if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

     . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

   Assumed investment rate

  The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

  You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

  The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of:

     . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

     . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

  Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

  OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives.
 If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

  Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

  OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

  OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

  OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

  OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

  With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

  If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

     . Option A:  "life annuity with 5 years guaranteed" and

     . Option B: "life annuity without further payment on the death of payee."

 VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

  We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading.
 Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

 DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER

  If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the adjacent box. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

  In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

  The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

  Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

 IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:
     .if the contract's designated beneficiary is
       your surviving spouse, your spouse may continue
       the contract in force as the owner.
     .
       if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the entire interest (as discussed below) in the contract on the date of your death must be:
     (1)paid out in full within five years of your
       death or
     (2)
       applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death
  If you are the annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the annuitant, the entire interest equals
     .the surrender value if paid out in full within
       five years of your death, or
     .the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.
 IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN
     .any remaining amount that we owe must be paid
       out at least as rapidly as under the method of making annuity payments that is then in use.
----------------------------------------------------------

 MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

  To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

  Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

     . the rights of any assignees of record and

     . certain other conditions referenced in the contract.

  An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

 TAX INFORMATION

Our income taxes

  We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

  The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account.
 Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Contracts not purchased to fund a tax qualified plan

   Undistributed gains

  We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

  However, a contract owned other than by a natural person does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

   Annuity payments

  When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to the payee, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

  The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

   Surrenders and withdrawals before date of maturity

  When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract or if no annuity payment option is selected for a death benefit payment.

  When you take a partial withdrawal from a contract, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain". Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

  For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JHVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

   Penalty for premature withdrawals

  The taxable portion of any withdrawal or single sum payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

   Accumulated value enhancement rider

  If you have elected the accumulated value enhancement rider, the Internal Revenue Service might take the position that each charge associated with this rider is deemed a withdrawal from the contract which would be subject to income tax and, if you have not yet attained age 59 1/2, the special 10% penalty tax for withdrawals from contracts before the age of 59 1/2. You should consult a competent tax adviser before electing this rider.

Diversification requirements

  Each of the Funds of the Trusts intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

  The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the Fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of Fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

  We have no responsibility for determining whether a particular retirement plan satisfies the applicable requirements of the Code or whether a particular employee is eligible for inclusion under a plan.

   Withholding on rollover distributions

  The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

   Contracts purchased as traditional IRAs

  A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of (a) 100% of compensation includable in your gross income, or (b) $2,000 per year. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job).
 You can generally contribute up to $2,000 for each of you and your spouse (or, if less, your combined compensation).

  You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return. The amount of your deduction is based on the following factors:

     . whether you or your spouse is an active participant in an employer sponsored retirement plan,

     . your federal income tax filing status, and

     . your "Modified Adjusted Gross Income".

  Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

  If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or any annuity payment, may be excluded from your taxable income when you receive the proceeds. In general, all other amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply similar to those described above for such non-qualified contracts).

  The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

   Contracts purchased as Roth IRAs

  In general, you may make purchase payments of up to $2,000 each year for a type of non-deductible IRA contract, known as a Roth IRA. Any contributions made during the year for any other IRA you have will reduce the amount you otherwise could contribute to a Roth IRA. Also, the $2000 maximum for a Roth IRA phases out for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

  If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

     . after you reach age 59 1/2,

     . on your death or disability, or

     . to qualified first-time homebuyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

  The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax.

  You can convert a traditional IRA to a Roth IRA, unless:

     . you have adjusted gross income over $100,000, or

     . you are a married taxpayer filing a separate return.

 The $2,000 Roth IRA contribution limit does not apply to converted amounts.

  You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

   Contracts purchased under SIMPLE IRA plans

  In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contibutions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed certain contribution limits (currently $6,000 a year). Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

   Contracts purchased under Simplified Employee Pension plans (SEPs)

  SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum amount that may be contributed to an SEP is the lesser of 15% of compensation or the IRS compensation limit for the year ($170,000 for the year 2000).

   Contracts purchased under Section 403(b) plans

  Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into contracts owned by their employees that are not taxable currently to the employee.

  The amount of such non-taxable contributions each year:

     . is limited by a maximum (called the "exclusion allowance") that is computed in accordance with a formula prescribed under the Code;

     . may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed $10,500 (subject to cost of living increases); and

     . is subject to certain other limits (described in Section 415 of the Code).

  When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income.

  Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

     . on the employee's separation from service, death, or disability,

     . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

     . transfers and exchanges to other products that qualify under Section
       403(b).

   Contracts purchased for pension and profit sharing plans qualified under
   Section 401(a)

  In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

  Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

  The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

  IRS required minimum distributions to the employee must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

   Contracts purchased for "top-heavy" plans

  Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

   Tax-free rollovers

  The discussion above covers certain fully or partially tax-free "rollovers" from a regular IRA to a Roth IRA. You may also make a tax-free rollover from:

     . a traditional IRA to another traditional IRA,

     . any tax-qualified plan to a traditional IRA, and

     . any tax-qualified plan to another tax-qualified plan of the same type
       (i.e. 403(b) to 403(b), corporate plan to corporate plan, etc.)

  We do not have to withhold tax if you roll over your entire distribution and you request us to pay it directly to the successor plan. Otherwise, 20% mandatory withholding will apply and reduce the amount you can roll over to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before taking such a distribution.

   See your own tax adviser

  The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls.
 For further information you should consult a qualified tax adviser.

 FURTHER INFORMATION ABOUT JHVLICO

Description of JHVLICO

  We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering price of $17 per share. At December 31, 1999, JHVLICO had $74.8 billion of life insurance in force.

  JHVLICO markets its policies through

     . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

     . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

  In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL"). At December 31, 1998, IPL's principal business consisted of a run-off of a block of single premium whole life insurance. More information about IPL is contained in Note 2 to JHVLICO's Financial Statements, beginning on page 63.

Selected financial data

  You should read the following financial data for JHVLICO along with

     . "Management's Discussion and Analysis of Financial Condition and Results of Operations", immediately following this section, and

     . JHVLICO's financial statements and the notes to the financial statements, beginning on page 55.

  Past results do not necessarily indicate future results. The selected financial data and financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners ("NAIC") ("statutory accounting practices."). See Note 1 to JHVLICO's financial statements, beginning on page 59, for additional information about the accounting practices.


                                     SELECTED FINANCIAL DATA
                         Year ended     Year ended     Year ended      Year ended     Year ended
                        December 31,   December 31,   December 31,    December 31,   December 31,
                            1999           1998            1997          1996            1995
                        (in millions)  (in millions)  (in millions)   (n millions)   (in millions)
 INCOME STATEMENT DATA
       Premiums                $950.8      $ 1,272.3       $   872.7       $  820.6      $   570.9
       Net investment
    income                      136.0          122.8            89.7           76.1           62.1
       Other income,
    net                         605.4          618.1           449.1          427.7           98.7
       TOTAL REVENUES        $1,692.2       2,013.2          1,411.5        1,324.4          731.7
       Total benefits
    and expenses             $1,573.6        1,963.9         1,342.5        1,249.0          672.2
       Income tax
    expense                      42.9           33.1            38.5           38.6           28.4
       Net realized
    capital gains
    (losses)                     (1.7)          (0.6)           (3.0)          (1.5)           0.5
       Net gain                  74.0    $      15.6      $     27.5     $     35.3     $     31.6

    BALANCE SHEET DATA
       Total assets         $10,613.0      $ 8,599.0        $6,521.5       $4,567.8       $3,446.3
       Total
    obligations              10,216.0        8,268.2         6,199.8        4,284.7        3,197.6
       Total
    stockholder's
    equity                      397.0     $    330.8      $    321.7      $   283.1      $   248.7

 MANAGEMENT'S DISCUSSION AND ANALYSIS

Financial condition

  During the past fiscal year, JHVLICO's total assets grew primarily due to the growth in the total assets of the JHVLICO's separate accounts due to increased sales of variable life and variable annuity products as well as market appreciation on separate account assets as a result of strong market performance.

  Likewise, its total obligations grew. Total stockholder's equity also grew during this period. The following chart shows percentage growth in total assets, total obligations and total stockholder's equity for the twelve-month period ended December 31, 1999:

                                       Year ended     Year ended
                                       ----------     ----------
                                      December 31,   December 31,    % change
                                      ------------   ------------    --------
                                          1999           1998
                                          ----           ----
                                      (in millions)  (in millions)
                                      -------------  -------------
                                                 $
Total assets  -  JHVLICO                   10,613.0      $ 8,599.0       23.4%
                                                $
Total assets  -  JHVLICO separate
accounts                                    8,268.2      $ 6,595.2       25.4%
                                                 $
                                                  1
Total obligations - JHVLICO                 0,216.0      $ 8,268.2       23.6%
                                                 $
Total obligations - JHVLICO separate
accounts                                    8,261.6      $ 6,589.4       25.4%
                                               $

                                                  3
Total shareholder equity                       97.0     $    330.8       20.0%

  Separate account assets and liabilities consist primarily of the fund balances associated with JHVLICO's variable life and annuity business. The asset holdings include fixed income, equity, growth, total return, real estate, global, and international mutual funds with liabilities representing amounts due to policyholders.

  During the 1998 fiscal year, a similar pattern of growth occurred. It is shown on the following chart:

                                       Year ended     Year ended
                                       ----------     ----------
                                      December 31,   December 31,
                                      ------------   ------------
                                          1998           1997
                                          ----           ----
                                      (in millions)  (in millions)   % change
                                      -------------  -------------   --------
Total assets  -  JHVLICO                  $ 8,599.0      $ 6,521.5      31.9%
Total assets  -  JHVLICO separate
accounts                                  $ 6,595.2      $ 4,691.1      40.6%
Total obligations - JHVLICO               $ 8,268.2      $ 6,199.8      33.4%
Total obligations - JHVLICO separate
accounts                                  $ 6,589.4      $ 4,685.7      40.6%
Total stockholder's equity                $   330.8      $   321.7       2.8%


  JHVLICO's bond portfolio remains highly diversified. It maintains the diversity of its bond portfolio by:

     . investing in a wide variety of geographic regions and industry groups, and

     . limiting the size of individual investment relative to the total portfolio.

  JHVLICO invests new money predominantly in long-term investment grade corporate bonds. As a result, 86.0% of JHVLICO's general account bonds were investment grade bonds, and 9.8% were medium grade bonds as of December 31, 1999. The corresponding percentages as of December 31, 1998, were 86.1% and 10.8%, respectively. For medium grade bonds, JHVLICO invests mostly in private placements that provide long-term financing for medium size companies. These bonds typically are protected by individually negotiated financial covenants and/or collateral. As of December 31, 1999, the remaining 4.2% of JHVLICO's total general account bonds consisted of lower grade bonds and bonds in default. Bonds in default represent 0.8% of JHVLICO's general account bonds.

  Management believes JHVLICO's commercial mortgage lending practices continue to be strong. JHVLICO generally makes mortgage loans against properties with proven track records and high occupancy levels. Typically, JHVLICO does not make construction or condominium loans nor lend more than 75% of the property's value at the time of the loan. JHVLICO uses a computer based mortgage risk analysis system in managing the credit risk related to its mortgage loans.

  JHVLICO has outstanding commitments to purchase long-term bonds and issue real estate mortgages totaling $15.4 million and $3.5 million, respectively, at December 31, 1999. The corresponding amounts at December 31, 1998 were $5.9 million and $24.8 million, respectively. JHVLICO monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. Most of the commitments at December 31, 1999 expire in 2000.

Reserves and obligations

  JHVLICO's obligations consist primarily of aggregate reserves for life policies and annuity contracts. As of December 31, 1999, JHVLICO's general account reserves totaled $1,866.6 million and its separate account obligations totaled $8,261.6 million. As of December 31, 1998, the corresponding amounts were $1,652.0 million and $6,589.4 million, respectively. JHVLICO computes these liabilities in accordance with commonly accepted actuarial standards. Its actuarial assumptions are in accordance with, or more conservative than, those called for in state regulations. Total reserves meet the requirements of Massachusetts insurance laws.

  Every year, JHVLICO performs reserve adequacy testing, usually during the fourth quarter. Intensive asset adequacy testing was performed in 1999 for the vast majority of reserves. During 1999 and 1998, JHVLICO made no refinements to reserves.

  JHVLICO's investment reserves include the asset valuation reserve ("AVR") and interest maintenance reserve ("IMR") required by the NAIC and state insurance regulatory authorities. The AVR stabilizes statutory surplus from non-interest related fluctuations in the market value of bonds, stocks, mortgage loans, real estate and other invested assets. The AVR generally captures realized and unrealized capital gains or losses on such assets, other than those resulting from interest rate changes.

  Each year, the amount of an insurer's AVR will fluctuate as the non-interest related capital gains and/ or losses are absorbed by the reserve. To adjust for such changes over time, an annual contribution must be made to the AVR equal to 20% of the difference between the AVR reserve objective (as determined annually according to the type and quality of an insurer's assets) and the actual AVR.

   JHVLICO includes the AVR in its obligations. Its AVR was $23.1 million at December 31, 1999, and $21.9 million as of December 31, 1998. During 1998, JHVLICO made a voluntary contribution of $0.7 million to the AVR. Such contributions may result in a slower rate of growth of, or a reduction to, stockholder's equity. During 1999, there have been no voluntary contributions to the AVR. Changes in the AVR are accounted for as direct increases or decreases in stockholder's equity. The impact of the AVR on JHVLICO's stockholder's equity position will depend, in part, on JHVLICO's investment portfolio.

  The IMR captures realized capital gains and losses (net of taxes) on fixed income investments (primarily bonds and mortgage loans) resulting from changes in interest rate levels. JHVLICO does not reflect these amounts in its stockholder equity account but amortizes them into net investment income over the estimated remaining lives of the investments disposed. At December 31, 1999 and December 31, 1998, JHVLICO's IMR balance was $7.4 million and $10.7 million, respectively. The impact on the IMR on JHVLICO's stockholder's equity depends upon the amount of future interest related capital gains and losses on fixed income investments.

Results of operations

   1999 compared to 1998

  Net gains from operations, before net realized capital gains/losses, totaled $75.7 million in 1999, a $59.5 million increase over 1998. The increase in the net gain is due principally to continued growth in the annuity line of business within JHVLICO. This line of business had a growth in net gain of $25.6 million due to higher separate account fees and expense allowances on business reinsured with John Hancock. The remaining $33.9 million increase in net gain is due to the Universal Life line of business which had higher net investment income and lower premium taxes during 1999 compared with 1998.

  During 1999, total revenues decreased by 15.9% (or $321.0 million) to $1,692.2 million. Premium, net of premium ceded to reinsurers, decreased by 25.3% (or $321.5 million) to $950.8 million. This decrease in premium is primarily due to large single premium ($340.0 million) bank owned life insurance sales that occurred during 1998 which have not recurred during 1999. Net investment income increased by 10.7% (or $13.2 million) to $136.0 million. This increase is primarily due to a 4.6% (or $4.4 million) increase in gross income on long-term bonds, and a 25.3% (or $6.3 million) increase in gross income on commercial and agricultural mortgages. The increases can both be attributed to an increased asset base. Other income decreased by $12.7 million primarily as a result of reserve adjustments on reinsurance ceded.

  During 1999, total benefits and expenses decreased by 19.9% (or $390.3 million) to $1,573.6 million. Benefit payments and additions to reserves decreased by 25.5% (or $422.9 million) to $1,238.7 million. This decrease is primarily the result of a bank owned life insurance reserve increase in 1998 of $380.1 million that did not recur in 1999. Insurance expenses increased by 14.7% (or $40.2 million) to $314.4 million. This consists of an $11.3 million increase in commission expenses resulting from the sale of new and renewal business, and a $28.9 million increase in the expenses of providing services to policyholders.

   1998 compared to 1997

  Net gain from operations , before net realized capital losses, totaled $16.2 million in 1998, $14.3 million lower than in 1997. A net loss of $9.8 million in 1998 resulting from the individual annuity line of business contributed significantly to this decrease in operating gain. First year commissions and taxes on sales of $340.0 million of bank owned life insurance further diminished the gain.

  During 1998, total revenues increased by 42.6% (or $601.7 million) to $2,013.2 million. Premium, net of premium ceded to reinsurers, increased by 45.8% (or $399.6 million) to $1,272.3 million. This increase is principally due to the sale of a single-premium bank owned life insurance policy with a premium of $340.0 million. Net investment income increased by 36.9% (or $33.1 million) to $122.8 million. This increase is primarily due to a 47.8% (or $31.0 million) increase in gross income on long-term bonds, and a 27.8% (or $5.4 million) increase in gross income on commercial mortgages. The increases can both be attributed to an increased asset base. Other income increased by $169.0 million as a result of reserve adjustments on reinsurance ceded.

  During 1998, total benefits and expenses increased by 46.3% (or $621.4 million) to $1,963.9 million. Benefit payments and additions to reserves increased by 52.4% (or $571.4 million) to $1,661.6 million. This increase is largely the result of an increase in reserves of $297.4 million associated with the sale of bank owned life insurance. Insurance expenses increased by 17.6% (or $41.0 million) to $274.2 million. This consists of a $27.3 million increase in commission expenses resulting from the sale of new and renewal business, and a $13.7 million increase in the expenses of providing services to policyholders.

Liquidity and capital resources

  JHVLICO's liquidity resources for the past two fiscal years were as follows:

                                                                             Year ended      Year ended
                                                                             ----------      ----------
                                                                            December 31,    December 31,
                                                                            ------------    ------------
                                                                                1999            1998
                                                                                ----            ----
           Type of Investments                                              (in millions)   (in millions)
           -------------------                                              -------------   -------------
                                                                                  $
Cash and short-term investments                                                 250.1         $  19.9
                                                                                  $ 4
Public bonds                                                                     54.1         $ 461.9
                                                                                  $ 6
                                                                                    0
                                                                                  9.
Investment-grade private placement bonds                                            4         $ 619.9


  In addition, JHVLICO's separate accounts are highly liquid and available to meet most outflow needs for variable life insurance.

  JHVLICO's management believes the liquidity resources of $1,313.6 million as of December 31, 1999, strongly position JHVLICO to meet all its obligations to policyholders and others. Funds provided by normal operations generally satisfy JHVLICO's financing needs. There were no outstanding borrowings as of December 31, 1999. As of December 31, 1998, JHVLICO had $61.9 million in outstanding borrowings from an affiliate. Total surplus, also know as stockholder's equity, plus the AVR, amounted to $420.1 million as of December 31, 1999, and $352.7 million as of December 31, 1998. The current statutory accounting treatment of taxes for deferred acquisition costs ("DAC taxes") currently results in a reduction to JHVLICO's surplus. This reduction will persist during periods of growth in new business. DAC taxes result from federal income tax law that approximates acquisition expenses, and then spreads the corresponding tax deduction over a period of years. As a result, the DAC tax is collected immediately and subsequently returned through tax deductions in later years.

  Since it began operations, JHVLICO has received a total of $576.7 million in capital contributions from John Hancock, of which $572.4 million is credited to paid-in capital and $2.5 million was credited to capital stock as of December 31, 1999. In 1993, JHVLICO returned $1.8 million of capital to John Hancock.
 To support JHVLICO's operations, for the indefinite future, John Hancock will continue to make capital contributions, if necessary, to ensure that JHVLICO maintains shareholder's equity of at least $1.0 million. JHVLICO's stockholder's equity, net of unassigned deficit, amounted to $397.0 million at December 31, 1999 and $330.8 million at December 31, 1998.In December, 1992, the NAIC approved risk-based capital ("RBC") standards for life insurance companies.
 It also approved a model act (the "RBC Model Act") to apply such standards at the state level. The RBC Model Act requires life insurers to submit an annual RBC report comparing the company's total adjusted capital (statutory surplus plus AVR, voluntary investment reserves, and one-half the apportioned dividend liability) with its risk-based capital as calculated by an RBC formula. The formula takes into account the risk characteristics of the company's investments and products. Insurance regulators use the formula as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action, not as a means to rank insurers. As of December 31, 1999, JHVLICO's total adjusted capital as defined by the NAIC was well in excess of the RBC standards.

Reinsurance

  To reduce its exposure to large losses under its insurance policies, JHVLICO enters into reinsurance arrangements with its parent, John Hancock, and other non-affiliated insurance companies. For more information about JHVLICO's reinsurance arrangements, see Notes 5 and 7 of the Notes to Financial Statements.

Separate Accounts

  State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

  The life insurance business is highly competitive. There are approximately 1,300 stock and other types of insurers in the life/health insurance business in the United States. According to the July, 1999 issue of Best's Review Life/Health, JHVLICO ranks 82nd in terms of net premiums written during 1998. JHVLICO's parent, JHLICO, ranks 9th.

  Best's Company Report, dated June 1, 1999, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of its parent company and the capital guarantee discussed below. Standard & Poor's Corporation and Duff & Phelps Credit Rating Company have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

  JHLICO provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria which were revised in 1999, 1998 and 1997 to reflect continuing changes in JHVLICO's operations. The amount of service fee charged to JHVLICO was $188.3 million, $157.5 million, and $123.6 million in 1999, 1998 and 1997, respectively.

Transactions with John Hancock

  As indicated, property, personnel and facilities are provided, at a service fee, by JHLICO for purposes of JHVLICO's operations, and the two companies have entered into certain reinsurance arrangements. In addition, JHLICO has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to JHLICO during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent. (See Notes 2 and 5 of the Notes to Financial Statements.)

  JHLICO receives no additional compensation for its services as underwriter and distributor of the contracts issued by JHVLICO. See Note 5 of JHVLICO's Notes to Financial Statements for additional information.

Legal Proceedings

  In the normal course of its business operations, JHVLICO is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1999. JHVLICO does not believe that this ordinary routine litigation or any other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on its business, financial condition or results of operations.

  Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved settlement of a nationwide class action lawsuit regarding sales practices against John Hancock, JHVLICO and John Hancock Distributors, Inc. (Duhaime, et al v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc.)

  During 1999, in conjunction with this settlement, JHVLICO recorded a related reserve of $194.9 million representing our share of the settlement and received a capital contribution from John Hancock of $194.9 million. The reserve held at December 31, 1999 amounted to $136.5 million. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by JHVLICO. John Hancock and JHVLICO will continue to update their estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated.
 If JHVLICO's share of the settlement increases, John Hancock will contribute additional capital to JHVLICO so that JHVLICO's total stockholder's equity would not be impacted.

Regulations

  JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. This extensive state regulation along with proposals to adopt a federal regulatory framework may in the future adversely affect JHVLICO's ability to sustain adequate returns. JHVLICO's business also could be adversely affected by:

     . changes in state law relating to asset and reserve valuation requirements;

     . limitations on investments and risk-based capital requirements;  and,

     . at the federal level, laws and regulations that may affect certain aspects of the insurance industry.

 States levy assessments against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

  Regulators have discretionary authority to limit or prohibit an insurer from issuing new business to policyholders if the regulators determine that

     . such insurer is not maintaining minimum statutory surplus or capital, or

     . further transaction of business would be hazardous to the policyholders.

 Based upon their current or anticipated levels if statutory surplus and the volume of their new sales, JHVLICO and its affiliates do not believe regulations will limit their issuance of new insurance business.

  Although the federal government does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal laws and regulations may significantly affect the insurance business by removing barriers preventing banks from engaging in the insurance business, limiting medical

Directors

  The directors and executive officers of JHVLICO are as follows:

 testing for insurability, changing the tax laws affecting the taxation of insurance companies and insurance products, and prohibiting the use of gender in determining insurance and pension rates and benefits. Such initiatives could impact the relative desirability of various personal investment vehicles.





        Name          Age    Position with JHVLICO                 Other business within past 5 years
        ----          ---    ---------------------                 ----------------------------------
                           Chairman                   President and Chief Operating Officer, John Hancock
David D'Alessandro,    4                              Life
Director               9                              Insurance Company
Michele G. Van Leer,       Vice Chairman & President  Senior Vice President, Life Product Management, John
Director              42   Vice President             Hancock
Robert S. Paster,
Director              47                              Second Vice President, Direct Distribution, John Hancock
Robert R. Reitano,         Vice President             Vice President, Investment Policy & Research, John
Director              49   & CIO                      Hancock
                           Vice President & Actuary   Senior
Barbara L. Luddy,     4                               Vice President, Financial Reporting & Analysis,
Director              8                               John Hancock
Bruce M. Jones        42   Vice President             Vice President, Annuity Product Management, John
Director                                              Hancock;
                                                      Prior to July, 1999,
                                                      Senior Vice President &
                                                      Chief Operation Officer, Phoenix Home Life Insurance
                                                      Company; Vice President, Marketing Department, Phoenix
                                                      Home Life Insurance Company
Ronald J. Bocage,     5    Vice President & Counsel   Vice President & Counsel, Insurance and Separate Account
Director              4                               Products Division, John Hancock
Thomas J. Lee,        45   Vice President             Vice President, Life Product
Director                                              and
                                                      Systems Management,
                                                      John Hancock
Paul J. Strong        53   Vice President             Vice President, Retail
Director                                              Life Product Management, John
                                                      Hancock;
                                                      Prior to September, 1999,
                                                      Senior Vice President,
                                                      Product Management, Jefferson Pilot Financial Insurance
                                                      Company; Senior Vice President, Marketing, Chubb Life
                                                      Insurance Company of America
Daniel L. Ouellette   5    Vice President             Senior Vice President, Retail Marketing
                      0                               , John Hancock
Patrick F. Smith      5    Controller                 Senior
                      7                               Associate Controller, Controller's Department, John
                                                      Hancock
Julie H. Indge        46   Treasurer                  Financial Officer, Financial Sector Management, John
                                                      Hancock
Peter H. Scavongelli  42   Secretary                  State Compliance Officer,
                                                       John Hancock


Executive  Compensation

  Executive officers of JHVLICO also serve one or more of the affiliated companies of JHLICO.



  Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO.

  The following table provides information on the allocated compensation paid to the chief executive officer for 1999. There were no executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 1999. Directors of JHVLICO receive no compensation in addition to their compensation as employees of JHLICO.

                               Annual Compensation          Long-Term Compensation
                               -------------------          ----------------------
        Name            Title     Salary    Bonus   Other      LTIP       All Other
        ----            -----     ------    -----   -----      ----       ---------
David F. D'Alessandro  Chairman  $2        $        $        $          $0
                                 9,723     19,320   1,912   32,362

 PERFORMANCE INFORMATION

  We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

  Total return at the Account level is the percentage change between

     . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

     . the value at the end of such period.

  At the Account level, total return reflects adjustments for

     . the mortality and expense risk charges, and

     . the annual contract fee.

 Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Trust level where comparable charges are not deducted.

  We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. CURRENT YIELD refers to the income earned on your investment in the Money

  Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

  EFFECTIVE YIELD is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

  Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax charge or any charge for optional benefit riders.

 REPORTS

  At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Trusts.

 VOTING PRIVILEGES

  At meetings of the Trusts' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

 CERTAIN CHANGES

  We reserve the right, subject to applicable law, including any required shareholder approval,

     . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

     . to add or delete variable investment options,

     . to change the underlying investment vehicles,

     . to operate the Account in any form permitted by law, and

     . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

 DISTRIBUTION OF CONTRACTS

  John Hancock Funds, Inc. ("JHFI") acts as principal distributor of the contracts sold through this prospectus. JHFI is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. Its address is 101 Huntington Avenue, Boston, Massachusetts 02199.

  You can purchase a contract through broker-dealers and certain financial institutions who have entered into selling agreements with JHFI and JHVLICO and whose representatives are authorized by applicable law to sell annuity products.
 We do not expect the compensation to such broker-dealers and financial institutions to exceed 8.0% of premium payments (on a present value basis). For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor JHFI is obligated to sell any particular amount of contracts. We reimburse JHFI for direct and indirect expenses actually incurred in connection with the marketing and sale of these contracts. JHFI is a subsidiary of John Hancock Life Insurance Company.

 REGISTRATION STATEMENT

  JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

  This prospectus omits certain information contained in the registration statement that we filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                                  page of SAI
VARIATIONS IN CHARGES............................      2
DISTRIBUTION.....................................      2
CALCULATION OF PERFORMANCE DATA..................      2
CALCULATION OF ANNUITY PAYMENTS..................      4
ADDITIONAL INFORMATION ABOUT.....................
 DETERMINING UNIT VALUES.........................      7
PURCHASES AND REDEMPTIONS OF FUND SHARES.........      7
THE ACCOUNT......................................      8
DELAY OF CERTAIN PAYMENTS........................      8
LIABILITY FOR TELEPHONE TRANSFERS................      8
VOTING PRIVILEGES................................      9
FINANCIAL STATEMENTS.............................     10

 EXPERTS

  Ernst & Young LLP, independent auditors, have audited the financial statements of John Hancock Variable Life Insurance Company that appear herein and the financial statements of the Account that appear in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. Those financial statements are included in the registration statement in reliance upon Ernst & Young's reports given upon the firm's authority as experts in accounting and auditing.

                         CONDENSED FINANCIAL INFORMATION
                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

 The following table provides selected data for Revolution accumulation shares for the first year of operation, beginning on August 10, 1999, for each investment option that was available through the contracts on December 31, 1999.

                                                                                  Year Ended
                                                                                 December 31,
                                                                                     1999
                                                                                 ------------
V.A. SOVEREIGN INVESTORS
 Accumulation share value:
 Beginning of period.........................................................        $15.78
  End of period..............................................................        $16.19
 Number of Accumulation Shares outstanding at end of period..................       130,910

 V.A. CORE EQUITY
 Accumulation share value:
 Beginning of period.........................................................            --
  End of period..............................................................            --
 Number of Accumulation Shares outstanding at end of period..................            --
AGGRESSIVE BALANCED
Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $10.66
 Number of Accumulation Shares outstanding at end of period..................         3,836
FIDELITY VIP CONTRAFUND(R)
 Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $11.61
 Number of Accumulation Shares outstanding at end of period..................       237,990
EQUITY INDEX Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $22.54
 Number of Accumulation Shares outstanding at end of period..................        76,098
LARGE CAP VALUE CORE
 Accumulation share value:
 Beginning of period.........................................................
  End of period..............................................................        $10.31
 Number of Accumulation Shares outstanding at end of period..................        92,493
V.A. FINANCIAL INDUSTRIES
 Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $14.25
 Number of Accumulation Shares outstanding at end of period..................       113,876
LARGE CAP AGGRESSIVE GROWTH
 Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $11.97
 Number of Accumulation Shares outstanding at end of period..................       178,388
FIDELITY VIP GROWTH
Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $12.04
 Number of Accumulation Shares outstanding at end of period..................       205,097
MFS GROWTH
Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $12.36
 Number of Accumulation Shares outstanding at end of period..................       158,192

LARGE/MID CAP VALUE
Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $10.43
 Number of Accumulation Shares outstanding at end of period..................        64,904
MID CAP BLEND
Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $11.11
 Number of Accumulation Shares outstanding at end of period..................         1,696
AIM V.I. VALUE
 Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $11.77
 Number of Accumulation Shares outstanding at end of period..................       302,772
MFS RESEARCH
Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $11.86
 Number of Accumulation Shares outstanding at end of period..................        73,452
AIM V.I. GROWTH
 Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $12.30
 Number of Accumulation Shares outstanding at end of period..................       102,211
FUNDAMENTAL MID CAP GROWTH
 Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $15.39
Number of Accumulation Shares outstanding at end of period ..................        38,912
SMALL/MID CAP CORE
Accumulation share value:
 Beginning of period.........................................................        $11.00
  End of period..............................................................         12.73
 Number of Accumulation Shares outstanding at end of period..................         9,532
SMALL/MID CAP VALUE
Accumulation share value:
 Beginning of period.........................................................            --
  End of period..............................................................            --
 Number of Accumulation Shares outstanding at end of period..................            --
SMALL/MID CAP GROWTH
Accumulation share value:
 Beginning of period.........................................................        $18.07
  End of period..............................................................        $18.98
 Number of Accumulation Shares outstanding at end of period..................        14,779
SMALL CAP GROWTH
Accumulation share value:
 Beginning of period.........................................................        $14.27
  End of period..............................................................        $21.19
 Number of Accumulation Shares outstanding at end of period..................        59,529
MFS NEW DISCOVERY
Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $15.26
 Number of Accumulation Shares outstanding at end of period..................        36,557

GLOBAL BALANCED
Accumulation share value:
 Beginning of period.........................................................        $12.24
  End of period..............................................................        $12.98
 Number of Accumulation Shares outstanding at end of period..................         5,361
TEMPLETON INTERNATIONAL
Accumulation share value (1):
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $11.02
 Number of Accumulation Shares outstanding at end of period..................        30,062
INTERNATIONAL EQUITY
Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $12.06
 Number of Accumulation Shares outstanding at end of period..................        11,123
FIDELITY VIP OVERSEAS
Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $12.48
 Number of Accumulation Shares outstanding at end of period..................        30,517
TEMPLETON DEVELOPING MARKETS
Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $11.86
 Number of Accumulation Shares outstanding at end of period..................        13,735
SHORT TERM BOND
Accumulation share value:
 Beginning of period.........................................................        $12.34
  End of period..............................................................        $12.48
 Number of Accumulation Shares outstanding at end of period..................        15,433
 BOND INDEX
Accumulation share value:
 Beginning of period.........................................................         $9.65
  End of period..............................................................         $9.63
 Number of Accumulation Shares outstanding at end of period..................        47,232
V.A. BOND
 Accumulation share value:
 Beginning of period.........................................................        $11.94
  End of period..............................................................        $20.49
 Number of Accumulation Shares outstanding at end of period..................        51,454

V.A. STRATEGIC INCOME
 Accumulation share value:
 Beginning of period.........................................................        $12.25
  End of period..............................................................        $12.62
 Number of Accumulation Shares outstanding at end of period..................        58,942
HIGH YIELD BOND
Accumulation share value:
 Beginning of period.........................................................        $10.00
  End of period..............................................................        $10.27
 Number of Accumulation Shares outstanding at end of period..................        48,898

 V.A. MONEY MARKET
 Accumulation share value:
 Beginning of period.........................................................         $1.11
  End of period..............................................................         $1.12
 Number of Accumulation Shares outstanding at end of period..................     1,379,705

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Directors and Policyholders
John Hancock Variable Life Insurance Company

  We have audited the accompanying statutory-basis statements of financial position of John Hancock Variable Life Insurance Company as of December 31, 1999 and 1998, and the related statutory-basis statements of operations and unassigned deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States also are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

  In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of John Hancock Variable Life Insurance Company at December 31, 1999 and 1998, or the results of its operations or its cash flows for the years then ended.

  However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Hancock Variable Life Insurance Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance.


                                                           ERNST & YOUNG LLP

Boston, Massachusetts
March 10, 2000

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION


                                                            DECEMBER 31,
                                                        ---------------------
                                                           1999       1998
                                                        ----------  -----------
                                                            (IN MILLIONS)
ASSETS
Bonds--Note 6.........................................  $ 1,216.3    $1,185.8
Preferred stocks......................................       35.9        36.5
Common stocks.........................................        3.2         3.1
Investment in affiliates..............................       80.7        81.7
Mortgage loans on real estate--Note 6.................      433.1       388.1
Real estate...........................................       25.0        41.0
Policy loans..........................................      172.1       137.7
Cash items:
   Cash in banks......................................       27.2        11.4
   Temporary cash investments.........................      222.9         8.5
                                                        ---------    --------
                                                            250.1        19.9

Premiums due and deferred.............................       29.9        32.7
Investment income due and accrued.....................       33.2        29.8
Other general account assets..........................       65.3        47.5
Assets held in separate accounts......................    8,268.2     6,595.2
                                                        ---------    --------


 TOTAL ASSETS.........................................  $10,613.0    $8,599.0
                                                        =========    ========

OBLIGATIONS AND STOCKHOLDER'S EQUITY
OBLIGATIONS
  Policy reserves.....................................  $ 1,866.6    $1,652.0
  Federal income and other taxes payable--Note 1......       67.3        44.3
  Other general account obligations...................      219.0       150.9
  Transfers from separate accounts, net...............     (221.6)     (190.3)
  Asset valuation reserve--Note 1.....................       23.1        21.9
  Obligations related to separate accounts............    8,261.6     6,589.4
                                                        ---------    --------
 TOTAL OBLIGATIONS...................................
                                                         10,216.0     8,268.2

STOCKHOLDER'S EQUITY
  Common Stock, $50 par value; authorized 50,000
    shares;
     issued and outstanding 50,000 shares............         2.5         2.5
  Paid-in capital....................................       572.4       377.5
  Unassigned deficit--Note 10.........................     (177.9)      (49.2)
                                                        ---------    --------
  TOTAL STOCKHOLDER'S EQUITY..........................      397.0       330.8
                                                        ---------    --------

 TOTAL OBLIGATIONS AND STOCKHOLDER'S EQUITY...........  $10,613.0    $8,599.0
                                                        =========    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

        STATUTORY-BASIS STATEMENTS OF OPERATIONS AND UNASSIGNED DEFICIT

                                                                           YEAR ENDED DECEMBER 31,
                                                                            1999                 1998
                                                                        ------------           ---------
                                                                                 (IN MILLIONS)
INCOME
Premiums....................................................                $1,272.3
Net investment income--Note 3...............................                   136.0                122.8
Other, net..................................................                   605.4                618.1
                                                                            --------             --------
                                                                             1,692.2              2,013.2

BENEFITS AND EXPENSES
Payments to policyholders and beneficiaries.................                   349.9                301.4
Additions to reserves to provide for future payments to
   policyholders and beneficiaries..........................                   888.8              1,360.2
Expenses of providing service to policyholders and
 obtaining new insurance--Note 5............................                   314.4                274.2
State and miscellaneous taxes...............................                    20.5                 28.1
                                                                            --------             --------
                                                                             1,573.6              1,963.9
 Gain from operations before federal income
 taxes and net realized capital losses                                         118.6                 49.3
Federal income taxes--Note 1................................                    42.9                 33.1
                                                                            --------             --------
 GAIN FROM OPERATIONS BEFORE NET REALIZED CAPITAL LOSSES                        75.7                 16.2
Net realized capital losses--Note 4.........................                    (1.7)                (0.6)
                                                                            --------             --------
  NET INCOME................................................                    74.0                 15.6

Unassigned deficit at beginning of year.....................                   (49.2)               (58.3)
Net unrealized capital losses and other adjustments--Note 4                     (3.8)                (6.0)
Other reserves and adjustments--Note 10.....................                  (198.9)                (0.5)
                                                                            --------             --------

    UNASSIGNED DEFICIT AT END OF YEAR.......................                 $(177.9)             $ (49.2)
                                                                            ========             ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    STATUTORY-BASIS STATEMENTS OF CASH FLOWS


                                                      YEAR ENDED DECEMBER 31,
                                                      -----------
                                                         1999          1998
                                                       -------       --------
                                                            (IN MILLIONS)
Cash flows from operating activities:
   Insurance premiums............................
   Net investment income.........................       134.2      118.2
   Benefits to policyholders and beneficiaries...      (321.6)    (275.5)
Dividends paid to policyholders..................       (25.6)     (22.3)
Insurance expenses and taxes.....................      (344.8)    (296.9)
Net transfers to separate accounts...............      (705.3)    (874.4)
   Other, net....................................       540.6      551.3
                                                   ---------- ----------
  NET CASH PROVIDED FROM OPERATIONS..............       236.0      475.7
                                                   ---------- ----------

Cash flows used in investing activities:
   Bond purchases................................      (240.7)   (618.8)
   Bond sales....................................       108.3     340.7
   Bond maturities and scheduled redemptions.....        78.4     111.8
   Bond prepayments..............................        18.7      76.5
   Stock purchases...............................        (3.9)     (???)
   Proceeds from stock sales.....................         3.6       1.9
   Real estate purchases.........................        (2.2)     (4.2)
   Real estate sales.............................        17.8       2.1
   Other invested assets purchases...............        (4.5)      0.0
   Mortgage loans issued.........................       (70.7)   (145.5)
   Mortgage loan repayments......................        25.3       33.2
   Other, net....................................       (68.9)    (435.2)
 NET CASH USED IN INVESTING ACTIVITIES...........      (138.8)    (660.9)
                                                   ---------- ----------

Cash flows from financing activities:

   Capital contribution..........................       194.9
   Net (decrease) increase in short-term note
 payable.........................................       (61.9)      61.9
                                                   ---------- ----------
 NET CASH PROVIDED FROM FINANCING ACTIVITIES.....       133.0       61.9
                                                   ---------- ----------

INCREASE (DECREASE) IN CASH AND TEMPORARY CASH
INVESTMENTS                                             230.2

Cash and temporary cash investments at beginning
 of year.........................................        19.9      143.2
                                                   ---------- ----------
CASH AND TEMPORARY CASH INVESTMENTS AT END OF
 YEAR.........................................          250.1    $  19.9
                                                   ---------- ----------

The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRACTICES

  John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (formerly John Hancock Mutual Life Insurance Company) (John Hancock). The Company, domiciled in the Commonwealth of Massachusetts, principally writes variable and universal life insurance policies. Those policies primarily are marketed through John Hancock's sales organization, Signator Insurance Agency, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers.
 Policies also are sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

  The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

 Basis of Presentation

  The financial statements have been prepared using accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners (NAIC), which practices differ from generally accepted accounting principles (GAAP).

  The significant differences from GAAP include: (1) policy acquisition costs are charged to expense as incurred rather than deferred and amortized in relation to future estimated gross profits; (2) policy reserves are based on statutory mortality, morbidity, and interest requirements without consideration of withdrawals and Company experience; (3) certain assets designated as "nonadmitted assets" are excluded from the balance sheet by direct charges to surplus; (4) reinsurance recoverables are netted against reserves and claim liabilities rather than reflected as an asset; (5) bonds held as available for sale are recorded at amortized cost or market value as determined by the NAIC rather than at fair value; (6) an Asset Valuation Reserve and Interest Maintenance Reserve as prescribed by the NAIC are not calculated under GAAP.
 Under GAAP, realized capital gains and losses are reported in the income statement on a pretax basis as incurred and investment valuation allowances are provided when there has been a decline in value deemed other than temporary; (7) investments in affiliates are carried at their net equity value with changes in value being recorded directly to unassigned deficit rather than consolidated in the financial statements; (8) no provision is made for the deferred income tax effects of temporary differences between book and tax basis reporting; and (9) certain items, including modifications to required policy reserves resulting from changes in actuarial assumptions, are recorded directly to unassigned deficit rather than being reflected in income. The effects of the foregoing variances from GAAP have not been determined but are presumed to be material.

  The significant accounting practices of the Company are as follows:

 Pending Statutory Standards

  During March 1998, the NAIC adopted codified statutory accounting principles ("Codification") effective January 1, 2001. Codification will likely change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. Codification will require adoption by the various states before it becomes the prescribed statutory basis of accounting for insurance companies domesticated within those states. Accordingly, before Codification becomes effective for the Company, the Commonwealth of Massachusetts must adopt Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results to the Division

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY of Insurance. At this time, it is anticipated that the Commonwealth of Massachusetts will adopt Codification effective January 1, 2001. The impact of any such changes on the Company's unassigned deficit is not expected to be material.

 Revenues and Expenses

  Premium revenues are recognized over the premium-paying period of the policies whereas expenses, including the acquisition costs of new business, are charged to operations as incurred and policyholder dividends are provided as paid or accrued.

 Cash and Temporary Cash Investments

  Cash includes currency on hand and demand deposits with financial institutions. Temporary cash investments are short-term, highly-liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

 Valuation of Assets

  General account investments are carried at amounts determined on the following bases:

  Bond and stock values are carried as prescribed by the NAIC; bonds generally at amortized amounts or cost, preferred stocks generally at cost and common stocks at fair value. The discount or premium on bonds is amortized using the interest method.

  Investments in affiliates are included on the statutory equity method.

  Loan-backed bonds and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from broker dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for interest-only securities, which are valued using the prospective method.

  The net interest effect of interest rate and currency rate swap transactions is recorded as an adjustment of interest income as incurred. The initial cost of interest rate cap agreements is amortized to net investment income over the life of the related agreement. Gains and losses on financial futures contracts used as hedges against interest rate fluctuations are deferred and recognized in income over the period being hedged.

  Mortgage loans are carried at outstanding principal balance or amortized cost.

  Investment real estate is carried at depreciated cost, less encumbrances. Depreciation on investment real estate is recorded on a straight-line basis. Accumulated depreciation amounted to $1.9 million in 1999 and $3.0 million in
1998.

  Real estate acquired in satisfaction of debt and real estate held for sale are carried at the lower of cost or fair value.

  Policy loans are carried at outstanding principal balance, not in excess of policy cash surrender value.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Asset Valuation and Interest Maintenance Reserves

  The Asset Valuation Reserve (AVR) is computed in accordance with the prescribed NAIC formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to the unassigned deficit.

  The Company also records the NAIC prescribed Interest Maintenance Reserve
(IMR) that represents that portion of the after tax net accumulated unamortized realized capital gains and losses on sales of fixed income securities, principally bonds and mortgage loans, attributable to changes in the general level of interest rates. Such gains and losses are deferred and amortized into income over the remaining expected lives of the investments sold. At December 31, 1999, the IMR, net of 1999 amortization of $2.3 million, amounted to $7.4 million, which is included in policy reserves. The corresponding 1998 amounts were $2.4 million and $10.7 million, respectively.

  Goodwill

  The excess of cost over the statutory book value of the net assets of life insurance business acquired was $8.9 million and $11.4 million at December 31, 1999 and 1998, respectively, and generally is amortized over a ten-year period using a straight-line method.

  Separate Accounts

  Separate account assets and liabilities reported in the accompanying statements of financial position represent funds that are separately administered, principally for variable life insurance policies, and for which the contractholder, rather than the Company, generally bears the investment risk. Separate account obligations are intended to be satisfied from separate account assets and not from assets of the general account. Separate accounts generally are reported at fair value. The operations of the separate accounts are not included in the statement of operations; however, income earned on amounts initially invested by the Company in the formation of new separate accounts is included in other income.

  Fair Value Disclosure of Financial Instruments

  Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information about certain financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company. See Note 11.

  The methods and assumptions utilized by the Company in estimating its fair value disclosures for financial instruments are as follows:

  The carrying amounts reported in the statement of financial position for cash and temporary cash investments approximate their fair values.

  Fair values for public bonds are obtained from an independent pricing service. Fair values for private placement securities and publicly traded bonds not provided by the independent pricing service are estimated by the

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Company by discounting expected future cash flows using current market rates applicable to the yield, credit quality and maturity of the investments.

  The fair values for common and preferred stocks, other than its subsidiary investments, which are carried at equity values, are based on quoted market prices.

  Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap agreements, and currency swap agreements are based on current settlement values. The current settlement values are based on brokerage quotes that utilize pricing models or formulas using current assumptions.

  The fair value for mortgage loan is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the underlying loans. Mortgage loans with similar characteristics and credit risks are engaged into qualitative categories for purposes of the fair value calculations.

  The carrying amount in the statement of financial position for policy loans approximates their fair value.

  The fair value for outstanding commitments to purchase long-term bonds and issue real estate mortgages is estimated using a discounted cash flow method incorporating adjustments for the difference in the level of interest rates between the dates the commitments were made and December 31, 1999.

  Capital Gains and Losses

  Realized capital gains and losses are determined using the specific identification method. Realized capital gains and losses, net of taxes and amounts transferred to the IMR, are included in net gain or loss. Unrealized gains and losses, which consist of market value and book value adjustments, are shown as adjustments to the unassigned deficit.

  Policy Reserves

  Life reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Commonwealth of Massachusetts Division of Insurance. Reserves for variable life insurance policies are maintained principally on the modified preliminary term method using the 1958 and 1980 Commissioner's Standard Ordinary (CSO) mortality tables, with an assumed interest rate of 4% for policies issued prior to May 1, 1983 and 41/2% for policies issued on or thereafter. Reserves for single premium policies are determined by the net single premium method using the 1958 CSO mortality table, with an assumed interest rate of 4%. Reserves for universal life policies issued prior to 1985 are equal to the gross account value which at all times exceeds minimum statutory requirements. Reserves for universal life policies issued from 1985 through 1988 are maintained at the greater of the Commissioner's Reserve Valuation Method (CRVM) using the 1958 CSO mortality table, with 41/2% interest or the cash surrender value. Reserves for universal life policies issued after 1988 and for flexible variable policies are maintained using the greater of the cash surrender value or the CRVM method with the 1980 CSO mortality table and 51/2% interest for policies issued from 1988 through 1992; 5% interest for policies issued in 1993 and 1994; and 41/2% interest for policies issued in 1995 through 1999.

  Federal Income Taxes

  Federal income taxes are reported in the financial statements based on amounts determined to be payable as a result of operations within the current accounting period. The operations of the Company are consolidated with John Hancock in filing a consolidated federal income tax return basis for the affiliated group.

The federal income

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY taxes of the Company are allocated on a separate return basis with certain adjustments. The Company made federal income tax payments of $10.6 million in 1999 and $38.2 million in 1998.

  Income before taxes differs from taxable income principally due to tax-exempt investment income, the limitation placed on the tax deductibility of policyholder dividends, accelerated depreciation, differences in policy reserves for tax return and financial statement purposes, capitalization of policy acquisition expenses for tax purposes and other adjustments prescribed by the Internal Revenue Code.

  Amounts for disputed tax issues relating to the prior years are charged or credited directly to policyholders' contingency reserve.

  Adjustments to Policy Reserves

  From time to time, the Company finds it appropriate to modify certain required policy reserves because of changes in actuarial assumptions. Reserve modifications resulting from such determinations are recorded directly to stockholder's equity. No such refinements were made during 1999 or 1998.

  Reinsurance

  Premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income. Amounts applicable to reinsurance ceded for future policy benefits, unearned premium reserves and claim liabilities have been reported as reductions of these items.

2. ACQUISITION

  On June 23, 1993, the Company acquired all of the outstanding shares of stock of Colonial Penn Annuity and Life Insurance Company (CPAL) from Colonial Penn Life Insurance Company for an aggregate purchase price of approximately $42.5 million. At the date of acquisition, assets of CPAL were approximately $648.5 million, consisting principally of cash and temporary cash investments and liabilities were approximately $635.2 million, consisting principally of reserves related to a block of interest sensitive single-premium whole life insurance business assumed by CPAL from Charter National Life Insurance Company (Charter). The purchase price includes contingent payments of up to approximately $7.3 million payable between 1994 and 1998 based on the actual lapse experience of the business in force on June 23, 1993. The Company made the final contingent payment to CPAL of $1.5 million during 1998.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  On June 24, 1993, the Company contributed $24.6 million in additional capital to CPAL. CPAL was renamed John Hancock Life Insurance Company of America (JHLICOA) on July 7, 1993. JHLICOA was subsequently renamed Investors Partner Life Insurance Company (IPL) on March 5, 1998. IPL manages the business assumed from Charter and began marketing term life and variable universal life products through brokers in 1999. Summarized financial information for IPL for 1999 and 1998 is as follows:

                                                             1999        1998
                                                          ---------    -------
                                                             (IN MILLIONS)
Total assets................................                  570.7     587.8
Total liabilities...........................                  498.9     517.5
Total revenue...............................                   35.6      38.8
Net income..................................                    3.5       3.8

3. NET INVESTMENT INCOME

Investment income has been reduced by the following amounts:

                                                        1999      1998
                                                      -------   -------
Investment expenses........................           $   9.5   $   8.3
Interest expense...........................               1.7       2.4
Depreciation expense.......................               0.6       0.8
Investment taxes...........................               0.3       0.7
                                                      -------   -------

                                                      $  12.1   $  12.2
                                                      =======   =======

4. NET CAPITAL GAINS (LOSSES) AND OTHER ADJUSTMENTS

Net realized capital gains (losses) consist of the following items:

                                                      1999       1998
                                                     ------     ------
                                                        (IN MILLIONS)
                                                                C>
Net gains from asset sales.......................      (2.8)       7.6
Capital gains tax................................       0.2       (2.9)
Net capital gains transferred to IMR.............       0.9       (5.3)
                                                    -------    -------

Net REALIZED CAPITAL LOSSES......................      (1.7)      (0.6)
                                                    =======    =======

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Net unrealized capital gains (losses) and other adjustments consist of the following items:

                                                       1999       1998
                                                     ------     ------
                                                          (IN MILLIONS)
Net losses from changes in security values and book
     value adjustments.............................     (2.6)     (2.7)
Increase in asset valuation reserve................     (1.2)     (3.3)
                                                      ------     -----

Net UNREALIZED CAPITAL LOSSES AND OTHER ADJUSTMENTS     (3.8)     (6.0)
                                                      ======     =====

5. TRANSACTIONS WITH PARENT

  The Company's Parent provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. The Parent annually determines a fee for these services and facilities based on a number of criteria which were revised in 1999 and 1998 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $188.3 million and $157.5 million in 1999 and 1998, respectively, which has been included in insurance and investment expenses. The Parent has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's stockholder's equity from declining below $1.0 million.

  The service fee charged to the Company by the Parent includes $0.2 million and $0.7 million in 1999 and 1998, respectively, representing the portion of the provision for retiree benefit plans determined under the accrual method, including a provision for the 1993 transition liability which is being amortized over twenty years, that was allocated to the Company.

  The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 1999 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $44.5 million and $4.9 million of cash for tax, commission, and expense allowances to the Company, which increased the Company's net gain from operations by $20.6 million and $22.2 million in 1999 and 1998, respectively.

  Effective January 1, 1996, the Company entered into a modified coinsurance agreement with John Hancock to reinsure 50% of the 1995 inforce block and 50% of 1996 and all future issue years of certain variable annuity contracts (Independence Preferred, Declaration, Independence 2000, MarketPlace, and Revolution). In connection with this agreement, the Company received a net cash payment of $40.0 million and $12.7 million in 1999 and 1998, respectively, for surrender benefits, tax, reserve increase, commission, expense allowances and premium, This agreement increased the Company's net gain from operations by $26.9 million and $8.4 million in 1999 and 1998, respectively.

  Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 110% of expected mortality claims in 1999 and 1998 for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $0.8 million and 1.0 million in 1999 and 1998, respectively, for mortality claims to the Company. This agreement decreased the Company's net gain from operations in both 1999 and 1998 by $0.5 million.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  At December 31, 1998 the Company had outstanding a short-term note of $61.9 million payable to an affiliate at a variable rate of interest. The note was part of a revolving line of credit and was repaid in 1999. Interest paid in 1999 and 1998 was $1.7 million and $2.9 million, respectively. The note is included in other general account obligations at December 31, 1998.


6. INVESTMENTS

The statement value and fair value of bonds are shown below:

                              --------------   --------------     ---------------    ---------
                              (IN MILLIONS)
December 31, 1999......
U.S. Treasury
 securities and
 obligations of U.S.
 government
 corporations and
 agencies..............                  5.9               0.0                0.1           5.8
Obligations of states
 and political
 subdivisions..........                  2.2               0.1                0.1           2.2
Debit securities
 issued by foreign
 governments...........                 13.9               0.8                0.1          14.6
Corporate securities                   964.9              13.0               59.4         918.5
Mortgage-backed
 securities............                229.4               0.5                7.8         222.1
                              --------------   ---------------    ---------------    ----------

Total bonds............
                              ==============   ===============    ===============    ==========

December 31, 1998
U.S. Treasury
 securities and
 obligations of U.S.
 government
 corporations and
 agencies..............                  5.1               0.1                0.0           5.2
Obligations of states
 and political
 subdivisions..........                  3.2               0.3                0.0           3.5
Corporate securities                   925.2              50.4               15.0         960.6
Mortgage-backed
 securities............                252.3              10.0                0.1         262.2
                              --------------   ---------------    ---------------    ----------

Total bonds............                                                      15.1
                              ==============   ===============    ===============    ===========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The statement value and fair value of bonds at December 31, 1999, by contractual maturity, are shown below. Maturities will differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

                                                                      FAIR
                                                          VALUE      VALUE
                                                        --------   ---------
                                                          (IN MILLIONS)
Due in one year or less...........................   $   58.5           58.2
Due after one year through five years.............      286.8          282.0
Due after five years through ten years............      425.4          405.6
Due after ten years...............................      216.2          195.3
                                                     --------      ---------
                                                        986.9          941.1

Mortgage-backed securities........................      229.4          222.1
                                                     --------      ---------

                                                     $1,216.3
                                                     ========      =========

  Gross gains of $0.3 million in 1999 and $3.4 million in 1998 and gross losses of $4.0 million in 1999 and $0.7 million in 1998 were realized from the sale of bonds.

  At December 31, 1999, bonds with an admitted asset value of $9.1 million were on deposit with state insurance departments to satisfy regulatory requirements.

  The cost of common stocks was $3.1 million and $2.1 million at December 31, 1999 and 1998, respectively. At December 31, 1999, gross unrealized appreciation on common stocks totaled $1.2 million, and gross unrealized depreciation totaled $1.1 million. The fair value of preferred stock totaled $35.9 million at December 31, 1999 and $36.5 million at December 31, 1998.

  Bonds with amortized cost of $0.4 million were non-income producing for the twelve months ended December 31, 1999.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  At December 31, 1999, the mortgage loan portfolio was diversified by geographic region and specific collateral property type as displayed below. The Company controls credit risk through credit approvals, limits and monitoring procedures.

                                                GEOGRAPHIC
 PROPERTY TYPE                                CONCENTRATION
Apartments...............       $112.1      East North Central   $ 71.3
Hotels...................         11.3      East South Central      7.4
Industrial...............         66.0      Middle Atlantic        28.5
Office buildings.........         86.4      Mountain               21.0
Retail...................         25.5      New England            37.5
Agricultural.............         99.6      Pacific               111.1
Other....................         32.2      South Atlantic         87.6

                                            West North Central     16.6

                                            West South Central     48.6


                                            Other                   3.5
                                ------                           ------

                                $433.1                           $433.1
                                ======                           ======

  At December 31, 1999, the fair values of the commercial and agricultural mortgage loans portfolios were $323.5 million and $98.2 million, respectively.
 The corresponding amounts as of December 31, 1998 were approximately $331.3 million and $70.0 million, respectively.

  The maximum and minimum lending rates for mortgage loans during 1999 were 14.24% and 6.84% for agricultural loans, 7.45% and 7.00% for other properties.
 Generally, the maximum percentage of any loan to the value of security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, is 75%. For city mortgages, fire insurance is carried on all commercial and residential properties at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the building, except as permitted by regulations of the Federal Housing Commission on loans fully insured under the provisions of the National Housing Act. For agricultural mortgage loans, fire insurance is not normally required on land based loans except in those instances where a building is critical to the farming operation.
 Fire insurance is required on all agri-business facilities in an aggregate amount equal to the loan balance.


7. REINSURANCE

  The Company cedes business to reinsurers to share risks under variable life, universal life and flexible variable life insurance policies for the purpose of reducing exposure to large losses. Premiums, benefits and reserves ceded to reinsurers in 1999 were $594.9 million, $132.8 million, and $13.6 million, respectively. The corresponding amounts in 1998 were $590.2 million, $63.2 million, and $8.2 million, respectively.

  Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Neither the Company, nor any of its related parties, control, either directly or indirectly, any external reinsurers with which the Company conducts business.
 No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

  The Company has not entered into any reinsurance agreement in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 1999 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

8. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  The notional amounts, carrying values and estimated fail values of the Company's derivative instruments were as follows at December 31:


 NUMBER OF CONTRACTS/
 ------------------
                                              1999                                        1998

                                          NOTIONAL AMOUNTS                             FAIR VALUE
                                 -------     -------      ---------       ---------      ---------    ---------
                                                              (IN MILLIONS)
ASSETS (LIABILITIES)
Futures contracts to
 sell securities                  362.0       947.0           $0.6          $ 0.6           $(0.5)       $ (0.5)
Interest rate swap
 agreements                      $965.0      $365.0             --           11.5              --         (17.7)
Interest rate cap
 agreements                       239.4        89.4            5.6            5.6             3.1
Currency rate swap
 agreements                        15.8        15.8             --           (1.6)             --          (3.3)


  The Company uses futures contracts, interest swap, cap agreements, and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels. Foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities.

  The futures contracts expire in 2000. The rate swap agreements expire in 2000 to 2011. The interest rate cap agreements expire in 2006 to 2008. The currency rate swap agreements expire in 2006 to 2009.

  The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

9. POLICY RESERVES POLICYHOLDERS' AND BENIFICIARIES' FUNDS AND OBLIGATIONS RELATED TO SEPARATE ACCOUNTS

  The Company' annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal, with and without adjustment, are summarized as follows.


                                                           DECEMBER 31, 1999   PERCENT
                                                           ----------------    -------
                                                                 (IN MILLIONS)
Subject to discretionary withdrawal (with
adjustment)
With market value adjustment. . . . . . . . . .                   $3.8           0.1%
At book value less surrender charge                               40.5            1.5
At market value . . . . . . . . . . . . . . . .                2,326.6           87.1
     --------
     Total with adjustment. . . . . . . . . . .                2,370.9           88.7
Subject to discretionary withdrawal                              287.1           10.7
   at book value (without adjustment) . . . . .
Not subject to discretionary withdrawal--general
 account. . . . . . . . . . . . . . . . . . . .                   15.4            0.6
     --------

Total annuity reserves and deposit liabilities                $2,673.4         100.0%
     ========


10. COMMITMENTS AND CONTINGENCIES

  The Company has extended commitments to purchase long-term bonds and issue real estate mortgages totaling $15.4 million and $3.5 million, respectively, at December 31, 1999. The Company monitors the creditworthiness of borrowers under long-term bonds commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above is $19.4 million at December 31, 1999. The majority of these commitments expire in 2000.

  In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1999. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

  During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. During 1999, the Company recorded a $194.9 million reserve, through a direct charge to its unassigned deficit, representing the Company's share of the settlement and John Hancock contributed $194.9 million of capital to the Company. The reserve held at December 31, 1999 amounted to $136.5 million and is based on a number of factors, including the estimated number of claims, the expected type of relief to be sought by class members (general relief or alternative dispute resolution), the estimated cost per claim and the estimated costs to administer the claims.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total stockholder's equity would not be impacted.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                                      DECEMBER 31,
                                                   1999          1998
                                 ------------------------------------------------------
                                     CARRYING       FAIR        CARRYING        FAIR
                                      AMOUNT        VALUE        AMOUNT         VALUE
                                 ------------------------------------------------------
                                                         (IN MILLIONS)
ASSETS
   Bonds--Note 6. . . . .
   Preferred stocks--Note
 6. . . . . . . . . . . .              35.9          35.9           36.5              36.5
   Common stocks--Note 6.               3.2           3.2            3.1               3.1
   Mortgage loans on real
 estate--Note 6. . . . .              433.1         421.7          388.1             401.3
   Policy loans--Note 1.              172.1         172.1          137.7             137.7
   Cash items--Note 1. .              250.1         250.1           19.9              19.9


Derivatives assets
 (liabilities) relating
   to: --Note 8. . . . .
   Futures contracts. . .               0.6           0.6          (0.5)             (0.5)
   Interest rate swaps. .                --          11.5             --            (17.7)
   Currency rate swaps. .                --         (1.6)             --             (3.3)
   Interest rate caps. .                5.6           5.6            3.1               3.1



LIABILITIES
   Commitments--Note 10.                 --          19.4             --              32.1



  The carrying amounts in the table are included in the statutory-basis statements of financial position. The method and assumptions utilized by the Company in estimating its fair value disclosures are described in Note 1.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

12. SUBSEQUENT EVENTS

REORGANIZATION AND INITIAL PUBLIC OFFERING

  Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company.
 In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

13. IMPACT OF YEAR 2000 (UNAUDITED)

  The Company participated in the Year 2000 remediation project of its parent, John Hancock. By late 1999, John Hancock and the Company completed their Year 2000 readiness plan to address issues that could result from computer programs written using two digits to define the applicable year rather than four to define the applicable year and century. As a result, John Hancock and the Company were prepared for the transition to the Year 2000 and did not experience any significant Year 2000 problems with respect to mission critical information technology ("IT") or non-IT systems, applications or infrastructure. During the date rollover to the year 2000, John Hancock and the Company implemented and monitored their millennium rollover plan and conducted business as usual on Monday, January 3, 2000.

  Since January 3, 2000, the information systems, including mission critical systems, which in the event of a Year 2000 failure would have the greatest impact on operations, have functioned properly. In addition, neither John Hancock nor the Company have experienced any significant Year 2000 issues related to interactions with material business partners. No disruptions have occurred which impact John Hancock or the Company's ability to process claims, update customer accounts, process financial transactions, or report accurate data to management and no business interruptions due to Year 2000 issues have been experienced. While John Hancock and the Company continue to monitor their systems, and those of material business partners, closely to ensure that no unexpected Year 2000 issues develop, neither John Hancock nor the Company have reason to expect any such issues.

  The costs of the Year 2000 project consist of internal IT personnel and external costs such as consultants, programmers, replacement software, and hardware. The costs of the Year 2000 project are expensed as incurred. The project is funded partially through a reallocation of resources from discretionary projects. Through December 31, 1999, John Hancock has incurred and expensed approximately $20.8 million in related payroll costs for internal IT personnel on the project. The estimated remaining IT personnel costs of the project are approximately $1.0 million. Through December 31, 1999, John Hancock has incurred and expensed approximately $47.0 million in external costs for the project. John Hancock's estimated remaining external cost of the project is approximately $2.0 million. The total costs of the Year 2000 project to John Hancock, based on management's best estimates, include approximately $21.7 million in internal IT personnel, $14.6 million in the external modification of software, $18.3 million for external solution providers, $9.1 million in replacement costs of non-compliant IT systems and $6.9 million in oversight, test facilities and other expenses. Accordingly, the estimated range of total costs of the Year 2000 project to John Hancock, internal and external, is approximately $70 to $72.5 million. John Hancock's total Year 2000 project costs include the estimated impact of external solution providers based on presently available information.

                 APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS

 INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

  We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

  We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     . corporate bonds,

     . mortgages,

     . mortgage-backed and asset-backed securities, and

     . government and agency issues.

  We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

 GUARANTEED INTEREST RATES

  We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     . receive your premium payment,

     . effectuate your transfer, or

     . renew your guarantee period

  We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

 COMPUTATION OF MARKET VALUE ADJUSTMENT

  We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period by a factor expressed by the following formula:
LOGO

  where,

     . G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

 SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period (n)           60 months
-------------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT:
LOGO


 Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $234.73 = $10,234.73

 SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           9%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------


MARKET VALUE ADJUSTMENT:
LOGO


 Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 666.42 = $9,333.58

 SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7.75%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT:
LOGO


 Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 114.94  = $9,885.06

  ------------------------------------------------------------------------

 *All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

                         PROSPECTUS DATED MAY 1, 2000

                          REVOLUTION VARIABLE ANNUITY

          a deferred combination fixed and variable annuity contract issued by

           JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")

The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

     VARIABLE INVESTMENT OPTION        MANAGED BY
     --------------------------        ----------

  V.A. Sovereign Investors............   John Hancock Advisers, Inc.
                                         Independence Investment Associates,
  V.A. Core Equity....................     Inc.
                                         Independence Investment Associates,
  Aggressive Balanced.................     Inc.
  Fidelity VIP Contrafund(R)..........   Fidelity Management & Research Company
  Equity Index........................   State Street Global Advisors
  Large Cap Value CORE................   Goldman Sachs Asset Management
  V.A. Relative Value.................   John Hancock Advisers, Inc.
  V.A. Financial Industries...........   John Hancock Advisers, Inc.
  Large Cap Aggressive Growth.........   Alliance Capital Management L.P.
  Fidelity VIP Growth.................   Fidelity Management & Research Company
  MFS Growth..........................   MFS Investment Management(R)
  V.A. Technology.....................   John Hancock Advisers, Inc.
  Large/Mid Cap Value.................   Wellington Management Company, LLP
                                         Independence Investment Associates,
  Mid Cap Blend.......................     Inc.
  AIM V.I. Value......................   A I M Advisors, Inc.
  MFS Research........................   MFS Investment Management(R)
  AIM V.I. Growth.....................   A I M Advisors, Inc.
  Fundamental Mid Cap Growth..........   OppenheimerFunds, Inc.
  Mid Cap Growth......................   Janus Capital Corporation
                                         The Boston Company Asset Management,
  Small/Mid Cap Value.................     LLC
                                         Goldman Sachs Asset Management
  Small/Mid Cap CORE
  Small/Mid Cap Growth................   Wellington Management Company, LLP
  Small Cap Growth....................   John Hancock Advisers, Inc.
  MFS New Discovery...................   MFS Investment Management(R)
  Global Balanced.....................   Brinson Partners, Inc.
  Templeton International Securities..   Templeton Investment Counsel, Inc.
  International Equity................   Goldman Sachs Asset Management
  Fidelity VIP Overseas...............   Fidelity Management & Research Company
  Templeton Developing Markets
    Securities........................   Templeton Asset Management, Ltd.
                                         Independence Investment Associates,
  Short-Term Bond.....................     Inc.
  Bond Index..........................   Mellon Bond Associates, LLP
  V.A. Bond...........................   John Hancock Advisers, Inc.
  V.A. Strategic Income...............   John Hancock Advisers, Inc.
  High Yield Bond.....................   Wellington Management Company, LLP
  V.A. Money Market...................   John Hancock Advisers, Inc.
-------------------------------------------------------------------------------

  The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

  When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Declaration Trust, the John Hancock Variable Series Trust I, AIM Variable Insurance Funds, Inc., the Franklin Templeton Variable Insurance Products Trust (Class 2 Shares), Fidelity's Variable Insurance Products Fund (Service Shares) and Variable Insurance Products Fund II (Service Shares) and the MFS Variable Insurance Trust (together, "the Trusts"). In this prospectus, the investment options of the Trusts are referred to as "Funds".
  In the prospectuses for the Trusts, the investment options may also be referred to as "funds", "portfolios" or "series".

  Each Trust is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Trusts. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Trust. The Trust prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

  For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment".

                       JOHN HANCOCK ANNUITY SERVICING OFFICE
                      --------------------------------------

                     Mail Delivery                      Phone
                     -------------                      -----
                    529 Main Street                 1-800-824-0335
                 Charlestown, MA 02129
                                                         Fax:
                                                         ---
                                                    1-617-886-3070

  Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal

********************************************************************************

  Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           GUIDE TO THIS PROSPECTUS

  This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     . The first section contains an "INDEX OF KEY WORDS."

     . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

  The Trusts' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

                               IMPORTANT NOTICES

  This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

  We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2000. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 56.

  The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.


-------------------------------------------------------------------------------

                              INDEX OF KEY WORDS

  We define or explain each of the following key words used in this prospectus on the pages shown below:

  KEY WORD                                               PAGE

  Accumulation units...................................   34
  Annuitant............................................   12
  Annuity payments.....................................   16
  Annuity period.......................................   34
  Contract year........................................   13
  Date of issue........................................   13
  Date of maturity.....................................   12
  Free withdrawal amount...............................   21
  Funds................................................    2
  Guarantee periods....................................  cover
  Investment options...................................   17
  Market value adjustment..............................   15
  Premium payments.....................................   12
  Surrender value......................................   23
  Surrender............................................   23
  Variable investment options..........................  cover
  Withdrawal charge....................................   21
  Withdrawal...........................................   23

                                   FEE TABLE

  The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

Owner Transaction Expenses and Annual Contract Fee

     . Maximum Withdrawal Charge (as % of amount withdrawn)  7%
     . Annual Contract  Fee (applies only to contracts of less than $50,000) $30

Annual Contract Expenses (as a % of the average total value of the contract)

     . Mortality and Expense Risk Charge                  1.15%

  This charge doesn't apply to amounts held in the guarantee periods.

Annual Fund Expenses (based on % of average net assets)


  The Funds must pay investment management fees and other operating expenses. These fees and expenses are different for each Fund and reduce the investment return of each Fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select.

  The following figures for the Funds are based on historical Fund expenses, as a percentage (rounded to two decimal places) of each Fund's average daily net assets for 1999, except as indicated in the Notes beginning on page 6. Expenses of the Funds are not fixed or specified under the terms of the contracts, and expenses may vary from year to year.

                                        Investment  Distribution and  Other Operating  Total Fund   Other Operating
                                              Management      Service        Expenses With   Operating    Expenses Absent
Fund Name                                         Fee       (12b-1) Fees     Reimbursement    Expenses     Reimbursement
---------                                     ----------  ----------------  ---------------  ----------  ----------------
JOHN HANCOCK VARIABLE SERIES TRUST
 (NOTE 1):
Aggressive Balanced....................         0.68%           N/A              0.10%         0.78%           0.29%
Equity Index...........................         0.14%           N/A              0.00%         0.14%           0.08%
Large Cap Value CORE...................         0.75%           N/A              0.10%         0.85%           0.42%
Large Cap Aggressive Growth............         0.98%           N/A              0.10%         1.08%           0.19%
Large/Mid Cap Value....................         0.95%           N/A              0.10%         1.05%           0.47%
Mid Cap Blend..........................         0.75%           N/A              0.10%         0.85%           0.45%
Mid Cap Growth.........................         0.82%           N/A              0.10%         0.92%           0.11%
Fundamental Mid Cap Growth.............         0.85%           N/A              0.10%         0.95%           0.24%
Small/Mid Cap CORE.....................         0.80%           N/A              0.10%         0.90%           0.66%
Small/Mid Cap Value....................         0.95%           N/A              0.10%         1.05%           1.44%
Small/Mid Cap Growth...................         0.75%           N/A              0.10%         0.85%           0.10%
Small Cap Growth.......................         0.75%           N/A              0.10%         0.85%           0.14%
Global Balanced*.......................         0.85%           N/A              0.10%         0.95%           0.46%
International Equity...................         1.00%           N/A              0.10%         1.10%           0.71%
Short-Term Bond........................         0.30%           N/A              0.10%         0.40%           0.13%
Bond Index.............................         0.15%           N/A              0.10%         0.25%           0.20%
High Yield Bond........................         0.65%           N/A              0.10%         0.75%           0.39%


JOHN HANCOCK DECLARATION TRUST
 (NOTE 2):
V.A. Sovereign Investors...............         0.60%           N/A              0.10%         0.70%           0.10%
V.A. Core Equity.......................         0.70%           N/A              0.13%         0.83%           0.13%
V.A. Financial Industries..............         0.80%           N/A              0.10%         0.90%           0.10%
V.A. Relative Value....................         0.60%           N/A              0.17%         0.77%           0.17%
V.A. Bond..............................         0.50%           N/A              0.25%         0.75%           0.51%
V.A. Strategic Income..................         0.60%           N/A              0.25%         0.85%           0.27%
V.A. Money Market......................         0.50%           N/A              0.16%         0.66%           0.16%
V.A. Technology........................         0.80%           N/A              0.25%         1.05%            N/A

AIM VARIABLE INSURANCE FUNDS, INC.:
AIM V.I. Growth........................         0.63%           N/A              0.10%         0.73%           0.10%
AIM V.I. Value.........................         0.61%           N/A              0.15%         0.76%           0.15%

VARIABLE INSURANCE PRODUCTS FUND -
 SERVICE CLASS (NOTE 3):
Fidelity VIP Growth....................         0.58%          0.10%             0.07%         0.75%           0.09%
Fidelity VIP Overseas..................         0.73%          0.10%             0.15%         0.98%           0.18%

VARIABLE INSURANCE PRODUCTS FUND II -
 SERVICE CLASS (NOTE 3):
Fidelity VIP Contrafund(R).............         0.58%          0.10%             0.07%         0.75%           0.10%

FRANKLIN TEMPLETON VARIABLE INSURANCE
 PRODUCTS TRUST - CLASS 2 SHARES
 (NOTE 4):
Templeton International Securities.....         0.69%          0.25%             0.19%         1.13%           0.19%
Templeton Developing Markets
 Securities............................         1.25%          0.25%             0.31%         1.81%           0.31%

MFS VARIABLE INSURANCE TRUST
 (NOTE 5):
MFS Growth.............................         0.75%           N/A              0.16%         0.91%           0.71%
MFS Research...........................         0.75%           N/A              0.11%         0.86%           0.11%
MFS New Discovery......................         0.90%           N/A              0.17%         1.07%           1.59%

Notes to Annual Fund Expenses

  (1) John Hancock Variable Series Trust I Funds' percentages reflect management fees and other fund expenses based on the allocation methodology and expense reimbursement policy adopted April 23, 1999. Under the policy, John Hancock Life Insurance Company voluntarily reimburses a Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets (0.00% for Equity Index).

  *   Global Balanced was formerly "International Balanced."

  (2) John Hancock Declaration Trust Funds' percentages reflect the investment management fees currently payable and other fund expenses allocated in 1999. John Hancock Advisers, Inc., has agreed to limit temporarily other expenses of each Fund to 0.25% of the fund's average daily assets. Percentages for the V.A. Technology Fund are estimates for this fiscal year because the Fund was not in operation prior to the date of this prospectus.

  (3) A portion of the brokerage commissions that certain of the Fidelity VIP Funds pay was used to reduce fund expenses. In addition, through arrangements with certain Funds' custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of each applicable Fund's expenses. Without these reductions, the operating expenses of the Funds would have been higher, as shown in the last column of this table.

  (4) On February 8, 2000, shareholders of each Fund approved a merger and reorganization that combined the Templeton International Equity Fund with the Templeton International Securities Fund and combined the Templeton Developing Markets Equity Fund with the Templeton Developing Markets Securities Fund, effective May 1, 2000. Shareholders of the Templeton International Securities Fund and shareholders of the Templeton Developing Markets Securities Fund had approved new management fees, which apply to each of the combined funds effective May 1, 2000. The table shows restated total expenses for the Funds based on the new fees and the assets, as of December 31, 1999, of either the Templeton International Securities Fund or the Templeton Developing Markets Securities Fund, as applicable. However, if the table reflected both the new fees and the combined assets of the Templeton International Equity Fund and the Templeton International Securities Fund, the estimated expenses for that combined Fund after May 1, 2000 would be: Management Fees 0.65%, Distribution and Service Fees 0.25%, Other Expenses 0.20%, and Total Fund Operating Expenses 1.10%. If the table reflected both the new fees and the combined assets of the Templeton Developing Markets Equity Fund and the Templeton Developing Markets Securities Fund, the estimated expenses for that combined Fund after May 1, 2000 would be: Management Fees 1.25%, Distribution and Service Fees 0.25%, Other Expenses 0.29%, and Total Fund Operating Expenses 1.79%.

  (5) MFS Variable Insurance Trust Funds have an expense offset arrangement which reduces each Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent. Each Fund may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Fund's expenses. Expenses do not take into account these expense reductions, and are therefore higher than the actual expenses of the Fund. MFS Investment Management(R) (also doing business as Massachusetts Financial Services Company) has contractually agreed to bear expense for the Growth and New Discovery Funds, subject to reimbursement by the Fund, such that each such Fund's "other fund expenses" shall not exceed 0.15% of the average daily net assets of the Fund during the current fiscal year.


   We may receive payments from a Fund or its affiliates at an annual rate of up to approximately 0.25% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that Fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed above.

Examples

The following examples on pages 8 and 9 illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets. These examples do not include any applicable premium taxes or any fees for optional benefit riders. The examples should not be considered representations of past or future expenses; actual charges may be greater or less than those shown above. The examples assume Fund expenses at rates set forth above for 1999, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

  If you "surrender" (turn in) your contract at the end of the applicable time period, you would pay:

                                           1 YEAR   3 YEARS   5 YEARS  10 YEARS
-----------------------------------------------------------------------------------
  V.A. Sovereign Investors                   $82      $105      $130     $224
-----------------------------------------------------------------------------------
  V.A. Core Equity                           $84      $109      $137     $238
-----------------------------------------------------------------------------------
  Aggressive Balanced                        $83      $108      $134     $233
-----------------------------------------------------------------------------------
  Fidelity VIP Contrafund(R)                 $83      $108      $134     $233
-----------------------------------------------------------------------------------
  Equity Index                               $77      $  88     $100     $164
-----------------------------------------------------------------------------------
  Large Cap Value CORE                       $84      $110      $138     $240
-----------------------------------------------------------------------------------
  V.A. Financial Industries                  $85      $111      $140     $245
-----------------------------------------------------------------------------------
  Large Cap Aggressive Growth                $86      $117      $150     $264
-----------------------------------------------------------------------------------
  Fidelity VIP Growth                        $83      $107      $133     $232
-----------------------------------------------------------------------------------
  MFS Growth                                 $85      $112      $141     $246
-----------------------------------------------------------------------------------
  Mid Cap Growth                             $85      $112      $142     $248
-----------------------------------------------------------------------------------
  Large/Mid Cap Value                        $86      $116      $148     $261
-----------------------------------------------------------------------------------
  Mid Cap Blend                              $84      $110      $138     $240
-----------------------------------------------------------------------------------
  AIM V.I. Value                             $83      $107      $133     $231
-----------------------------------------------------------------------------------
  MFS Research                               $84      $110      $138     $241
-----------------------------------------------------------------------------------
  AIM V.I. Growth                            $83      $106      $131     $227
-----------------------------------------------------------------------------------
  Fundamental Mid Cap Growth                 $85      $113      $143     $250
-----------------------------------------------------------------------------------
  Small/Mid Cap CORE                         $85      $111      $140     $245
-----------------------------------------------------------------------------------
  Small/Mid Cap Value                        $86      $116      $148     $261
-----------------------------------------------------------------------------------
  Small/Mid Cap Growth                       $84      $110      $138     $240
-----------------------------------------------------------------------------------
  Small Cap Growth                           $84      $110      $138     $240
-----------------------------------------------------------------------------------
  MFS New Discovery                          $86      $117      $149     $263
-----------------------------------------------------------------------------------
  Global Balanced                            $85      $113      $143     $250
-----------------------------------------------------------------------------------
  Templeton International - Class 2          $87      $118      $152     $269
-----------------------------------------------------------------------------------
  International Equity                       $87      $117      $151     $266
-----------------------------------------------------------------------------------
  Fidelity VIP Overseas                      $86      $115      $146     $256
-----------------------------------------------------------------------------------
  Templeton Developing Markets - Class 2     $94      $139      $318     $335
-----------------------------------------------------------------------------------
  Short-Term Bond                            $79      $  96     $114     $192
-----------------------------------------------------------------------------------
  Bond Index                                 $78      $  91     $106     $176
-----------------------------------------------------------------------------------
  V.A. Bond                                  $83      $107      $132     $230
-----------------------------------------------------------------------------------
  V.A. Strategic Income                      $84      $110      $138     $240
-----------------------------------------------------------------------------------
  High Yield Bond                            $83      $107      $132     $230
-----------------------------------------------------------------------------------
  VA Relative Value                          $83      $107      $133     $232
-----------------------------------------------------------------------------------
  VA Technology                              $86      $116      $148     $261
-----------------------------------------------------------------------------------
  V.A. Money Market                          $82      $104      $128     $220
-----------------------------------------------------------------------------------

  If you begin receiving payments under one of our annuity payment options at the end of the applicable time period, or if you do not surrender your contact, you would pay:


                                            1 YEAR   3 YEARS  5 YEARS   10 YEARS
------------------------------------------------------------------------------------
  V.A. Sovereign Investors                    $19      $60      $104      $224
------------------------------------------------------------------------------------
  V.A. Core Equity                            $21      $64      $110      $238
------------------------------------------------------------------------------------
  Aggressive Balanced                         $20      $63      $108      $233
------------------------------------------------------------------------------------
  Fidelity VIP Contrafund(R)                  $20      $63      $108      $233
------------------------------------------------------------------------------------
  Equity Index                                $14      $43      $  74     $164
------------------------------------------------------------------------------------
  Large Cap Value CORE                        $21      $65      $111      $240
------------------------------------------------------------------------------------
  V.A. Financial Industries                   $22      $66      $114      $245
------------------------------------------------------------------------------------
  Large Cap Aggressive Growth                 $23      $72      $123      $264
------------------------------------------------------------------------------------
  Fidelity VIP Growth                         $20      $62      $107      $232
------------------------------------------------------------------------------------
  MFS Growth                                  $22      $67      $114      $246
------------------------------------------------------------------------------------
  Large/Mid Cap Value                         $23      $71      $121      $261
------------------------------------------------------------------------------------
  Mid Cap Blend                               $21      $65      $111      $240
------------------------------------------------------------------------------------
  Mid Cap Growth                              $22      $67      $115      $248
------------------------------------------------------------------------------------
  AIM V.I. Value                              $20      $62      $107      $231
------------------------------------------------------------------------------------
  MFS Research                                $21      $65      $112      $241
------------------------------------------------------------------------------------
  AIM V.I. Growth                             $20      $61      $105      $227
------------------------------------------------------------------------------------
  Fundamental Mid Cap Growth                  $22      $68      $116      $250
------------------------------------------------------------------------------------
  Small/Mid Cap CORE                          $22      $66      $114      $245
------------------------------------------------------------------------------------
  Small/Mid Cap Value                         $23      $71      $121      $261
------------------------------------------------------------------------------------
  Small/Mid Cap Growth                        $21      $65      $111      $240
------------------------------------------------------------------------------------
  Small Cap Growth                            $21      $65      $111      $240
------------------------------------------------------------------------------------
  MFS New Discovery                           $23      $72      $123      $263
------------------------------------------------------------------------------------
  Global Balanced                             $22      $68      $116      $250
------------------------------------------------------------------------------------
  Templeton International - Class 2           $24      $73      $126      $269
------------------------------------------------------------------------------------
  International Equity                        $24      $72      $124      $266
------------------------------------------------------------------------------------
  Fidelity VIP Overseas                       $23      $70      $119      $256
------------------------------------------------------------------------------------
  Templeton Developing Markets - Class 2      $31      $94      $159      $335
------------------------------------------------------------------------------------
  Short-Term Bond                             $16      $51      $ 88      $192
------------------------------------------------------------------------------------
  Bond Index                                  $15      $46      $ 80      $176
------------------------------------------------------------------------------------
  V.A. Bond                                   $20      $62      $106      $230
------------------------------------------------------------------------------------
  V.A. Strategic Income                       $21      $65      $111      $240
------------------------------------------------------------------------------------
   High Yield Bond                            $20      $62      $106      $230
------------------------------------------------------------------------------------
  VA Relative Value                           $20      $62      $107      $232
------------------------------------------------------------------------------------
  VA Technology                               $23      $71      $122      $261
------------------------------------------------------------------------------------
  V.A. Money Market                           $19      $59      $102      $220
------------------------------------------------------------------------------------

                               BASIC INFORMATION

  This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  QUESTION                                                                      PAGES TO SEE
  --------                                                                      ------------
What is the contract?........................................................        11

Who owns the contract?.......................................................        11

Is the owner also the annuitant?.............................................        11

How can I invest money in a contract?........................................        11

How will the value of my investment in the contract change over time?........        14

What annuity benefits does the contract provide?.............................        15

What are the tax consequences of owning a contract?..........................        15

Can I change my contract's investment options?...............................        16

What fees and charges will be deducted from my contract?.....................        20

How can I withdraw money from my contract?...................................        23

What happens if the annuitant dies before my contract's date of maturity?....        25

What other benefits can I purchase under a contract?.........................        27

Can I return my contract?....................................................        29

WHAT IS THE CONTRACT?

  The contract is a "deferred payment variable annuity contract." An annuity contract provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a deferred payment contract, the annuity payments will begin on a future date, called the contract's "date of maturity." Under a variable annuity contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

  That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner.
 However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

IS THE OWNER ALSO THE ANNUITANT?

  Again, that's up to you. The annuitant is the person upon whose death the contract's death benefit becomes payable. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime.
 In many cases, the same person is both the annuitant and the owner of a contract. However, you are free to name another person as annuitant or joint annuitant. You could also name as joint annuitants two persons other than yourself.

HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

  We call the investments you make in your contract "premiums" or "premium payments." In general, you need at least a $5,000 initial premium payment to purchase a contract. If you purchase your contract under any of the tax-qualified plans shown on page 31 or if you purchase your contract through the annuity direct deposit program, different minimums will apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

Applying for a contract

  An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

  Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

  In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

  We measure the years and anniversaries of your contract from its date of issue. We use the term "contract year" to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

  You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

                                                                           YOU MAY NOT MAKE ANY
                   IF YOUR CONTRACT IS USED TO FUND                     PREMIUM PAYMENTS AFTER THE
                                                                           ANNUITANT REACHES AGE
-----------------------------------------------------------------------------------------------------
  a "tax qualified plan"*                                                         70 1/2**
-----------------------------------------------------------------------------------------------------
  a non-tax qualified plan                                                        8
                                                                                  5
-----------------------------------------------------------------------------------------------------

           * as that term is used in "Tax Information," beginning on page 39. ** except for a ROTH IRA, which has no age limit.

  We will not issue a contract if the proposed annuitant is older than age 84. We may waive any of these limits, however.

Ways to make premium payments

  Premium payments made by check or money order must be:

     . drawn on a U.S. bank,

     . drawn in U.S. dollars, and

     . made payable to "John Hancock."

  Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below.
 You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

  Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

  If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

  If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

     . issue a contract;

     . accept premium payments; or

     . allow other transactions.

  After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

  Prior to a contract's date of maturity, the amount you've invested in any VARIABLE INVESTMENT OPTION will increase or decrease based upon the investment experience of the corresponding Fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the Fund directly and reinvested all Fund dividends and distributions in additional shares.

  Like a regular mutual fund, each Fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table beginning on page 5. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 20.

  The amount you've invested in a GUARANTEE PERIOD will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. We currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

  However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 33.

  At any time before the date of maturity, the "TOTAL VALUE OF YOUR CONTRACT" equals

     . the total amount you invested,

     . minus all charges we deduct,

     . minus all withdrawals you have made,

     . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

     . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

     . plus the interest we credit to any of your contract's value while it is in a guarantee period.

WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?

  If your contract is still in effect on its date of maturity, it enters what is called the "annuity period". During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity.

  Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

  You should carefully review the discussion under "The annuity period," beginning on page 34, for information about all of these choices you can make.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

  In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

     . partial withdrawal

     . full withdrawal ("surrender")

     . payment of death benefit proceeds as a single sum upon the annuitant's death

     . periodic payments under one of our annuity payment options

  In addition, if you elect the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

  How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as

     . the type of the distribution,

     . when the distribution is made,

     . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

     . the circumstances under which the payments are made.

  If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

  Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

  THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

CAN I CHANGE MY CONTRACT'S INVESTMENT OPTIONS?

Allocation of premium payments

  When you apply for your contract, you specify the variable investment options or guarantee periods (together, your "investment options") in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

  Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using or have not previously used counts as one "use" of an investment option. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

  Up to 12 times during each year of your contract, you may transfer, free of any charge,

     . all or part of the assets held in one VARIABLE INVESTMENT OPTION to any other available variable investment option or guarantee period, or

     . all or part of the assets held in one GUARANTEE PERIOD to any other available guarantee period or variable investment option.

 Currently, we impose no charge for transfers of more than 12 per contract year. However, we reserve the right to impose a charge of up to $25 on any transfers in excess of the 12 free transfers or to prohibit any such transfers altogether. Transfers under our strategic rebalancing or dollar-cost averaging programs do not count toward the 12 you are allowed each year. However, you may not

     . transfer more than $1,000,000 in a contract year from any one variable investment option or guarantee period, without our prior approval,

     . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

     . make any transfers, during the annuity period, to or from a guarantee period, or

     . make any transfer during the annuity period that would result in more than four investment options being used at once.

We reserve the right to prohibit a transfer less than 30 days prior to the contract's date of maturity.


  The contract you are purchasing was not designed for professional market timing organizations or other persons that use programmed, large, or frequent transfers. The use of such transfers may be disruptive to a Fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a Fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

  You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 2. Your request should include

     . your name,

     . daytime telephone number,

     . contract number,

     . the names of the investment options to and from which assets are being transferred, and

     . the amount of each transfer.

  The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

  Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

  If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

  As noted above under "Transferring your assets", the contract you are purchasing was not designed for professional market timing organizations or other persons that use programmed, large, or frequent transfers. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

Dollar-cost averaging program

  You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the dollar-cost averaging program:

     . You may elect the program only if the total value of your contract equals $15,000 or more.

     . The amount of each transfer must equal at least $250.

     . You may change your dollar-cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

     . You may discontinue the program at any time.

     . The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

     . Automatic transfers to or from guarantee periods are not permitted.

     . We reserve the right to terminate the program at any time.

Strategic rebalancing

  This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've elected will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among the variable investment options to reestablish the preset percentages you have chosen. Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

  This program can be elected in the application or by sending the appropriate form to our Annuity Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

  Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

  The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Mortality and expense risk charge

  We deduct a daily charge that compensates us primarily for mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 1.15% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

  In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Annual contract fee

  Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value on the contract anniversary of less than $50,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

Premium taxes

  We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain states assess a tax of up to 5% of each premium payment.

  In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

  If you withdraw some of your premiums from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred sales load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

  Free withdrawal amounts:  If you have any profit in your contract, you can
  -----------------------
always withdraw that profit without any withdrawal charge. By "profit," we mean the amount by which your contract's total value exceeds the premiums you have paid and have not (as discussed below) already withdrawn. If your contract doesn't have any profit (or you have withdrawn it all) you can still make charge-free withdrawals, unless and until all of your withdrawals during the same contract year exceed 10% of all of the premiums you have paid to date.

  Here's how we determine the charge:  If the amount you withdraw or surrender
  ----------------------------------
totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

  The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:

YEARS FROM DATE OF PREMIUM PAYMENT TO
   DATE OF SURRENDER OR WITHDRAWAL       WITHDRAWAL CHARGE*
-------------------------------------    ------------------

  7 or more..........................             0%
------------------------------------------------------------
  6 but less than 7..................             1%
------------------------------------------------------------
  5 but less than 6..................             2%
------------------------------------------------------------
  4 but less than 5..................             3%
------------------------------------------------------------
  3 but less than 4..................             4%
------------------------------------------------------------
  2 but less than 3..................             5%
------------------------------------------------------------
  1 but less than 2..................             6%
------------------------------------------------------------
  less than 1........................             7%
------------------------------------------------------------

  * AS A PERCENTAGE OF THE AMOUNT OF SUCH PREMIUM THAT WE CONSIDER TO HAVE BEEN WITHDRAWN (INCLUDING THE WITHDRAWAL CHARGE), AS EXPLAINED IN THE TEXT IMMEDIATELY BELOW.


  Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

  Here's how we deduct the withdrawal charge:  We deduct the withdrawal charge
  ------------------------------------------
proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a Growth option and 40% from the V.A. Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the V.A. Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

  You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

  When withdrawal charges don't apply:  We don't assess a withdrawal charge in
  -----------------------------------
the following situations:

     . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

     . on certain withdrawals if you have elected the rider that waives the withdrawal charge; and

     . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

  How an MVA affects the withdrawal charge:  If you make a withdrawal from a
  ----------------------------------------
guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more.

  Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

Other charges

  We offer, subject to state availability, four optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we charge an amount equal to 1/12/th/ of the following annual percentages:

                                            0.10% of that portion of your
                                            contract's total value attributable
Waiver of withdrawal charge                 to premiums you contributed within 7
                                            years prior to the date of deduction
--------------------------------------------------------------------------------
                                            0.15% of your contract's total
Enhanced death benefit                      value
--------------------------------------------------------------------------------
                                            0.35% of your initial premium
                                            payment ( we reserve the right to
                                            increase this percentage on a
Accumulated value enhancement*              uniform basis for all riders issued
                                            in the same state)
--------------------------------------------------------------------------------
                                            0.3 0% of your contract's total
Guaranteed retirement income benefit        value
--------------------------------------------------------------------------------

  * If you choose the accumulated value enhancement, you must also choose the waiver of withdrawal charge.

  We deduct the charge proportionally from each of your investment options, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

  Prior to your contract's date of maturity, if the annuitant is living, you may:

     . surrender your contract for a cash payment of its "surrender value," or

     . make a partial withdrawal of the surrender value.

  The "surrender value" of a contract is the total value of a contract, after any market value adjustment, MINUS the annual contract fee, any applicable premium tax, any withdrawal charges, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

  Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
39. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

  We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

  Without our prior approval, you may not make a partial withdrawal

     . for an amount less than $100, or

     . if the remaining total value of your contract would be less than $1,000.

  We reserve the right to terminate your contract if the value of your contract becomes zero.

  You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Waiver of withdrawal charge rider

  If your state permits, you may purchase an optional waiver of withdrawal charge rider at the time of application. The "covered persons" under the rider are the owner and the owner's spouse, unless the owner is a trust. If the owner is a trust, the "covered persons" are the annuitant and the annuitant's spouse. Under this rider, we will waive withdrawal charge on any withdrawals, if a "covered person" has been diagnosed with one of the critical illnesses listed in the rider, or if all the following conditions apply:

     . a covered person become confined to a nursing home beginning at least
       30 days after we issue your contract;

     . such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

     . the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

  You may not purchase this rider if either of the covered persons (1) is older than 74 years at application or (2) was confined to a nursing home within the past two years.

  There is a charge for this rider, as set forth under "Other charges" on page 22, above. This rider (and the related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

  For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on
request.   In certain marketing materials, this rider may be referred to
"CARESolutions."

  If you purchase this rider:

     . you and your immediate family will have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of elder care services available to seniors, and

     . you will also have access toa list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

Systematic withdrawal plan

  Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. We will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 15, and "What fees and charges will be deducted from my contract?" beginning on page 20. The same tax consequences also generally will apply.

  The following conditions apply to systematic withdrawal plans:

     . You may elect the plan only if the total value of your contract equals $25,000 or more.

     . The amount of each systematic withdrawal must equal at least $100.

     . If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

     . You may cancel the plan at any time.

     . We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

WHAT HAPPENS IF THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

  If the annuitant dies before your contract's date of maturity, we will pay a death benefit to the contract's beneficiary. If you have named more than one annuitant, the death benefit will be payable upon the death of the surviving annuitant prior to the date of maturity.

  If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner who is the annuitant will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable. (For a description of what happens upon the death of an owner who is not the annuitant, see "Distribution requirements following death of owner," beginning on page 37.)

  We will pay a "standard" death benefit, unless you have chosen an "enhanced death benefit rider," as discussed below.

Standard death benefit

  The standard death benefit is the greater of:

     . the total value of your contract, adjusted by any then-applicable market value adjustment, or

     . the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

 We calculate the death benefit value as of the day we receive, at the John Hancock Annuity Servicing Office:

     . proof of the annuitant's death, and

     . any required instructions as to method of settlement.

  Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 36.

Enhanced death benefit rider

  If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing an enhanced death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greatest of:

     . the amount of each premium you have paid, accumulated at 5% effective annual interest (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn);

     . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary; or

     . the total value of your contract (adjusted by any market value adjustment) as of the date we receive due proof of the annuitant's death.

  For these purposes, however, we count only those contract anniversaries that occur BEFORE (1) we receive proof of death and (2) the anniversary of the contract nearest the annuitant's 81st birthday.

  You may elect this rider ONLY when you apply for the contract and only if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 23 under "Other charges." For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

  This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

WHAT OTHER BENEFITS CAN I PURCHASE UNDER A CONTRACT?

  In addition to the enhanced death benefit and waiver of withdrawal charge riders discussed above, we currently make available two other optional benefits.
 These optional benefits are provided under riders that contain many terms and conditions not set forth below. Therefore, you should refer directly to each rider for more complete information. We will provide you with a copy on request.

  Accumulated value enhancement.  Under this rider, we will make a contribution
  -----------------------------
to the total value of the contract on a monthly basis if the covered person (who must be the annuitant):

     . is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, and

     . is receiving certain qualified services described in the rider.

 The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

  You may elect this rider only when you apply for the contract. You cannot elect this rider unless you have also elected the waiver of withdrawal charge rider. There is a monthly charge for this rider. The charge is described under "Other charges" on page 23.

  The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

  If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

  In certain marketing materials, this rider may be referred to as "CareSolutions Plus."

  Guaranteed retirement income benefit.  Under this rider, we will guarantee the
  ------------------------------------
amount of annuity payments you receive, if the following conditions are satisfied:

     . The date of maturity must be within the 30 day period following a contract anniversary.

     . If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

     . If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

  You cannot elect this rider at any time after your contract is issued. If you elect this rider you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

  If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

  If you exercise your rights under this rider, we guarantee that the amount we apply to this annuity payment option will be the same amount as if your premium payments had earned a return prescribed by the rider, rather than the return they earned in the subaccounts you actually chose. Under this rider, we would apply that guaranteed amount to the fixed annuity payment option specified in the rider in the same manner and on the same terms as if you had, in the absence of this rider, elected to apply total contract value in the same amount to that same annuity payment option.

  There is a monthly charge for this rider, which is described at page 23 under "Other charges." The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

CAN I RETURN MY CONTRACT?

  In most cases, you have the right to cancel your contract within 10 days (or longer in some states and for contracts issued as "IRAs" ) after you receive it. To cancel your contract, simply deliver or mail it to:

     . JHVLICO at the address shown on page 2, or

     . the JHVLICO representative who delivered the contract to you.

  In most states, you will receive a refund equal to the total value of your contract on the date of cancellation, adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. In some states, or if your contract was issued as an "IRA", you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

                            ADDITIONAL INFORMATION

  This section of the prospectus provides additional information that is not contained in the Basic Information section on pages 11 through 28.

  CONTENTS OF THIS SECTION                                  PAGES TO SEE

  Description of JHVLICO...................................      30

  Who should purchase a contract?..........................      30

  How we support the variable investment options...........      31

  How we support the guarantee periods.....................      31

  How the guarantee periods work...........................      31

  The accumulation period..................................      32

  The annuity period.......................................      33

  Variable investment option valuation procedures..........      36

  Distribution requirements following death of owner.......      36

  Miscellaneous provisions.................................      37

  Tax information..........................................      37

  Further information about JHVLICO........................      44

  Management's discussion and analysis.....................      45

  Performance information..................................      54

  Reports..................................................      55

  Voting privileges........................................      55

  Certain changes..........................................      55

  Distribution of contracts................................      55

  Registration statement...................................      55

  Experts..................................................      56

  JHVLICO financial statements.............................      57

  Appendix A - Details About Our Guarantee Periods.........      72

  Appendix B - Example of Withdrawal Charge Calculation....      76

DESCRIPTION OF JHVLICO

  We are JHVLICO, a stock life insurance company organized, in 1979, under the
laws of the Commonwealth of Massachusetts.   We have authority to transact
business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 1999, John Hancock's assets were approximately $ 71 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

  It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

WHO SHOULD PURCHASE A CONTRACT?

  We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We provide general federal income tax information for contracts not purchased in connection with a tax qualified retirement plan beginning on page 35. We also designed the contracts for purchase under:

     . traditional individual retirement annuity ("IRA") plans satisfying the requirements of Section 408 of the Code;

     . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
       Section 408A of the Code;

     . SIMPLE IRA plans adopted under Section 408(p) of the Code;

     . Simplified Employee Pension plans ("SEPs") adopted under Section
       408(k) of the Code;

     . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations; and

     . pension or profit-sharing plans qualified under section 401(a) of the Code.

  When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

  We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

  To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

  We hold the Fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

  The Account's assets, including the Trusts' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

  All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

HOW WE SUPPORT THE GUARANTEE PERIODS

  All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

  Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

     . withdraw all or a portion of any such amount from the contract,

     . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

     . allocate all or a portion of such amount to one or more of the variable investment options.

  You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

  We currently make available guarantee periods with durations up to ten years. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

Guaranteed interest rates

  Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

  We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates.

  You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 1.

Calculation of market value adjustment ("MVA")

  If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

     . death benefits pursuant to your contract,

     . amounts you apply to an annuity option, and

     . amounts paid in a single sum in lieu of an annuity.

  The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract. Here is how the MVA works:

 We compare

     . the guaranteed rate of the guarantee period from which the assets are being taken WITH
     . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

  If the first rate exceeds the second by more than 1/2 %, the market value adjustment produces an increase in your contract's value.

  If the first rate does not exceed the second by at least 1/2 %, the market value adjustment produces a decrease in your contract's value.

  For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

  The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

Your value in our variable investment options

  Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option.

  Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

  To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

dollar amount of transaction
                   DIVIDED BY
value of one accumulation unit for the applicable variable investment option at the time of such transaction

  The value of each accumulation unit will change daily depending upon the investment performance of the Fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

  Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

number of accumulation units in the
variable investment options
                   TIMES
value of one accumulation unit for the
applicable variable investment option at that time

Your value in the guarantee periods

  On any date, the total value of your contract in a guarantee period equals:

     . the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

     . the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

     . the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

     . the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

     . the amount of any charges and fees deducted from that guarantee period, PLUS

     . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

  Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

  Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be

     . at least 6 months after the date the first premium payment is applied to your contract, and

     . no later than the maximum age specified in your contract (normally age 95).

  Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax qualified plan," beginning on page 40.)

Choosing fixed or variable annuity payments

  During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

  We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

  We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

  Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

  Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 36).

  Prior to the date of maturity, you may select a different annuity option.

  However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

  If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

  Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if

     . you have not made an election prior to the annuitant's death;

     . the beneficiary is entitled to payment of a death benefit of at least
       $5,000 in a single sum; and

     . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

  We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

  The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

     . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

     . if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

     . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

Assumed investment rate

  The assumed investment rate for any variable portion of your annuity payments will be 3 1/2 % per year, except as follows.

  You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

  The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of

     . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

     . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

  Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

  OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives.
 If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

  Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

  OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

  OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

  OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

  OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

  With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

  If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

     . Option A:  "life annuity with 5 years guaranteed" and

     . Option B: "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

  We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading.
 Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER

  If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the adjacent box. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

  In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

  The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

  Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:

     . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

     . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the entire interest (as discussed below) in the contract on the date of your death must be:

       (1) paid out in full within five years of your death or

       (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death

  If you are the annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the annuitant, the entire interest equals

     . the surrender value if paid out in full within five years of your death, or

     . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN

     . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

  To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

  Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

     . the rights of any assignees of record and

     . certain other conditions referenced in the contract.

  An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

TAX INFORMATION

Our income taxes

  We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

  The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account.

  Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Contracts not purchased to fund a tax qualified plan

  Undistributed gains

  We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

  However, a contract owned other than by a natural person does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

  Annuity payments

  When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to the payee, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

  The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

  Surrenders and withdrawals before date of maturity

  When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above).

  Such a single sum payment can occur, for example, if you surrender your contract or if no annuity payment option is selected for a death benefit payment.

  When you take a partial withdrawal from a contract, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain". Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

  For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JHVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

  Penalty for premature withdrawals

  The taxable portion of any withdrawal or single sum payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

  Accumulated value enhancement rider

  If you have elected the accumulated value enhancement rider, the Internal Revenue Service might take the position that each charge associated with this rider is deemed a withdrawal from the contract which would be subject to income tax and, if you have not yet attained age 59 1/2, the special 10% penalty tax for withdrawals from contracts before the age of 59 1/2. You should consult a competent tax adviser before electing this rider.

Diversification requirements

  Each of the Funds of the Trusts intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

  The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the Fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of Fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

  We have no responsibility for determining whether a particular retirement plan satisfies the applicable requirements of the Code or whether a particular employee is eligible for inclusion under a plan.

  Withholding on rollover distributions

  The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

  Contracts purchased as traditional IRAs

  A traditional individual retirement annuity (as defined in Section 408 of the
Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of (a) 100% of compensation includable in your gross
income, or   (b) $2,000 per year. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job).
 You can generally contribute up to $2,000 for each of you and your spouse (or, if less, your combined compensation).

  You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return. The amount of your deduction is based on the following factors:

     . whether you or your spouse is an active participant in an employer sponsored retirement plan,

     . your federal income tax filing status, and

     . your "Modified Adjusted Gross Income".

  Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

  If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or any annuity payment, may be excluded from your taxable income when you receive the proceeds. In general, all other amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply similar to those described above for such non-qualified contracts).

  The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

  Contracts purchased as Roth IRAs

  In general, you may make purchase payments of up to $2,000 each year for a type of non-deductible IRA contract, known as a Roth IRA. Any contributions made during the year for any other IRA you have will reduce the amount you otherwise could contribute to a Roth IRA. Also, the $2000 maximum for a Roth IRA phases out for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

  If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

     . after you reach age 59 1/2,

     . on your death or disability, or

     . to qualified first-time homebuyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

  The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax.

  You can convert a traditional IRA to a Roth IRA, unless:

     . you have adjusted gross income over $100,000, or

     . you are a married taxpayer filing a separate return.

  The $2,000 Roth IRA contribution limit does not apply to converted amounts.

  You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

  Contracts purchased under SIMPLE IRA plans

  In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contibutions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed certain contribution limits (currently $6,000 a year). Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

  Contracts purchased under Simplified Employee Pension plans (SEPs)

  SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum amount that may be contributed to an SEP is the lesser of 15% of compensation or the IRS compensation limit for the year ($170,000 for the year 2000).

  Contracts purchased under Section 403(b) plans

  Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into contracts owned by their employees that are not taxable currently to the employee.

  The amount of such non-taxable contributions each year:

     . is limited by a maximum (called the "exclusion allowance") that is computed in accordance with a formula prescribed under the Code;

     . may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed $10,500 (subject to cost of living increases); and

     . is subject to certain other limits (described in Section 415 of the Code).

  When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income.

  Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

     . on the employee's separation from service, death, or disability,

     . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

     . transfers and exchanges to other products that qualify under Section
       403(b).

  Contracts purchased for pension and profit sharing plans qualified under
  Section 401(a)

  In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

  Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

  The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

  IRS required minimum distributions to the employee must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

  Contracts purchased for "top-heavy" plans

  Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

  Tax-free rollovers

  The discussion above covers certain fully or partially tax-free "rollovers" from a regular IRA to a Roth IRA. You may also make a tax-free rollover from:

     . a traditional IRA to another traditional IRA,

     . any tax-qualified plan to a traditional IRA, and

     . any tax-qualified plan to another tax-qualified plan of the same type
       (i.e. 403(b) to 403(b), corporate plan to corporate plan, etc.)

  We do not have to withhold tax if you roll over your entire distribution and you request us to pay it directly to the successor plan. Otherwise, 20% mandatory withholding will apply and reduce the amount you can roll over to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before taking such a distribution.

  See your own tax adviser

  The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls.

 For further information you should consult a qualified tax adviser.

FURTHER INFORMATION ABOUT JHVLICO

Description of JHVLICO

  We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering price of $17 per share. At December 31, 1999, JHVLICO had $74.8 billion of life insurance in force.

  JHVLICO markets its policies through

     . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

     . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

  In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL"). At December 31, 1998, IPL's principal business consisted of a run-off of a block of single premium whole life insurance. More information about IPL is contained in Note 2 to JHVLICO's Financial Statements, beginning on page 63.

Selected financial data

  You should read the following financial data for JHVLICO along with

     . "Management's Discussion and Analysis of Financial Condition and Results of Operations", immediately following this section, and

     . JHVLICO's financial statements and the notes to the financial statements, beginning on page 55.

  Past results do not necessarily indicate future results. The selected financial data and financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners ("NAIC") ("statutory accounting practices."). See Note 1 to JHVLICO's financial statements, beginning on page 59, for additional information about the accounting practices.

                            SELECTED FINANCIAL DATA

                                                   Year ended     Year ended     Year ended      Year ended       Year ended
                                                  December 31,   December 31,   December 31,    December 31,     December 31,
                                                      1999           1998            1997            1996            1995
                                                  (in millions)  (in millions)  (in millions)    (in millions)   (in millions)
 INCOME STATEMENT DATA
       Premiums                                        $950.8      $ 1,272.3      $  872.7        $  820.6          $  570.9
       Net investment income                            136.0          122.8          89.7            76.1              62.1
       Other income, net                                605.4          618.1         449.1           427.7              98.7
       TOTAL REVENUES                               $ 1,692.2        2,013.2       1,411.5         1,324.4             731.7
       Total benefits and expenses                  $ 1,573.6        1,963.9       1,342.5         1,249.0             672.2
       Income tax expense                                42.9           33.1          38.5            38.6              28.4
       Net realized capital gains (losses)               (1.7)          (0.6)         (3.0)           (1.5)              0.5
       Net gain                                     $    74.0      $    15.6      $   27.5        $   35.3          $   31.6

    BALANCE SHEET DATA
       Total assets                                 $10,613.0      $ 8,599.0      $6,521.5        $4,567.8          $3,446.3
       Total obligations                             10,216.0        8,268.2       6,199.8         4,284.7           3,197.6
       Total stockholder's equity                   $   397.0      $   330.8      $  321.7        $  283.1          $  248.7


MANAGEMENT'S DISCUSSION AND ANALYSIS

Financial condition

  During the past fiscal year, JHVLICO's total assets grew primarily due to the growth in the total assets of the JHVLICO's separate accounts due to increased sales of variable life and variable annuity products as well as market appreciation on separate account assets as a result of strong market performance.


  Likewise, its total obligations grew. Total stockholder's equity also grew during this period. The following chart shows percentage growth in total assets, total obligations and total stockholder's equity for the twelve-month period ended December 31, 1999:

                                       Year ended     Year ended
                                       ----------     ----------
                                      December 31,   December 31,    % change
                                      ------------   ------------    --------
                                          1999           1998
                                          ----           ----
                                      (in millions)  (in millions)
                                      -------------  -------------
Total assets  -  JHVLICO                 $ 10,613.0      $ 8,599.0       23.4%
Total assets  -  JHVLICO separate
accounts                                 $  8,268.2      $ 6,595.2       25.4%
Total obligations - JHVLICO              $ 10,216.0      $ 8,268.2       23.6%
Total obligations - JHVLICO separate
accounts                                 $  8,261.6      $ 6,589.4       25.4%
Total shareholder equity                 $    397.0     $    330.8       20.0%

  Separate account assets and liabilities consist primarily of the fund balances associated with JHVLICO's variable life and annuity business. The asset holdings include fixed income, equity, growth, total return, real estate, global, and international mutual funds with liabilities representing amounts due to policyholders.

  During the 1998 fiscal year, a similar pattern of growth occurred. It is shown on the following chart:

                                       Year ended     Year ended
                                       ----------     ----------
                                      December 31,   December 31,    % change
                                      ------------   ------------    --------
                                          1998           1997
                                          ----           ----
                                      (in millions)  (in millions)
                                      -------------  -------------
Total assets  -  JHVLICO                  $ 8,599.0      $ 6,521.5      31.9%
Total assets  -  JHVLICO separate
accounts                                  $ 6,595.2      $ 4,691.1      40.6%
Total obligations - JHVLICO               $ 8,268.2      $ 6,199.8      33.4%
Total obligations - JHVLICO separate
accounts                                  $ 6,589.4      $ 4,685.7      40.6%
Total stockholder's equity                $   330.8      $   321.7       2.8%


  JHVLICO's bond portfolio remains highly diversified. It maintains the diversity of its bond portfolio by:

     . investing in a wide variety of geographic regions and industry groups, and

     . limiting the size of individual investment relative to the total portfolio.

  JHVLICO invests new money predominantly in long-term investment grade corporate bonds. As a result, 86.0% of JHVLICO's general account bonds were investment grade bonds, and 9.8% were medium grade bonds as of December 31, 1999. The corresponding percentages as of December 31, 1998, were 86.1% and 10.8%, respectively. For medium grade bonds, JHVLICO invests mostly in private placements that provide long-term financing for medium size companies. These bonds typically are protected by individually negotiated financial covenants and/or collateral. As of December 31, 1999, the remaining 4.2% of JHVLICO's total general account bonds consisted of lower grade bonds and bonds in default. Bonds in default represent 0.8% of JHVLICO's general account bonds.

  Management believes JHVLICO's commercial mortgage lending practices continue to be strong. JHVLICO generally makes mortgage loans against properties with proven track records and high occupancy levels. Typically, JHVLICO does not make construction or condominium loans nor lend more than 75% of the property's value at the time of the loan. JHVLICO uses a computer based mortgage risk analysis system in managing the credit risk related to its mortgage loans.

  JHVLICO has outstanding commitments to purchase long-term bonds and issue real estate mortgages totaling $15.4 million and $3.5 million, respectively, at December 31, 1999. The corresponding amounts at December 31, 1998 were $5.9 million and $24.8 million, respectively. JHVLICO monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. Most of the commitments at December 31, 1999 expire in 2000.

Reserves and obligations

  JHVLICO's obligations consist primarily of aggregate reserves for life policies and annuity contracts. As of December 31, 1999, JHVLICO's general account reserves totaled $1,866.6 million and its separate account obligations totaled $8,261.6 million. As of December 31, 1998, the corresponding amounts were $1,652.0 million and $6,589.4 million, respectively. JHVLICO computes these liabilities in accordance with commonly accepted actuarial standards. Its actuarial assumptions are in accordance with, or more conservative than, those called for in state regulations. Total reserves meet the requirements of Massachusetts insurance laws.

  Every year, JHVLICO performs reserve adequacy testing, usually during the fourth quarter. Intensive asset adequacy testing was performed in 1999 for the vast majority of reserves. During 1999 and 1998, JHVLICO made no refinements to reserves.

  JHVLICO's investment reserves include the asset valuation reserve ("AVR") and interest maintenance reserve ("IMR") required by the NAIC and state insurance regulatory authorities. The AVR stabilizes statutory surplus from non-interest related fluctuations in the market value of bonds, stocks, mortgage loans, real estate and other invested assets. The AVR generally captures realized and unrealized capital gains or losses on such assets, other than those resulting from interest rate changes.

  Each year, the amount of an insurer's AVR will fluctuate as the non-interest related capital gains and/ or losses are absorbed by the reserve. To adjust for such changes over time, an annual contribution must be made to the AVR equal to 20% of the difference between the AVR reserve objective (as determined annually according to the type and quality of an insurer's assets) and the actual AVR.

  JHVLICO includes the AVR in its obligations. Its AVR was $23.1 million at December 31, 1999, and $21.9 million as of December 31, 1998. During 1998, JHVLICO made a voluntary contribution of $0.7 million to the AVR. Such contributions may result in a slower rate of growth of, or a reduction to, stockholder's equity. During 1999, there have been no voluntary contributions to the AVR. Changes in the AVR are accounted for as direct increases or decreases in stockholder's equity. The impact of the AVR on JHVLICO's stockholder's equity position will depend, in part, on JHVLICO's investment portfolio.

  The IMR captures realized capital gains and losses (net of taxes) on fixed income investments (primarily bonds and mortgage loans) resulting from changes in interest rate levels. JHVLICO does not reflect these amounts in its stockholder equity account but amortizes them into net investment income over the estimated remaining lives of the investments disposed. At December 31, 1999 and December 31, 1998, JHVLICO's IMR balance was $7.4 million and $10.7 million, respectively. The impact on the IMR on JHVLICO's stockholder's equity depends upon the amount of future interest related capital gains and losses on fixed income investments.

Results of operations

  1999 compared to 1998

  Net gains from operations, before net realized capital gains/losses, totaled $75.7 million in 1999, a $59.5 million increase over 1998. The increase in the net gain is due principally to continued growth in the annuity line of business within JHVLICO. This line of business had a growth in net gain of $25.6 million due to higher separate account fees and expense allowances on business reinsured with John Hancock. The remaining $33.9 million increase in net gain is due to the Universal Life line of business which had higher net investment income and lower premium taxes during 1999 compared with 1998.

  During 1999, total revenues decreased by 15.9% (or $321.0 million) to $1,692.2 million. Premium, net of premium ceded to reinsurers, decreased by 25.3% (or $321.5 million) to $950.8 million. This decrease in premium is primarily due to large single premium ($340.0 million) bank owned life insurance sales that occurred during 1998 which have not recurred during 1999. Net investment income increased by 10.7% (or $13.2 million) to $136.0 million. This increase is primarily due to a 4.6% (or $4.4 million) increase in gross income on long-term bonds, and a 25.3% (or $6.3 million) increase in gross income on commercial and agricultural mortgages. The increases can both be attributed to an increased asset base. Other income decreased by $12.7 million primarily as a result of reserve adjustments on reinsurance ceded.

  During 1999, total benefits and expenses decreased by 19.9% (or $390.3 million) to $1,573.6 million. Benefit payments and additions to reserves decreased by 25.5% (or $422.9 million) to $1,238.7 million. This decrease is primarily the result of a bank owned life insurance reserve increase in 1998 of $380.1 million that did not recur in 1999. Insurance expenses increased by 14.7% (or $40.2 million) to $314.4 million. This consists of an $11.3 million increase in commission expenses resulting from the sale of new and renewal business, and a $28.9 million increase in the expenses of providing services to policyholders.

  1998 compared to 1997

  Net gain from operations , before net realized capital losses, totaled $16.2 million in 1998, $14.3 million lower than in 1997. A net loss of $9.8 million in 1998 resulting from the individual annuity line of business contributed significantly to this decrease in operating gain. First year commissions and taxes on sales of $340.0 million of bank owned life insurance further diminished the gain.

  During 1998, total revenues increased by 42.6% (or $601.7 million) to $2,013.2 million. Premium, net of premium ceded to reinsurers, increased by 45.8% (or $399.6 million) to $1,272.3 million. This increase is principally due to the sale of a single-premium bank owned life insurance policy with a premium of $340.0 million. Net investment income increased by 36.9% (or $33.1 million) to $122.8 million. This increase is primarily due to a 47.8% (or $31.0 million) increase in gross income on long-term bonds, and a 27.8% (or $5.4 million) increase in gross income on commercial mortgages. The increases can both be attributed to an increased asset base. Other income increased by $169.0 million as a result of reserve adjustments on reinsurance ceded.

  During 1998, total benefits and expenses increased by 46.3% (or $621.4 million) to $1,963.9 million. Benefit payments and additions to reserves increased by 52.4% (or $571.4 million) to $1,661.6 million. This increase is largely the result of an increase in reserves of $297.4 million associated with the sale of bank owned life insurance. Insurance expenses increased by 17.6% (or $41.0 million) to $274.2 million. This consists of a $27.3 million increase in commission expenses resulting from the sale of new and renewal business, and a $13.7 million increase in the expenses of providing services to policyholders.

Liquidity and capital resources

  JHVLICO's liquidity resources for the past two fiscal years were as follows:

                                               Year ended       Year ended
                                               ----------       ----------
       Type of Investments                    December 31,     December 31,
       -------------------                    ------------     ------------
                                                   1999            1998
                                                   ----            ----
                                              (in millions)    (in millions)
                                              -------------    -------------
Cash and short-term investments                   $ 250.1         $  19.9
Public bonds                                      $ 454.1         $ 461.9
Investment-grade private placement bonds          $ 609.4         $ 619.9

  In addition, JHVLICO's separate accounts are highly liquid and available to meet most outflow needs for variable life insurance.

  JHVLICO's management believes the liquidity resources of $1,313.6 million as of December 31, 1999, strongly position JHVLICO to meet all its obligations to policyholders and others. Funds provided by normal operations generally satisfy JHVLICO's financing needs. There were no outstanding borrowings as of December 31, 1999. As of December 31, 1998, JHVLICO had $61.9 million in outstanding borrowings from an affiliate. Total surplus, also know as stockholder's equity, plus the AVR, amounted to $420.1 million as of December 31, 1999, and $352.7 million as of December 31, 1998. The current statutory accounting treatment of taxes for deferred acquisition costs ("DAC taxes") currently results in a reduction to JHVLICO's surplus. This reduction will persist during periods of growth in new business. DAC taxes result from federal income tax law that approximates acquisition expenses, and then spreads the corresponding tax deduction over a period of years. As a result, the DAC tax is collected immediately and subsequently returned through tax deductions in later years.

  Since it began operations, JHVLICO has received a total of $576.7 million in capital contributions from John Hancock, of which $572.4 million is credited to paid-in capital and $2.5 million was credited to capital stock as of December 31, 1999. In 1993, JHVLICO returned $1.8 million of capital to John Hancock.

  To support JHVLICO's operations, for the indefinite future, John Hancock will continue to make capital contributions, if necessary, to ensure that JHVLICO maintains shareholder's equity of at least $1.0 million. JHVLICO's stockholder's equity, net of unassigned deficit, amounted to $397.0 million at December 31, 1999 and $330.8 million at December 31, 1998.In December, 1992, the NAIC approved risk-based capital ("RBC") standards for life insurance companies.

  It also approved a model act (the "RBC Model Act") to apply such standards at the state level. The RBC Model Act requires life insurers to submit an annual RBC report comparing the company's total adjusted capital (statutory surplus plus AVR, voluntary investment reserves, and one-half the apportioned dividend liability) with its risk-based capital as calculated by an RBC formula. The formula takes into account the risk characteristics of the company's investments and products. Insurance regulators use the formula as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action, not as a means to rank insurers. As of December 31, 1999, JHVLICO's total adjusted capital as defined by the NAIC was well in excess of the RBC standards.

Reinsurance

  To reduce its exposure to large losses under its insurance policies, JHVLICO enters into reinsurance arrangements with its parent, John Hancock, and other non-affiliated insurance companies. For more information about JHVLICO's reinsurance arrangements, see Notes 5 and 7 of the Notes to Financial Statements.

Separate Accounts

  State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

  The life insurance business is highly competitive. There are approximately 1,300 stock and other types of insurers in the life/health insurance business in the United States. According to the July, 1999 issue of Best's Review Life/Health, JHVLICO ranks 82nd in terms of net premiums written during 1998. JHVLICO's parent, JHLICO, ranks 9th.

  Best's Company Report, dated June 1, 1999, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of its parent company and the capital guarantee discussed below. Standard & Poor's Corporation and Duff & Phelps Credit Rating Company have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

  JHLICO provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria which were revised in 1999, 1998 and 1997 to reflect continuing changes in JHVLICO's operations. The amount of service fee charged to JHVLICO was $188.3 million, $157.5 million, and $123.6 million in 1999, 1998 and 1997, respectively.

Transactions with John Hancock

  As indicated, property, personnel and facilities are provided, at a service fee, by JHLICO for purposes of JHVLICO's operations, and the two companies have entered into certain reinsurance arrangements. In addition, JHLICO has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to JHLICO during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent. (See Notes 2 and 5 of the Notes to Financial Statements.)

  JHLICO receives no additional compensation for its services as underwriter and distributor of the contracts issued by JHVLICO. See Note 5 of JHVLICO's Notes to Financial Statements for additional information.

Legal Proceedings

  In the normal course of its business operations, JHVLICO is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1999. JHVLICO does not believe that this ordinary routine litigation or any other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on its business, financial condition or results of operations.

  Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved settlement of a nationwide class action lawsuit regarding sales practices against John Hancock, JHVLICO and John Hancock Distributors, Inc. (Duhaime, et al v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc.)

  During 1999, in conjunction with this settlement, JHVLICO recorded a related reserve of $194.9 million representing our share of the settlement and received a capital contribution from John Hancock of $194.9 million. The reserve held at December 31, 1999 amounted to $136.5 million. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by JHVLICO. John Hancock and JHVLICO will continue to update their estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated.
 If JHVLICO's share of the settlement increases, John Hancock will contribute additional capital to JHVLICO so that JHVLICO's total stockholder's equity would not be impacted.

Regulations

  JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. This extensive state regulation along with proposals to adopt a federal regulatory framework may in the future adversely affect JHVLICO's ability to sustain adequate returns. JHVLICO's business also could be adversely affected by:

     . changes in state law relating to asset and reserve valuation requirements;

     . limitations on investments and risk-based capital requirements;  and,

     . at the federal level, laws and regulations that may affect certain aspects of the insurance industry.

  States levy assessments against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

  Regulators have discretionary authority to limit or prohibit an insurer from issuing new business to policyholders if the regulators determine that

     . such insurer is not maintaining minimum statutory surplus or capital, or

     . further transaction of business would be hazardous to the policyholders.

  Based upon their current or anticipated levels if statutory surplus and the volume of their new sales, JHVLICO and its affiliates do not believe regulations will limit their issuance of new insurance business.

  Although the federal government does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal laws and regulations may significantly affect the insurance business by removing barriers preventing banks from engaging in the insurance business, limiting medical testing for insurability, changing the tax laws affecting the taxation of insurance companies and insurance products, and prohibiting the use of gender in determining insurance and pension rates and benefits. Such initiatives could impact the relative desirability of various personal investment vehicles.

Directors

  The directors and executive officers of JHVLICO are as follows:

        Name                       Age    Position with JHVLICO               Other business within past 5 years
        ----                       ---    ---------------------               ----------------------------------
David D'Alessandro, Director       49     Chairman                   President, Chief Operations Officer,and Chief Executive
                                                                     Officer-Elect,  John Hancock Life Insurance Company
Michele G. Van Leer, Director      42     Vice Chairman & President  Senior Vice President, Life Product Management, John
                                                                     Hancock
Robert S. Paster, Director         47     Vice President             Second Vice President, Direct Distribution, John Hancock
Robert R. Reitano, Director        49     Vice President & CIO       Vice President, Investment Policy & Research, John
                                                                     Hancock
Barbara L. Luddy, Director         48     Vice President & Actuary   Senior Vice President, Financial Reporting & Analysis,
                                                                     John Hancock
Bruce M. Jones, Director           42     Vice President             Vice President, Annuity Product Management, John Hancock;
                                                                     Prior to July, 1999, Senior Vice President & Chief
                                                                     Operation Officer, Phoenix Home Life Insurance Company;
                                                                     Vice President, Marketing Department, Phoenix Home Life
                                                                     Insurance Company
Ronald J. Bocage, Director         54     Vice President & Counsel   Vice President & Counsel, Insurance and Separate Account
                                                                     Products Division, John Hancock
Thomas J. Lee, Director            45     Vice President             Vice President, Life Product and Systems Management, John
                                                                     Hancock
Paul J. Strong, Director           53     Vice President             Vice President, Retail Life Product Management, John
                                                                     Hancock; Prior to September, 1999, Senior Vice President,
                                                                     Product Management, Jefferson Pilot Financial Insurance
                                                                     Company; Senior Vice President, Marketing, Chubb Life
                                                                     Insurance Company of America
Daniel L. Ouellette                50     Vice President             Senior Vice President, Retail Marketing, John Hancock
Patrick F. Smith                   57     Controller                 Senior Associate Controller, Controller's Department,
                                                                     John Hancock
Julie H. Indge                     46     Treasurer                  Financial Officer, Financial Sector Management, John
                                                                     Hancock
Peter H. Scavongelli               42     Secretary                  State Compliance Officer, John Hancock

optional benefit riders. Total return at the Account level will be lower than that at the Trust level where comparable charges are not deducted.

optional benefit riders. Total return at the Account level will be lower than that at the Trust level where comparable charges are not deducted.

  We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is the same as the standard format except that it will not reflect any withdrawal charge.

  We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. CURRENT YIELD refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

  EFFECTIVE YIELD is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

  Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

REPORTS

  At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Trusts.

VOTING PRIVILEGES

  At meetings of the Trusts' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

  We reserve the right, subject to applicable law, including any required shareholder approval,

     . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

     . to add or delete variable investment options,

     . to change the underlying investment vehicles,

     . to operate the Account in any form permitted by law, and

     . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

DISTRIBUTION OF CONTRACTS

  John Hancock Funds, Inc. ("JHFI") acts as principal distributor of the contracts sold through this prospectus. JHFI is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. Its address is 101 Huntington Avenue, Boston, Massachusetts 02199.

  You can purchase a contract through broker-dealers and certain financial institutions who have entered into selling agreements with JHFI and JHVLICO and whose representatives are authorized by applicable law to sell annuity products.
 We do not
expect the compensation to such broker-dealers and financial institutions to exceed 8.0% of premium payments (on a present value basis). For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither John Hancock nor JHFI is obligated to sell any particular amount of contracts.

  We reimburse JHFI for direct and indirect expenses actually incurred in connection with the marketing and sale of these contracts. JHFI is a subsidiary of John Hancock Life Insurance Company.

EXPERTS

  Ernst & Young LLP, independent auditors, have audited the financial statements of John Hancock Variable Life Insurance Company that appear herein and the financial statements of the Account that appear in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. Those financial statements are included in the registration statement in reliance upon Ernst & Young's reports given upon the firm's authority as experts in accounting and auditing.


REGISTRATION STATEMENT

  JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

  This prospectus omits certain information contained in the registration statement that we filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:


                                                  page of SAI
VARIATIONS IN CHARGES..........................        2
DISTRIBUTION...................................        2
CALCULATION OF ANNUITY PAYMENTS................        2
ADDITIONAL INFORMATION ABOUT DETERMINING
 UNIT VALUES...................................        4
PURCHASES AND  REDEMPTIONS OF FUND SHARES......        6
THE ACCOUNT....................................        6
DELAY OF CERTAIN PAYMENTS......................        6
LIABILITY FOR TELEPHONE TRANSFERS..............        6
VOTING PRIVILEGES..............................        7
FINANCIAL STATEMENTS...........................        8

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Directors and Policyholders
John Hancock Variable Life Insurance Company

  We have audited the accompanying statutory-basis statements of financial position of John Hancock Variable Life Insurance Company as of December 31, 1999 and 1998, and the related statutory-basis statements of operations and unassigned deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States also are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

  In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of John Hancock Variable Life Insurance Company at December 31, 1999 and 1998, or the results of its operations or its cash flows for the years then ended.

  However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Hancock Variable Life Insurance Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance.


                                                           ERNST & YOUNG LLP

Boston, Massachusetts
March 10, 2000

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

               STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1999        1998
                                                        ----------  -----------
                                                            (IN MILLIONS)
ASSETS
Bonds--Note 6.........................................  $ 1,216.3    $1,185.8
Preferred stocks......................................       35.9        36.5
Common stocks.........................................        3.2         3.1
Investment in affiliates..............................       80.7        81.7
Mortgage loans on real estate--Note 6.................      433.1       388.1
Real estate...........................................       25.0        41.0
Policy loans..........................................      172.1       137.7
Cash items:
   Cash in banks......................................       27.2        11.4
   Temporary cash investments.........................      222.9         8.5
                                                        ---------    --------
                                                            250.1        19.9

Premiums due and deferred.............................       29.9        32.7
Investment income due and accrued.....................       33.2        29.8
Other general account assets..........................       65.3        47.5
Assets held in separate accounts......................    8,268.2     6,595.2
                                                        ---------    --------

 TOTAL ASSETS.........................................  $10,613.0    $8,599.0
                                                        =========    ========

OBLIGATIONS AND STOCKHOLDER'S EQUITY
OBLIGATIONS
  Policy reserves.....................................  $ 1,866.6    $1,652.0
  Federal income and other taxes payable--Note 1......       67.3        44.3
  Other general account obligations...................      219.0       150.9
  Transfers from separate accounts, net...............     (221.6)     (190.3)
  Asset valuation reserve--Note 1.....................       23.1        21.9
  Obligations related to separate accounts............    8,261.6     6,589.4
                                                        ---------    --------
 TOTAL OBLIGATIONS....................................  10,216.0     8,268.2

STOCKHOLDER'S EQUITY
  Common Stock, $50 par value; authorized 50,000
    shares;
     issued and outstanding 50,000 shares.............        2.5         2.5
  Paid-in capital.....................................      572.4       377.5
  Unassigned deficit--Note 10.........................     (177.9)      (49.2)
                                                        ---------    --------
  TOTAL STOCKHOLDER'S EQUITY..........................      397.0       330.8
                                                        ---------    --------

 TOTAL OBLIGATIONS AND STOCKHOLDER'S EQUITY...........  $10,613.0    $8,599.0
                                                        =========    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

        STATUTORY-BASIS STATEMENTS OF OPERATIONS AND UNASSIGNED DEFICIT

                                                               YEAR ENDED DECEMBER 31,
                                                                 1999          1998
                                                               ---------    ---------
                                                                    (IN MILLIONS)
INCOME
Premiums ...................................................   $  1,272.3
Net investment income--Note 3 ..............................        136.0       122.8
Other, net .................................................        605.4       618.1
                                                                 --------    --------
                                                                  1,692.2     2,013.2

BENEFITS AND EXPENSES
Payments to policyholders and beneficiaries ................        349.9       301.4
Additions to reserves to provide for future payments to
   policyholders and beneficiaries .........................        888.8     1,360.2
Expenses of providing service to policyholders and
 obtaining new insurance--Note 5 ...........................        314.4       274.2
State and miscellaneous taxes ..............................         20.5        28.1
                                                                 --------    --------
                                                                  1,573.6     1,963.9
                                                                 --------    --------
 Gain from operations before federal income
 taxes and net realized capital losses .....................        118.6        49.3
Federal income taxes--Note 1 ...............................         42.9        33.1
                                                                 --------    --------
 GAIN FROM OPERATIONS BEFORE NET REALIZED CAPITAL LOSSES ...         75.7        16.2
Net realized capital losses--Note 4 ........................         (1.7)       (0.6)
                                                                 --------    --------
  NET INCOME ...............................................         74.0        15.6

Unassigned deficit at beginning of year ....................        (49.2)      (58.3)
Net unrealized capital losses and other adjustments--Note 4          (3.8)       (6.0)
Other reserves and adjustments--Note 10 ....................       (198.9)       (0.5)
                                                                 --------    --------

    UNASSIGNED DEFICIT AT END OF YEAR ......................   $   (177.9) $    (49.2)
                                                                 ========    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                   STATUTORY-BASIS STATEMENTS OF CASH FLOWS


                                                     YEAR ENDED DECEMBER 31,
                                                     ----------------------
                                                       1999         1998
                                                      -------     --------
                                                         (IN MILLIONS)
Cash flows from operating activities:
   Insurance premiums
   Net investment income.........................       134.2        118.2
   Benefits to policyholders and beneficiaries...      (321.6)      (275.5)
Dividends paid to policyholders..................       (25.6)       (22.3)
Insurance expenses and taxes.....................      (344.8)      (296.9)
Net transfers to separate accounts...............      (705.3)      (874.4)
   Other, net....................................       540.6        551.3
                                                      -------      -------
  NET CASH PROVIDED FROM OPERATIONS..............       236.0        475.7
                                                      -------      -------

Cash flows used in investing activities:
   Bond purchases................................      (240.7)      (618.8)
   Bond sales....................................       108.3        340.7
   Bond maturities and scheduled redemptions.....        78.4        111.8
   Bond prepayments..............................        18.7         76.5
   Stock purchases...............................        (3.9)       (23.4)
   Proceeds from stock sales.....................         3.6          1.9
   Real estate purchases.........................        (2.2)        (4.2)
   Real estate sales.............................        17.8          2.1
   Other invested assets purchases...............        (4.5)         0.0
   Mortgage loans issued.........................       (70.7)      (145.5)
   Mortgage loan repayments......................        25.3         33.2
   Other, net....................................       (68.9)      (435.2)
                                                      -------      -------
 NET CASH USED IN INVESTING ACTIVITIES...........      (138.8)      (660.9)
                                                      -------      -------

Cash flows from financing activities:

   Capital contribution..........................       194.9
   Net (decrease) increase in short-term note
 payable.........................................       (61.9)        61.9
                                                      -------      -------
 NET CASH PROVIDED FROM FINANCING ACTIVITIES.....       133.0         61.9
                                                      -------      -------

INCREASE (DECREASE) IN CASH AND TEMPORARY CASH
INVESTMENTS......................................       230.2

Cash and temporary cash investments at beginning
 of year.........................................        19.9        143.2
                                                      -------      -------
CASH AND TEMPORARY CASH INVESTMENTS AT END OF
 YEAR............................................     $ 250.1      $  19.9
                                                      =======      =======

The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRACTICES

  John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (formerly John Hancock Mutual Life Insurance Company) (John Hancock). The Company, domiciled in the Commonwealth of Massachusetts, principally writes variable and universal life insurance policies. Those policies primarily are marketed through John Hancock's sales organization, Signator Insurance Agency, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers.
 Policies also are sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

  The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

  Basis of Presentation

  The financial statements have been prepared using accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners (NAIC), which practices differ from generally accepted accounting principles (GAAP).

  The significant differences from GAAP include: (1) policy acquisition costs are charged to expense as incurred rather than deferred and amortized in relation to future estimated gross profits; (2) policy reserves are based on statutory mortality, morbidity, and interest requirements without consideration of withdrawals and Company experience; (3) certain assets designated as "nonadmitted assets" are excluded from the balance sheet by direct charges to surplus; (4) reinsurance recoverables are netted against reserves and claim liabilities rather than reflected as an asset; (5) bonds held as available for sale are recorded at amortized cost or market value as determined by the NAIC rather than at fair value; (6) an Asset Valuation Reserve and Interest Maintenance Reserve as prescribed by the NAIC are not calculated under GAAP.

  Under GAAP, realized capital gains and losses are reported in the income statement on a pretax basis as incurred and investment valuation allowances are provided when there has been a decline in value deemed other than temporary; (7) investments in affiliates are carried at their net equity value with changes in value being recorded directly to unassigned deficit rather than consolidated in the financial statements; (8) no provision is made for the deferred income tax effects of temporary differences between book and tax basis reporting; and (9) certain items, including modifications to required policy reserves resulting from changes in actuarial assumptions, are recorded directly to unassigned deficit rather than being reflected in income. The effects of the foregoing variances from GAAP have not been determined but are presumed to be material.

  The significant accounting practices of the Company are as follows:

  Pending Statutory Standards

  During March 1998, the NAIC adopted codified statutory accounting principles ("Codification") effective January 1, 2001. Codification will likely change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. Codification will require adoption by the various states before it becomes the prescribed statutory basis of accounting for insurance companies domesticated within those states. Accordingly, before Codification becomes effective for the Company, the Commonwealth of Massachusetts must adopt Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results to the Division

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY of Insurance. At this time, it is anticipated that the Commonwealth of Massachusetts will adopt Codification effective January 1, 2001. The impact of any such changes on the Company's unassigned deficit is not expected to be material.

  Revenues and Expenses

  Premium revenues are recognized over the premium-paying period of the policies whereas expenses, including the acquisition costs of new business, are charged to operations as incurred and policyholder dividends are provided as paid or accrued.

  Cash and Temporary Cash Investments

  Cash includes currency on hand and demand deposits with financial institutions. Temporary cash investments are short-term, highly-liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

  Valuation of Assets

  General account investments are carried at amounts determined on the following bases:

  Bond and stock values are carried as prescribed by the NAIC; bonds generally at amortized amounts or cost, preferred stocks generally at cost and common stocks at fair value. The discount or premium on bonds is amortized using the interest method.

  Investments in affiliates are included on the statutory equity method.

  Loan-backed bonds and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from broker dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for interest-only securities, which are valued using the prospective method.

  The net interest effect of interest rate and currency rate swap transactions is recorded as an adjustment of interest income as incurred. The initial cost of interest rate cap agreements is amortized to net investment income over the life of the related agreement. Gains and losses on financial futures contracts used as hedges against interest rate fluctuations are deferred and recognized in income over the period being hedged.

  Mortgage loans are carried at outstanding principal balance or amortized cost.

  Investment real estate is carried at depreciated cost, less encumbrances. Depreciation on investment real estate is recorded on a straight-line basis. Accumulated depreciation amounted to $1.9 million in 1999 and $3.0 million in
1998.

  Real estate acquired in satisfaction of debt and real estate held for sale are carried at the lower of cost or fair value.

  Policy loans are carried at outstanding principal balance, not in excess of policy cash surrender value.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Asset Valuation and Interest Maintenance Reserves

  The Asset Valuation Reserve (AVR) is computed in accordance with the prescribed NAIC formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to the unassigned deficit.

  The Company also records the NAIC prescribed Interest Maintenance Reserve
(IMR) that represents that portion of the after tax net accumulated unamortized realized capital gains and losses on sales of fixed income securities, principally bonds and mortgage loans, attributable to changes in the general level of interest rates. Such gains and losses are deferred and amortized into income over the remaining expected lives of the investments sold. At December 31, 1999, the IMR, net of 1999 amortization of $2.3 million, amounted to $7.4 million, which is included in policy reserves. The corresponding 1998 amounts were $2.4 million and $10.7 million, respectively.

  Goodwill

  The excess of cost over the statutory book value of the net assets of life insurance business acquired was $8.9 million and $11.4 million at December 31, 1999 and 1998, respectively, and generally is amortized over a ten-year period using a straight-line method.

  Separate Accounts

  Separate account assets and liabilities reported in the accompanying statements of financial position represent funds that are separately administered, principally for variable life insurance policies, and for which the contractholder, rather than the Company, generally bears the investment risk. Separate account obligations are intended to be satisfied from separate account assets and not from assets of the general account. Separate accounts generally are reported at fair value. The operations of the separate accounts are not included in the statement of operations; however, income earned on amounts initially invested by the Company in the formation of new separate accounts is included in other income.

  Fair Value Disclosure of Financial Instruments

  Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information about certain financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company. See Note 11.

  The methods and assumptions utilized by the Company in estimating its fair value disclosures for financial instruments are as follows:

  The carrying amounts reported in the statement of financial position for cash and temporary cash investments approximate their fair values.

  Fair values for public bonds are obtained from an independent pricing service.

  Fair values for private placement securities and publicly traded bonds not provided by the independent pricing service are estimated by the

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Company by discounting expected future cash flows using current market rates applicable to the yield, credit quality and maturity of the investments.

  The fair values for common and preferred stocks, other than its subsidiary investments, which are carried at equity values, are based on quoted market prices.

  Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap agreements, and currency swap agreements are based on current settlement values. The current settlement values are based on brokerage quotes that utilize pricing models or formulas using current assumptions.

  The fair value for mortgage loan is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the underlying loans. Mortgage loans with similar characteristics and credit risks are engaged into qualitative categories for purposes of the fair value calculations.

  The carrying amount in the statement of financial position for policy loans approximates their fair value.

  The fair value for outstanding commitments to purchase long-term bonds and issue real estate mortgages is estimated using a discounted cash flow method incorporating adjustments for the difference in the level of interest rates between the dates the commitments were made and December 31, 1999.

  Capital Gains and Losses

  Realized capital gains and losses are determined using the specific identification method. Realized capital gains and losses, net of taxes and amounts transferred to the IMR, are included in net gain or loss. Unrealized gains and losses, which consist of market value and book value adjustments, are shown as adjustments to the unassigned deficit.

  Policy Reserves

  Life reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Commonwealth of Massachusetts Division of Insurance. Reserves for variable life insurance policies are maintained principally on the modified preliminary term method using the 1958 and 1980 Commissioner's Standard Ordinary (CSO) mortality tables, with an assumed interest rate of 4% for policies issued prior to May 1, 1983 and 41/2% for policies issued on or thereafter. Reserves for single premium policies are determined by the net single premium method using the 1958 CSO mortality table, with an assumed interest rate of 4%. Reserves for universal life policies issued prior to 1985 are equal to the gross account value which at all times exceeds minimum statutory requirements. Reserves for universal life policies issued from 1985 through 1988 are maintained at the greater of the Commissioner's Reserve Valuation Method (CRVM) using the 1958 CSO mortality table, with 41/2% interest or the cash surrender value. Reserves for universal life policies issued after 1988 and for flexible variable policies are maintained using the greater of the cash surrender value or the CRVM method with the 1980 CSO mortality table and 51/2% interest for policies issued from 1988 through 1992; 5% interest for policies issued in 1993 and 1994; and 41/2% interest for policies issued in 1995 through 1999.

  Federal Income Taxes

  Federal income taxes are reported in the financial statements based on amounts determined to be payable as a result of operations within the current accounting period. The operations of the Company are consolidated with John Hancock in filing a consolidated federal income tax return basis for the affiliated group.
 The federal income

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY taxes of the Company are allocated on a separate return basis with certain adjustments. The Company made federal income tax payments of $10.6 million in 1999 and $38.2 million in 1998.

  Income before taxes differs from taxable income principally due to tax-exempt investment income, the limitation placed on the tax deductibility of policyholder dividends, accelerated depreciation, differences in policy reserves for tax return and financial statement purposes, capitalization of policy acquisition expenses for tax purposes and other adjustments prescribed by the Internal Revenue Code.

  Amounts for disputed tax issues relating to the prior years are charged or credited directly to policyholders' contingency reserve.

  Adjustments to Policy Reserves

  From time to time, the Company finds it appropriate to modify certain required policy reserves because of changes in actuarial assumptions. Reserve modifications resulting from such determinations are recorded directly to stockholder's equity. No such refinements were made during 1999 or 1998.

  Reinsurance

  Premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income. Amounts applicable to reinsurance ceded for future policy benefits, unearned premium reserves and claim liabilities have been reported as reductions of these items.

2. ACQUISITION

  On June 23, 1993, the Company acquired all of the outstanding shares of stock of Colonial Penn Annuity and Life Insurance Company (CPAL) from Colonial Penn Life Insurance Company for an aggregate purchase price of approximately $42.5 million. At the date of acquisition, assets of CPAL were approximately $648.5 million, consisting principally of cash and temporary cash investments and liabilities were approximately $635.2 million, consisting principally of reserves related to a block of interest sensitive single-premium whole life insurance business assumed by CPAL from Charter National Life Insurance Company (Charter). The purchase price includes contingent payments of up to approximately $7.3 million payable between 1994 and 1998 based on the actual lapse experience of the business in force on June 23, 1993. The Company made the final contingent payment to CPAL of $1.5 million during 1998.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  On June 24, 1993, the Company contributed $24.6 million in additional capital to CPAL. CPAL was renamed John Hancock Life Insurance Company of America (JHLICOA) on July 7, 1993. JHLICOA was subsequently renamed Investors Partner Life Insurance Company (IPL) on March 5, 1998. IPL manages the business assumed from Charter and began marketing term life and variable universal life products through brokers in 1999. Summarized financial information for IPL for 1999 and 1998 is as follows:


                                                             1999       1998
                                                            -------   -------
                                                              (IN MILLIONS)
Total assets.............................................     570.7     587.8
Total liabilities........................................     498.9     517.5
Total revenue............................................      35.6      38.8
Net income...............................................       3.5       3.8

3. NET INVESTMENT INCOME

Investment income has been reduced by the following amounts:

                                                             1999       1998
                                                            -------   -------
                                                              (IN MILLIONS)
Investment expenses......................................    $  9.5    $  8.3
Interest expense.........................................       1.7       2.4
Depreciation expense.....................................       0.6       0.8
Investment taxes.........................................       0.3       0.7
                                                             ------    ------
                                                             $ 12.1    $ 12.2
                                                             ======    ======

4. NET CAPITAL GAINS (LOSSES) AND OTHER ADJUSTMENTS

Net realized capital gains (losses) consist of the following items:

                                                             1999       1998
                                                            -------   -------
                                                              (IN MILLIONS)
Net gains from asset sales...............................     (2.8)       7.6
Capital gains tax........................................      0.2       (2.9)
Net capital gains transferred to IMR.....................      0.9       (5.3)
                                                            ------     ------
Net REALIZED CAPITAL LOSSES..............................     (1.7)      (0.6)
                                                            ======     ======

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Net unrealized capital gains (losses) and other adjustments consist of the following items:


                                                             1999       1998
                                                            -------   -------
                                                              (IN MILLIONS)
Net losses from changes in security values and book
     value adjustments...................................     (2.6)     (2.7)
Increase in asset valuation reserve......................     (1.2)     (3.3)
                                                            ------    ------
Net UNREALIZED CAPITAL LOSSES AND OTHER ADJUSTMENTS......     (3.8)     (6.0)
                                                            ======    ======

5. TRANSACTIONS WITH PARENT

  The Company's Parent provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. The Parent annually determines a fee for these services and facilities based on a number of criteria which were revised in 1999 and 1998 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $188.3 million and $157.5 million in 1999 and 1998, respectively, which has been included in insurance and investment expenses. The Parent has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's stockholder's equity from declining below $1.0 million.

  The service fee charged to the Company by the Parent includes $0.2 million and $0.7 million in 1999 and 1998, respectively, representing the portion of the provision for retiree benefit plans determined under the accrual method, including a provision for the 1993 transition liability which is being amortized over twenty years, that was allocated to the Company.

  The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 1999 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $44.5 million and $4.9 million of cash for tax, commission, and expense allowances to the Company, which increased the Company's net gain from operations by $20.6 million and $22.2 million in 1999 and 1998, respectively.

  Effective January 1, 1996, the Company entered into a modified coinsurance agreement with John Hancock to reinsure 50% of the 1995 inforce block and 50% of 1996 and all future issue years of certain variable annuity contracts (Independence Preferred, Declaration, Independence 2000, MarketPlace, and Revolution). In connection with this agreement, the Company received a net cash payment of $40.0 million and $12.7 million in 1999 and 1998, respectively, for surrender benefits, tax, reserve increase, commission, expense allowances and premium, This agreement increased the Company's net gain from operations by $26.9 million and $8.4 million in 1999 and 1998, respectively.

  Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 110% of expected mortality claims in 1999 and 1998 for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $0.8 million and 1.0 million in 1999 and 1998, respectively, for mortality claims to the Company. This agreement decreased the Company's net gain from operations in both 1999 and 1998 by $0.5 million.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  At December 31, 1998 the Company had outstanding a short-term note of $61.9 million payable to an affiliate at a variable rate of interest. The note was part of a revolving line of credit and was repaid in 1999. Interest paid in 1999 and 1998 was $1.7 million and $2.9 million, respectively. The note is included in other general account obligations at December 31, 1998.

6. INVESTMENTS

The statement value and fair value of bonds are shown below:


                                                   (IN MILLIONS)
December 31, 1999
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies..............     5.9    0.0    0.1     5.8
Obligations of states
 and political subdivisions.............     2.2    0.1    0.1     2.2
Debit securities issued by
 foreign governments....................    13.9    0.8    0.1    14.6
Corporate securities....................   964.9   13.0   59.4   918.5
Mortgage-backed securities..............   229.4    0.5    7.8   222.1
                                           -----   ----   ----   -----
Total bonds
                                           =====   ====   ====   =====



December 31, 1998
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies..............     5.1    0.1    0.0     5.2
Obligations of states
 and political subdivisions.............     3.2    0.3    0.0     3.5
Corporate securities....................   925.2   50.4   15.0   960.6
Mortgage-backed securities..............   252.3   10.0    0.1   262.2
                                           -----   ----   ----   -----
Total bonds.............................    15.1
                                           =====   ====   ====   =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The statement value and fair value of bonds at December 31, 1999, by contractual maturity, are shown below. Maturities will differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.


                                                                      FAIR
                                                          VALUE      VALUE
                                                        --------   ---------
                                                          (IN MILLIONS)
Due in one year or less...........................   $   58.5          58.2
Due after one year through five years.............      286.8          282.0
Due after five years through ten years............      425.4          405.6
Due after ten years...............................      216.2          195.3
                                                     --------        ---------
                                                        986.9          941.1

Mortgage-backed securities........................      229.4          222.1
                                                     --------        ---------

                                                     $1,216.3
                                                     ========        =========


  Gross gains of $0.3 million in 1999 and $3.4 million in 1998 and gross losses of $4.0 million in 1999 and $0.7 million in 1998 were realized from the sale of bonds.

  At December 31, 1999, bonds with an admitted asset value of $9.1 million were on deposit with state insurance departments to satisfy regulatory requirements.

  The cost of common stocks was $3.1 million and $2.1 million at December 31, 1999 and 1998, respectively. At December 31, 1999, gross unrealized appreciation on common stocks totaled $1.2 million, and gross unrealized depreciation totaled $1.1 million. The fair value of preferred stock totaled $35.9 million at December 31, 1999 and $36.5 million at December 31, 1998.

  Bonds with amortized cost of $0.4 million were non-income producing for the twelve months ended December 31, 1999.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  At December 31, 1999, the mortgage loan portfolio was diversified by geographic region and specific collateral property type as displayed below. The Company controls credit risk through credit approvals, limits and monitoring procedures.

                                               GEOGRAPHIC
     PROPERTY TYPE                            CONCENTRATION
Apartments.................     $112.1      East North Central      $ 71.3
Hotels.....................       11.3      East South Central         7.4
Industrial.................       66.0      Middle Atlantic           28.5
Office buildings...........       86.4      Mountain                  21.0
Retail.....................       25.5      New England               37.5
Agricultural...............       99.6      Pacific                  111.1
Other......................       32.2      South Atlantic            87.6

                                            West North Central        16.6

                                            West South Central        48.6

                                            Other                      3.5
                                ------                              ------
                                $433.1                              $433.1
                                ======                              ======

  At December 31, 1999, the fair values of the commercial and agricultural mortgage loans portfolios were $323.5 million and $98.2 million, respectively.

  The corresponding amounts as of December 31, 1998 were approximately $331.3 million and $70.0 million, respectively.

  The maximum and minimum lending rates for mortgage loans during 1999 were 14.24% and 6.84% for agricultural loans, 7.45% and 7.00% for other properties.

  Generally, the maximum percentage of any loan to the value of security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, is 75%. For city mortgages, fire insurance is carried on all commercial and residential properties at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the building, except as permitted by regulations of the Federal Housing Commission on loans fully insured under the provisions of the National Housing Act. For agricultural mortgage loans, fire insurance is not normally required on land based loans except in those instances where a building is critical to the farming operation.

  Fire insurance is required on all agri-business facilities in an aggregate amount equal to the loan balance.

7. REINSURANCE

  The Company cedes business to reinsurers to share risks under variable life, universal life and flexible variable life insurance policies for the purpose of reducing exposure to large losses. Premiums, benefits and reserves ceded to reinsurers in 1999 were $594.9 million, $132.8 million, and $13.6 million, respectively. The corresponding amounts in 1998 were $590.2 million, $63.2 million, and $8.2 million, respectively.

  Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Neither the Company, nor any of its related parties, control, either directly or indirectly, any external reinsurers with which the Company conducts business.

  No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

  The Company has not entered into any reinsurance agreement in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 1999 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

8. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  The notional amounts, carrying values and estimated fail values of the Company's derivative instruments were as follows at December 31:

 NUMBER OF CONTRACTS/                             ASSETS (LIABILITIES)
                                                  -------------------
 NOTIONAL AMOUNTS                 1999                                          1998
                                                       FAIR VALUE
                        ------- ------- ---------      ----------       ---------    ---------
                                                      (IN MILLIONS)
Futures contracts to
 sell securities         362.0   947.0      $0.6          $0.6               $(0.5)     $ (0.5)
Interest rate swap
 agreements             $965.0  $365.0        --          11.5                  --       (17.7)
Interest rate cap
 agreements              239.4    89.4       5.6           5.6                 3.1
Currency rate swap
 agreements               15.8    15.8        --          (1.6)                 --        (3.3)

  The Company uses futures contracts, interest rate swap, cap agreements, and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels, foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities.

  The futures contracts expire in 2000. The interest rate swap agreements expire in 2000 to 2011. The interest rate cap agreements expire in 2006 to 2008. The currency rate swap agreements expire in 2006 to 2009.

  The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

9. POLICY RESERVES POLICYHOLDERS' AND BENIFICIARIES' FUNDS AND OBLIGATIONS RELATED TO SEPARATE ACCOUNTS

  The Company' annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal, with and without adjustment, are summarized as follows.


                                                  DECEMBER 31, 1999   PERCENT
                                                  -----------------   -------
                                                         (IN MILLIONS)
Subject to discretionary withdrawal (with
adjustment)
With market value adjustment.....................      $    3.8         0.1%
At book value less surrender charge                        40.5         1.5
At market value..................................       2,326.6        87.1
                                                       --------
     Total with adjustment.......................       2,370.9        88.7
Subject to discretionary withdrawal                       287.1        10.7
   at book value (without adjustment)............
Not subject to discretionary withdrawal--general
 account.........................................          15.4         0.6
                                                       --------
Total annuity reserves and deposit liabilities...      $2,673.4       100.0%
                                                       ========


10. COMMITMENTS AND CONTINGENCIES

  The Company has extended commitments to purchase long-term bonds and issue real estate mortgages totaling $15.4 million and $3.5 million, respectively, at December 31, 1999. The Company monitors the creditworthiness of borrowers under long-term bonds commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above is $19.4 million at December 31, 1999. The majority of these commitments expire in 2000.

  In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1999. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

  During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. During 1999, the Company recorded a $194.9 million reserve, through a direct charge to its unassigned deficit, representing the Company's share of the settlement and John Hancock contributed $194.9 million of capital to the Company. The reserve held at December 31, 1999 amounted to $136.5 million and is based on a number of factors, including the estimated number of claims, the expected type of relief to be sought by class members (general relief or alternative dispute resolution), the estimated cost per claim and the estimated costs to administer the claims.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total stockholder's equity would not be impacted.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying amounts and fair values of the Company's financial instruments:


                                                          DECEMBER 31,
                                                 1999                         1998
                                                ------                       ------
                                        CARRYING        FAIR       CARRYING         FAIR
                                         AMOUNT        VALUE        AMOUNT         VALUE
                                        --------       -----       --------        -----
                                                             (IN MILLIONS)
ASSETS
   Bonds--Note 6
   Preferred stocks--Note 6..........       35.9        35.9           36.5         36.5
   Common stocks--Note 6.............        3.2         3.2            3.1          3.1
   Mortgage loans on real
   estate--Note 6....................      433.1       421.7          388.1        401.3
   Policy loans--Note 1..............      172.1       172.1          137.7        137.7
   Cash items--Note 1................      250.1       250.1           19.9         19.9

Derivatives assets
 (liabilities) relating
   to: --Note 8
   Futures contracts.................        0.6         0.6           (0.5)        (0.5)
   Interest rate swaps...............         --        11.5             --        (17.7)
   Currency rate swaps...............         --        (1.6)            --         (3.3)
   Interest rate caps................        5.6         5.6            3.1          3.1

LIABILITIES
   Commitments--Note 10..............         --        19.4             --         32.1

  The carrying amounts in the table are included in the statutory-basis statements of financial position. The method and assumptions utilized by the Company in estimating its fair value disclosures are described in Note 1.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

12. SUBSEQUENT EVENTS

REORGANIZATION AND INITIAL PUBLIC OFFERING

  Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company.
 In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

13. IMPACT OF YEAR 2000 (UNAUDITED)

  The Company participated in the Year 2000 remediation project of its parent, John Hancock. By late 1999, John Hancock and the Company completed their Year 2000 readiness plan to address issues that could result from computer programs written using two digits to define the applicable year rather than four to define the applicable year and century. As a result, John Hancock and the Company were prepared for the transition to the Year 2000 and did not experience any significant Year 2000 problems with respect to mission critical information technology ("IT") or non-IT systems, applications or infrastructure. During the date rollover to the year 2000, John Hancock and the Company implemented and monitored their millennium rollover plan and conducted business as usual on Monday, January 3, 2000.

  Since January 3, 2000, the information systems, including mission critical systems, which in the event of a Year 2000 failure would have the greatest impact on operations, have functioned properly. In addition, neither John Hancock nor the Company have experienced any significant Year 2000 issues related to interactions with material business partners. No disruptions have occurred which impact John Hancock or the Company's ability to process claims, update customer accounts, process financial transactions, or report accurate data to management and no business interruptions due to Year 2000 issues have been experienced. While John Hancock and the Company continue to monitor their systems, and those of material business partners, closely to ensure that no unexpected Year 2000 issues develop, neither John Hancock nor the Company have reason to expect any such issues.

  The costs of the Year 2000 project consist of internal IT personnel and external costs such as consultants, programmers, replacement software, and hardware. The costs of the Year 2000 project are expensed as incurred. The project is funded partially through a reallocation of resources from discretionary projects. Through December 31, 1999, John Hancock has incurred and expensed approximately $20.8 million in related payroll costs for internal IT personnel on the project. The estimated remaining IT personnel costs of the project are approximately $1.0 million. Through December 31, 1999, John Hancock has incurred and expensed approximately $47.0 million in external costs for the project. John Hancock's estimated remaining external cost of the project is approximately $2.0 million. The total costs of the Year 2000 project to John Hancock, based on management's best estimates, include approximately $21.7 million in internal IT personnel, $14.6 million in the external modification of software, $18.3 million for external solution providers, $9.1 million in replacement costs of non-compliant IT systems and $6.9 million in oversight, test facilities and other expenses. Accordingly, the estimated range of total costs of the Year 2000 project to John Hancock, internal and external, is approximately $70 to $72.5 million. John Hancock's total Year 2000 project costs include the estimated impact of external solution providers based on presently available information.

               APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS

INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

  We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

  We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     . corporate bonds,

     . mortgages,

     . mortgage-backed and asset-backed securities, and

     . government and agency issues.

  We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

  We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     . receive your premium payment,

     . effectuate your transfer, or

     . renew your guarantee period

  We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

  We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:
LOGO

  where,

     . G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT


Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period (n)           60 months
-------------------------------------------------------------------------------------

Market value adjustment:
LOGO


  Amount withdrawn or transferred (adjusted for market value adjustment):
$10,000 + $243.73 = $10,243.73

 SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           9%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------

Market value adjustment:
LOGO

  Amount withdrawn or transferred (adjusted for market value adjustment):
$10,000 - 666.42 = $9,333.58

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7.75%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------

Market value adjustment:
LOGO

  Amount withdrawn or transferred (adjusted for market value adjustment):
$10,000 - 114.94 = $9,885.06

   ________________________________________________________________________

  *All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

             APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

Assume The Following Facts:

  On January 1, 2001, you make a $5,000 initial premium payment and we issue you a contract.
  On January 1, 2002, you make a $1,000 premium payment
  On January 1, 2003, you make a $1,000 premium payment.
  On January 1, 2004, the total value of your contract is $7,500 because of favorable investment earnings.

  Now assume you make a partial withdrawal of $7,000 (no tax withholding) on January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a CDSL of $289.36. We withdraw a total of $7,289.36 from your contract.

  $7,000.00   --  withdrawal request payable to you
  +  289.36   --  withdrawal charge payable to us
  ---------
  $7,289.36   --  total amount withdrawn from your contract

Here Is How We Determine The Withdrawal Charge:

  1. We FIRSt distribute to you the $500 profit you have in your contract ($7,500 total contract value less $7,000 of premiums you have paid) under the free withdrawal provision.

  2. Next we repay to you the $5,000 premium you paid in 2001 Under the free withdrawal provision, $200 of that premium is charge free ($7,000 total premiums paid x 10%; less the $500 free withdrawal in the same contract year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 premium. Because you made that premium payment 3 years ago, the withdrawal charge percentage is 4%. We deduct the resulting $192 from your contract to cover the withdrawal charge on your 2001 premium payment. We pay the remainder of $4,608 to you as a part of your withdrawal request.

  $5,000
  -  200  --  free withdrawal amount (payable to you)
  ------
  $4,800
  x  .04
  ------
  $  192  --  withdrawal charge on 2001 premium payment (payable to us)

  $4,800
  -  192
  ------
  $4,608 --  part of withdrawal request payable to you

  3. We NEXT deem the entire amount of your 2002 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting

     $50 from your contract to cover the withdrawal charge on your 2002 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

  $1,000
  x  .05
  ------
  $   50   --  withdrawal charge on 2002 premium payment (payable to us)

  $1,000
  -   50
  ------
  $  950   --   part of withdrawal request payable to you

  4. We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,608 from your 2001 premium payment under paragraph 2, and $950 from your 2003 premium payment under paragraph 3. Therefore, $742 is needed to reach $7,000.

  $7,000   --   total withdrawal amount requested
  -  500   --   profit
  -  200   --   free withdrawal amount
  -4,608   --   payment deemed from initial premium payment
  -  950   --   payment deemed from 2002 premium payment
  ------
  $  742   --   additional payment to you needed to reach $7,000

  We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

  Remainder due to you   =      Withdrawal needed - [applicable withdrawal
charge percentage times withdrawal needed]

  $742     =    x - [.06x]
  $742     = .94x $742/.94  =   x
  $789.36  =    x

  $789.36  --   deemed withdrawn from 2003 premium payment
 -$742.00  --   part of withdrawal request payable to you
 --------
  $ 47.36  --   withdrawal charge on 2003 premium deemed withdrawn (payable to
                us)

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Not Applicable

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to Section X of the Company's By-Laws and Section 67 of the Massachusetts Business Corporation Law, the Company indemnifies each director, former director, officer, and former officer, and his or her heirs and legal representatives from liability incurred or imposed in connection with any legal action in which he or she may be involved by reason of any alleged act or omission as an officer or a director of the Company. No indemnification shall be paid if a director or officer is finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company. The Company may pay expenses incurred in defending an action or claim in advance of its final disposition, but only upon receipt of an undertaking by the person indemnified to repay such amounts if he or she should be determined not to be entitled to indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    Not Applicable

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

1(a). Distribution Agreement by and between John Hancock Mutual Life Insurance Company and John Hancock Variable Life Insurance Company, dated August 26, 1993, incorporated by reference from Pre-Effective Amendment No. 1 to initial Form S-6 Registration Statement for John Hancock Variable Life Account S (File No. 33-64366) filed October 29, 1993.

1(b). Amendment dated August 1, 1994, to Distribution Agreement by and between John Hancock Mutual Life Insurance Company and John Hancock Variable Life Insurance Company, dated August 26, 1993, incorporated by reference from Form N-4 Registration Statement for John Hancock Variable Annuity Account I (File No. 33-82648), filed August 10, 1994.

1(c). Form of Variable Annuity Marketing and Distribution Agreement Between John Hancock Mutual Life Insurance Company, and John Hancock Funds, Inc., filed electronically on July 16, 1996.

1(d). Form of Soliciting Dealer Agreement between John Hancock Funds, Inc., and soliciting broker-dealers or financial institutions participating in distribution of Contracts. Filed to this File on April 23, 1997.

3(a). Articles of Organization of John Hancock Variable Life Insurance Company, incorporated by reference from Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-62895) filed electronically on September 22, 1995.

3(b). By-Laws of John Hancock Variable Life Insurance Company, incorporated by reference from Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-62895) filed electronically on September 22, 1995.

4(a). Form of group deferred combination fixed and variable annuity contract, filed electronically on July 16, 1996.

4(b). Form of group deferred combination fixed and variable annuity certificate, filed electronically on July 16, 1996.

4(d). Form of nursing home waiver of CDSL rider, filed electronically on December 2, 1995.

4(e). Form of one year stepped-up death benefit rider, filed electronically on December 2, 1995.

4(f). Form of accidental death benefit rider, filed electronically on December 2, 1995.

4(g).    Form of contract application, filed electronically on December 2, 1995.

5.       Opinion and consent of counsel, filed electronically on July 16, 1996.

10.      Form of  Responsibility  and Cost  Allocation  Agreement  Between  John
         Hancock Mutual Life Insurance Company and John Hancock Funds, Inc., filed electronically on July 16, 1996.

23(a).   Consent of independent auditors.

23(b).   Consent of counsel.  (See Exhibit 5.)

24. Powers of Attorney, for all directors, except, Ronald J. Bocage, Incorporated by reference from Form S-1 Registration Statement for John Hancock Variable Life Insurance Company, filed September 25, 1995 (file no. 33-62895). Power of Attorney for Ronald J. Bocage, incorporated by reference from Form 10-K annual report for John Hancock Variable Life Insurance Company (File No. 33-62895) filed March 31, 1997. Powers of Attorney for Bruce M. Jones and Paul Strong; incorporated by reference from Post-Effective Amendment No. 2 to File No. 333-81127, Filed contemporaneously herewith.

27. Financial Data Schedule with respect to Financial Statements of John Hancock Variable Life Insurance Company.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         i. To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion or it counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against pubic policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Registrant represents that the fees and charges deducted under the Contracts, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the Insurance Company.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Boston, Commonwealth of Massachusetts, on the 1st day of May, 2000.

                                               JOHN HANCOCK VARIABLE LIFE
                                               INSURANCE COMPANY (REGISTRANT)


                                               By /s/MICHELE G. VAN LEER
                                                     ---------------------------
                                                     Michele G. Van Leer
                                                     Vice Chairman of the Board
                                                     and President

    As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in their capacities with John Hancock Variable Life Insurance Company and on the dates indicated.


Signature                                    Title                                   Date
---------                                    -----                                   ----

/s/PATRICK F. SMITH                          Controller (Principal                   May 1, 2000
--------------------------------             Accounting Officer and
Patrick F. Smith                             Acting Principal Financial
                                             Officer)



/s/ MICHELE G. VAN LEER                      Vice Chairman                           May 1, 2000
-------------------------------              and President
Michele G. Van Leer                          (Acting Principal
for himself and as                           Executive Officer)
Attorney-in-Fact

FOR:     David F. D'Alessandro           Chairman of the Board
         Robert S. Paster                Director
         Robert R. Reitano               Director
         Barbara L. Luddy                Director
         Ronald J. Bocage                Director
         Thomas J. Lee                   Director
         Bruce M. Jones                  Director
         Paul Strong                     Director